                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130408

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

           THE DATE OF THIS FREE WRITING PROSPECTUS IS MARCH 19, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

                                ---------------
                                 $2,012,625,000

                                 (APPROXIMATE)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6
                               as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          as Sponsors and Loan Sellers
                                ---------------
     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated March 19, 2007. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this offering prospectus and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in us, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 145 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $2,167,026,360 and the other characteristics described in this offering prospectus. The assets of the issuing entity will also include four interest rate swap agreements between the issuing entity, which is identified above, and Merrill Lynch Capital Services, Inc., relating to the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, respectively.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 38 OF THIS
OFFERING PROSPECTUS AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in May
2007. The offered certificates will accrue interest from April 1, 2007. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                                                        APPROXIMATE
                                              APPROXIMATE INITIAL         INITIAL        ASSUMED FINAL     RATED FINAL
                        EXPECTED RATINGS        TOTAL PRINCIPAL        PASS-THROUGH      DISTRIBUTION      DISTRIBUTION
                         (FITCH/MOODY'S)            BALANCE                RATE              DATE              DATE
                       ------------------   -----------------------   --------------   ----------------   -------------

Class A-1 ..........         AAA/Aaa           $     27,682,000                  %      December 2011      March 2051
Class A-2 ..........         AAA/Aaa           $  [320,456,000](1)             %         March 2012        March 2051
Class A-3 ..........         AAA/Aaa           $     61,928,000                %       September 2016      March 2051
Class A-4 ..........         AAA/Aaa           $  [742,492,000](1)             %         March 2017        March 2051
Class A-1A .........         AAA/Aaa           $    364,360,000                %         March 2017        March 2051
Class AM ...........         AAA/Aaa           $  [216,703,000](1)             %         March 2017        March 2051
Class AJ ...........         AAA/Aaa           $  [184,197,000](1)             %         March 2017        March 2051
Class B ............         AA/Aa2            $     43,340,000                %         March 2017        March 2051
Class C ............         AA-/Aa3           $     16,253,000                %         March 2017        March 2051
Class D ............          A/A2             $     35,214,000                %         March 2017        March 2051

(footnotes to table begin on page 7)

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this offering prospectus or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are the underwriters of this offering. Merrill Lynch,
Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation are
acting as joint bookrunning managers in the following manner: Countrywide
Securities Corporation is acting as sole bookrunning manager with respect to
  % of the class    certificates, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the
remainder of the class    certificates and all other classes of offered
certificates. Credit Suisse Securities (USA) LLC and Morgan Stanley & Co.
Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about April 12, 2007. We will identify in a final prospectus supplement relating to the offered certificates the amount of sale proceeds that we expect to receive from this offering before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this offering prospectus.

MERRILL LYNCH & CO.                         COUNTRYWIDE SECURITIES CORPORATION

CREDIT SUISSE                                                   MORGAN STANLEY

[MERRILL LYNCH GRAPHIC OMITTED]

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

          Commercial Mortgage Pass-Through Certificates, Series 2007-6
                      Geograhpic Overview of Mortgage Pool

WASHINGTON                   NEW JERSEY                   ARKANSAS
3 properties                 2 properties                 3 properties
$7,889,880                   $91,950,000                  $3,455,000
0.4% of IPB                  4.2% of IPB                  0.2% of IPB

IDAHO                        DELAWARE                     LOUISIANA
1 propertY                   1 propertY                   1 property
$1,199,024                   $3,189,878                   $1,347,097
0.1% of IPB                  0.1% of IPB                  0.1% of IPB

WYOMING                      DISTRICT OF COLUMBIA         TEXAS
3 properties                 2 properties                 19 properties
$28,676,342                  $10,446,863                  $136,699,055
1.3% of IPB                  0.5% of IPB                  6.3% of IPB

MISSOURI                     VIRGINIA                     OKLAHOMA
4 properties                 18 properties                3 properties
$18,577,623                  $184,488,292                 $16,640,000
0.9% of IPB                  8.5% of IPB                  0.8% of IPB

MINNESOTA                    MARYLAND                     KANSAS
2 properties                 3 properties                 1 property
$13,378,377                  $18,724,120                  $10,816,000
0.6% of IPB                  0.9% of IPB                  0.5% of IPB

WISCONSIN                    NORTH CAROLINA               COLORADO
2 properties                 2 properties                 6 properties
$15,978,482                  $1,973,483                   $87,794,068
0.7% of IPB                  0.1% of IPB                  4.1% of IPB

ILLINOIS                     SOUTH CAROLINA               ARIZONA
2 properties                 3 properties                 4 properties
$12,391,081                  $10,390,443                  $35,188,133
0.6% of IPB                  0.5% of IPB                  1.6% of IPB

INDIANA                      GEORGIA                      UTAH
8 properties                 2 properties                 1 property
$36,993,245                  $15,984,998                  $3,992,043
1.7% of IPB                  0.7% of IPB                  0.2% of IPB

MICHIGAN                     PUERTO RICO                  SOUTHERN CALIFORNIA
3 properties                 6 properties                 30 properties
$57,880,000                  $84,675,000                  $286,169,447
2.7% of IPB                  3.9% of IPB                  13.2% of IPB

OHIO                         FLORIDA                      CALIFORNIA
4 properties                 19 properties                32 properties
$161,210,000                 $331,734,076                 $294,786,022
7.4% of IPB                  15.3% of IPB                 13.6% of IPB

PENNSYLVANIA                 KENTUCKY                     NORTHERN CALIFORNIA
5 properties                 1 property                   2 properties
$22,126,464                  $5,950,000                   $8,616,575
1.0% of IPB                  0.3% of IPB                  0.4% of IPB

NEW YORK                     ALABAMA                      NEVADA
8 properties                 1 property                   2 properties
$291,303,788                 $1,024,192                   $12,860,022
13.4% of IPB                 0.0% OF IPB                  0.6% of IPB

MAINE                        TENNESSEE
1 propertY                   4 properties
$3,647,867                   $69,795,000
0.2% of IPB                  3.2% of IPB

MASSACHUSETTS                MISSISSIPPI
2 properties                 2 properties
$44,240,403                  $17,630,000
2.0% of IPB                  0.8% of IPB

                                TABLE OF CONTENTS

                               OFFERING PROSPECTUS

    Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with

                                        3

Annex A-1    --   Certain Characteristics of the Mortgage Loans
Annex A-2    --   Certain Statistical Information Regarding the Mortgage Loans
Annex A-3    --   242 Baker Avenue Amortization Schedule
Annex B      --   Certain Characteristics Regarding Multifamily Properties
Annex C      --   Preliminary  Structural  and  Collateral  Term Sheet (which contains a  description  of the ten largest mortgage loans)
Annex D      --   Form of Trustee Report
Annex E      --   Global Clearance, Settlement And Tax Documentation Procedures

                                        4

        IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING
                PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

      The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

      Information about the offered certificates is contained in two separate documents--

      o     this offering prospectus, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this offering prospectus and the accompanying base prospectus. When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to "prospectus supplement" should be read as references to this offering prospectus.

      The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

      This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this offering prospectus and the accompanying base prospectus. Accordingly references to "we," "us," "our"
and "depositor" in either this offering prospectus or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear in the text of, at the bottom or top of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability;
(iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv)
language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) legends that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                        5

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      Within the United Kingdom, this offering prospectus and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This offering prospectus and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this offering prospectus and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this offering prospectus.

                                        6

                         SUMMARY OF OFFERING PROSPECTUS

      This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2007-6 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2007-6, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

                                                              APPROX. %                      APPROX.
                             APPROX. %       APPROX.         OF INITIAL       PASS-          INITIAL
                EXPECTED       TOTAL      INITIAL TOTAL       MORTGAGE       THROUGH          PASS-         WEIGHTED
                 RATINGS      CREDIT    PRINCIPAL BALANCE       POOL          RATE           THROUGH        AVERAGE       PRINCIPAL
  CLASS       FITCH/MOODY'S   SUPPORT   OR NOTIONAL AMOUNT     BALANCE     DESCRIPTION        RATE        LIFE (YEARS)     WINDOW
----------    -------------  ---------  ------------------   -----------   -----------   ---------------  ------------   -----------

Offered Certificates

A-1              AAA/Aaa      30.000%     $   27,682,000        1.277%                          %             2.64       05/07-12/11
A-2              AAA/Aaa      30.000%     $[320,456,000]      [14.788]%                         %             4.85       12/11-03/12
A-3              AAA/Aaa      30.000%     $   61,928,000        2.858%                          %             7.26       03/12-09/16
A-4              AAA/Aaa      30.000%     $[742,492,000]      [34.263]%                         %             9.84       09/16-03/17
A-1A             AAA/Aaa      30.000%     $  364,360,000       16.814%                          %             9.03       05/07-03/17
AM               AAA/Aaa      20.000%     $[216,703,000]      [10.000]%                         %             9.92       03/17-03/17
AJ               AAA/Aaa      11.500%     $[184,197,000]       [8.500]%                         %             9.92       03/17-03/17
B                AA/Aa2        9.500%     $   43,340,000        2.000%                          %             9.92       03/17-03/17
C                AA-/Aa3       8.750%     $   16,253,000        0.750%                          %             9.92       03/17-03/17
D                 A/A2         7.125%     $   35,214,000        1.625%                          %             9.92       03/17-03/17

Certificates Not Offered

A-2FL            AAA/Aaa      30.000%     $      [  ](1)         [  ](1)     Floating    LIBOR + [ ]%(2)      4.85       12/11-03/12
A-4FL            AAA/Aaa      30.000%     $      [  ](1)         [  ](1)     Floating    LIBOR + [ ]%(2)      9.84       09/16-03/17
AM-FL            AAA/Aaa      20.000%     $      [  ](1)         [  ](1)     Floating    LIBOR + [ ]%(2)      9.92       03/17-03/17
AJ-FL            AAA/Aaa      11.500%     $      [  ](1)         [  ](1)     Floating    LIBOR + [ ]%(2)      9.92       03/17-03/17
E                 A-/A3        6.250%     $   18,962,000        0.875%                          %             9.92       03/17-03/17
F               BBB+/Baa1      5.125%     $   24,379,000        1.125%                          %             9.98       03/17-04/17
G               BBB/Baa2       4.000%     $   24,379,000        1.125%                          %            10.00       04/17-04/17
H               BBB-/Baa3      2.750%     $   27,088,000        1.250%                          %            10.00       04/17-04/17
J                BB+/Ba1       2.500%     $    5,417,000        0.250%                          %            10.00       04/17-04/17
K                BB/Ba2        2.250%     $    5,418,000        0.250%                          %            10.00       04/17-04/17
L                BB-/Ba3       2.000%     $    5,417,000        0.250%                          %            10.00       04/17-04/17
M                 B+/B1        1.750%     $    5,418,000        0.250%                          %            10.00       04/17-04/17
N                 B/B2         1.500%     $    5,417,000        0.250%                          %            10.00       04/17-04/17
P                 B-/B3        1.250%     $    5,418,000        0.250%                          %            10.00       04/17-04/17
Q                 NR/NR        0.000%     $   27,088,359        1.250%                          %            10.78       04/17-03/22
X                AAA/Aaa        N/A       $2,167,026,359         N/A         Variable           %             N/A           N/A

________________

(1)   The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-4 and class A-4FL certificates, the class AM and class AM-FL certificates, the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

(2)   Under certain circumstances, (i) the pass-through rate applicable to the class A-2FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class A-2FL REMIC regular interest; (ii) the pass-through rate applicable to the class A-4FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class A-4FL REMIC regular interest; (iii) the pass-through rate applicable to the class AM-FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class AM-FL REMIC regular interest and (iv) the pass-through rate applicable to the class AJ-FL certificates may convert to a variable rate equal to the lesser of (i) %
      per annum and (ii) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, which is the pass-through rate of the corresponding class AJ-FL REMIC regular interest.

                                        7

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-2FL, A-3, A-4, A-4FL, A-1A, AM, AM-FL, AJ,
            AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this offering prospectus as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

      o     The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount. The total notional amount of the class X certificates will equal the total principal balance of the principal balance certificates.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

      o     The ratings shown in the table are those expected of Fitch, Inc. and
            Moody's Investors Service, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in March
            2051. See "Ratings" in this offering prospectus.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-2FL, A-3, A-4, A-4FL and A-1A certificates represent the approximate credit support for those classes of certificates, collectively. However, no class of certificates will provide any credit support to any of the A-2FL,
            A-4FL, AM-FL or AJ-FL classes for a failure by the swap counterparty to make any payment under the related swap agreement.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table. See "Description of the Offered
            Certificates--Calculation of Pass-Through Rates" in this offering prospectus.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

            See "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this offering prospectus.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time. See "Description of the Offered
            Certificates--Calculation of Pass-Through Rates" in this offering prospectus.

                                        8

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%. See
            "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this offering prospectus.

      o     The assets of the issuing entity will include swap agreements that relate to each of the class A-2FL, A-4FL, AM-FL and AJ-FL
            certificates. Each of these classes of certificates will represent undivided interests in, among other things, (a) a regular interest in a real estate mortgage investment conduit that has the same alphabetic or alphanumeric class designation as the subject class and (b) the rights and obligations under the related swap agreement.
            For so long as it is in effect, each swap agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest or the class AJ-FL REMIC regular interest, as applicable, will be exchanged for floating amounts payable as interest by the swap provider under the subject swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. Each swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the subject class of certificates outstanding from time to time.

      o     The total principal balance of the class A-2FL certificates will at all times equal the total principal balance of the class A-2FL REMIC regular interest, the total principal balance of the class A-4FL certificates will at all times equal the total principal balance of the class A-4FL REMIC regular interest, the total principal balance of the class AM-FL certificates will at all times equal the total principal balance of the class AM-FL REMIC regular interest, and the total principal balance of the class AJ-FL certificates will at all times equal the total principal balance of the class AJ-FL REMIC regular interest.

      o     No class of offered certificates will have any beneficial interest in any swap agreement.

      o     The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the offered certificates.

      o     The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans whose total principal balance makes up to subject component from time to time, over

            2.    the pass-through rate from time to time on the class of
                  principal balance of certificates whose total principal
                  balance makes up to subject component (or, in the case of each of the A-2FL, A-4FL, AM-FL and/or AJ-FL classes, the
                  pass-through rate from time to time on the related REMIC
                  regular interest).

            See "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this offering prospectus.

                                        9

      o     The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    the mortgage loan which converts from a fixed rate of interest to a floating rate of interest is paid in full on its first open prepayment date,

            3.    no mortgage loan is otherwise prepaid prior to maturity,

            4.    no defaults or losses occur with respect to the mortgage
                  loans, and

            5.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
            this offering prospectus.

      o     The certificates will also include one or more classes of REMIC residual certificates, the class Y certificates and the class Z certificates, which are not presented in the table. The REMIC residual certificates and the class Z certificates do not have principal balances or notional amounts and do not accrue interest.
            The mortgage loan identified on Annex A-1 as 150 Texas Avenue provides that, if it is not paid in full by a specified date, the related mortgage interest rate will convert from a fixed interest rate to a floating interest rate that may not fall below the initial fixed interest rate. The class Y certificates will represent the right to receive any interest that accrues on such mortgage loan at the excess of the floating interest rate over the floor rate. The
            REMIC residual certificates, the class Y certificates and the class
            Z certificates are not offered by this offering prospectus.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

                                       10

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date,

            4.    in the case of the 150 Texas Avenue mortgage loan, without regard to any increase in the mortgage interest rate that may occur if that mortgage interest rate converts from a fixed interest rate to a floating interest rate, and

            5.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this offering prospectus for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this offering prospectus.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of April 1, 2006. Except as described under "--Relevant Parties--Peter Cooper Village and Stuyvesant Town
Mortgagee, Master Servicer and Special Servicer" below, the pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                       11

                                RELEVANT PARTIES

ISSUING ENTITY

      ML-CFC Commercial Mortgage Trust 2007-6, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing Entity"
in this offering prospectus and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
2007-6 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the sponsors, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and
Merrill Lynch Capital Services, Inc., the swap counterparty. See "Transaction
Participants--The Depositor" in this offering prospectus and "The Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS

      Merrill Lynch Mortgage Lending, Inc. and Countrywide Commercial Real
Estate Finance, Inc. will be the sponsors with respect to the series 2007-6 securitization transaction. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, which is one of the underwriters. Countrywide Commercial Real
Estate Finance, Inc. is an affiliate of Countrywide Securities Corporation, which is one of the underwriters.

      We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this offering prospectus. Merrill Lynch Mortgage Lending, Inc., co-originated one (1) mortgage loan (loan number 2) with Wachovia Bank, National Association.

      The following table shows the number of mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance.

                                                                 AGGREGATE       % OF INITIAL   % OF INITIAL   % OF INITIAL
                                              NUMBER OF        CUT-OFF DATE        MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
         MORTGAGE LOAN SELLER               MORTGAGE LOANS   PRINCIPAL BALANCE   POOL BALANCE      BALANCE        BALANCE
---------------------------------------     --------------   -----------------   ------------   ------------   ------------

1. Merrill Lynch Mortgage Lending, Inc.           68         $   1,387,191,868        64.0%          63.5%          66.3%
2. Countrywide Commercial Real Estate
     Finance, Inc.                                77               779,834,492        36.0           36.5           33.7
                                                 ---         -----------------       -----          -----          -----
          TOTAL                                  145         $   2,167,026,360       100.0%         100.0%         100.0%
                                                 ===         =================       =====          =====          =====

      See "Transaction Participants--The Sponsors" in this offering prospectus and "The Sponsor" in the accompanying base prospectus.

TRUSTEE

      LaSalle Bank National Association, a national banking association with corporate trust offices located in Chicago, Illinois, will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be responsible for: (a) maintaining, directly or through one or more custodians appointed by it,

                                       12

possession of the promissory notes for the mortgage loans and various other important loan documents; (b) distributing payments to certificateholders; and
(c) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See
"Transaction Participants--The Trustee" in this offering prospectus."

MASTER SERVICERS

      Upon initial issuance of the certificates, Wells Fargo Bank, National
Association and Wachovia Bank, National Association, both of which are national banking associations, will act as the master servicers with respect to the mortgage loans. Wells Fargo Bank will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch Mortgage Lending, Inc. and transfer to the issuing entity, other than the Peter Cooper Village and
Stuyvesant Town trust mortgage loan. Wachovia Bank, National Association will act as master servicer with respect to the mortgage loans that we acquire from
Countrywide Commercial Real Estate Finance, Inc. and transfer to the issuing entity. In addition, Wachovia Bank, National Association will have certain master servicing obligations with respect to the Peter Cooper Village and
Stuyvesant Town trust mortgage loan, which, as described under "--Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan Mortgagee, Master Servicer and
Special Servicer" below, will be serviced under a separate servicing arrangement. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction
Participants--The Master Servicers and the Special Servicer" in this offering prospectus.

SPECIAL SERVICER

      Upon initial issuance of the certificates, LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans
(except with respect to the Peter Cooper Village and Stuyvesant Town trust mortgage loan) and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction Participants--The Master
Servicers and the Special Servicer" in this offering prospectus.

SIGNIFICANT OBLIGORS

      The mortgage loans identified on Annex A-1 to this offering prospectus as
MSKP Retail Portfolio - A and MSKP Retail Portfolio - B represent, as a group of mortgage loans owned by affiliated borrowers, a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrowers will be considered significant obligors. See the portions of Annex C captioned "Ten
Largest Mortgage Loans--MSKP Retail Portfolio-A" and "--MSKP Retail Portfolio-B.

PETER COOPER VILLAGE AND STUYVESANT TOWN TRUST MORTGAGE LOAN MORTGAGEE, MASTER
SERVICER AND SPECIAL SERVICER

      The mortgage loan identified on Annex A-1 to this offering prospectus as
Peter Cooper Village and Stuyvesant Town, which we refer to in this offering prospectus as the Peter Cooper Village and Stuyvesant Town trust mortgage loan, which represents approximately 9.3% of the initial mortgage pool balance and
55.5% of the initial loan group 2 balance, is one of six (6) loans made to the same borrower that are secured by the same

                                       13

mortgaged real property, which we refer to as a loan combination. Those other loans, which we refer to in this offering prospectus as pari passu non-trust loans, will not be included in the assets of the issuing entity and are pari passu in right of payment and in other respects to the Peter Cooper Village and
Stuyvesant Town trust mortgage loan.

      One of the Peter Cooper Village and Stuyvesant Town pari passu non-trust loans is expected to be deposited in the trust fund for a commercial mortgage securitization involving the issuance of a separate series of commercial mortgage-backed securities captioned Wachovia Bank Commercial Mortgage Trust
(WBCMT), Commercial Mortgage Pass-Through Certificates, Series 2007-C30.
Accordingly, and notwithstanding the discussion under "--Master Servicers"
above, the Peter Cooper Village and Stuyvesant Town trust mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement for the WBCMT Series 2007-C30 transaction. The WBCMT Series 2007-C30 pooling and servicing agreement is expected to provide for servicing arrangements that will be similar but not identical to those under the pooling and servicing agreement for our ML-CFC Series 2007-6 securitization. In that regard--

      o     Wells Fargo Bank, National Association, in its capacity as the trustee under the WBCMT Series 2007-C30 pooling and servicing agreement, will be the mortgagee of record for the loans comprising the Peter Cooper Village and Stuyvesant Town loan combination;

      o     Wachovia Bank, National Association, in its capacity as the master servicer under the WBCMT Series 2007-C30 pooling and servicing agreement, will act as the master servicer for the Peter Cooper
            Village and Stuyvesant Town loan combination; and

      o     CWCapital Asset Management LLC, in its capacity as the special servicer under the WBCMT Series 2007-C30 pooling and servicing agreement, will act as the special servicer of the Peter Cooper
            Village and Stuyvesant Town loan combination.

      Notwithstanding the foregoing, references in this offering prospectus to the "trustee," the "master servicer" or the "special servicer" mean, unless indicated otherwise, the parties acting in those capacities under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates.

CONTROLLING CLASS OF CERTIFICATEHOLDERS

      The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates will have the right, subject to the conditions described under
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties" and "--Replacement of the Special
Servicer" in this offering prospectus, to--

      o     replace the special servicer under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates (but not the
            WBCMT Series 2007-C30 special servicer); and

      o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except with respect to the Peter Cooper Village and
            Stuyvesant Town trust mortgage loan and the Blackpoint Puerto Rico
            Retail Portfolio trust mortgage loan, which we identify below.

      Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

                                       14

THE LOAN COMBINATION CONTROLLING PARTIES

      As indicated above under "--Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan Mortgagee, Master Servicer and Special Servicer" and below under
"--The Mortgage Loans and the Mortgaged Real Properties--The Loan Combinations,"
the Peter Cooper Village and Stuyvesant Town trust mortgage loan is part of a loan combination comprised of that mortgage loan and other pari passu non-trust loans, one of which was securitized in the WBCMT Series 2007-C30 transaction.

      The controlling class representative of the WBCMT Series 2007-C30 securitization will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable WBCMT
Series 2007-C30 master servicer and/or the WBCMT Series 2007-C30 special servicer with respect to various servicing matters or mortgage loan modifications affecting the Peter Cooper Village and Stuyvesant Town loan combination. The controlling class of certificateholders for our ML-CFC series
2007-6 certificates will not have any rights to direct the servicing and/or administration of the Peter Cooper Village and Stuyvesant Town loan combination.
See "Description of the Mortgage Pool--The Loan Combinations--The Peter Cooper
Village and Stuyvesant Town Loan Combination," "Servicing of the Mortgage
Loans--The Controlling Class Representative and the Loan Combination Controlling
Parties" and "Servicing of the Peter Cooper Village and Stuyvesant Town Loan
Combination" in this offering prospectus.

      As indicated under "--The Mortgage Loans and the Mortgaged Real
Properties--The Loan Combinations" below, the Blackpoint Puerto Rico Retail
Portfolio trust mortgage loan is part of a loan combination comprised of the subject mortgage loan, which will be transferred to the issuing entity, and a subordinate B-note loan that will not be transferred to the issuing entity, which we refer to in this offering prospectus as a B-note non-trust loan.

      In the case of the Blackpoint Puerto Rico Retail Portfolio Loan
Combination, the holder of the related B-note non-trust loan, for so long as it has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the subject loan combination that is allocable to that B-note non-trust loan, that is equal to or greater than 25% of its outstanding principal balance (without taking into account any appraisal reduction amount), will have the right, in lieu of the controlling class representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the loans in the
Blackpoint Puerto Rico Retail Portfolio loan combination and the related mortgaged real property. In addition, under certain circumstances, the holder of the B-note non-trust loan may convert the related B-note into a pari passu note.
From and after the conversion of the related B-note, the controlling class representative will have the right to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the loans in the Blackpoint Puerto Rico Retail Portfolio loan combination and the related mortgaged properties. See "Description of the Mortgage Pool--The
Loan Combinations--The Blackpoint Puerto Rico Retail Portfolio Loan Combination"
and "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Loan Combination Controlling Parties" in this offering prospectus.

SWAP COUNTERPARTY

      It is expected that Merrill Lynch Capital Services, Inc., one of our affiliates and an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the
mortgage loan sellers, and of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters, will be the counterparty under the swap agreements relating to the class A-2FL, A-4FL, AM-FL and AJ-FL certificates. The obligations of Merrill Lynch Capital Services, Inc. under the swap agreements will be guaranteed by Merrill Lynch & Co., Inc., another of our affiliates.

                                       15

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE

      References in this offering prospectus to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in April 2007 or, with respect to any mortgage loan that has its first due date after April 2007, the later of April 1, 2007 or its date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

CLOSING DATE

      The date of initial issuance for the offered certificates will be on or about April 12, 2007.

DETERMINATION DATE

      With respect to any given month, the eighth day of that calendar month or, if such eighth day is not a business day, the next following business day.

      Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on a day later than the first day of each month, but which, subject to the applicable business day convention, is not later than the eighth day of each month.

      With respect to any distribution date, references in this offering prospectus to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

DISTRIBUTION DATE

      Payments on the offered certificates are scheduled to occur monthly, commencing in May 2007. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE

      The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE

      The rated final distribution date for each class of the offered certificates with principal balances is the distribution date in March 2051.

ASSUMED FINAL DISTRIBUTION DATES

      Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full, assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, the mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment

                                       16

date, and the mortgage loan that provides for the conversion of its mortgage interest rate from fixed to floating is assumed to be repaid in full on the first payment date when no prepayment charge is due.

                                           MONTH AND YEAR OF
                  CLASS             ASSUMED FINAL DISTRIBUTION DATE
            ------------------  ---------------------------------------
                   A-1                       December 2011
                   A-2                        March 2012
                   A-3                      September 2016
                   A-4                        March 2017
                   A-1A                       March 2017
                    AM                        March 2017
                    AJ                        March 2017
                    B                         March 2017
                    C                         March 2017
                    D                         March 2017

      See the maturity assumptions described under "Yield and Maturity
Considerations" in this offering prospectus for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD

      On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

      o     will relate to a particular distribution date;

      o     will be approximately one month long;

      o     will begin on the day after the determination date in the
            immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

      o     will end on the determination date in the month of the related distribution date.

      However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

      With respect to any distribution date, references in this offering prospectus to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD

      The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of offered certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to the offered certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                                       17

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The issuing entity will issue multiple classes of the certificates with an approximate total principal balance at initial issuance equal to $2,167,026,359.
The classes offered by this offering prospectus are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS

      We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of
Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations"
in this offering prospectus and under "Description of the
Certificates--Book-Entry Registration" in the accompanying base prospectus.

PAYMENTS

A.  GENERAL

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-4 and A-1A certificates, the class A-2FL certificates (through the class
A-2FL REMIC regular interest) and the class A-4FL certificates (through the class A-4FL REMIC regular interest), the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 129 mortgage loans, with an initial loan group 1 balance of
$1,802,666,259 and representing approximately 83.2% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 16 mortgage loans, with an initial loan group 2 balance of $364,360,101 and representing approximately 16.8% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this offering prospectus sets forth the loan group designation with respect to each mortgage loan.

      On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trustee fees and other compensation, the trustee will make payments of interest and, except in the case of the class X certificates, principal to the holders of the following classes of certificates (or, in the case of the reference to "A-2FL"
below, with respect to the class A-2FL REMIC regular interest, and in the case of the reference to "A-4FL" below, with respect to the class A-4FL REMIC regular interest, and in the case of the reference to "AM-FL" below, with respect to the class AM-FL REMIC regular interest, and in the case of the reference to "AJ-FL"
below, with respect to the class AJ-FL REMIC regular interest), in the following order:

                                       18

                  PAYMENT ORDER                     CLASS
             ------------------------  -------------------------------
                        1                 A-1, A-2, A-2FL, A-3, A-4,
                                              A-4FL, A-1A and X
                        2                        AM and AM-FL
                        3                        AJ and AJ-FL
                        4                             B
                        5                             C
                        6                             D
                        7                             E
                        8                             F
                        9                             G
                        10                            H
                        11                            J
                        12                            K
                        13                            L
                        14                            M
                        15                            N
                        16                            P
                        17                            Q

      In general, payments of interest in respect of the class A-1, A-2, A-3 and
A-4 certificates, the class A-2FL REMIC regular interest and the class A-4FL
REMIC regular interest will be made pro rata, based on entitlement, out of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made out of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class X certificates will be made out of available funds attributable to both loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3,
A-4, A-1A and/or X certificates, the class A-2FL REMIC regular interest and/or the class A-4FL REMIC regular interest, then the funds available for distribution will be allocated among all these classes and REMIC regular interests pro rata in accordance with their interest entitlements, without regard to loan groups.

      The allocation of principal payments among the class A-1, A-2, A-3, A-4 and A-1A certificates, the class A-2FL certificates (through the class A-2FL
REMIC regular interest) and the class A-4FL certificates (through the class
A-4FL REMIC regular interest) also takes into account loan groups and is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered
Certificates--Payments--Priority of Payments" in this offering prospectus.

      The relative payment priority of each of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates is based solely on the priority of payments of interest and principal with respect to the corresponding REMIC regular interest out of collections and advances on the mortgage loans. No class of certificates will provide any credit support to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates for a failure by the related swap counterparty to make any payment under the related swap agreement.

      Payments of interest made on or with respect to the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and the class AJ-FL REMIC regular interest will be applied to make payments to the swap counterparty and/or the holders of the class A-2FL,
A-4FL, AM-FL and AJ-FL certificates, as applicable. Payments of principal made on or with respect to the class A-2FL REMIC regular interest, the class A-4FL
REMIC regular interest, the class AM-FL REMIC regular interest and the class
AJ-FL REMIC regular interest will be applied to make payments to the holders of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, respectively.

                                       19

      No payments or other collections on the non-trust loans described under
"--The Mortgage Loans and the Mortgaged Real Properties--Loan Combinations"
below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the Mortgage Pool--Loan
Combinations" in this offering prospectus.

B.  PAYMENTS OF INTEREST

      Each class of certificates (other than the class Z certificates and the
REMIC residual certificates), the class A-2FL REMIC regular interest, the class
A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and the class AJ-FL REMIC regular interest will bear interest. With respect to each interest-bearing class of certificates and the class A-2FL, A-4FL, AM-FL and
AJ-FL REMIC regular interests that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for the particular class of certificates or REMIC regular interest, as the case may be, for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of the particular class of certificates or REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL, A-4FL, AM-FL and AJ-FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

      A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this offering prospectus, these shortfalls may be allocated (in the case of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, through the corresponding REMIC regular interests) to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X and Y certificates).

      On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period;
plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid;
less (c) your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

      See "Description of the Offered Certificates--Payments--Payments of
Interest," "--Payments--Priority of Payments" and "--Calculation of Pass-Through
Rates" in this offering prospectus.

C.  PAYMENTS OF PRINCIPAL

      The class X, Y and Z certificates and the REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under
"--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order (in the case of the A-2FL, A-4FL, AM-FL and AJ-FL certificates, through the corresponding REMIC regular interest) to ensure that--

                                       20

      o     no payments of principal will be made to the holders of the class E,
            F, G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

      o     no payments of principal will be made to the holders of the class
            AM, AM-FL, AJ, AJ-FL, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of principal balance certificates, is reduced to zero; and

      o     except as described under "--Amortization, Liquidation and Payment
            Triggers" below, payments of principal will be made--

            (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 and class A-2FL certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates, until the total principal balance of such certificates is reduced to zero, and fourth, the holders of the class A-4 and A-4FL
                  certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A
                  certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, and

            (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-2FL, A-3, A-4 and A-4FL certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1.

      In the case of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which corresponding payments of principal will be made to the class A-2FL, A-4FL, AM-FL and/or AJ-FL certificateholders, as applicable.
All distributions of principal with respect to each of the class A-2FL, A-4FL,
AM-FL and AJ-FL REMIC regular interests will be made to separate segregated accounts or sub-accounts maintained by the trustee from which they will, in turn, be distributed to the holders of the class A-2FL, A-4FL, AM-FL and/or
AJ-FL certificates, as applicable. The total principal balance of each of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates will equal the total principal balance of the corresponding REMIC regular interest.

      The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

      o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

      o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

      However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of

                                       21

the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

      Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.

      Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-4 or A-1A certificates, the class A-2FL certificates
(through the class A-2FL REMIC regular interest) or the class A-4FL certificates
(through the class A-4FL REMIC regular interest) may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

      If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

      The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Principal" and "--Payments--Priority of Payments" in this offering prospectus.

D.  AMORTIZATION, LIQUIDATION AND PAYMENT TRIGGERS

      As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates could be reduced to zero at a time when the class A-1, A-2, A-2FL,
A-3, A-4, A-4FL and A-1A certificates, or any two or more of those classes (with the class A-2 and A-2FL certificates and the class A-4 and A-4FL certificates, in the case of each such pair, being considered a single class), remain outstanding. See "--Description of the Offered Certificates--Allocation of
Losses on the Mortgage Loans and Other Unanticipated Expenses" below. If the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H,
J, K, L, M, N, P and Q certificates is reduced to zero at a time when the class
A-1, A-2, A-2FL, A-3, A-4, A-4FL and A-1A certificates, or any two or more of those classes (with the class A-2 and A-2FL certificates and the class A-4 and
A-4FL certificates, in the case of each such pair, being considered a single class), remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-2FL, A-3, A-4, A-4FL and A-1A certificates (in the case of each of the A-2FL and A-4FL classes, through the corresponding REMIC regular interest), pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

                                       22

E. PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

      If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus, to--

      o     the holders of any of the class A-1, A-2, A-2FL, A-3, A-4, A-4FL,
            A-1A, AM, AM-FL, AJ, AJ-FL, B, C, D, E, F, G and/or H certificates that are then entitled to receive (in the case of the holders of the class A-2FL, A-4FL, AM-FL and/or AJ-FL certificates, through the corresponding REMIC regular interest) payments of principal with respect to the loan group that includes the prepaid mortgage loan;
            and/or

      o     the holders of the class X certificates,

provided that payments of prepayment premiums and yield maintenance charges to holders of certificates of each of the A-2FL, A-4FL, AM-FL and AJ-FL classes will be based on the portion of those items allocable to the corresponding REMIC regular interest; and provided, further, that, for so long as a swap agreement is in effect with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates and there is no continuing payment default thereunder, all prepayment premiums and yield maintenance charges allocable to the corresponding REMIC regular interest will be payable to the related swap counterparty.

      All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus.

F. FEES AND EXPENSES

      The amounts available for distribution on the certificates on any distribution date will generally be reduced by the fees and expenses described below.

      Master Servicers. The master servicers will earn a master servicing fee with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.02% to 0.11% per annum;
and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

      Special Servicer. The special servicer will earn a special servicing fee with respect to each mortgage loan that is being specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the

                                       23

special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25%
per annum with respect to any specially serviced mortgage loan and each mortgage loan as to which the corresponding mortgaged real property has been acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default; and (c) be payable monthly from general collections on the mortgage pool.

      The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that it successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

      Subject to the exceptions described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation" and "--The Principal Recovery Fee" in this offering prospectus, the special servicer will, in general, be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Trustee. The trustee will earn a trustee fee, which for any distribution date, will equal one month's interest at 0.0009% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

      Other Fees and Expenses. The master servicers, the special servicer and the trustee will be entitled to certain other additional compensation and the reimbursement of expenses.

      WBCMT Series 2007-C30 Fees and Expenses. The applicable master servicer, the special servicer and the trustee under the WBCMT Series 2007-C30 pooling and servicing agreement are each entitled to receive payments of their fees and reimbursements of their expenses as provided in the WBCMT Series 2007-C30 pooling and servicing agreement. Certain fees and expenses payable to the applicable master servicer, the special servicer and the trustee under the WBCMT
Series 2007-C30 pooling and servicing agreement will be payable first out of collections on the Peter Cooper Village and Stuyvesant Town loan combination and then out of general collections on the other loans included in the WBCMT Series
2007-C30 securitization trust, out of general collections on the loans included in the asset pool for any other securitization trust into which a non-trust loan that is part of the Peter Cooper Village and Stuyvesant Town loan combination has been deposited and general collections on the mortgage loans included in the assets of the issuing entity for our ML-CFC series 2007-6 certificates for each securitization trust's pro rata share of fees, costs and expenses related to the servicing of the Peter Cooper Village and Stuyvesant Town loan combination.

      The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates.

                                       24

      Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and
Expenses" in this offering prospectus.

G. PAYMENTS OF ADDITIONAL INTEREST

      On each distribution date, any additional interest collected during the related collection period on the mortgage loan that converts from a fixed rate of interest to a floating rate of interest will be distributed to the holders of the class Y certificates, and any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See "Description of the Offered Certificates--Payments--Payments of Additional Interest" in this offering prospectus.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS AND OTHER UNANTICIPATED EXPENSES

      Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates (or, in the case of the reference to "A-2FL" below, the class A-2FL REMIC regular interest, and in the case of the reference to "A-4FL" below, the class A-4FL REMIC regular interest, and in the case of the reference to "AM-FL" below, the class AM-FL REMIC regular interest, and in the case of the reference to "AJ-FL" below, the class AJ-FL
REMIC regular interest) will be successively reduced in the following order, until the deficit is eliminated:

                     REDUCTION ORDER               CLASS
                  ---------------------  --------------------------
                            1                        Q
                            2                        P
                            3                        N
                            4                        M
                            5                        L
                            6                        K
                            7                        J
                            8                        H
                            9                        G
                           10                        F
                           11                        E
                           12                        D
                           13                        C
                           14                        B
                           15                   AJ and AJ-FL
                           16                   AM and AM-FL
                           17              A-1, A-2, A-2FL, A-3,
                                            A-4, A-4FL and A-1A

                                       25

      Any reduction to the total principal balances of the class A-1, A-2, A-3,
A-4 and A-1A certificates, the class A-2FL REMIC regular interest and the class
A-4FL REMIC regular interest will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

      Although losses on the mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-2FL,
A-4FL, AM-FL and/or AJ-FL certificates, such losses and shortfalls may be allocated to the corresponding REMIC regular interest, in reduction of the total principal balance thereof, and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-2FL,
A-4FL, AM-FL or AJ-FL REMIC regular interest will result in a corresponding decrease in the total principal balance of the class A-2FL, A-4FL, AM-FL or
AJ-FL certificates, as applicable, and any interest shortfalls suffered by any of the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interest (in any case for whatever reason) will reduce the amount of interest distributed on the class
A-2FL, A-4FL, AM-FL or AJ-FL certificates, as applicable.

      See "Description of the Offered Certificates--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this offering prospectus.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced by that master servicer (which, in the case of Wachovia Bank, National
Association, includes the Peter Cooper Village and Stuyvesant Town trust mortgage loan) with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this offering prospectus.

      Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination. The special servicer, however, will not have the right to determine as recoverable any advance that has been determined by the applicable master servicer to be nonrecoverable.

      In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this offering prospectus occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan (excluding the Peter Cooper Village and Stuyvesant Town trust mortgage loan), the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

      o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

                                       26

      o     an amount generally equal to:

            1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other
                  relevant information; plus

            2.    certain other amounts, such as escrow funds,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

      The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination with a B-note loan, will take into account the related B-note loan, which is not held by the issuing entity.
The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first to the related B-note loan (up to the amount of the outstanding principal balance of that B-note loan), and then to the related mortgage loan held by the issuing entity. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

      In the case of the Peter Cooper Village and Stuyvesant Town trust mortgage loan, if adverse events or circumstances similar to those referred to above occur or exist with respect to the Peter Cooper Village and Stuyvesant Town loan combination, the WBCMT Series 2007-C30 special servicer will be similarly required to obtain a new appraisal and determine, in a manner similar to the foregoing discussion, whether an appraisal reduction amount exists with respect to the Peter Cooper Village and Stuyvesant Town loan combination, which would be treated as a single mortgage loan for those purposes, taking into account the
Peter Cooper Village and Stuyvesant Town pari passu non-trust loans. Any resulting appraisal reduction amount with respect to the Peter Cooper Village and Stuyvesant Town loan combination will be allocated to the Peter Cooper
Village and Stuyvesant Town trust mortgage loan and the Peter Cooper Village and
Stuyvesant Town pari passu non-trust loans, on a pro rata and pari passu basis.
The interest portion of any advance in respect of a delinquent debt service payment with respect to the Peter Cooper Village and Stuyvesant Town trust mortgage loan will be reduced as a result of an appraisal reduction amount determined by the WBCMT Series 2007-C30 master servicer being allocated to that mortgage loan.

      None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing of
the Mortgage Loans--Required Appraisals" in this offering prospectus. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this offering prospectus. The trustee's report will detail, among other

                                       27

things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

      You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

      See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this offering prospectus.

OPTIONAL AND OTHER TERMINATION

      Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

      In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates, including the class X certificates (but excluding the class Y and
Z certificates and the REMIC residual certificates) are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Y and Z certificates and the REMIC residual certificates)
for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

      See "Description of the Offered Certificates--Termination" in this offering prospectus.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL

      In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

      o     "Description of the Mortgage Pool;"

      o     "Risk Factors--Risks Related to the Mortgage Loans;"

      o     Annex A-1--Certain Characteristics of the Mortgage Loans;

      o     Annex A-2--Certain Statistical Information Regarding the Mortgage
            Loans;

      o     Annex B--Certain Characteristics Regarding Multi-family Properties;
            and

      o     Annex C--Preliminary Structural and Collateral Term Sheet (which contains a description of the ten largest mortgage loans).

                                       28

      When reviewing the information that we have included in this offering prospectus with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances;

      o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property of the Peter Cooper
            Village and Stuyvesant Town trust mortgage loan, in which case, the
            Peter Cooper Village and Stuyvesant Town pari passu non-trust loans are taken into account), statistical information presented in this offering prospectus with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related non-trust loan, which is not held by the issuing entity;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this offering prospectus.

SUBSTITUTIONS, ACQUISITIONS AND REMOVALS OF MORTGAGE LOANS

      On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

      Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

      o     make, as of the date of initial issuance of the offered
            certificates, and subject to any applicable exceptions, the representations and warranties generally described under
            "Description of the Mortgage Pool--Representations and Warranties"
            in this offering prospectus; and

      o     agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this offering prospectus.

      If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
"Description of the Mortgage Pool--Repurchases and Substitutions"

                                       29

in this offering prospectus, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
Pool--Repurchases and Substitutions" in this offering prospectus.

      If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this offering prospectus.

      If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default. The Peter Cooper Village and Stuyvesant
Town trust mortgage loan is also subject to a fair value purchase option on the part of the controlling class representative and any comparable party involved in the securitization of a Peter Cooper Village and Stuyvesant Town pari passu non-trust loan.

      The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this offering prospectus.

PAYMENT AND OTHER TERMS

      Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties, although in two (2) cases (loan numbers 133 and 141), the related mortgaged real property pledged to secure the subject mortgage loan is limited to a borrower's fee interest in land and does not include the improvements on that land. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this offering prospectus.

      All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus.
Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates or that have mortgage interest rates that will convert from fixed to floating rates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A.  Partial Interest-Only Balloon Loans.

      Fifty-two (52) of the mortgage loans, representing approximately 24.9% of the initial mortgage pool balance (43 mortgage loans in loan group 1, representing approximately 26.0% of the initial loan group 1 balance, and nine
(9) mortgage loans in loan group 2, representing approximately 19.7% of the initial loan group 2 balance), require:

      o     the payment of interest only on each due date until the expiration of a designated period;

                                       30

      o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      In the case of one (1) mortgage loan, there is an initial amortization period before the interest-only period commences.

B.  Interest-Only Balloon Loans.

      Thirty (30) of the mortgage loans, representing approximately 58.5% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 54.3% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 79.2% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

C.  Amortizing Balloon Loans.

      Sixty-two (62) of the mortgage loans, representing approximately 16.3% of the initial mortgage pool balance (60 mortgage loans in loan group 1, representing approximately 19.4% of the initial loan group 1 balance, and two
(2) mortgage loans in loan group 2, representing approximately 1.1% of the initial loan group 2 balance), provide for:

      o     no interest-only period;

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      These 62 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" above or
"--Interest-Only Balloon Loans" above.

D.  ARD Loans.

      One (1) of the mortgage loans (loan number 74), representing approximately
0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, which is commonly referred to as a hyper-amortization loan or ARD loan, provides for material changes to its terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for this ARD loan. There can be no assurance, however, that these incentives will result in this mortgage loan being paid in full on or before its anticipated repayment date. The changes to the loan terms, which will become effective as of the related anticipated repayment date, include:

      o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

      o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                       31

E. Convertible Rate Mortgage Loans.

      One (1) of the mortgage loans (loan number 143), representing approximately 0.04% of the initial mortgage pool balance and 0.04% of the initial loan group 1 balance, has a mortgage interest rate that converts from a fixed rate to a floating rate commencing 10 years after the first payment date for that mortgage loan. That mortgage loan provides that during the floating rate period, the interest rate must be at least as high as the fixed initial interest rate.

      The convertible rate mortgage loan is an amortizing balloon loan.

LOAN COMBINATIONS

      Three (3) mortgage loans are, in each case, part of a loan combination comprised of two or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The remaining mortgage loan in a loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan that will not be transferred to the issuing entity is subordinate or pari passu (as indicated in the table below) in right of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.

      The following mortgage loans are each part of a loan combination:

                                                                                   ORIGINAL            ORIGINAL
                                                                              PRINCIPAL BALANCE        PRINCIPAL
      MORTGAGED REAL PROPERTY NAME            CUT-OFF DATE    % OF INITIAL        OF RELATED          BALANCE OF
     (AS IDENTIFIED ON ANNEX A-1 TO            PRINCIPAL        MORTGAGE          PARI PASSU        RELATED B-NOTE
        THIS OFFERING PROSPECTUS)               BALANCE       POOL BALANCE    NON-TRUST LOAN(S)    NON-TRUST LOAN(S)
-----------------------------------------   --------------    ------------    -----------------    -----------------

Peter Cooper Village and Stuyvesant Town    $  202,272,727         9.3%       $   2,797,727,273            NAP
Blackpoint Puerto Rico Retail Portfolio     $   84,675,000         3.9%              NAP            $  7,000,000(1)
9600 Brookpark Road                         $    5,150,000         0.2%              NAP            $  3,000,000

_________________

(1)   Under certain conditions described below under "Description of the
      Mortgage Pool--The Loan Combinations--The Blackpoint Puerto Rico Retail
      Portfolio Loan Combination", the related B-note non-trust loan may become pari passu with the Blackpoint Puerto Rico Retail Portfolio trust mortgage loan.

      See "Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

DELINQUENCY STATUS

      None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

                                       32

PREPAYMENT PROVISIONS

      All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

      o     a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

      o     a defeasance period, during which voluntary prepayments are prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance;
            and/or

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this offering prospectus.

ADDITIONAL STATISTICAL INFORMATION

      The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                       MORTGAGE POOL       LOAN GROUP 1      LOAN GROUP 2
                                                                       --------------     --------------     -------------

Initial mortgage pool/loan group balance                               $2,167,026,360     $1,802,666,259      $364,360,101
Number of mortgage loans                                                          145                129                16
Number of mortgaged real properties                                               187                170                17
Percentage of investment grade, shadow rated loans (1)                          16.3%               8.3%             55.5%
Average cut-off date principal balance                                    $14,945,009        $13,974,157       $22,772,506
Largest cut-off date principal balance                                   $223,400,000       $223,400,000      $202,272,727
Smallest cut-off date principal balance                                      $674,461           $674,461        $1,299,022
Weighted average mortgage interest rate                                       5.7939%            5.7232%           6.1436%
Highest mortgage interest rate                                                7.3500%            7.3500%           6.4340%
Lowest mortgage interest rate                                                 5.2600%            5.2600%           5.3750%
Number of cross-collateralized loans                                                2                  2                 0
Cross-collateralized loan groups as a percentage of initial
   mortgage pool/loan group balance                                              0.3%               0.4%              0.0%
Number of multi-property mortgage loans                                            10                  9                 1
Multi-property mortgage loans as a percentage of initial mortgage
   pool/loan group balance                                                      32.9%              28.3%             55.5%
Weighted average underwritten debt service coverage ratio (2)(3)                1.41x              1.39x             1.52x
Highest underwritten debt service coverage ratio (2)                            2.88x              2.88x             1.70x
Lowest underwritten debt service coverage ratio(2)                              1.15x              1.15x             1.18x
Weighted average cut-off date loan-to-value ratio(2)(3)                         69.9%              71.3%             62.8%
Highest cut-off date loan-to-value ratio(2)                                     81.9%              81.9%             79.7%
Lowest cut-off date loan-to-value ratio(2)                                      28.7%              28.7%             50.4%
Weighted average original term to maturity or anticipated
   repayment date (months)                                                        110                109               113
Longest original term to maturity or anticipated repayment
   date (months)                                                                  180                180               120
Shortest original term to maturity or anticipated
   repayment date (months)                                                         60                 60                60
Weighted average remaining term to maturity or anticipated
   repayment date (months)                                                        108                108               109
Longest remaining term to maturity or anticipated
   repayment date (months)                                                        179                179               119
Shortest remaining term to maturity or anticipated
   repayment date (months)                                                         38                 56                38

                                       33

________________

(1)   It has been confirmed to us by each of Fitch and Moody's, in accordance with their respective methodologies, that loan numbers 2 and 3 have credit characteristics consistent with investment grade-rated obligations.

(2)   In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this offering prospectus for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans referred to above.

(3)   In the case of the Peter Cooper Village and Stuyvesant Town trust mortgage loan, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the Peter Cooper Village and Stuyvesant Town trust mortgage loan and the Peter Cooper Village and Stuyvesant Town pari passu non-trust loan and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the Peter Cooper Village and
      Stuyvesant Town trust mortgage loan and the Peter Cooper Village and
      Stuyvesant Town pari passu non-trust loan. In the case of any mortgage loan that is part of a loan combination that includes B-note non-trust loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined without taking into account the related B-note non-trust loans.

PROPERTY TYPE

      The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                                                               % OF
                                           NUMBER OF          TOTAL          INITIAL
                                           MORTGAGED      CUT-OFF DATE       MORTGAGE      % OF INITIAL     % OF INITIAL
                                             REAL           PRINCIPAL          POOL        LOAN GROUP 1     LOAN GROUP 2
          PROPERTY TYPES                  PROPERTIES       BALANCE(1)       BALANCE(1)      BALANCE(1)       BALANCE(1)
------------------------------------      ----------    -----------------   ----------     ------------     ------------

Retail                                        72        $   1,040,315,029       48.0%          57.7%             0.0%
   Retail-Anchored                            32              775,984,297       35.8           43.0              0.0
   Retail-Unanchored                          23              107,637,296        5.0            6.0              0.0
   Retail-Shadow-Anchored                     10              109,155,759        5.0            6.1              0.0
   Retail-Single Tenant                        7               47,537,677        2.2            2.6              0.0
Multifamily                                   21              378,260,053       17.5            0.8            100.0
   Multifamily                                16              363,061,079       16.8            0.0             99.6
   Manufactured Housing Communities            5               15,198,974        0.7            0.8              0.4
Office(3)                                     34              353,352,482       16.3           19.6              0.0
Hospitality                                   14              142,094,164        6.6            7.9              0.0
Mixed Use                                      6               43,265,942        2.0            2.4              0.0
Industrial                                    26              149,600,003        6.9            8.3              0.0
Self Storage                                  12               57,350,120        2.6            3.2              0.0
Other(4)                                       2                2,788,567        0.1            0.2              0.0
                                             ---        -----------------      -----          -----            -----
         TOTAL                               187        $   2,167,026,360      100.0%         100.0%           100.0%
                                             ===        =================      =====          =====            =====

______________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   In the case of seven (7) mortgage loans, representing 2.7% of the initial pool balance, the related mortgaged real properties are medical offices, some of which include a surgical center tenant.

                                       34

(4)   Includes one (1) mortgage loan (loan number 133) secured by a parking lot and one (1) mortgage loan (loan number 141) secured by land.

PROPERTY LOCATION

      The mortgaged real properties are located in 36 states, the District of
Columbia and Puerto Rico. The following table sets forth the indicated
information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                        NUMBER OF              TOTAL              % OF INITIAL      % OF INITIAL     % OF INITIAL
                        MORTGAGED           CUT-OFF DATE            MORTGAGE        LOAN GROUP 1     LOAN GROUP 2
     STATE           REAL PROPERTIES    PRINCIPAL BALANCE(1)    POOL BALANCE(1)      BALANCE(1)       BALANCE(1)
----------------     ---------------    --------------------    ---------------     ------------     ------------

Florida                     19          $     331,734,076            15.3%              18.4%              0.0%
California(2)               32                294,786,022            13.6               15.0               6.9
    Southern                30                286,169,447            13.2               14.5               6.9
    Northern                 2                  8,616,575             0.4                0.5               0.0
New York                     8                291,303,788            13.4                4.9              55.5
Virginia                    18                184,488,292             8.5                9.5               3.6
Ohio                         4                161,210,000             7.4                8.9               0.0
Texas                       19                136,699,055             6.3                6.6               4.6
Other                       87                766,805,128            35.4               36.6              29.3
                           ---          -----------------           -----              -----             -----
         TOTAL             187          $   2,167,026,360           100.0%             100.0%            100.0%
                           ===          =================           =====              =====             =====

________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS

      The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

    ENCUMBERED
  INTEREST IN THE         NUMBER OF              TOTAL            % OF INITIAL      % OF INITIAL     % OF INITIAL
  MORTGAGED REAL          MORTGAGED           CUT-OFF DATE          MORTGAGE        LOAN GROUP 1     LOAN GROUP 2
     PROPERTY          REAL PROPERTIES    PRINCIPAL BALANCE(1)   POOL BALANCE(1)     BALANCE(1)       BALANCE(1)
-------------------    ---------------    --------------------   ---------------    ------------     ------------

Fee(2)                       180          $   2,123,665,065           98.0%              97.6%          100.0%
Leasehold                      6                 41,023,162            1.9                2.3             0.0
Fee/Leasehold                  1                  2,348,133            0.1                0.1             0.0
                             ---          -----------------          -----              -----           -----
         TOTAL               187          $   2,167,026,360          100.0%             100.0%          100.0%
                             ===          =================          =====              =====           =====

________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of

                                       35

      all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

      The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as one or more separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal
Revenue Code of 1986, as amended.

      Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

      The portion of the assets held by the issuing entity that is represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the REMICs referred to above.

      The offered certificates will be treated as regular interests in a REMIC.
This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

      One or more classes of the offered certificates may be issued with original issue discount. The classes of the offered certificates that are not issued with original issue discount may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
U.S. federal income tax purposes, will be that, subsequent to any date of determination--

      o     the mortgage loan with an anticipated repayment date will be paid in full on that date,

      o     no mortgage loan will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this offering prospectus and "Federal Income Tax Consequences" in the accompanying base prospectus.

                                       36

ERISA CONSIDERATIONS

      We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this offering prospectus, employee benefit plans and other retirement plans or arrangements subject to--

      o     Title I of the Employee Retirement Income Security Act of 1974, as
            amended, or

      o     section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation by the U.S. Department of Labor.

      If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this offering prospectus and in the accompanying base prospectus.

LEGAL INVESTMENT

      The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this offering prospectus and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS

      The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

      The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                       37

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

      The risks and uncertainties described below and under "Risk Factors" in the accompanying base prospectus are not the only ones relating to your offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      This offering prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this offering prospectus and in the accompanying base prospectus.

      If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4 AND A-1A CERTIFICATES

      If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates, to the class X certificates and, to the extent of payments on the corresponding REMIC regular interests, to the class A-2FL and A-4FL certificates. In addition, the class AJ, B, C and D certificates will provide credit support to the class AM-FL certificates, to the extent of payments on the class AM-FL REMIC regular interest, and the class B, C and D certificates will provide credit support to the class AJ-FL certificates, to the extent of payments on the class AJ-FL REMIC regular interest. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund

                                       38

Expenses" in this offering prospectus. See also "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable," "--Any Credit Support for Your Offered
Certificates May Be Insufficient to Protect You Against All Potential Losses"
and "--Payments on the Offered Certificates Will Be Made Solely from the Limited
Assets of the Related Trust, and Those Assets May Be Insufficient to Make All
Required Payments on Those Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

                                       39

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-4 and A-4FL certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

      See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3 and
A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group
2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to

                                       40

be made even though the subject mortgage loan is in its lock-out period. See
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Mortgage Loans Which May Require Principal Paydowns" in this offering prospectus.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's (or, in the case of the Peter Cooper Village and Stuyvesant Town trust mortgage loan, the WBCMT Series 2007-C30 master servicer's or WBCMT
            Series 2007-C30 special servicer's) ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers (or, with respect to the
Peter Cooper Village and Stuyvesant Town trust mortgage loan, the WBCMT Series
2007-C30 master servicer), the special servicer or the trustee will be required to advance any yield maintenance charges.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the

                                       41

obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this offering prospectus for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE AND THE
RIGHT OF PARTIES ACTING IN SIMILAR CAPACITIES IN RESPECT OF THE WBCMT SERIES
2007-C30 SECURITIZATION TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES,
PRINCIPAL RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE
DISTRIBUTIONS

      To the extent described in this offering prospectus and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special

                                       42

servicing fees, principal recovery fees and workout fees, respectively.
Furthermore, the WBCMT Series 2007-C30 master servicer, special servicer and trustee will have similar rights under the WBCMT Series 2007-C30 pooling and servicing agreement with respect to the Peter Cooper Village and Stuyvesant Town trust mortgage loan. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this offering prospectus. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests. Similarly, you will generally not have the right to vote or make decisions with respect to the servicing of the Peter Cooper Village and
Stuyvesant Town trust mortgage loan and your interests may be negatively affected by decisions made by the applicable parties pursuant to the WBCMT
Series 2007-C30 pooling and servicing agreement and the intercreditor agreement for the Peter Cooper Village and Stuyvesant Town loan combination.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer, the WBCMT Series 2007-C30 master servicer and the WBCMT Series 2007-C30 special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this offering prospectus.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required not to make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Peter Cooper Village and Stuyvesant Town trust mortgage loan), the special servicer may, at the direction or based on the objection of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction or based on the objection of the holder of a
B-note non-trust loan or its designee (prior to the occurrence of a "change of control" event with respect to that B-note non-trust loan), take actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. In addition, in connection with the servicing of the Peter Cooper Village and Stuyvesant Town loan combination if it has become a specially serviced mortgage loan pursuant to the WBCMT Series 2007-C30 pooling and servicing Agreement, the WBCMT Series
2007-C30 special servicer may, at the direction of the controlling class representative of the WBCMT Series 2007-C30 securitization, take actions with

                                       43

respect to the Peter Cooper Village and Stuyvesant Town loan combination that could adversely affect the holders of some or all of the classes of offered certificates. See "Description of the Mortgage Pool--The Loan Combinations--the
Peter Cooper Village and Stuyvesant Town Loan Combination" and "--The A/B Loan
Combinations" and "Servicing of the Mortgage Loans--The Controlling Class
Representative and the Loan Combination Controlling Parties" in this offering prospectus.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders, the controlling class of certificateholders under the WBCMT Series 2007-C30 pooling and servicing agreement and the holders of the B-note non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative, the controlling class of certificateholders under the WBCMT Series 2007-C30 pooling and servicing agreement or the holders of the B-note non-trust loans may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, neither the special servicer for our ML-CFC series 2007-6 securitization nor the WBCMT Series
2007-C30 special servicer is permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

                       RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Seventy-two (72) of the mortgaged real properties, which represent security for approximately 48.0% of the initial mortgage pool balance and approximately 57.7% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Thirty-four (34) of the mortgaged real properties, which represent security for approximately 16.3% of the initial mortgage pool balance and approximately 19.6% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

      In the case of seven (7) mortgage loans (loan numbers 25.03, 37, 41, 42,
47, 95 and 126), which represent approximately 2.7% of the initial mortgage pool balance and approximately 3.2% of the initial loan group 1

                                       44

balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various
Types of Income-Producing Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates and Each Type of Income-Producing Property May
Present Special Risks as Collateral for a Loan--Health Care Related Properties."

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Fourteen (14) of the mortgaged real properties, which represent security for approximately 6.6% of the initial mortgage pool balance and approximately
7.9% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
Some of the mortgaged real properties secured by hospitality properties may not be franchises of a national or regional hotel chain. In addition, for certain of the mortgage loans secured by hospitality properties that are franchises of national or regional hotel chains, the related franchise agreements may be scheduled to terminate during the term of the related mortgage loans.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Sixteen (16) of the mortgaged real properties, which represent security for approximately 16.8% of the initial mortgage pool balance and approximately
99.6% of the initial loan group 2 balance, are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      In the case of one (1) mortgage loan (loan number 2), which is identified on Annex A-1 as Peter Cooper Village and Stuyvesant Town, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5%
of the initial loan group 2 balance, certain of the apartment units at the related mortgaged real property are subject to rent-stabilization. For a discussion regarding rent stabilization, see "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Multifamily Rental Properties" in the
accompanying base prospectus. See also "Description of the Ten Largest Mortgage
Loans--Stuyvesant Town and Peter Cooper Village" contained in the preliminary collateral and structural term sheet attached hereto as Annex C and "Risk
Factors--Litigation or Other Legal Proceedings May Have Adverse Effects on
Borrowers" in this offering prospectus.

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty-six (26) of the mortgaged real properties, which represent security for approximately 6.9% of the initial mortgage pool balance and approximately
8.3% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                       45

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twelve (12) of the mortgaged real properties, which represent security for approximately 2.6% of the initial mortgage pool balance and approximately 3.2%
of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

MANUFACTURED  HOUSING  COMMUNITIES,  MOBILE HOME PARKS AND  RECREATIONAL
VEHICLE  PARKS ARE  SUBJECT TO UNIQUE  RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Five (5) of the mortgaged real properties, which represent security for approximately 0.7% of the initial mortgage pool balance (comprised of four (4)
mortgage loans in loan group 1, representing approximately 0.8% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 0.4% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Four (4) mortgaged real properties, which represent security for approximately 2.6% of the initial mortgage pool balance (approximately 2.8% of the initial loan group 1 balance and approximately 1.4% of the initial loan group 2 balance), are residential and/or commercial condominium units.
Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums See "Risk Factors--Lending on Condominium
Units Creates Risks for Lenders That Are Not Present When Lending on
Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

                                       46

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE  MORTGAGED  REAL  PROPERTY  WILL BE THE SOLE ASSET  AVAILABLE  TO SATISFY
THE AMOUNTS  OWING UNDER A MORTGAGE  LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

                                       47

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of 100 mortgaged real properties, securing approximately 39.1%
of the initial mortgage pool balance and approximately 47.0% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 58 of those properties, securing approximately 16.7% of the initial mortgage pool balance and approximately 20.0% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of 37 mortgaged real properties, securing approximately 7.3% of the initial mortgage pool balance and approximately 8.8% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies approximately
100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued
operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see
Annex A-1 to this offering prospectus. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this offering prospectus and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

      In the case of one (1) of the mortgage loans (loan number 42), representing approximately 0.5% of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, Winn Dixie, the parent company of the largest tenant, filed for bankruptcy in 2005. In 2006, the bankruptcy court approved and authorized the debtors to assume non-residential real property leases, including the mortgaged real property.

                                       48

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real

                                       49

property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in Florida, California, New York,
Virginia, Ohio and Texas will represent approximately 15.3%, 13.6%, 13.4%, 8.5%,
7.4% and 6.3%, respectively, by allocated loan amount, of the initial mortgage pool balance, mortgaged real properties located in Florida, California,
Virginia, Ohio, Texas and New Jersey will represent approximately 18.4%, 15.0%,
9.5%, 8.9%, 6.6% and 5.1%, respectively, of the initial loan group 1 balance.
Mortgaged real properties located in New York, Michigan, Colorado and
California, will represent approximately 55.5%, 10.7%, 8.8% and 6.9%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Certain State-Specific Considerations" below and

                                       50

"Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      Thirty-two (32) mortgaged real properties, representing security for approximately 13.6% of the initial mortgage pool balance, approximately 15.0% of the initial loan group 1 balance and approximately 6.9% of the initial loan group 2 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure.
Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      One hundred forty-four (144) of the mortgage loans, representing approximately 99.7% of the initial mortgage pool balance (128 mortgage loans in loan group 1, representing approximately 99.6% of the initial loan group 1 balance, and 16 mortgage loans in loan group 2, representing approximately 100%
of the initial loan group 2 balance), are balloon loans that will have substantial remaining principal balances at their respective stated maturity dates. In addition, one (1) mortgage loan, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, provides material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property.
The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

                                       51

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this offering prospectus and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity, represents approximately 10.3% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 12.4% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 55.5% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 33.8% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 32.9% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 82.3% of the initial loan group 2 balance.

      o     The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 45.4% of the initial mortgage pool balance.
            The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 45.5% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 94.3% of the initial loan group 2 balance.

      See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this offering prospectus and "Risk Factors--Loan Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

                                       52

ONE OF THE MORTGAGE LOANS THAT WE INTEND TO TRANSFER TO THE ISSUING ENTITY IS
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A
DIFFERENT SECURITIZATION; THEREFORE, CERTIFICATEHOLDERS OF OUR ML-CFC SERIES
2007-6 SECURITIZATION WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT
MORTGAGE LOAN

      The mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this offering prospectus as Peter Cooper Village and Stuyvesant
Town, which mortgage loan represents approximately 9.3% of the initial mortgage pool balance and approximately 55.5% of the initial loan group 2 balance, is part of a loan combination consisting of that mortgage loan and multiple other loans (which we sometimes refer to as a pari passu non-trust loans) that are secured by the same mortgage instrument encumbering the same mortgaged real property as, and are pari passu in right of payment and in other respects with, the Peter Cooper Village and Stuyvesant Town trust mortgage loan. The Peter
Cooper Village and Stuyvesant Town pari passu non-trust loans will not be included in the trust. One of the Peter Cooper Village and Stuyvesant Town pari passu non-trust loans has been included in the trust fund established in connection with the Wachovia Bank Commercial Mortgage Trust (WBCMT) Series
2007-C30 securitization.

      The Peter Cooper Village and Stuyvesant Town trust mortgage loan and the
Peter Cooper Village and Stuyvesant Town pari passu non-trust loan are being serviced and administered pursuant to the pooling and servicing agreement governing the WBCMT Series 2007-C30 securitization. Neither the certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the WBCMT Series 2007-C30 securitization issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the WBCMT Series 2007-C30 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Peter Cooper Village and Stuyvesant Town trust mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances.
However, the issuing entity, as the holder of the Peter Cooper Village and
Stuyvesant Town trust mortgage loan, will be a third party beneficiary of the
WBCMT Series 2007-C30 pooling and servicing agreement. Furthermore, the master servicers, the special servicer and trustee under the pooling and servicing agreement for our ML-CFC 2007-6 certificates may not independently exercise remedies following a default with respect to the Peter Cooper Village and
Stuyvesant Town trust mortgage loan. The controlling class representative will be entitled to consult with the applicable WBCMT Series 2007-C30 master servicer and the WBCMT Series 2007-C30 special servicer regarding certain servicing matters or mortgage loan modifications affecting the Peter Cooper Village and
Stuyvesant Town trust mortgage loan and the Peter Cooper Village and Stuyvesant
Town pari passu non-trust loans. The applicable master servicer and the special servicer under the WBCMT Series 2007-C30 pooling and serving agreement are required to service the Peter Cooper Village and Stuyvesant Town trust mortgage loan and the Peter Cooper Village and Stuyvesant Town pari passu non-trust loan in accordance with the servicing standard set forth in the WBCMT Series 2007-C30 pooling and servicing agreement on behalf of, among others, the WBCMT Series
2007-C30 securitization certificateholders and the holders of our ML-CFC 2007-6 certificates, as a collective whole.

THE MORTGAGE POOL WILL INCLUDE  LEASEHOLD  MORTGAGE LOANS AND LENDING ON A
LEASEHOLD  INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of six (6) mortgaged properties (loan numbers 26.11, 42, 51,
63, 82 and 97), representing security for approximately 1.9% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease.
In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.

                                       53

Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this offering prospectus. See also "Risk Factors--Lending on Ground Leases Creates Risks for
Lenders that Are Not Present When Lending on an Actual Ownership Interest in a
Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this offering prospectus and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Three (3) mortgage loans, which represent approximately 13.5% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 5.0% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 55.5% of the initial loan group 2 balance), are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior or pari passu loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this offering prospectus.

      In the case of one (1) mortgage loan (loan number 2), which represents approximately 9.3% of the initial mortgage pool balance and approximately 55.5%
of the initial loan group 2 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this offering prospectus.

                                       54

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of 25 of the mortgage loans, representing approximately 44.4%
of the initial mortgage pool balance (19 mortgage loans in loan group 1, representing approximately 37.5% of the initial loan group 1 balance, and six
(6) mortgage loans in loan group 2, representing approximately 78.6% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this offering prospectus, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an

                                       55

involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

MULTIPLE  MORTGAGED  REAL  PROPERTIES ARE OWNED BY THE SAME BORROWER OR
AFFILIATED  BORROWERS OR ARE OCCUPIED,  IN WHOLE OR IN PART, BY THE SAME TENANT
OR AFFILIATED TENANTS

      Twelve (12) separate groups of mortgage loans, representing approximately
20.8% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

                                       56

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this offering prospectus.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US

      We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this offering prospectus.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

      Underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth in Annex A-1 to this offering prospectus as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each investor should review the assumptions discussed in this offering prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

      In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with
GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

      The debt service coverage ratios set forth in this offering prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage

                                       57

loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See "Glossary"
for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

      In the case of one (1) mortgage loan (loan number 2), which is identified on Annex A-1 as Peter Cooper Village and Stuyvesant Town, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5%
of the initial loan group 2 balance, the debt service coverage ratio set forth in this offering prospectus was calculated using the underwritten cash flow for
2011 derived based on an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. There can be no assurance that conversion of units from rent-stabilized unit to deregulated units will occur at the mortgaged real property at the assumed rate. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio. Moreover, certain tenants at the mortgaged real property have brought legal actions against the borrower, among others, seeking, among other things, a declaration that certain deregulated units at the mortgaged real property remain subject to rent-stabilization. See "Risk Factors Litigation or Other Legal Proceedings May
Have Adverse Effects on Borrowers." In addition, any change in the rent-stabilization laws adverse to the borrower may cause the actual debt service coverage ratio to vary substantially from the underwritten debt service coverage ratio. The debt service coverage ratio for the mortgaged real property calculated based on the net operating income for year 2006 is 0.58x. A general reserve of $590,000,000 was established at origination of the mortgage loan,
$400,000,000 of which can be used for debt service on the Peter Cooper Village and Stuyvesant Town loan combination and the related mezzanine loans. See
"Description of the Ten Largest Mortgage Loans--Peter Cooper Village and
Stuyvesant Town" attached hereto as Annex C.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates," "--Self Storage Facilities are Subject to Unique Risks
Which May Reduce Payments on Your Certificates" and "--Manufactured Housing
Community Properties, Mobile Home Parks and Recreational Vehicle Parks are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

                                       58

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments"
in this offering prospectus, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from

                                       59

100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk
Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this offering prospectus.

INSPECTIONS  AND  APPRAISALS  PERFORMED ON MORTGAGED REAL  PROPERTIES  MAY NOT
ACCURATELY  REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See
"Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this offering prospectus for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this offering prospectus for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include 12 mortgage loans, representing approximately 33.2% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 28.7% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
55.5% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this offering prospectus, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Eight (8) of the mortgage loans referred to in the preceding paragraph, representing approximately 18.5% of the initial mortgage pool balance and approximately 22.2% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be

                                       60

challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case.
Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this offering prospectus and Annex A-1 to this offering prospectus for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Two (2) mortgage loans, representing approximately 3.8% of the initial mortgage pool balance and approximately 4.5% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under certain of the mortgage loans are either individuals or entities that are not subject to limitations on the amount of additional debt they may incur and/or not structured to diminish the likelihood of their becoming bankrupt. Some of the borrowers that have been structured with the intent of diminishing the likelihood of their becoming bankrupt may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

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      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Twenty-four (24) of the mortgage loans, representing approximately 13.2%
of the initial mortgage pool balance (21 mortgage loans in loan group 1, representing approximately 14.5% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 6.9% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage permit the related borrower to convert into a tenant-in-common structure in the future.
Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an

                                       62

involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                       63

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged real properties securing the pooled mortgage loans and/or their respective affiliates.

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged real property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      For example, one (1) mortgage loan (loan number 2), which is secured by the mortgage loan identified on Annex A-1 as Peter Cooper Village and Stuyvesant
Town, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5% of the initial loan group 2 balance, is the subject of several litigations. On January 22, 2007, a lawsuit was commenced in New York
State Supreme Court (New York County) by four persons claiming to be current or former tenants of the mortgaged real property (the "January Action"). The plaintiffs are seeking to assert their claims as a class action on behalf of themselves and other current and former tenants of the mortgaged real property, who, the plaintiffs allege, have been and continue to be charged market-rate rents for their rental units, although they were and are legally entitled to pay considerably lower stabilized rents. The plaintiffs' complaint names as defendants, among others, the borrower and certain subsidiaries of the prior owner that were title holders to the mortgaged real property prior to its sale in November 2006. Among other things, the complaint alleges that from 1992 through the present, the owners of the mortgaged real property applied for and received from New York City approximately $24.5 million in real estate tax abatements and exemptions under a program known as the "J-51 program," and that the most recent such benefits are scheduled to expire in or about 2017 or 2018.
The complaint further alleges that, under the Rent Stabilization Law of 1969, as a condition to receiving such tax benefits, the units in the premises receiving the benefits must be rent stabilized for the period during which the premises receive the benefits, and until they may thereafter be properly deregulated. The plaintiffs seek a judicial declaration to this effect (which would have the effect of returning approximately 3,000 de-controlled units at the mortgaged real property to stabilized status), as well as money damages and attorneys'
fees for the alleged rent overcharges. The plaintiffs allege that the overcharges for the four years preceding the commencement of their lawsuit were at least $215 million. The plaintiffs also seek treble damages in the amount of three times the alleged overcharges for the two years preceding the commencement of their lawsuit, or a total of at least $320 million, or in the alternative, interest on the alleged rent overcharges during the four years preceding the commencement of their lawsuit, as well as attorney's fees. On February 14, 2007, a second lawsuit was commenced in New York State Supreme Court (New York County)
by a person claiming to be a tenant at the mortgaged real property (the
"February Action," together with the January Action, the "Actions"). The plaintiff's complaint names as defendants the same parties

                                       64

named in the January Action and, as in the January Action, seeks to assert the plaintiff's claims as a class action on behalf of itself and other current and former tenants of the mortgaged real property. Although the complaint is still under review, the allegations made in the complaint appears to be substantially similar to those made in the January Action, except for an additional allegation that the defendants engaged in deceptive acts and practices in violation of the
New York General Business Law in the alleged overcharge of rents. The complaint also seeks a judicial declaration similar to that sought in the January Action as well as unspecified monetary damages.

      The related sponsor and borrower have expressed the belief that the
Actions are without merit and have expressed their intent to vigorously contest the Actions. However, as in any litigation, there can be no assurance that sponsor and borrower will prevail in either of the Actions. If the plaintiffs in either of the Actions were to prevail on behalf of themselves and the class which they seek to represent, and a court were to grant the requested judicial declaration, such a result could (i) lower certain rents in place at the mortgaged real property, thereby decreasing cash flows, and (ii) preclude borrower from carrying out a significant part of its plan to convert rent-stabilized units to market-rate units. Such a result (or any interim relief granted to the plaintiffs in either Action prior to final judgment) could adversely impact borrower's ability to make debt service payments on the mortgage loan or to refinance the mortgage loan at maturity. In addition, if any similar actions were to be successfully brought by other tenants, either on behalf of themselves or on behalf of a certified class, such actions would have a similar impact on the borrower and the mortgaged real property. The lender's underwriting of the mortgage loan was based upon the assumption that apartment units at the mortgaged real property would continue to be de-controlled throughout the term of the mortgage loan. See "--Risks Relating to Underwritten
Net Cash Flow" and "Description of the Ten Largest Mortgage Loans--Stuyvesant
Town and Peter Cooper Village" attached hereto as Annex C. In addition, under applicable laws and regulations, the current owner of a property could be held liable for any rent overcharges received by a predecessor owner. An outcome favoring the plaintiffs in either Action in respect of the monetary damages for the alleged rent overcharges may further adversely impact the borrower's financial condition and its ability to meet its obligations under the mortgage loan. The borrower purchased the mortgaged real property from the previous owner on an "as-is" basis. It is unclear whether the borrower would have recourse against the previous owner for a possible judgment entered against the borrower in connection with the Actions. As in any litigation, it is not possible to predict what applications the plaintiffs in either Action may make or what remedies (including interim relief) may be sought or granted or what the effect of any applications or remedies may be on the future performance of the mortgaged real property.

      Copies of the complaints filed in connection with the Actions are included in the CD-ROM attached to this offering prospectus.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

                                       65

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this offering prospectus and "Description of the Governing Documents--Representations
and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this offering prospectus. See also "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" in the accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

                                       66

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently
35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest. Two (2) mortgage loans, representing approximately 3.8% of the initial mortgage pool balance and approximately 4.5%
of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

                                       67

RISKS RELATED TO THE BLACKPOINT PUERTO RICO RETAIL PORTFOLIO TRUST MORTGAGE LOAN

      General. One (1) of the mortgage loans, representing approximately 3.9% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance, is secured by multiple mortgaged real properties located in
Puerto Rico. Set forth below is a discussion of risk factors with respect to the
Blackpoint Puerto Rico Retail Portfolio trust mortgage loan.

      Risks Related to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign
(non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns
50% or more of the value of the stock or participation of the debtor.

      However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in
Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross-up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross-up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross-up payments).

      Risks Related to Puerto Rico-United States Relationship. The Commonwealth
of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust's interest in the mortgaged real property located in Puerto Rico.

      Risks Related to Foreclosures in Puerto Rico. Foreclosure of a mortgage in
Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

      At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property.
Such sales are made in accordance with procedures set forth in the Mortgage and
Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate in interest in real property covered by the mortgage.
Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which maybe recovered by a mortgagee. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

      For a description of certain other risk factors associated with the mortgage loans secured by the properties located in Puerto Rico, see
"Description of the Mortgage Pool--Loans Secured by Mortgaged Properties Located
in Puerto Rico" in this offering prospectus.

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THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Except with respect to two (2) mortgage loans (loan numbers 133 and 141)
secured by the related borrower's interest in land and not the improvements thereon, all of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing under the pooling and servicing agreement (other than the Peter
Cooper Village and Stuyvesant Town trust mortgage loan), including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this offering prospectus as REO property
(other than any REO property with respect to the Peter Cooper Village and
Stuyvesant Town trust

                                       69

mortgage loan), will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents (for example loan numbers 1 and 7), only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to two (2) mortgage loans (loan numbers 4 and 6), representing approximately 3.9% and 2.9%, respectively, of the initial mortgage pool balance and 4.7% and 3.5%, respectively, of the initial loan group
1 balance, the related terrorism insurance cap is limited to 100% and 200%, respectively, of the cost of the then current premium for all risk casualty insurance without terrorism insurance. Further, in certain cases, terrorism insurance coverage may be required solely with respect to "certified acts of terrorism" within the meaning of TRIA. Additionally, in the case of mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      In the case of two (2) mortgage loans (loan numbers 102 and 133), representing approximately 0.2% and 0.1%, respectively, of the initial mortgage pool balance and 0.2% and 0.1%, respectively, of the initial loan group 1 balance, the requirement that terrorism insurance be maintained has been waived.

      In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower

                                       70

may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this offering prospectus.

      In the event that any mortgaged real property securing a mortgage loan sustains damage as a result of an uninsured act or if the insurance policies with respect to that mortgaged real property do not adequately cover the damage sustained, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

      From time to time we use capitalized terms in this offering prospectus.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

      This offering prospectus and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this offering prospectus and the accompanying base prospectus. The forward-looking statements made in this offering prospectus are accurate as of the date stated
on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                                       71

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 145 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,167,026,360. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-4 and A-1A certificates, the class A-2FL certificates (through the class
A-2FL REMIC regular interest) and the class A4-FL certificates (through the class A-4FL REMIC regular interest) as described under "Description of the
Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 129 mortgage loans, representing approximately 83.2% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 16 mortgage loans, representing approximately 16.8% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties
(representing approximately 100% of all the mortgaged real properties that are multifamily properties and 8.5% of the mortgaged real properties that are manufactured housing community properties). Annex A-1 to this offering prospectus indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this offering prospectus. The cut-off date principal balances of all the mortgage loans in the trust range from $674,461 to $223,400,000 and the average of those cut-off date principal balances is $14,945,009; the cut-off date principal balances of the mortgage loans in loan group 1 range from $674,461 to $223,400,000, and the average of those cut-off date principal balances is $13,974,157; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,299,022 to $202,272,727, and the average of those cut-off date principal balances is $22,772,506.

      When we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

                                       72

      We provide in this offering prospectus a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this offering prospectus;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that constitute the sole properties securing the related mortgage loans and/or upon allocated portions of the cut-off date principal balances of the related mortgage loans and in the case of those mortgaged real properties that do not constitute the sole properties securing the related mortgage loans;

      o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property of the Peter Cooper
            Village and Stuyvesant Town Trust Mortgage Loan, in which case, the
            Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loan
            is taken into account), statistical information presented in this offering prospectus with respect to any mortgage loan that is part of a Loan Combination excludes the related Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

                                       73

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this offering prospectus.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 68 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 64.0% of the initial mortgage pool balance (comprised of 62 mortgage loans in loan group 1, representing approximately 63.5% of the initial loan group 1 balance and six (6) mortgage loans in loan group 2, representing approximately 66.3% of the initial loan group 2 balance). The Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan, which represents 9.3% of the initial mortgage pool balance, was co-originated by Merrill Lynch Mortgage
Lending, Inc. and Wachovia Bank, National Association.

      Countrywide Commercial Real Estate Finance, Inc. originated or acquired 77 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 36.0% of the initial mortgage pool balance (comprised of 67 mortgage loans in loan group 1, representing approximately 36.5% of the initial loan group 1 balance and 10 mortgage loans in loan group 2, representing approximately 33.7% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 12 mortgage loans, representing approximately 33.2% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 28.7% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
55.5% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Certain of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which can range from 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

                                       74

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser.

      See "Terms and Conditions of the Mortgage Loans--Defeasance Loans" and
"Collateral Substitution and Partial Releases Other Than in Connection With
Defeasance-- Property Releases" in this offering prospectus.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this offering prospectus.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                     NUMBER OF STATES        AGGREGATE       % OF INITIAL
                                   WHERE THE PROPERTIES     CUT-OFF DATE       MORTGAGE
GROUP        PROPERTY NAMES           ARE LOCATED(1)     PRINCIPAL BALANCE   POOL BALANCE
------  -------------------------  --------------------  -----------------   ------------

        MSKP Retail Portfolio - A                        $     223,400,000       10.3%
        MSKP Retail Portfolio - B                               59,400,000        2.7
                                                         -----------------       ----

        TOTAL                                1           $     282,800,000       13.1%
                                                         =================       ====

        Food for Less - Fullerton                               13,079,995        0.6%
        Food for Less - Stanton                                 12,081,523        0.6
                                                         -----------------       ----

        TOTAL                                1           $      25,161,518        1.2%
                                                         =================       ====

        Trabuco Hills Center II                                 13,000,000        0.6%
        Trabuco Hills Center I                                   9,300,000        0.4
                                                         -----------------       ----

        TOTAL                                1           $      22,300,000        1.0%
                                                         =================       ====

        6101 Yellowstone Road                                   13,149,159        0.6%
        Cheyenne Business Center                                 7,943,497        0.4
                                                         -----------------       ----

        TOTAL                                1           $      21,092,656        1.0%
                                                         =================       ====

__________________

(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. Five (5) of the mortgage loans, representing approximately 2.7%
of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One (1) of the mortgage loans, representing approximately 0.3% of the initial mortgage pool balance, provides for monthly debt-service payments to be due on the fifth day of each month. One hundred thirty-nine (139) mortgage loans,

                                       75

representing approximately 97.1% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the eighth day of each month.
Except as described below in the following paragraph, no mortgage loan has a grace period that extends payments beyond the eighth day of any calendar month.

      Four (4) mortgage loans with monthly payment due dates of the eighth of each month have either a five-day grace period (in one case) or a ten-day grace period (in three cases). With respect to those four (4) mortgage loans, default interest is due and payable if payment is not made by the related borrower on the eighth of the month. In addition, there is no grace period with respect to the balloon payment due on the mortgage loans' stated maturity dates.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans," each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full. Also, as described below under "--Convertible Rate Mortgage
Loans," that mortgage loan has a mortgage interest rate that will convert from a fixed to a floating rate and may result in the accrual of interest at a rate that is in excess of its mortgage interest rate prior to that date.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this offering prospectus. The mortgage interest rates of the mortgage loans range from 5.2600% per annum to 7.3500% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.7939%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.2600% to 7.3500% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.7232% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.3750%
to 6.4340% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1436% per annum.

      Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

      All of the mortgage loans accrue interest on an Actual/360 Basis.

      Partial Interest-Only Balloon Loans. Fifty-two (52) of the mortgage loans, representing approximately 24.9% of the initial mortgage pool balance (43 mortgage loans in loan group 1, representing approximately 26.0% of the initial loan group 1 balance, and nine (9) mortgage loans in loan group 2, representing approximately 19.7% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date. In the case of one (1) mortgage loan (loan number 47), there is an initial amortization period before the interest-only period commences.

      Interest-Only Balloon Loans. Thirty (30) of the mortgage loans, representing approximately 58.5% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 54.3% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 79.2% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

                                       76

      Amortizing Balloon Loans. Sixty-two (62) of the mortgage loans, representing approximately 16.3% of the initial mortgage pool balance (60 mortgage loans in loan group 1, representing approximately 19.4% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 1.1% of the initial loan group 2 balance), are characterized by--

      o     no interest only period;

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 62 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "Interest-Only
Balloon Loans" above.

      ARD Loans. One (1) of the mortgage loans, representing approximately 0.3%
of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, is characterized by the following features:

      o     a maturity date that is more than 20 years following origination;

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this offering prospectus;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

                                       77

      As discussed under "Ratings" in this offering prospectus, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

      Convertible Rate Mortgage Loans. One (1) of the mortgage loans, representing 0.04% of the initial mortgage pool balance and 0.04% of the initial loan group 1 balance, is characterized by the following features:

      o     a maturity date that is 15 years following origination;

      o     a fixed interest rate for the first 10 years of the mortgage loan term, followed by an adjustable interest rate period, during which period the interest rate will adjust, based on a specified index, every six months, provided that such adjusted interest rate has a floor set at the related initial fixed interest rate;

      o     the ability of the related borrower to prepay the mortgage loan, in whole or in part with prepayment consideration based on a prepayment premium that reduces over time; and

      o     an open prepayment period following the prepayment premium period that begins 60 months prior to its maturity date.

      Any amount received in respect of additional interest (accruing at a rate in excess of the initial fixed interest rate) payable on the Convertible Rate
Mortgage Loans will be distributed to the holders of the class Y certificates.
With respect to this mortgage loan, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the related open prepayment period.

      Prepayment Provisions.

      Prepayment Lock-out, Defeasance, Prepayment Consideration and Open
Periods. All of the mortgage loans provide for one or more of the following:

      o     a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

      o     a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

                                       78

      o     an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

      Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions; Mortgage Loans Which May Require Principal
Paydowns" below. The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this offering prospectus.

      The table below shows, with respect to all of the mortgage loans, the prepayment provisions in effect as of the cut-off date.

                  PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE

                                    NUMBER OF LOANS
                               --------------------------
                                                                         % INITIAL  % INITIAL
                                                            % INITIAL      LOAN       LOAN
                               MORTGAGE   LOAN     LOAN      MORTGAGE     GROUP 1    GROUP 2
    PREPAYMENT PROVISIONS        POOL    GROUP 1  GROUP 2  POOL BALANCE   BALANCE    BALANCE
-----------------------------  --------  -------  -------  ------------  ---------  ---------

L, YM1%, O...................      7         7       0         17.3%       20.8%       0.0%
L, YM, Def or YM, O..........      2         2       0          5.9         7.0        0.0
L, Def, O (1)(2).............    124       110      14         65.8        60.7       91.3
L, Def, Def or YM, O.........      2         2       0          1.3         1.6        0.0
L, Def or YM, O..............      8         7       1          8.3         9.8        0.6
Dec%, O                            1         1       0          0.0         0.0        0.0
L, Def or YM, Def or 1%, O         1         0       1          1.4         0.0        8.0
                                                              -----       -----      -----

         TOTAL...............                                 100.0%      100.0%     100.0%
                                                              =====       =====      =====

__________________

(1)   One (1) mortgage loan (loan number 98), permits the borrower to prepay the mortgage loan with a yield maintenance premium during the initial lockout period if an affiliate of the borrower simultaneously defeases another loan (a non-trust loan) and only until the commencement of the defeasance period. Following commencement of the defeasance period, the borrower may obtain a release of collateral only through defeasance.

(2)   One (1) mortgage loan (loan number 25), permits the borrower to partially prepay the mortgage loan with a yield maintenance premium from January 1,
      2009 through and including March 31, 2009 (which is during that mortgage loan's defeasance period), and from January 1, 2014 through and including
      March 31, 2014.

      For the purposes of the foregoing table, the letter designations under the heading "Prepayment Provisions" have the following meanings, as further described in the first paragraph of this "--Prepayments Provisions" section--

      o     "L" means a prepayment lock-out period;

      o     "D" means a defeasance period;

      o     "YM" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

      o     "YM1%" a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) at least 1% of the prepaid amount;

      o     "D or YM" means a period during which the borrower either (i) has the option to defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge

                                       79

            or (ii) is required to defease if the cost to defease the mortgage loan is less than the cost to prepay the mortgage loan with a yield maintenance charge;

      o     "Dec%" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a percentage of the prepaid amount that declines over time;

      o     "Less of D or YM" means a period during which the borrower is obligated to defease the mortgage loan unless the cost to prepay with yield maintenance is less; and

      o     "O" means an open period.

      Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 144 mortgage loans for which a prepayment lock-out period is currently in effect:

      o     the maximum remaining prepayment lock-out or prepayment
            lock-out/defeasance period as of the cut-off date is 176 months with respect to the entire mortgage pool, 176 months with respect to loan group 1 and 116 months with respect to loan group 2;

      o     the minimum remaining prepayment lock-out or prepayment
            lock-out/defeasance period as of the cut-off date is three months with respect to the entire mortgage pool, three months with respect to loan group 1 and 34 months with respect to loan group 2; and

      o     the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 79 months with respect to the entire mortgage pool, 75 months with respect to loan group 1 and 103 months with respect to loan group 2.

      The aggregate characteristics of the prepayment provisions of the mortgage loans will vary over time as:

      o     lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

      o     mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. As a result, proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this offering prospectus, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged As Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Penalty Interest and
Limitations on Prepayments" in the accompanying base prospectus.

                                       80

      Other Prepayment Provisions; Mortgage Loans Which May Require Principal
Paydowns. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Certain of the mortgage loans are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

                                       81

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
            qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers among and/or to additional tenant-in-common borrowers;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

      Defeasance Loans. One hundred and twenty-seven (127) mortgage loans, representing approximately 68.5% of the initial mortgage pool balance (112 mortgage loans in loan group 1, representing approximately 62.3% of the initial loan group 1 balance and 15 mortgage loans in loan group 2, representing approximately

                                       82

99.4% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are generally prohibited. See "--Prepayment Lock-out Periods" in this offering prospectus for a description of those periods during which voluntary prepayments are prohibited.

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii) an estimated or otherwise determined sales price of the property
(or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Ten (10) mortgage loans, representing approximately 19.3% of the initial mortgage pool balance (nine (9) mortgage loans in loan group 1, representing approximately 11.9% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 55.5% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this offering prospectus.

                                       83

COLLATERAL SUBSTITUTION AND PARTIAL RELEASES OTHER THAN IN CONNECTION WITH
DEFEASANCE

      In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, and
(ii) the partial release of a portion of the mortgaged real property. Below is a discussion of the mortgage loans that permit property substitution and partial release other than in connection with defeasance.

      Property Substitutions. In the case of the mortgage loan (loan number 1)
identified on Annex A-1 to this offering prospectus as MSKP Retail Portfolio-A, representing approximately 10.3% of the initial mortgage pool balance and approximately 12.4% of the initial loan group 1 balance, the related loan documents permit the release of up to four (4) mortgaged real properties from the lien of the related security instrument and the substitution of the released property with real property containing a shopping center of like kind, use, location and quality and located in the subject to the satisfaction of certain conditions, specifically:

      o     the date of substitution is not less than six months prior to the maturity date of the loan;

      o     the purchase price of the substitute property must be equal to or greater than the sales price of the released property; and

      o     satisfaction of certain LTV and DSCR tests.

      Property Releases. In the case of the mortgage loan (loan number 2)
identified on Annex A-1 to this offering prospectus as Peter Cooper Village and
Stuyvesant Town, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5% of the initial loan group 2 balance, the related loan documents permit the release of certain development rights consisting of approximately 700,000 square feet of so called "excess development floor area ratio" associated with the mortgaged real property from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation, the payment of an amount equal to the greater of (1) the disposition proceeds related to such rights that are the subject of the sale, exchange, transfer, assignment or other disposition and (2)
$225.00 per square foot. of rights being released; provided that any such release of development rights prior to the defeasance lockout period must be accompanied by the applicable yield maintenance premium; provided, further, that any disposition paid after the permitted defeasance date will be allocated pro rata between the Peter Cooper Village and Stuyvesant Town Loan Combination and
each of the related mezzanine loans.

      With respect to such mortgage loan, the related documents also permit a release of individual parcels subject to casualty, or condemnation, upon satisfaction of certain conditions, including, without limitation:

      o     payment of an amount equal to 110% of the fair market value of the release parcel immediately prior to such damage, destruction or taking;

      o     the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage is not less than 1.00x;

      o     the loan to value ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage is not greater than 70%; and

      o     receipt of written confirmation from the rating agencies that the proposed partial release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

                                       84

      Each related release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Peter Cooper Village and
Stuyvesant Town mortgaged real property (i) for the first 10 releases (including development rights releases and releases in connection with partial defeasance), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.00x, and (ii)
for each release thereafter, a debt service coverage ratio of not less than
1.00x and in each instance after the release of 10 buildings or parcels
(including development rights releases and releases in connection with partial defeasance), a loan to value ratio of not more than 70%. Any prepayment received in connection with a release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note.

      In the case of the mortgage loan (loan number 1) identified on Annex A-1 to this offering prospectus as MSKP Retail Portfolio-A representing approximately 10.3% of the initial mortgage pool balance and approximately 12.4%
of the initial loan group 1 balance, the related mortgagor is permitted to obtain a release of up to four (4) mortgaged properties securing the mortgage loan, unless otherwise approved by lender, if the related mortgagor sells such property to a bona fide third party purchaser, provided that, among other requirements, (i) the aggregate allocated loan amount of all released properties shall not exceed 50% of the aggregate allocated loan amount of all properties,
(ii) mortgaged property shall not be released on or prior to the first monthly payment date occurring in March, 2008 and (iii) the debt service coverage ratio shall not be less than the debt service coverage ratio on the closing date of the mortgage loan, provided, that the related mortgagor shall have the right to either (A) prepay the mortgage loan on or after the first monthly payment date occurring in March, 2008 in an amount sufficient to satisfy such debt service coverage ratio requirement, or (B) deliver additional collateral to lender in the form of either cash or a letter of credit in an amount that if applied to prepayment of the mortgage loan would be sufficient to satisfy the debt service coverage ratio requirement.

      In addition to the release provisions described above, some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property).
Certain such releases may be permitted after the related borrower has constructed structures on a vacant portion of the related mortgaged real property, provided such improvement is not yet income producing.

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this offering prospectus. Some of the terms that appear in those exhibits, as well as elsewhere in this offering prospectus, are defined or otherwise discussed in the glossary to this offering prospectus. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                       85

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                                % OF       % OF
                                      NUMBER OF                               INITIAL    INITIAL
                                       MORTGAGE                     % OF        LOAN       LOAN
                                        LOANS/                     INITIAL    GROUP 1    GROUP 2
                           MORTGAGE   MORTGAGED    CUT-OFF DATE   MORTGAGE    MORTGAGE   MORTGAGE
                             LOAN        REAL       PRINCIPAL       POOL        POOL       POOL      PROPERTY
       LOAN NAME            SELLER    PROPERTIES     BALANCE       BALANCE    BALANCE    BALANCE       TYPE
-----------------------    --------   ----------   ------------   ---------   --------   --------   -----------

MSKP Retail Portfolio - A    MLML        1/8       $223,400,000     10.3%      12.4%       0.0%       Retail
Peter Cooper Village
   and Stuyvesant Town       MLML        1/2        202,272,727      9.3        0.0       55.5      Multifamily
Westfield SouthPark          MLML        1/1        150,000,000      6.9        8.3        0.0        Retail
Blackpoint Puerto Rico
   Retail                    CRF         1/6         84,675,000      3.9        4.7        0.0        Retail
International Place          MLML        1/1         72,000,000      3.3        4.0        0.0        Office
Steuart Industrial
   Portfolio                 CRF         1/10        63,600,000      2.9        3.5        0.0      Industrial
MSKP Retail Portfolio - B    MLML        1/2         59,400,000      2.7        3.3        0.0        Retail
Spring Valley
   Marketplace               MLML        1/1         46,800,000      2.2        2.6        0.0        Retail
Doubletree Nashville         CRF         1/1         42,100,000      1.9        2.3        0.0      Hospitality
5200 West Century            MLML        1/1         40,000,000      1.8        2.2        0.0        Office
                                        -----      ------------     ----       ----       ----

TOTAL/WTD. AVG.                         10/33      $984,247,727     45.4%      43.4%      55.5%
                                        =====      ============     ====       ====       ====

                                         CUT-OFF
                                          DATE
                                        PRINCIPAL
                            PROPERTY     BALANCE                CUT-OFF
                              SIZE         PER                   DATE
                            SF/UNITS/   SF/UNIT/                  LTV
       LOAN NAME            ROOMS(1)    ROOMS(2)    DSCR(2)   RATIO(2)(3)
-----------------------     ---------   ---------   -------   -----------

MSKP Retail Portfolio - A   1,282,350   $     174    1.19x       72.1%
Peter Cooper Village
   and Stuyvesant Town         11,227   $ 267,213    1.70x       55.6
Westfield SouthPark           886,465   $     169    2.10x       55.6
Blackpoint Puerto Rico
   Retail                     854,744   $      99    1.40x       73.7
International Place           280,437   $     257    1.25x       69.9
Steuart Industrial
   Portfolio                  984,265   $      65    1.34x       78.3
MSKP Retail Portfolio - B     207,715   $     286    1.32x       72.1
Spring Valley
   Marketplace                205,757   $     227    1.19x       79.3
Doubletree Nashville              337   $ 124,926    1.52x       71.0(4)
5200 West Century             322,093   $     124    1.41x       73.4
                                                     -----       ----

TOTAL/WTD. AVG.                                      1.50        66.9%
                                                     =====       ====

__________________

(1)   Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms) and multifamily properties (in which case it is indicated in dwelling units)

(2)   It has been confirmed to us by each of Fitch and Moody's in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(3)   In the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage
      Loan, the cut-off date principal balance per square foot, the debt service coverage ratio and the cut-off date loan-to-value ratio, were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the
      Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loan and, in
      the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the cut off date principal balance of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the
      Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loan. In the
      case of any mortgage loan that is part of a Loan Combination that includes
      B-Note Non-Trust Loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined without taking into account the related B-Note Non-Trust Loans.

(4)   Based on a stabilized appraised value of December 31, 2008. The Cut-off
      Date LTV Ratio based on an "as is" appraised value is 83.7%.

      See Annex C to this offering prospectus for descriptions of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other loans that we will not include in the trust. Each loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The loans that are part of a particular Loan
Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan
Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected

                                       86

either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or by virtue of relevant provisions contained in the related loan documents. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective loans comprising a Loan
Combination.

      The table below identifies each mortgage loan that is part of a Loan
Combination.

-------------------------------------------------------------------------------------------------------------------------
                                                                                                      U/W DSCR (NCF)
                                                                  RELATED                            AND CUT-OFF DATE
                  MORTGAGE LOANS THAT ARE                        PARI PASSU     RELATED B-NOTE    LOAN-TO-VALUE RATIO OF
                 PART OF A LOAN COMBINATION                    NON-TRUST LOAN   NON-TRUST LOANS   ENTIRE LOAN COMBINATION
-------------------------------------------------------------------------------------------------------------------------
 MORTGAGED REAL PROPERTY NAME    CUT-OFF DATE   % OF INITIAL      ORIGINAL          ORIGINAL                CUT-OFF DATE
(AS IDENTIFIED ON ANNEX A-1 TO     PRINCIPAL      MORTGAGE        PRINCIPAL        PRINCIPAL      U/W NCF   LOAN-TO-VALUE
  THIS OFFERING PROSPECTUS)         BALANCE     POOL BALANCE       BALANCE          BALANCE         DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------------

Peter Cooper Village and
   Stuyvesant Town               $202,272,727       9.3%       $2,797,727,273         NAP          1.70x        55.6%
-------------------------------------------------------------------------------------------------------------------------
Blackpoint Puerto Rico Retail
   Portfolio                     $ 84,675,000       3.9%             NAP           $7,000,000      1.20x        79.8%
-------------------------------------------------------------------------------------------------------------------------
9600 Brookpark Road              $  5,150,000       0.2%             NAP           3,000,000       1.43x        70.3%
-------------------------------------------------------------------------------------------------------------------------

      The Peter Cooper Village and Stuyvesant Town Loan Combination.

      General. The Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan,
which has a cut-off date principal balance of $202,272,727, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5%
of the initial loan group 2 balance, is part of the Peter Cooper Village and
Stuyvesant Town Loan Combination. The Peter Cooper Village and Stuyvesant Town
Loan Combination consists of the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan and the Peter Cooper Village and Stuyvesant Town Pari Passu
Non-Trust Mortgage Loans, which are not included in the trust for our series
2007-6 certificates, but are secured by the same mortgaged real property. Three of the Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Mortgage
Loans are currently held by Wachovia Bank, National Association and one of such non-trust loans will be deposited into the Wachovia Bank Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30
securitization. Another Peter Cooper Village and Stuyvesant Town Pari-Passu
Non-Trust Mortgage Loan, having a principal balance as of the cut-off date of
$800,000,000 is currently held by Merrill Lynch Mortgage Lending, Inc. and was deposited into the ML-CFC 2007-5 Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2007-5 securitization. The Peter Cooper
Village and Stuyvesant Town Loan Combination will be serviced under the pooling and servicing agreement relating to the WBCMT Series 2007-C30 Securitization upon the closing of such securitization. Prior to the closing of the WBCMT
Series 2007-C30 Securitization, the Peter Cooper Village and Stuyvesant Town
Loan Combination will be serviced pursuant to an interim servicing agreement, which is substantially similar to the WBCMT Series 2007-C30 Pooling and
Servicing Agreement. The relative rights of the holders of the loans comprising the Peter Cooper Village and Stuyvesant Town Loan Combination are governed by the Peter Cooper Village and Stuyvesant Town Intercreditor Agreement.

      Priority of Payments. Pursuant to the Peter Cooper Village and Stuyvesant
Town Intercreditor Agreement, collections on the Peter Cooper Village and
Stuyvesant Town Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents)
will, in general, be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the WBCMT Series 2007-C30 Pooling and Servicing
Agreement), to the issuing entity, as holder of the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan, and to the holders of the Peter Cooper
Village and Stuyvesant Town Pari Passu Non-Trust Mortgage Loans, on a pari passu and pro rata basis, in accordance with their respective principal balances.

                                       87

      Consultation Rights. Pursuant to the Peter Cooper Village and Stuyvesant
Town Intercreditor Agreement, any decision to be made with respect to the Peter
Cooper Village and Stuyvesant Town Loan Combination that requires the approval of a majority of holders of the controlling class of a securitization will be made by the Peter Cooper Village and Stuyvesant Town Controlling Party after consultation with, among others, the ML-CFC series 2007-6 controlling class representative.

      Consent Rights. Pursuant to the WBCMT Series 2007-C30 Pooling and
Servicing Agreement and the Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement, the Peter Cooper Village and Stuyvesant Town
Controlling Party will be entitled to advise the WBCMT Series 2007-C30 Special
Servicer with respect to the following actions, and in general, the WBCMT Series
2007-C30 Special Servicer will not be permitted to take any of the following actions as to which the Peter Cooper Village and Stuyvesant Town Controlling
Party has objected within ten business days of being notified thereof:

      (i)     any actual or proposed foreclosure upon or comparable conversion
              (which may include acquisitions of an REO Property) of the ownership of the Peter Cooper Village and Stuyvesant Town
              Mortgaged Property following a default;

      (ii)    any modification of a monetary term of the Peter Cooper Village and Stuyvesant Town Loan Combination (other than a modification consisting of the extension of the related maturity date for one year or less) or a material non-monetary term;

      (iii)   any actual or proposed sale of any Peter Cooper Village and
              Stuyvesant Town REO Property (other than in connection with the termination of the trust fund or pursuant to the exercise of a purchase option);

      (iv)    any determination to bring any Peter Cooper Village and Stuyvesant
              Town REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at any
              Peter Cooper Village and Stuyvesant Town REO Property;

      (v)     the acceptance of substitute or additional collateral or release of material collateral for the Peter Cooper Village and Stuyvesant
              Town Loan Combination unless required by the underlying loan documents;

      (vi)    any waiver of a "due-on-sale" clause or "due-on-encumbrance"
              clause;

      (vii)   any release of any performance or "earn-out" reserves, escrows or letters of credit;

      (viii)  any acceptance of an assumption agreement releasing the related borrower from liability under the Peter Cooper Village and
              Stuyvesant Town Loan Combination (other than in connection with a defeasance permitted under the terms of applicable loan
              documents);

      (ix)    any termination of the related property manager;

      (x)     any determination to allow the related borrower not to maintain terrorism insurance;

      (xi)    any determination to decrease the time period associated with certain events giving rise to special servicing; and

      (xii)   any other actions set forth in the WBCMT Series 2007-C30 Pooling and Servicing Agreement.

      In addition, the Peter Cooper Village and Stuyvesant Town Controlling
Party may direct the WBCMT Series 2007-C30 Special Servicer to take, or to refrain from taking, such other actions as the Peter Cooper Village and
Stuyvesant Town Controlling Party may deem advisable or as to which provision is otherwise made in the

                                       88

WBCMT Series 2007-C30 Pooling and Servicing Agreement. The Peter Cooper Village
and Stuyvesant Town Controlling Party will not be permitted to object to an action of the WBCMT Series 2007-C30 Special Servicer that would cause the WBCMT
Series 2007-C30 Special Servicer to take any action or refrain from taking any action which would violate any applicable law, be inconsistent with the servicing standard under the WBCMT Series 2007-C30 Pooling and Servicing
Agreement, otherwise violate the WBCMT Series 2007-C30 Pooling and Servicing
Agreement, the Peter Cooper Village and Stuyvesant Town Intercreditor Agreement
or the REMIC provisions of the Internal Revenue Code of 1986 or expose to liability, or increase the scope of responsibilities of, various parties to the
WBCMT Series 2007-C30 Pooling and Servicing Agreement and related persons and entities.

      Replacement of WBCMT Series 2007-C30 Special Servicer. The Peter Cooper
Village and Stuyvesant Town Intercreditor Agreement provides that the special servicer of the Peter Cooper Village and Stuyvesant Town Loan Combination may be
removed, with or without cause, with the consent of a majority of the controlling class representatives (and/or comparable parties) for securitizations involving mortgage loans in the Peter Cooper Village and
Stuyvesant Town Loan Combination, and subject to the receipt of rating agency confirmations for those securitizations.

      Purchase Options. The Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement provides that the Peter Cooper Village and Stuyvesant
Town Loan Combination will, under various default scenarios, be subject to a fair value purchase option (or, until fair value is established under the WBCMT
Series 2007-C30 Pooling and Servicing Agreement, a par purchase option) on the part of the controlling class representative or other comparable party for each securitization involving a mortgage loan in the Peter Cooper Village and
Stuyvesant Town Loan Combination, with priority based on the relevant sizes of the respective related securitized mortgage loans in the Peter Cooper Village and Stuyvesant Town Loan Combination.

      The Blackpoint Puerto Rico Retail Portfolio Loan Combination.

      General. The Blackpoint Puerto Rico Retail Portfolio Trust Mortgage Loan,
which has a cut-off date principal balance of $84,675,000, representing approximately 3.9% of the initial mortgage pool balance and approximately 4.7%
of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Blackpoint Puerto Rico Retail Portfolio Loan Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the
Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan. The Blackpoint
Puerto Rico Retail Portfolio B-Note Non-Trust Loan will not be included in the trust. The Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan is
secured by the same mortgage instrument encumbering the Blackpoint Puerto Rico
Retail Portfolio Mortgaged Properties and will be serviced under the Pooling and
Servicing Agreement. The relative rights of the holders of the loans comprising the Blackpoint Puerto Rico Retail Portfolio Loan Combination are governed by the
Blackpoint Puerto Rico Retail Portfolio Intercreditor Agreement. The Blackpoint
Puerto Rico Retail Portfolio Intercreditor Agreement provides that the
Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan may, at the option of the Blackpoint Puerto Rico Retail Portfolio B-Note Loan Noteholder, convert to a pari passu note on such date that the Blackpoint Puerto Rico Retail
Portfolio B-Note Loan Noteholder provides evidence to the master servicer that the Blackpoint Puerto Rico Retail Portfolio Mortgaged Properties have maintained a debt service coverage ratio (on an amortizing basis) of at least 1.35x
(calculated on a trailing 12 month basis) and the master servicer and the controlling class representative has confirmed that such condition has been satisfied (such date, the "Blackpoint Puerto Rico Retail Portfolio Conversion
Date").

      Priority of Payments. Prior to the Blackpoint Puerto Rico Retail Portfolio
Conversion Date, the rights of the holder of the Blackpoint Puerto Rico Retail
Portfolio B-Note Non-Trust Loan to receive payments of interest, principal and other amounts are subordinate to the rights of the holder of the Blackpoint
Puerto Rico Retail Portfolio Trust Mortgage Loan to receive such amounts.
Pursuant to the Blackpoint Puerto Rico Retail Portfolio Intercreditor Agreement,
prior to an event of default, collections on the Blackpoint Puerto Rico Retail
Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the

                                       89

related loan documents and excluding any principal prepayments and yield maintenance payments in respect of the Blackpoint Puerto Rico Retail Portfolio
Non-Trust Loan following a defeasance of the Blackpoint Puerto Rico Retail
Portfolio Trust Mortgage Loan) will be allocated (after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the Pooling and Servicing
Agreement) generally in the following manner, to the extent of available funds:

      o     first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

      o     second, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan, in an amount equal to all accrued and unpaid interest
            (excluding default interest) on its principal balance (net of related servicing fees);

      o     third, to the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan, in an amount equal to scheduled principal payments due and its pro rata portion of other principal payments attributable to the
            Blackpoint Puerto Rico Retail Portfolio Loan Combination, in
            accordance with the related loan documents;

      o     fourth, to the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest
            (excluding default interest) on its respective principal balance
            (net of related master servicing fees) and (c) scheduled principal payments due in respect of the mortgage loan and its pro rata portion of all other principal payments attributable to the
            Blackpoint Puerto Rico Retail Portfolio Loan Combination in
            accordance with the related loan documents;

      o     fifth, to the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     sixth, to the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     seventh, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, in each case on a pro rata basis, any default interest, to the extent not payable to any party pursuant to the
            Pooling and Servicing Agreement;

      o     eighth, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan, on a pro rata basis, in an amount equal to any extension fees, to the extent actually paid by the Blackpoint Puerto
            Rico Retail Portfolio Borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

      o     ninth, to the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, on a pro rata basis, in an amount equal to any extension fees, to the extent actually paid by the Blackpoint Puerto
            Rico Retail Portfolio Borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

      o     tenth, to the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan and the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, any late payment charges actually paid by the
            Blackpoint Puerto Rico Retail Portfolio borrower, to the extent not payable to any party pursuant to the Pooling and Servicing
            Agreement; and

      o     eleventh, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, on a pro rata basis (based on their

                                       90

            respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Blackpoint Puerto Rico
            Retail Portfolio Borrower.

      Pursuant to the Blackpoint Puerto Rico Retail Portfolio Intercreditor
Agreement, subsequent to the occurrence and during the continuation of a monetary or other material event of default and prior to the Blackpoint Puerto
Rico Retail Portfolio Conversion Date, collections on the Blackpoint Puerto Rico
Retail Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x) proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged real property or released to the Blackpoint
Puerto Rico Retail Portfolio Borrower in accordance with the Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement or advances and/or interest thereon, incurred under the Pooling and Servicing Agreement) generally in the following manner, to the extent of available funds:

      o     first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

      o     second, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan, in an amount equal to all accrued and unpaid interest
            (excluding default interest) on its principal balance (net of related servicing fees);

      o     third, to the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan, principal payments, until its principal balance has been reduced to zero;

      o     fourth, to the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest
            (excluding default interest) on its respective principal balance
            (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

      o     fifth, to the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     sixth, to the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     seventh, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, in each case on a pro rata basis, any default interest, to the extent not payable to any party pursuant to the
            Pooling and Servicing Agreement;

      o     eighth, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan, on a pro rata basis, in an amount equal to any extension fees, to the extent actually paid by the Blackpoint Puerto
            Rico Retail Portfolio Borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

      o     ninth, to the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, on a pro rata basis, in an amount equal to any extension fees, to the extent actually paid by the Blackpoint Puerto
            Rico Retail Portfolio Borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

      o     tenth, to the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan and the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, any late payment charges actually paid by

                                       91

            the Blackpoint Puerto Rico Retail Portfolio Borrower, to the extent not payable to any party pursuant to the Pooling and Servicing
            Agreement; and

      o     eleventh, to the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Blackpoint Puerto Rico Retail
            Portfolio Borrower.

      On or after the Blackpoint Puerto Rico Retail Portfolio Conversion Date,
the distributions to the holders of the Blackpoint Puerto Rico Retail Portfolio
Trust Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio Pari Passu
Non-Trust Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and all payments, proceeds and other recoveries on or in respect of the Blackpoint Puerto Rico Retail
Portfolio Trust Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio
Pari Passu Non-Trust Loan will be applied to the Blackpoint Puerto Rico Retail
Portfolio Trust Mortgage Loan and the Blackpoint Puerto Rico Retail Portfolio
Pari Passu Non-Trust Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer and the trustee) in accordance with the terms of the pooling and servicing agreement.

      Consent Rights. Under the Blackpoint Puerto Rico Retail Portfolio
Intercreditor Agreement, the Blackpoint Puerto Rico Retail Portfolio Controlling
Party will be entitled to advise the applicable master servicer and the special servicer, and the master servicer or the special servicer, as applicable, may not take any of the following actions without the consent of the Blackpoint
Puerto Rico Retail Portfolio Controlling Party:

      o     any acceleration of the mortgage loans in the Blackpoint Puerto Rico
            Retail Portfolio Loan Combination (unless such acceleration is by its terms automatic under the related loan documents);

      o     any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the Blackpoint
            Puerto Rico Retail Portfolio Mortgaged Properties or any subsequent sale of the Blackpoint Puerto Rico Retail Portfolio Mortgaged
            Properties (including REO Property);

      o     any modification of, or waiver with respect to, (a) the material payment terms of the Blackpoint Puerto Rico Retail Portfolio Loan
            Combination, (b) any provision of the related loan documents that restricts the Blackpoint Puerto Rico Retail Portfolio Borrower or
            its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the Blackpoint Puerto Rico
            Retail Portfolio Loan Combination;

      o     any proposed sale of the Blackpoint Puerto Rico Retail Portfolio
            Mortgaged Properties other than as specifically permitted by the related loan documents;

      o     any acceptance of a discounted payoff of the Blackpoint Puerto Rico
            Retail Portfolio Loan Combination;

      o     any determination to bring the Blackpoint Puerto Rico Retail
            Portfolio Mortgaged Properties or REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Blackpoint Puerto Rico Retail Portfolio
            Mortgaged Properties or REO Property;

      o     any release of any portion of the Blackpoint Puerto Rico Retail
            Portfolio Mortgaged Properties (other than in accordance with the terms of the related loan documents);

                                       92

      o     any acceptance of additional or substitute collateral for the
            Blackpoint Puerto Rico Retail Portfolio Loan Combination (other than in accordance with the terms of the related loan documents);

      o     any waiver of a "due-on-sale:" or "due-on-encumbrance" clause or insurance provision;

      o     any acceptance of an assumption agreement releasing the Blackpoint
            Puerto Rico Retail Portfolio Borrower, or any guarantor, from liability under the Blackpoint Puerto Rico Retail Portfolio Loan
            Combination;

      o     the approval by the holder of the Blackpoint Puerto Rico Retail
            Portfolio Trust Mortgage Loan of any replacement special servicer for the Blackpoint Puerto Rico Retail Portfolio Loan Combination
            (other than in connection with the trustee becoming the successor pursuant to the terms of the pooling and servicing agreement);

      o     any adoption or approval of any plan or reorganization,
            restructuring or similar plan in the bankruptcy of the Blackpoint
            Puerto Rico Retail Portfolio Borrower;

      o     any renewal or replacement of the then-existing insurance policies to the extent that such renewal or replacement does not comply with the terms of the related loan documents or any proposed modification or waiver of any insurance requirements under the related loan documents;

      o     any approval of the incurrence of additional debt by the Blackpoint
            Puerto Rico Retail Portfolio Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Blackpoint Puerto
            Rico Retail Portfolio Borrower (other than in accordance with the terms of the related loan documents) and the approval of any related intercreditor agreement;

      o     any release of the Blackpoint Puerto Rico Retail Portfolio Borrower
            or any guarantor from liability under the Blackpoint Puerto Rico
            Retail Portfolio Loan Combination;

      o     any transfer of pledge of the Blackpoint Puerto Rico Retail
            Portfolio Mortgaged Properties or any portion thereof or any transfer or pledge of any direct or indirect ownership interest in the Blackpoint Puerto Rico Retail Portfolio Borrower, except as may be expressly permitted by the related loan documents or any consent to an assignment and assumption of the Bethany Maryland Portfolio
            Loan Combination pursuant to the related loan documents;

      o     any replacement of the property manager, if approval is required by the related loan documents; and

      o     any material reduction or material waiver of any obligations to pay any reserve amounts under the related loan documents;

      Consultation Rights. Under the Blackpoint Puerto Rico Retail Portfolio
Intercreditor Agreement, the holder of the Blackpoint Puerto Rico Retail
Portfolio Trust Mortgage Loan and the applicable servicer are required to consult, on a non-binding basis, with the Blackpoint Puerto Rico Retail
Portfolio Controlling Party with respect to certain actions relating to the
Blackpoint Puerto Rico Retail Portfolio Loan Combination and the Blackpoint
Puerto Rico Retail Portfolio Mortgaged Properties including, among other things, execution or renewal of any lease (if approval is required by the related loan documents) and waiver of any notice provisions related to prepayment of all or any portion of the Blackpoint Puerto Rico Retail Portfolio Loan Combination.

      Purchase Option. The Blackpoint Puerto Rico Retail Portfolio Intercreditor
Agreement provides that prior to the Blackpoint Puerto Rico Retail Portfolio
Conversion Date, if (a) any principal or interest payment with

                                       93

respect to the Blackpoint Puerto Rico Retail Portfolio Loan Combination becomes delinquent, (b) the Blackpoint Puerto Rico Retail Portfolio Loan Combination has
been accelerated, (c) the principal balance of the Blackpoint Puerto Rico Retail
Portfolio Loan Combination is not paid at maturity, (d) the Blackpoint Puerto
Rico Retail Portfolio Borrower files a petition for bankruptcy or (e) the
Blackpoint Puerto Rico Retail Portfolio Trust Mortgage Loan becomes a specially serviced loan (and an event of default has occurred and is continuing), then (if the holder of the Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan
is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the
Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan has the option to purchase the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage Loan from the trust fund, at a price generally equal to the aggregate unpaid principal balance of the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage Loan,
together with all accrued and unpaid interest on that mortgage loan, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

      Cure Rights. Prior to the Blackpoint Puerto Rico Retail Portfolio
Conversion Date, in the event that the Blackpoint Puerto Rico Retail Portfolio
Borrower fails to make any scheduled payments due under the related loan documents, the Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan
Noteholder will have five business days from the date of receipt of notice of the subject default (or five business days from the expiration of any applicable grace period, whichever is longer) to cure the default. In the event of a non-monetary default by the Blackpoint Puerto Rico Retail Portfolio Borrower,
the Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan Noteholder
will have 30 days from the date of receipt of notice of the subject default (or
30 days from the expiration of any applicable grace period, whichever is longer)
to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the Blackpoint Puerto Rico Retail Portfolio B-Note
Non-Trust Loan Noteholder has commence and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 30 additional days.

      Without the prior consent of the holder of the Blackpoint Puerto Rico
Retail Portfolio Trust Mortgage Loan, the Blackpoint Puerto Rico Retail
Portfolio B-Note Non-Trust Loan Noteholder will not have the right to cure more than six cure events during the term of the Blackpoint Puerto Rico Retail
Portfolio Loan Combination and no single cure event may exceed three months.

      The 9600 Brookpark Road Loan Combination.

      General. The 9600 Brookpark Road Trust Mortgage Loan, which has a cut-off date principal balance of $8,150,000 representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the 9600 Brookpark
Road Loan Combination, which consists of the 9600 Brookpark Road Trust Mortgage
Loan and the 9600 Brookpark Road B-Note Non-Trust Loan, both of which are secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 9600 Brookpark Road. We intend to include the 9600 Brookpark Road
Trust Mortgage Loan in the trust fund. The 9600 Brookpark Road B-Note Non-Trust
Loan was sold immediately after origination to Astar Finance LLC, and will not be included in the trust fund.

      The 9600 Brookpark Road Trust Mortgage Loan and the 9600 Brookpark Road
B-Note Non-Trust Loan are cross-defaulted. The 9600 Brookpark Road B-Note
Non-Trust Loan has the same maturity date and prepayment structure as the 9600
Brookpark Road Trust Mortgage Loan. For purposes of the information presented in this offering prospectus with respect to the 9600 Brookpark Road Trust Mortgage
Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the 9600 Brookpark Road Trust Mortgage Loan and does not take into account the 9600 Brookpark Road B-Note Non-Trust Loan.

      The trust, as the holder of the 9600 Brookpark Road Trust Mortgage Loan, and the holder of the 9600 Brookpark Road B-Note Non-Trust Loan are parties to an intercreditor agreement, which we refer to as the 9600 Brookpark Road
Intercreditor Agreement. The servicing and administration of the 9600 Brookpark
Road Trust

                                       94

Mortgage Loan (and, to the extent described below, the 9600 Brookpark Road
B-Note Non-Trust Loan) will be performed by the applicable master servicer and the special servicer on behalf of the trust (and, in the case of the 9600
Brookpark Road B-Note Non-Trust Loan, on behalf of the holder of that loan). The following describes certain provisions of the 9600 Brookpark Road Intercreditor
Agreement.

      Priority of Payments. The rights of the holder of the 9600 Brookpark Road
B-Note Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the 9600 Brookpark Road
Trust Mortgage Loan to receive such amounts. So long as a 9600 Brookpark Road
Material Default has not occurred or, if a 9600 Brookpark Road Material Default has occurred but is no longer continuing, the 9600 Brookpark Road Borrower will be required to make separate payments of principal and interest to the holders of the 9600 Brookpark Road Trust Mortgage Loan and the 9600 Brookpark Road
B-Note Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the 9600
Brookpark Road Trust Mortgage Loan. Any voluntary principal prepayments will be applied to the 9600 Brookpark Road Trust Mortgage Loan and the 9600 Brookpark
Road B-Note Non-Trust Loan on a pro rata basis; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing 9600 Brookpark Road Material Default. If a 9600 Brookpark
Road Material Default occurs and is continuing, then amounts tendered by the
9600 Brookpark Road Borrower on the 9600 Brookpark Road B-Note Non-Trust Loan
will generally be subordinated to payments due with respect to the 9600
Brookpark Road Trust Mortgage Loan and the amounts with respect to the 9600
Brookpark Road Loan Combination will be paid in the following manner:

      o     first, to the holder of the 9600 Brookpark Road Trust Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid by such entity;

      o     second, to the holder of the 9600 Brookpark Road Trust Mortgage Loan or its servicer, in an amount equal to the accrued and unpaid non-default interest;

      o     third, to the holder of the 9600 Brookpark Road Trust Mortgage Loan or its servicer, in an amount equal to the principal balance of the
            9600 Brookpark Road Trust Mortgage Loan until paid in full;

      o     fourth, to the holder of the 9600 Brookpark Road B-Note Non-Trust
            Loan, in an amount equal to the accrued and unpaid non-default interest on the 9600 Brookpark Road B-Note Non-Trust Loan;

      o     fifth, to the holder of the 9600 Brookpark Road B-Note Non-Trust
            Loan, in an amount equal to the principal balance of the 9600
            Brookpark Road B-Note Non-Trust Loan until paid in full;

      o     sixth, to the holder of the 9600 Brookpark Road Trust Mortgage Loan or its servicer, the applicable percentage interest of any prepayment premium, to the extent actually paid, in accordance with the portion of the 9600 Brookpark Road Trust Mortgage Loan so prepaid;

      o     seventh, to the holder of the 9600 Brookpark Road B-Note Non-Trust
            Loan, in an amount equal to the applicable percentage interest of any prepayment premium, to the extent actually paid, in accordance with the portion of the 9600 Brookpark Road B-Note Non-Trust Loan so prepaid;

      o     eighth, any default interest in excess of the interest paid (i)
            first, to the holder of the 9600 Brookpark Road Trust Mortgage Loan
            (ii) then, to the holder of the 9600 Brookpark Road B-Note Non-Trust
            Loan;

                                       95

      o     ninth, any late payment charges, other than a prepayment premium or default interest, to the holder of the 9600 Brookpark Road Trust
            Mortgage Loan and the holder of the 9600 Brookpark Road B-Note
            Non-Trust Loan, pro rata, based upon the initial principal balances of those mortgage loans; and

      o     tenth, any excess, to the holder of the 9600 Brookpark Road Trust
            Mortgage Loan and the holder of the 9600 Brookpark Road B-Note
            Non-Trust Loan, pro rata, based upon the initial principal balances of those mortgage loans.

      If, after the expiration of the right of the holder of the 9600 Brookpark
Road B-Note Non-Trust Loan to purchase the 9600 Brookpark Road Trust Mortgage
Loan (as described below), the 9600 Brookpark Road Trust Mortgage Loan or the
9600 Brookpark Road B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the 9600 Brookpark Road Trust Mortgage
Loan or the 9600 Brookpark Road B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the 9600 Brookpark Road Loan Combination, then all payments to the trust, as the holder of the 9600 Brookpark Road Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the 9600 Brookpark
Road Trust Mortgage Loan will remain the same. In that case, the holder of the
9600 Brookpark Road B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the 9600 Brookpark Road Trust Mortgage Loan or the 9600 Brookpark Road B-Note
Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the 9600 Brookpark Road B-Note
Non-Trust Loan).

      Consent Rights. The ability of the applicable master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the 9600
Brookpark Road B-Note Non-Trust Loan, the 9600 Brookpark Road Trust Mortgage
Loan or the related loan documents, is limited by the rights of the holder of the 9600 Brookpark Road B-Note Non-Trust Loan to approve modifications and other actions as contained in the 9600 Brookpark Road Intercreditor Agreement;
provided that the consent of the holder of the 9600 Brookpark Road B-Note
Non-Trust Loan will not be required in connection with any modification or other action with respect to the 9600 Brookpark Road Loan Combination after the expiration of the right of the holder of the 9600 Brookpark Road B-Note
Non-Trust Loan to purchase the 9600 Brookpark Road Trust Mortgage Loan; and
provided, further, that no consent or failure to provide consent of the holder of the 9600 Brookpark Road B-Note Non-Trust Loan may cause the applicable master servicer or the special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of the 9600 Brookpark Road B-Note Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the 9600 Brookpark Road
B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the 9600 Brookpark Road Trust Mortgage
Loan, acting through the applicable master servicer and/or the special servicer as specified in the pooling and servicing agreement.

      Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the 9600 Brookpark Road Intercreditor Agreement, the holder of the 9600 Brookpark Road B-Note Non-Trust Loan will have the right to purchase the 9600 Brookpark Road Trust Mortgage Loan at a purchase price determined under the 9600 Brookpark Road Intercreditor Agreement and generally equal the sum of
(a) the outstanding principal balance of the 9600 Brookpark Road Trust Mortgage
Loan (without reduction on account of any unreimbursed principal advances made by the servicer), (b) accrued and unpaid interest on the outstanding principal balance of the 9600 Brookpark Road Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the 9600 Brookpark Road Loan Combination by the
applicable master servicer or the special servicer, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the 9600 Brookpark Road Trust

                                       96

Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the 9600 Brookpark Road Loan
Combination together with advance interest thereon.

      Cure Rights. The holder of the 9600 Brookpark Road B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the 9600 Brookpark
Road Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     One hundred (100) of the mortgaged real properties, securing approximately 39.1% of the initial mortgage pool balance and approximately 47.0% of the initial loan group 1 balance are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25.0% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Thirty-seven (37) of the mortgaged real properties, securing approximately 7.3% of the initial mortgage pool balance and approximately 8.8% of the initial loan group 1 balance are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this offering prospectus for information regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at the retail, office, industrial and mixed use mortgaged real properties.

      o     Certain of the mortgaged real properties are multifamily rental properties that receive rent subsidies from the United States
            Department of Housing and Urban Development under the Section 42 low income tax credit program or have tenants whose rents are subsidized under HUD's Section 8 housing choice voucher program or are otherwise subsidized.

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

                                       97

      o     With respect to certain of the mortgage loans, one or more tenants
            (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of six (6) mortgaged real properties securing, in whole or partially, six (6) mortgage loans, representing approximately 1.9% of the initial mortgage pool balance and approximately 2.3%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 20 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt.

      In the case of each of the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loans and each A-Note Trust Mortgage Loan, the related mortgage also secures one or more related Non-Trust Loans that will not be included in the assets of the issuing entity. In the case of any Mortgage Loan with a related
B-Note Non-Trust Loan, the related mortgage also secures a B-Note Non-Trust
Loan. Each Non-Trust Loan is secured by some mortgage instrument that secures the related mortgage loan that will be included in the assets of the issuing entity. See "--The Loan Combinations" above for a description of these related
Loan Combinations.

      In the case of one (1) mortgage loan, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5% of the initial loan group 2 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                                      MORTGAGE LOAN
                                                       CUT-OFF DATE  MAXIMUM COMBINED LTV  MINIMUM COMBINED
LOAN GROUP           MORTGAGED PROPERTY NAME             BALANCE       RATIO PERMITTED      DSCR PERMITTED
----------  ----------------------------------------  -------------  --------------------  ----------------

    2       Peter Cooper Village and Stuyvesant Town  $202,272,727          70.0%(1)           1.30x(1)

__________________

(1)   Between November 8, 2011 and May 8, 2013 one time maximum of $300,000,000.

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the

                                       98

Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Real Property" in this offering prospectus. See also, See "Risk Factors--Additional Secured Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

      Mezzanine Debt. In the case of nine (9) mortgage loans, representing approximately 15.9% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 5.0% of the initial loan group
1 balance, and five (5) mortgage loans in loan group 2, representing approximately 69.8% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                          MORTGAGE LOAN     ORIGINAL
LOAN                                      CUT-OFF DATE     MEZZANINE     AGGREGATE DEBT
GROUP      MORTGAGED PROPERTY NAME           BALANCE      DEBT BALANCE       BALANCE
-----  --------------------------------  --------------  --------------  ---------------

  2    Peter Cooper Village and
       Stuyvesant Town                   $  202,272,727  $1,400,000,000  $ 4,400,000,000
  1    1001 Frontier                     $   37,950,000  $    4,000,000  $    41,950,000
  2    Crossings at Canton               $   29,280,000  $    4,850,000  $    34,130,000
  1    SFG Portfolio                     $   19,000,000  $    1,570,000  $    20,570,000
  1    Genesis Rubicon GSA Portfolio     $   18,000,000  $    5,018,500  $    23,018,500
  1    Bandera Festival Shopping Center  $   15,800,000  $      562,500  $    16,362,500
  2    Bear Creek Apts - Phase I         $    9,600,000  $      624,000  $    10,224,000
  2    Deering Manor Apartments          $    7,910,000  $      465,000  $     8,375,000
  2    Bellevue Land Apartments          $    5,350,000  $      375,000  $     5,725,000

      Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of 18 mortgage loans, representing approximately 38.2% of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 32.5% of the initial loan group 1 balance, and three (3) mortgage loan in loan group 2, representing approximately 66.9% of the initial loan group
2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

                                       99

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                 MORTGAGE LOAN   MAXIMUM COMBINED     MINIMUM
LOAN                                              CUT-OFF DATE      LTV RATIO      COMBINED DSCR
GROUP          MORTGAGED PROPERTY NAME              BALANCE         PERMITTED        PERMITTED
-----  ----------------------------------------  --------------  ----------------  -------------

  1    MSKP Retail Portfolio - A                 $  223,400,000       80.0%            1.19x
  2    Peter Cooper Village and Stuyvesant Town  $  202,272,727       70.0%            1.30x
  1    Blackpoint Puerto Rico Retail Portfolio   $   84,675,000        N/A             1.05x(1)
  1    International Place                       $   72,000,000       80.0%            1.25x
  1    Steuart Industrial Portfolio              $   63,600,000       85.0%            1.07x
  1    MSKP Retail Portfolio - B                 $   59,400,000       80.0%            1.37x
  2    Retreat at the Park Apartments            $   32,000,000       80.0%            1.20x
  1    Fairfield Commons                         $   18,000,000       85.0%            1.15x
  1    Palms to Pines Shopping Complex           $   14,000,000       80.0%            1.20x
  1    Alside Distribution Center                $    9,800,000       77.5%            1.20x
  2    Bear Creek Apts-Phase I                   $    9,600,000       90.0%            1.07(2)
  1    Cardinal Glass Distribution               $    8,385,000       90.0%(2)         1.07x(2)
  1    Michigan Road Shoppes                     $    7,500,000       80.0%            1.20x
  1    Best Western Busch Gardens(3)             $    7,477,346       85.0%            1.20x
  1    Lennox International, Inc.(4)             $    5,000,000       90.0%(2)         1.07x(2)
  1    GE Building                               $    4,580,000       90.0%(2)         1.07x(2)
  1    8th and Washington Retail                 $    4,000,000       70.0%            1.40x
  1    Madison Business Park                     $    3,185,000       80.0%            1.20x

__________________

(1)   At least 1.10x before mezzanine debt.

(2)   With respect to each mortgage loan, the related mortgaged real property must, prior to incurring the related mezzanine debt, have a DSCR of at least 1.07x and an LTV ratio of not more than 90%.

(3)   Future mezzanine debt is only permitted upon an assumption by a new borrower.

(4)   The tenant's lease expansion option must have been exercised in order for the borrower to incur future mezzanine debt.

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this offering prospectus.

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real

                                       100

property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of one (1) mortgage loan (loan number
28), representing approximately 0.8% of the initial mortgage pool balance, the related borrowers have incurred, or are expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property, in each case as identified in the table below.

                                                 MORTGAGE LOAN   AMOUNT OF UNSECURED  MAXIMUM COMBINED     MINIMUM
LOAN                                              CUT-OFF DATE     DEBT INCURRED/        LTV RATIO      COMBINED DSCR
GROUP          MORTGAGED PROPERTY NAME              BALANCE           PERMITTED          PERMITTED        PERMITTED
-----  ----------------------------------------  --------------  -------------------  ----------------  -------------

  1    Bayview Shops(1)                          $   17,000,000          (1)                (1)              (1)

__________________

(1)   The loan documents permit unsecured subordinate debt from an affiliate.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Fifty-eight (58) mortgage loans, representing approximately
67.2% of the initial mortgage pool balance (55 mortgage loans in loan group 1, representing approximately 67.2% of the initial loan group 1 balance and three
(3) mortgage loans in loan group 2, representing approximately 67.3% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

                                       101

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

            In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

            For purposes of this offering prospectus, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

            2     a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

            For purposes of this offering prospectus, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

                                       102

      The 58 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                      % OF INITIAL           % OF INITIAL
                   NUMBER OF                   % OF INITIAL           LOAN GROUP 1           LOAN GROUP 2
                   MORTGAGE                      MORTGAGE    GROUP 1    PRINCIPAL   GROUP 2   PRINCIPAL
  LOCKBOX TYPE*      LOANS        BALANCE      POOL BALANCE   COUNT      BALANCE     COUNT     BALANCE
-----------------  ---------  ---------------  ------------  -------  ------------  -------  ------------

Hard                  44      $ 1,276,260,870      58.9%        43       59.6%         1         55.5%
Soft                   2           39,080,000       1.8         1         0.5          1          8.0
Soft at Closing,
   Springing Hard      5           53,321,979       2.5         4         2.2          1          3.7
None at Closing,
   Springing Hard      7           87,090,070       4.0         7         4.8          0          0.0
                      --      ---------------      ----         --       ----         --         ----

         TOTAL        58      $ 1,455,752,919      67.2%        55       67.2%         3         67.3%
                      ==      ===============      ====         ==       ====         ==         ====

__________________

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other

                                       103

than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 19% of the estimated replacement cost of the improvements.

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to related REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan (other than the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan) is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by Fitch and "A3" by
Moody's (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by either of Fitch or Moody's. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this offering prospectus and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property (other than the Peter Cooper Village and
Stuyvesant Town Mortgaged Property) is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was

                                       104

previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this offering prospectus by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

      The WBCMT Series 2007-C30 Pooling and Servicing Agreement imposes generally similar but not identical requirements on the WBCMT Series 2007-C30
Master Servicer and the WBCMT Series 2007-C30 Special Servicer with respect to maintaining insurance with respect to the Peter Cooper Village and Stuyvesant
Town Loan Combination and any Peter Cooper Village and Stuyvesant Town REO
Property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this offering prospectus.

      Environmental Assessments. In the case of all but two (2) of the mortgage loans a third-party environmental consultant conducted a Phase I environmental site assessment, updated a previously conducted assessment (which update may have been pursuant to a database update) or conducted a database search, with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on

                                       105

the cut-off date. In the case of the two (2) mortgage loans (loan numbers 10 and
34) referred to above, the Phase I environmental site assessment was conducted during the 23-month period ending on the cut-off date.

      In the case of 14 mortgaged real properties securing seven (7) separate mortgage loans, representing approximately 12.5% of the initial mortgage pool balance and approximately 15.0% of the initial loan group 1 balance), a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

                                       106

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

                                       107

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      In the case of one of the properties securing one (1) mortgage loan (loan number 1), which is identified on Annex A-1 as MSKP Portfolio - A, representing approximately 10.3% of the initial mortgage pool balance and approximately 12.4%
of the initial loan group 1 balance, a fuel spill related to a 2003 airplane crash on the site adjacent and to the west of the Property was identified during the Phase I environmental report. The jet fuel spill was identified as
400-gallons. Response activities were conducted on the adjacent site; however, groundwater analytical data was not obtained. A file review of this adjacent site was conducted subsequent to the Phase I. It cannot be confirmed whether a
"no further action" status has not been granted to date and the last correspondence identified was from August 2004. Verbal correspondence with the regulatory agency indicated that an enforcement warning letter would be sent to the adjacent site.

      In the case of one (1) mortgage loan (loan number 2), which is identified on Annex A-1 as Peter Cooper Village and Stuyvesant Town, representing approximately 9.3% of the initial mortgage pool balance and approximately 55.5%
of the initial loan group 2 balance, the Phase I environmental assessment conducted with respect to the mortgaged real property noted that Consolidated
Edison of New York, Inc. ("Con Edison") had owned and operated Manufactured Gas
Plant ("MGP") facilities (primarily gas holder stations) at the mortgaged real property from 1853 through 1944 and that investigations conducted by Con Edison from 2003 through 2006, pursuant to a Voluntary Cleanup Agreement ("Voluntary
Cleanup Agreement") it entered into in 2002 with the New York State Department of Environmental Conservation ("NYSDEC") and the previous property owner, found soil and groundwater contamination at certain of the previous MGP sites marked by concentrations of some volatile organic compounds and semi-volatile organic compounds, arsenic, lead and cyanide above the acceptable levels set by NYSDEC.
Some studies also reveal possible impact on air quality at the mortgaged real property. Con Edison is the responsible party identified by the Environmental
Protection Agency and NYSDEC with respect to such contamination, and under the
Voluntary Cleanup Agreement, Con Edison has agreed to fund the investigation and, if necessary, the remediation of MGP-related environmental impacts at the former gas holder locations at the mortgaged real property. A remedial action plan is expected in mid to late 2007. The related borrower, nonetheless, has procured Environmental Impairment Liability insurance in an amount of not less than $50 million with the lender named as insureds under the policy. The insurer under the policy is Indian Harbor Insurance Co. (rated "A+" by S&P and "A+/XV"
by A.M. Best).

      In addition, the Phase I assessment noted that a previous Phase I assessment had identified the presence of chlorinated solvents above NYSDEC standards in the groundwater near the location of a dry cleaning facility at the mortgaged real property. According to the Phase I assessment, however, any proposed groundwater remediation systems installed at the mortgaged real property to address the contamination from the prior site usage by Con Edison would also likely capture groundwater contamination from the dry cleaning facility, and thus no other specific action would be required.

      In the case of one (1) mortgage loan (loan number 12, which is identified on Annex A-1 as Riverfront, representing approximately 1.7% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, the fill utilized in connection with redevelopment of the mortgaged property consisted of stone and recycled concrete. The seller is unaware of the environmental quality of the recycled concrete or the source

                                       108

of such concrete. According to the environmental consultant, there is potential for recycled concrete to be contaminated and the use of recycled concrete is a potential recognized environmental condition. However, the environmental consultant concluded that, because (i) the recycled concrete was expected to be utilized beneath buildings and parking areas, (ii) there are no potable water wells on the mortgaged property and (iii) the underlying groundwater is not used in any operations at the mortgaged property, potential contamination associated with the recycled concrete is not likely to affect the current use of the mortgaged property.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this offering prospectus.

      Engineering Assessments. In connection with the origination of each mortgage loan, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

      o     in the case of 182 mortgaged real properties, representing security for approximately 97.4% of the initial mortgage pool balance (166 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 97.6% of the initial loan group 1 balance, and 16 mortgaged real properties securing mortgage loans in loan group 2, and representing approximately 96.3% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

      o     in the case of five (5) mortgaged real properties, representing security for approximately 2.6% of the initial mortgage pool balance
            (four (4) mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 2.4% of the initial loan group 1 balance, and one (1) mortgaged real property securing mortgage loans in loan group 2, and representing approximately 3.7%
            of the initial loan group 2 balance), during the 26-month period preceding the cut-off date.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

CERTAIN LEGAL ASPECTS OF THE BLACKPOINT PUERTO RICO RETAIL PORTFOLIO TRUST
MORTGAGE LOAN

      Security Documents. One (1) of the mortgage loans, representing approximately 3.9% of the initial mortgage pool balance, is secured by multiple real properties located in Puerto Rico. Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a "mortgage note"
payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgage has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of
Puerto Rico.

      Enforcement of Environmental Laws in Puerto Rico. Puerto Rico
Environmental Quality Board (EQB) has authority to enforce the Puerto Rico
Environmental Public Policy Act, Act No. 416 of September 22, 2004,

                                       109

effective as of March 22, 2005, and the regulations promulgated thereunder. Act
No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act,
Solid Waste Disposal Act, resource conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the United
States Environmental Protection Agency (EPA) and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the
EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

      For a description of risk factors associated with the Blackpoint Puerto
Rico Retail Portfolio trust mortgage loan, see "Risk Factors--Risks Related to the Mortgage Loans--Risks Related to the Blackpoint Puerto Rico Retail Portfolio
Trust Mortgage Loan" above in this offering prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

      We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series
2007-6 securitization transaction.

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan)--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

                                       110

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name and address if delivered in blank and except for missing
                  recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer),

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      In the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan, the related mortgage loan seller will be required to deliver to the trustee only the related original mortgage note, together with a copy of the
Peter Cooper Village and Stuyvesant Town Intercreditor Agreement and the WBCMT
Series 2007-C30 Pooling and Servicing Agreement.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

                                       111

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the applicable mortgage loan seller described below under "--Repurchases and Substitutions,"
provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

      Notwithstanding the foregoing, in the case of certain of the mortgage loans as to which Merrill Lynch Mortgage Lending, Inc. is the mortgage loan seller, the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have generally been recorded in the name of Mortgage Electronic Registration Systems, Inc., which we refer to below as MERS, or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

                                       112

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

                                       113

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

      o     the related borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the subject mortgage loan is eligible to be included in a REMIC;

      o     there are any liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is the subject of bankruptcy proceedings;

      o     in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

      o     the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

                                       114

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Penalty Interest and/or Additional
            Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement (or, in the case of the Peter Cooper Village and
            Stuyvesant Town Trust Mortgage Loan, all unreimbursed servicing advances allocable to the trust pursuant to the WBCMT Series
            2007-C30 Pooling and Servicing Agreement) with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect

                                       115

to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released or substituted pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies)
            are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release or substitution would not cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any REMIC created under the pooling and servicing agreement under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any other obligations on its part that may arise. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this offering prospectus, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this offering prospectus.

                                       116

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2007-6, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2007-6 is sometimes referred to in this offering prospectus and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2007-6 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor."

                                       117

THE SPONSORS

      General. Merrill Lynch Mortgage Lending, Inc. ("MLML") and Countrywide
Commercial Real Estate Finance, Inc. ("CRF") will act as co sponsors with respect to the series 2007-6 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                         NUMBER OF      AGGREGATE      % OF INITIAL  % OF INITIAL  % OF INITIAL
                                         MORTGAGE      CUT-OFF DATE      MORTGAGE    LOAN GROUP 1  LOAN GROUP 2
          MORTGAGE LOAN SELLER             LOANS    PRINCIPAL BALANCE  POOL BALANCE     BALANCE      BALANCE
---------------------------------------  ---------  -----------------  ------------  ------------  ------------

1. Merrill Lynch Mortgage Lending, Inc.      68     $   1,387,191,868       64.0%         63.5%         66.3%
2. Countrywide Commercial Real Estate
     Finance, Inc.                           77           779,834,492       36.0          36.5          33.7
                                            ---     -----------------      -----         -----         -----
          TOTAL                             145     $   2,167,026,360      100.0%        100.0%        100.0%
                                            ===     =================      =====         =====         =====

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

      Merrill Lynch Mortgage Lending, Inc. MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters and an affiliate of Merrill Lynch Capital Services, Inc., the swap counterparty. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994.

      The table below indicates the size and growth of MLML's commercial mortgage loan securitization program:

    MERRILL LYNCH MORTGAGE LENDING US LOAN SECURITIZATION/SALE (IN MILLIONS)
--------------------------------------------------------------------------------
                            2004              2005               2006
                         ----------       -----------          --------
Fixed Rate Loans         $  1,965.7       $   5,252.1
Floating Rate Loans           532.0           1,515.5
                         ----------       -----------
TOTAL                    $  2,497.7       $   6,767.6
                         ==========       ===========

      For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

      Countrywide Commercial Real Estate Finance, Inc. CRF is a California
corporation with its principal offices located in Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969, Countrywide Financial Corporation is headquartered in
Calabasas, California. CRF is an affiliate of Countrywide Securities
Corporation, one of the underwriters and a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of Countrywide Home Loans, Inc. ("CHL"), a New York
corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including Countrywide
Servicing, service substantially all of the mortgage

                                       118

loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

      CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

      Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

      The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)
--------------------------------------------------------------------------------
                            2004            2005            2006          TOTAL
                         ----------      ----------      ----------      -------
Fixed Rate Loans         $   756.07      $ 4,640.05      $ 6,406.24
Floating Rate Loans      $   52.0--      $   526.96      $ 1,533.35
                         ----------      ----------      ----------

TOTAL                    $   808.07      $  5167.00      $ 7,939.59
                         ==========      ==========      ==========

      CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

      In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

      In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

                                       119

      o     file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related offering prospectus, then after being notified, CRF will generally have an obligation to cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

      The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)
--------------------------------------------------------------------------------
                            2004            2005            2006         TOTAL
                         ----------      ----------      ----------    ---------
Fixed Rate Loans         $        0      $  2914.42      $  4,240.1
Floating Rate Loans      $        0          102.15           332.6
                         ----------      ----------      ----------

           TOTAL         $        0      $  3016.57      $   4572.7
                         ==========      ==========      ==========

      CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

      1.    LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

                                       120

      2.    LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

      3.    DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

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      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

      4.    LOAN-TO-VALUE RATIO. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

      5.    ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
CRF or an affiliate will be the lender on that additional debt.

      The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

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      6.    ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      (a)   Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      (b)   Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      (c)   Engineering Assessment. In connection with the origination process,
CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      7.    ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from

                                       123

government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CRF to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance (which may or may not be adequate to cover any potential related loss).

      8.    ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

      Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

ORIGINATORS

THE MASTER SERVICERS

      WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association will act as master servicer with respect to those mortgage loans acquired by us from Merrill Lynch Mortgage Lending, Inc. and transferred by us to the trust. Certain servicing and administration functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1

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as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      WACHOVIA BANK, NATIONAL ASSOCIATION. Wachovia Bank, National Association
("Wachovia") will act as master servicer under the pooling and servicing agreement with respect to those mortgage loans acquired by us from Countrywide
Commercial Real Estate Finance, Inc. and will have certain master servicing responsibilities with respect to the Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of
Wachovia Corporation. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on Enable US software. Wachovia reports to trustees in the CMSA format.
Wachovia's principal servicing offices are located at NC 1075, 8739 Research
Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

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        COMMERCIAL AND MULTIFAMILY                  AS OF               AS OF               AS OF               AS OF
              MORTGAGE LOANS                  DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005   DECEMBER 31, 2006
--------------------------------------------  -----------------   -----------------   -----------------   -----------------

By Approximate Number.......................       10,015               15,531              17,641              20,725
By Approximate Aggregate Unpaid Principal
      Balance (in Billions).................        $88.6               $141.3              $182.5              $262.1

      Within this portfolio, as of December 31, 2006, are approximately 17,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $207.1 billion related to commercial mortgage-backed securities.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                                 SECURITIZED MASTER SERVICED          OUTSTANDING               OUTSTANDING
             DATE                     PORTFOLIO (UPB) *         ADVANCES (P&I AND PPA) *   ADVANCES AS % OF UPB
------------------------------   ---------------------------   -------------------------   --------------------

December 31, 2003.............    $         74,461,414,561     $             84,616,014             0.1%
December 31, 2004.............    $        113,159,013,933     $            129,858,178             0.1%
December 31, 2005.............    $        142,222,662,628     $            164,516,780             0.1%
December 31, 2006.............    $        201,283,960,215     $            162,396,491             0.1%

__________________

*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                                  FITCH      S&P
                                                  -----     ------
      Primary Servicer.................           CPS2+     Strong
      Master Servicer..................            CMS2     Strong

      Wachovia Corporation is the fourth largest bank holding company in the
United States of America based on assets. The short-term debt ratings of
Wachovia Corporation are "A-1+" by S&P, "P-1" by Moody's and "F l+" by Fitch.

      In addition to servicing loans for securitized commercial mortgages,
Wachovia also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Wachovia and sold to a variety of investors.

      Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or

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subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

      o     provision of Strategy and Strategy CS software

      o     identification, classification, imaging and storage of documents

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance

      o     entry of rent roll information and property performance data from operating statements

      o     tracking and reporting of flood zone changes

      o     tracking, maintenance and payment of rents due under ground leases

      o     abstracting of insurance requirements contained in loan documents

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

      o     abstracting of leasing consent requirements contained in loan documents

      o     legal representation

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

      o     maintenance and storage of letters of credit

      o     tracking of anticipated repayment dates for loans with such terms

      o     reconciliation of deal pricing, tapes and annexes prior to securitization

      o     entry of new loan data and document collection

      o     initiation of loan payoff process and provision of payoff quotes

      o     printing, imaging and mailing of statements to borrowers

      o     performance of property inspections

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

      o     review of financial spreads performed by sub-servicers

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

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      o     performance of UCC searches and filing of UCCs

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Wachovia acted as primary servicer with respect to some or all of the mortgage loans being contributed by Merrill Lynch Mortgage Lending, Inc. and
Countrywide Commercial Real Estate Finance, Inc. prior to their inclusion in the trust. There are currently no outstanding advances made by Wachovia. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

      Property Damage. When an underlying property is damaged and such damage is covered by insurance, Wachovia takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as required under the related loan documents and the pooling and servicing agreement. Wachovia maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Wachovia may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

THE SPECIAL SERVICERS

      LNR Partners, Inc. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer (except with respect to the Peter
Cooper Village and Stuyvesant Town Loan Combination) under the pooling and servicing agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its
telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
            ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193

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as of December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of
December 31, 2003, with a then current face value in excess of $79 billion; (d)
134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic
CMBS pools as of December 31, 2006, with a then current face value in excess of
$201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S.
commercial and multifamily loans over the past 14 years, including approximately
$1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the 12 months ended December 31, 2006.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in
England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in
Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of
LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by
Moody's, and Fitch, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR
Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. Generally, LNR
Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with

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the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the issuing entity, the master servicers, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the CERTIFICATES. Otherwise, except for
LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR
Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

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      CWCapital Asset Management LLC. CWCapital Asset Management LLC ("CWCAM"),
a Massachusetts limited liability company, is the special servicer under the
WBCMT Series 2007-C30 transaction and, in that capacity, will be special servicer for the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan
under the pooling and servicing agreement for the WBCMT Series 2007-C30 transaction. CWCAM's primary special servicing office is located at 700 Twelfth
Street N.W., Suite 700, Washington D.C. 20005 and it's telephone number is (888)
880-8958. CWCAM or its affiliates are involved in real estate investment, finance and management business, including:

      o     originating commercial and multifamily real estate loans;

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS and CDO transactions.

      CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the non offered certificates. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

      Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2003, or as of December
31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then-current face value in excess of $32 billion. As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and two Canadian pools containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then-current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

      CWCAM has three offices (Washington, D.C., Rockville, Maryland and
Needham, Massachusetts) and CWCAM provides special servicing activities in over
88 markets throughout the United States. As of December 31, 2006, CWCAM had 57
employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

      Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and
CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

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      CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

      CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that
CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

      CWCAM is not an affiliate of the Depositor, the trust fund, the Master
Servicer or the Trustee. However, CWCAM is an affiliate of Cadim TACH Inc., the anticipated initial holder of certain non-offered certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the
Depositor, the Master Servicer or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

      From time-to-time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer. Additionally, CWCAM has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

      The Special Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Specially Serviced Mortgage Loans and REO
Properties and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Special Servicer may not appoint a sub-servicer after the closing date if such sub-servicer is listed on a "do not hire" list to be provided by the Depositor, which "do not hire" list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the pooling and servicing agreement including the

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requirement that the Special Servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

      Certain of the duties of the Special Servicer and the provisions of the pooling and servicing agreement regarding the Special Servicer, including, without limitation, information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage
Loans are set forth herein under "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon
Defaulted Mortgage Loans." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described herein under "Servicing of the Mortgage Loans--Events of Default"
and "--Rights Upon an Event of Default." For a description of the Special
Servicer's compensation see "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses."

      The information set forth in this "Transaction Participants--The Master
Servicers and Special Servicer--CWCapital Asset Management LLC" section concerning the Special Servicer (other than the two immediately preceding paragraphs) has been provided by the Special Servicer. The Special Servicer makes no representations as to the validity or sufficiency of the pooling and servicing agreement (other than as to its being binding on the Special
Servicer), the certificates, the mortgage loans, this offering prospectus (other than as to the accuracy of the information regarding the Special Servicer under this "Transaction Participants--The Master Servicers and Special
Servicer--CWCapital Asset Management LLC" section) or any related documents.

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle") will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services--ML-CFC Commercial Mortgage Trust 2007-6 or at such other address as the trustee may designate from time to time.

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of December
31, 2006, LaSalle served as trustee or paying agent in over 460 commercial mortgage-backed security transactions. The depositor and servicers may maintain other banking relationships in the ordinary course of business with the trustee.
The trustee's corporate trust office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust
Services - ML-CFC 2007-6, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or

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insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process.
LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and Merrill Lynch Mortgage Lending, Inc. ("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

      There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

SIGNIFICANT OBLIGORS

      The mortgage loans identified on Annex A-1 to this offering prospectus as
MSKP Retail Portfolio - A and MSKP Retail Portfolio - B represent, as a group of mortgage loans owned by affiliated borrowers, a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrowers will be considered significant

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obligors. See the portions of Annex C captioned "Ten Largest Mortgage
Loans--MSKP Retail Portfolio-A" and "--MSKP Retail Portfolio-B.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, (ii) Merrill
Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and (iii)
Merrill Lynch Capital Services, Inc., the swap counterparty.

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one
of the underwriters and (iii) Merrill Lynch Capital Services, Inc., the swap counterparty.

      LaSalle and Merrill Lynch Mortgage Lending, Inc. ("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust (other than the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan) will be governed by the pooling and servicing agreement. This "Servicing of the Mortgage Loans" section
(excluding the subsection captioned "--Servicing of the Peter Cooper Village and
Stuyvesant Town Loan Combination") contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans (other than the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan) and any real estate owned by the trust
(which will not include the Peter Cooper Village and Stuyvesant Town REO
Property). The final subsection of this "Servicing of the Mortgage Loans"
section (captioned "--Servicing of the Peter Cooper Village and Stuyvesant Town
Loan Combination") discusses certain aspects of the servicing of the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan under the WBCMT Series
2007-C30 Pooling and Servicing Agreement. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      The servicing of the Peter Cooper Village and Stuyvesant Town Loan
Combination will be governed by the WBCMT Series 2007-C30 Pooling and Servicing
Agreement and the Peter Cooper Village and Stuyvesant Town Intercreditor
Agreement. All decisions, consents, waivers, approvals and other actions in respect of the Peter Cooper Village and Stuyvesant Town Loan Combination will be effected in accordance with the WBCMT Series 2007-C30 Pooling and Servicing
Agreement and the Peter Cooper Village and Stuyvesant Town Intercreditor
Agreement. Consequently, the servicing provisions set forth herein will not be applicable to the Peter Cooper Village and Stuyvesant Town Loan Combination, the
servicing of which will instead be governed by the WBCMT Series 2007-C30 Pooling and Servicing Agreement. The servicing standard under the WBCMT Series 2007-C30
Pooling and Servicing Agreement is substantially similar to the Servicing
Standard under the

                                       135

pooling and servicing agreement. See "--Servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination" below.

      The pooling and servicing agreement provides that each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible (which does not include the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan), directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans (other than the Peter Cooper Village and
            Stuyvesant Town Trust Mortgage Loan) as to which no Servicing
            Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan (other than the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan) as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties.
Neither master servicer nor the special servicer will have responsibility for the performance by another servicer of its obligations and duties under the pooling and servicing agreement.

      Each master servicer will transfer servicing of a mortgage loan that it is responsible for servicing to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing
Transfer Event" in the glossary to this offering prospectus, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      Each B-Note Non-Trust Loan will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be its master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If either master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.02% per annum to 0.11% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.02271%
per annum as of the cut-off date. For purposes of this offering prospectus, master servicing fees include primary servicing fees, which are the portion of the master servicing fees paid to the applicable master servicer or a third-party primary servicer for directly servicing mortgage loans.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master

                                       137

servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans (including the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan) during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer (with respect to any mortgage loan serviced by it that experienced such a principal prepayment) must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account. Without the limiting the generality of the foregoing, in the absence of the consent of the special servicer (which consent will be deemed to have been given if a response is not received within a specified number of days), neither master servicer may allow a borrower to deviate from the terms of the related loan documents regarding voluntary principal prepayments (other than
(a) with respect to principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds or (b) pursuant to applicable law or a court order) if a Prepayment Interest Shortfall in excess of the amount required to be covered by the subject master servicer would occur as a result of the deviation.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any

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shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment Interest
Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) (but, in the case of each of the A-2FL, A-4FL, AM-FL and AJ-FL classes, through the corresponding REMIC regular interest), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this offering prospectus.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

      The Special Servicing Fee.  The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2     each mortgage loan (other than the Peter Cooper Village and
                  Stuyvesant Town Trust Mortgage Loan), if any, as to which the corresponding mortgaged real property has become REO Property;
                  and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.25% per annum;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

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      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this offering prospectus within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
            Agreement;

      o     the purchase of any mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless provided for under the related mezzanine intercreditor agreement;

                                       140

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this offering prospectus;

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z and the REMIC residual certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement; and

      o     the payoff or liquidation of the Peter Cooper Village and Stuyvesant
            Town Trust Mortgage Loan.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except to the extent those fees relate to a
B-Note Non-Trust Loan, in which case the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note
Non-Trust Loan.

      If the Peter Cooper Village and Stuyvesant Town Loan Combination becomes a specially serviced mortgage loan under the WBCMT Series 2007-C30 Pooling and
Servicing Agreement, the WBCMT Series 2007-C30 Special Servicer will be entitled to similar compensation pursuant to such WBCMT Series 2007-C30 Pooling and
Servicing Agreement. If funds received in respect of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan are insufficient to pay such compensation to the WBCMT Series 2007-C30 Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections on the mortgage loans in the WBCMT Series 2007-C30 Securitization and from general collections on the mortgage loans in the trust. The special servicer under the pooling and servicing agreement is not entitled to the foregoing fees with respect to the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls and except to the extent they relate to the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
                  applicable master servicer, the special servicer or the
                  trustee, as applicable, from a source

                                       141

                  of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

            3.    to pay, or to reimburse the trust fund for, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges
                  collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. Neither master servicer nor the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan or the Peter Cooper Village and Stuyvesant
Town REO Property). Generally, the special servicer must make the request at least five business days (or, in an emergency situation, not less than two business days) prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. As discussed below, the special servicer will have the option, but not the obligation, to make such Advances on an emergency or urgent basis.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be

                                       142

entitled to rely on any determination of nonrecoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this offering prospectus. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this offering prospectus.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this offering prospectus.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property that is required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in

                                       143

the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable, however, any such advance made by the special servicer will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

      The master servicers, the special servicer and the trustee under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates will not have any obligation or authority to supervise the WBCMT Series 2007-C30
Master Servicer or the WBCMT Series 2007-C30 Trustee or to make servicing advances with respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination. Pursuant to the WBCMT Series 2007-C30 Pooling and Servicing
Agreement, the WBCMT Series 2007-C30 Master Servicer and the WBCMT Series
2007-C30 Trustee will be required to make servicing advances with respect to the
Peter Cooper Village and Stuyvesant Town Loan Combination, subject, in each case, to its recoverability determination. In the event that the WBCMT Series
2007-C30 Master Servicer or the WBCMT Series 2007-C30 Trustee makes any servicing advance with respect to the Peter Cooper Village and Stuyvesant Town
Loan Combination that becomes a non-recoverable advance, then the trust will be required to reimburse the WBCMT Series 2007-C30 Master Servicer or the WBCMT
Series 2007-C30 Trustee under the WBCMT Series 2007-C30 Pooling and Servicing
Agreement, as applicable, upon demand, for its pro rata share of such servicing advances, together with interest thereon at the reimbursement rate provided in the WBCMT Series 2007-C30 Pooling and Servicing Agreement.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this offering prospectus.

      Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the pooling and servicing agreement will generally be handled by the applicable master servicer and the special servicer, as more specifically provided for in the pooling and servicing agreement.

TRUSTEE COMPENSATION

      The trustee will be entitled to a monthly fee for its services, which fee will--

      o     accrue at a rate of 0.0009% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

      The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

                                       144

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this offering prospectus. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Each master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related B-Note Loan Noteholder(s), will each be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan;
and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

                                       145

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z and the REMIC residual certificates, that has a total principal balance that is greater than
25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Y, Z and the REMIC residual certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z and the REMIC residual certificates. The class A-1, A-2, A-2FL, A-3, A-4, A-4FL and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal
Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative and the
            Loan Combination Controlling Parties" below; or

      o     replace an existing controlling class representative.

      The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the trustee that the controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

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      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan (other than the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan (other than the Peter Cooper Village and Stuyvesant
Town Trust Mortgage Loan) and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

      The special servicer will be required to continue to revise an asset status report (with respect to a mortgage loan other than the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan) as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (with respect to a mortgage loan other than the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan) it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

                                       147

      Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

      No direction of the controlling class representative in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan
Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the status of any REMIC or grantor trust created under the pooling and servicing agreement, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of any REMIC created under the pooling and servicing agreement under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d)
expand the scope of the applicable master servicer's, the trustee's or the special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan),
and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans (except with respect to the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional Interest or taking actions described under "--Enforcement of
Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers,
Amendments and Consents" below):

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this offering prospectus or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this offering prospectus, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and
            Additional Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

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      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      In the case of the Peter Cooper Village and Stuyvesant Town Loan
Combination, the Peter Cooper Village and Stuyvesant Town Controlling Party will have substantially similar (but not identical) rights and powers with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination if it becomes a specially serviced mortgage loan pursuant to the WBCMT Series 2007-C30 Pooling and Servicing Agreement.

      In the case of the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
Loan, the Blackpoint Puerto Rico Retail Portfolio Controlling Party will be entitled to advise the applicable master servicer and the special servicer, as applicable, with respect to the actions described under "Description of the
Mortgage Pool--The Loan Combinations--The Blackpoint Puerto Rico Retail
Portfolio Loan Combination--Consent Rights" and the applicable master servicer or the special servicer, as applicable, will not be permitted to take (or consent to the applicable master servicer's taking) any of those specified actions with respect to the Blackpoint Puerto Rico Retail Portfolio Loan
Combination as to which the Blackpoint Puerto Rico Retail Portfolio Controlling
Party has objected in writing.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative" subsection, may--

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit

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            to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

      o     cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

      In addition, if the special servicer determines that immediate action is necessary to protect the interests of the certificateholders and any related
Non-Trust Holder, as a collective whole, it may take such action without waiting for a response from the controlling class representative.

      The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative or any party that has controlling rights with respect to a
Loan Combination that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for a specified number of days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      Notwithstanding the foregoing discussion, with respect to the Peter Cooper
Village and Stuyvesant Town Loan Combination, the controlling class representative for our ML-CFC series 2007-6 certificates will have no approval rights for actions the WBCMT Series 2007-C30 Master Servicer and WBCMT Series
2007-C30 Special Servicer take with respect to the Peter Cooper Village and
Stuyvesant Town Loan Combination. the Peter Cooper Village and Stuyvesant Town
Controlling Party (which is the "directing holder" of the WBCMT Series 2007-C30
Securitization) will act as the controlling class representative with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination. As designee of the holder of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan,
the controlling class representative for our ML-CFC series 2007-6 certificates will solely have the right, on a non-binding basis, to consult with the WBCMT
Series 2007-C30 Master Servicer and WBCMT Series 2007-C30 Special Servicer
regarding such servicing actions as described above under "Description of the
Mortgage Pool--The Loan Combinations--The Peter Cooper Village and Stuyvesant
Town Loan Combination."

      When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative (and, in the case of the mortgage loans that are part of Loan Combinations, the related B-Note Loan Noteholders) could have on the actions of the special servicer and, in some cases, the applicable master servicer.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by the related B-Note Loan
Noteholder are to be borne by that holder. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the applicable

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master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative), but only if--

      o     the special servicer or the trust are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative acted in good faith,
                  without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not be required to assume the defense of the subject claim.

      The controlling class representative, the Peter Cooper Village and
Stuyvesant Town Controlling Party and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and neither the
Peter Cooper Village and Stuyvesant Town Controlling Party nor the B-Note Loan
Noteholders have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to any Loan Combination, the Peter Cooper Village and Stuyvesant Town
Controlling Party and the related B-Note Loan Noteholder(s), as the case may be, may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the Peter
Cooper Village and Stuyvesant Town Controlling Party or a B-Note Loan Noteholder
for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

                                       151

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

      With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the Peter Cooper Village and Stuyvesant Town Controlling Party will have the right, subject to the conditions and restrictions set forth in the
WBCMT Series 2007-C30 Pooling and Servicing Agreement and the Peter Cooper
Village and Stuyvesant Town Intercreditor Agreement, to cause the WBCMT Series
2007-C30 Special Servicer to be terminated without cause with respect to the
Peter Cooper Village and Stuyvesant Town Loan Combination.

      With respect to the Blackpoint Puerto Rico Retail Portfolio Combination,
the Blackpoint Puerto Rico Retail Portfolio Controlling Party has the right, subject to the conditions and restrictions set forth in the Blackpoint Puerto
Rico Retail Portfolio Intercreditor Agreement, to terminate the special servicer at any time.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Controlling Parties" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Controlling Parties"
            and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      In general, the master servicers may not waive any due on sale or due on encumbrance clause in any mortgage loan or consent to the assumption of any mortgage loan without the consent of the special servicer or, in the case of any transfers, assumptions and/or further encumbrances that, by the terms of the related loan documents, do not require the lender's consent if specified conditions have been satisfied, make any determination with respect to whether any such conditions have been satisfied. Subject to the foregoing discussion and the discussions under "--The Controlling Class Representative and the Loan
Combination Controlling Parties" above and "--Modifications, Waivers, Amendments and Consents" below, the special servicer, with respect to the mortgage loans
(other than with respect to the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan), will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the special servicer has determined that waiver of the lender's rights under such clauses would be in accordance with the
Servicing Standard. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

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      o     in respect of any mortgage loan that--

            1.    has a principal balance of $25,000,0000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Neither master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

      With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the WBCMT Series 2007-C30 Master Servicer and WBCMT Series 2007-C30
Special Servicer will be required to enforce, on behalf of the issuing entity
(and the WBCMT Series 2007-C30 certificateholders), any right the lender under the Peter Cooper Village and Stuyvesant Town Loan Combination may have under either a due-on-sale or a due-on-encumbrance clause set forth in the loan documents for the Peter Cooper Village and Stuyvesant Town Loan Combination in
accordance with the WBCMT Series 2007-C30 Pooling and Servicing Agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan
(excluding the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan)
may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

                                       153

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this offering prospectus and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of any REMIC created under the pooling and servicing agreement under the Code; or

                                       154

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

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      Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

      Modifications, waivers, amendments and consents in respect of the Peter
Cooper Village and Stuyvesant Town Loan Combination will be addressed by the
WBCMT Series 2007-C30 Master Servicer or WBCMT Series 2007-C30 Special Servicer,
as applicable, in accordance with the WBCMT Series 2007-C30 Pooling and
Servicing Agreement.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans (other than the Peter Cooper Village and Stuyvesant
Town Trust Mortgage Loan), and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this offering prospectus.

      The equivalent reduction amount with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination will be determined with respect to the loans comprising the Peter Cooper Village and Stuyvesant Town Loan Combination
as if it were a single loan, by the WBCMT Series 2007-C30 Master Servicer pursuant to the WBCMT Series 2007-C30 Pooling and Servicing Agreement, and
allocated between the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan and the Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loan
on a pari passu basis.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan
(other than the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan),
then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

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      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a master servicer's collection account will be paid to that master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Only the related master servicer and its agents will have access to the funds in any collection account.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds

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            received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this offering prospectus;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this offering prospectus;

      o     any amounts required to be transferred from the special servicer's
            REO account;

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan (other than the Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan), the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in its collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account" in this offering prospectus, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
            Available Distribution Amount (calculated without regard to clauses
            (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this offering prospectus, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums and/or yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the

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            purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this offering prospectus;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan (other than the
            Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan) that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such
            Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses"
            above and "Description of the Offered Certificates--Advances of
            Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this offering prospectus;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
            Expenses" above and/or "Description of the Offered

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            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this offering prospectus;

      o     to make any payments required to be made by the trust to the WBCMT
            Series 2007-C30 Master Servicer, the WBCMT Series 2007-C30 Special
            Servicer and the WBCMT Series 2007-C30 Trustee pursuant to the Peter
            Cooper Village and Stuyvesant Town Intercreditor Agreement and the
            WBCMT Series 2007-C30 Pooling and Servicing Agreement;

      o     to pay the trustee or the special servicer/itself, in that order
            (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

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      o     to pay any other items described in this offering prospectus as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not part of the related Loan Combination.

      In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans (other than the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan which is discussed below) under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this offering prospectus or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

      At the time a mortgage loan becomes a defaulted mortgage loan (other than the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan) satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option
(which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest

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accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or
(ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination;
provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection accounts, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be

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reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, upon the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan becoming a defaulted mortgage loan, the WBCMT Series 2007-C30 Trustee is required to promptly notify, in writing, the trustee under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates (who will be instructed to promptly notify, in writing, the plurality controlling class certificateholder (such notice must include the option price for the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan as determined by the
WBCMT Series 2007-C30 Special Servicer based on the same methodology for determining the fair value of the Peter Cooper Village and Stuyvesant Town Loan
Combination)). Upon receipt of such notice, the plurality controlling class certificateholder will have the right, at its option, to purchase the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan from the trust pursuant to the pooling and servicing agreement for our ML-CFC series 2007-6 certificates at a price determined in accordance with the WBCMT Series 2007-C30 Pooling and
Servicing Agreement with respect to the Peter Cooper Village and Stuyvesant Town
Loan Combination.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

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            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

      In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination, the WBCMT Series
2007-C30 Special Servicer will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the WBCMT Series 2007-C30 Pooling and Servicing
Agreement.

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REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

                                       165

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      The WBCMT Series 2007-C30 Special Servicer will be required to administer any REO Property related to the Peter Cooper Village and Stuyvesant Town Loan
Combination in a substantially similar manner pursuant to the WBCMT Series
2007-C30 Pooling and Servicing Agreement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan (excluding the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

                                       166

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan (excluding the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan), will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property (other than the Peter Cooper Village and Stuyvesant Town REO Property).

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

      Inspections of the Peter Cooper Village and Stuyvesant Town Mortgaged
Property are to be performed by the WBCMT Series 2007-C30 Master Servicer and/or
the WBCMT Series 2007-C30 Special Servicer.

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2008 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2008), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

                                       167

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and the special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2)
any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

                                       168

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee or any other party to the pooling and servicing agreement; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and any affected B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the second business day after the time
            (plus any applicable grace period) specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of

                                       169

            assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

      o     either of Fitch or Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of
            certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal
            (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

      With respect to the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan, the events, circumstances and conditions that will be considered events of default under the WBCMT Series 2007-C30 pooling and servicing agreement are generally similar but not identical to those that will be considered events of default under the pooling and servicing agreement as described above.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" above occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

                                       170

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, that master servicer will have the right for a period not to exceed 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch and Moody's have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 662/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                                       171

SERVICING OF THE PETER COOPER VILLAGE AND STUYVESANT TOWN LOAN COMBINATION

      It is expected that the Peter Cooper Village and Stuyvesant Town Note A-1
Pari Passu Non-Trust Loan will be included in the WBCMT Series 2007-C30
Securitization. In accordance with the Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement, the WBCMT Series 2007-C30 Pooling and Servicing
Agreement will initially govern the servicing and administration of the Peter
Cooper Village and Stuyvesant Town Loan Combination and any related REO
Property. Under the WBCMT Series 2007-C30 Pooling and Servicing Agreement, the
master servicer will be Wachovia Bank, National Association, the trustee will be
Wells Fargo Bank, N.A., the special servicer will be CWCapital Asset Management
LLC and the Peter Cooper Village and Stuyvesant Town Controlling Party will be the controlling class representative for the WBCMT Series 2007-C30
Securitization. The master servicer, special servicer and trustee under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates will not have any obligation or authority to supervise the WBCMT Series 2007-C30
Master Servicer, the WBCMT Series 2007-C30 Special Servicer or the WBCMT Series
2007-C30 Trustee or to make servicing advances with respect to the Peter Cooper
Village and Stuyvesant Town Loan combination. The WBCMT Series 2007-C30 Pooling and Servicing Agreement is expected to provide for servicing in a manner acceptable for rated transactions similar in nature to our ML-CFC series 2007-6 securitization, and the servicing arrangements under the WBCMT Series 2007-C30
Pooling and Servicing Agreement are expected to be generally similar, but not identical, to the servicing arrangements under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates. In that regard, it is expected that:

      o     one or more parties to the WBCMT Series 2007-C30 Pooling and
            Servicing Agreement will be responsible for making servicing advances with respect to the Peter Cooper Village and Stuyvesant
            Town Loan combination, which servicing advances will be reimbursable
            (with interest at a published prime rate) to the maker thereof from collections available on the Peter Cooper Village and Stuyvesant
            Town Loan combination, and if the collections on the Peter Cooper
            Village and Stuyvesant Town Loan combination are not sufficient to make such reimbursement in full, then from collections on the mortgage loans in our ML-CFC series 2007-6 securitization, the WBCMT
            Series 2007-C30 Securitization and each other securitization involving a Peter Cooper Village and Stuyvesant Town Pari Passu
            Non-Trust Loan in an amount equal to each securitization trust's pro rata share of such servicing advances, and none of the parties to the WBCMT Series 2007-C30 Pooling and Servicing Agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Peter Cooper
            Village and Stuyvesant Town Apartments Trust Mortgage Loan;

      o     the mortgage loans that form the Peter Cooper Village and Stuyvesant
            Town Loan combination are to be serviced and administered under a general servicing standard that is similar (but not identical) to the Servicing Standard under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Peter Cooper Village and Stuyvesant Town Loan combination Controlling Party to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Peter Cooper Village and Stuyvesant Town Loan combination, as described under "Description of the Mortgage
            Pool--The Loan Combinations--The Peter Cooper Village and Stuyvesant
            Town Loan Combination" in this offering prospectus);

      o     the mortgage loans that form the Peter Cooper Village and Stuyvesant
            Town Loan combination will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical), and may include events in addition to, the Servicing
            Transfer Events under the pooling and servicing agreement for our
            ML-CFC series 2007-6 certificates, in which case the WBCMT Series
            2007-C30 Special Servicer will be entitled to (among other things)
            special servicing fees, workout fees and/or liquidation fees with respect to the Peter Cooper Village and Stuyvesant Town Mortgage
            Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are

                                       172

            payable to the special servicer under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates with respect to other underlying mortgage loans, except that the applicable liquidation fee and workout fee under the WBCMT Series 2007-C30
            Pooling and Servicing Agreement are each calculated at 0.50% per annum (subject to a $15,000,000 cap);

      o     in the case of the Peter Cooper Village and Stuyvesant Town Loan combination, the WBCMT Series 2007-C30 Special Servicer will have duties to consult with or obtain the approval of or take direction from the Peter Cooper Village and Stuyvesant Town Controlling Party
            under that agreement with respect to certain matters relating to the
            Peter Cooper Village and Stuyvesant Town Loan combination described in "Description of the Mortgage Pool--The Loan Combinations--The
            Peter Cooper Village and Stuyvesant Town Loan Combination" in this offering prospectus;

      o     in the case of the Peter Cooper Village and Stuyvesant Town Loan combination, the Peter Cooper Village and Stuyvesant Town
            Controlling Party will have the right to replace the special servicer with respect to the Peter Cooper Village and Stuyvesant
            Town Apartments Loan Combination under the WBCMT Series 2007-C30
            Pooling and Servicing Agreement on terms and conditions that are similar (but not identical) to those applicable to the replacement of the special servicer under the pooling and servicing agreement for our ML-CFC series 2007-6 certificates by the holders of a majority interest in the controlling class for our ML-CFC series
            2007-6 certificates, as described under "Servicing of the Mortgage
            Loans--Replacement of the Special Servicer" in this offering prospectus; provided that the Peter Cooper Village and Stuyvesant
            Town Intercreditor Agreement requires a majority of the controlling class representatives and/or comparable parties for securitizations involving mortgage loans in the subject Loan Combination, to agree to such removal;

      o     in general, the respective parties to the WBCMT Series 2007-C30
            Pooling and Servicing Agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the pooling and servicing agreement for our ML-CFC series 2007-6 certificates; and

      o     if an event of default has occurred with respect to the WBCMT Series
            2007-C30 Master Servicer or the WBCMT Series 2007-C30 Special
            Servicer under the WBCMT Series 2007-C30 Pooling and Servicing
            Agreement, such agreement does not grant any party to our ML-CFC series 2007-6 pooling and servicing agreement any right to require termination and/or replacement of the defaulting party.

                                       173

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about April 12, 2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under
            "--Distribution Account" below, the trustee's interest reserve account described under "--Interest Reserve Account" below or the trustee's floating rate account relating to the class A-2FL, A-4FL,
            AM-FL and AJ-FL certificates; and

      o     the swap agreements relating to the class A-2FL, A-4FL, AM-FL and
            AJ-FL certificates, respectively.

      Whenever we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this offering prospectus; and

      o     the X, A-2FL, A-4FL, AM-FL, AJ-FL, E, F, G, H, J, K, L, M, N, P, Q,
            Y and Z classes and the REMIC residual certificates, which are the classes of certificates that--

            1.    will be retained or privately placed by us; and

            2.    are not offered by this offering prospectus.

      The class A-1, A-2, A-2FL, A-3, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B,
C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

                                       174

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class X, Y and Z certificates and the REMIC residual certificates will not have principal balances, and the holders of those certificates will not be entitled to receive payments of principal. However, each class X and Y certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-2FL, A-3, A-4, A-4FL, A-1A, AM,
AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $2,167,026,359, although it may be as much as
5% larger or smaller depending on the actual size of the initial mortgage pool balance.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

                                       175

      The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and the class A-2FL, A-4FL,
AM-FL and AJ-FL REMIC regular interests and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement. Only the trustee and its agents will have access to funds in the distribution account.

      Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this offering prospectus assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

                                       176

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Accounts--Withdrawals" above; and

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this offering prospectus.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this offering prospectus.

      With respect to each distribution date that occurs during March, commencing in March 2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account"
below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "--The Trustee"
            below and any interest or other income earned on funds in the distribution account;

      o     to indemnify itself and various related persons, as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

                                       177

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this offering prospectus;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by it in the distribution account not required to be deposited therein;

      o     to pay any amounts due and payable under the terms of the Peter
            Cooper Village and Stuyvesant Town Intercreditor Agreement, which amounts are specified as being payable by the holder of the Peter
            Cooper Village and Stuyvesant Town Trust Mortgage Loan; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and the class A-2FL, A-4FL,
AM-FL and AJ-FL REMIC regular interests. For any distribution date, those funds will consist of the following separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates and/or the swap counterparty as described under
            "--Payments--Payments of Prepayment Premiums and Yield Maintenance
            Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the Convertible Rate Mortgage Loan during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Priority of Payments"
            below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below;
            and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be paid to the holders of all the certificates, other than the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, and with respect to the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests, as described under "--Payments--Priority of
                  Payments" below.

                                       178

FLOATING RATE ACCOUNT

      The trustee, on behalf of the holders of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL, A-4FL,
AM-FL and/or AJ-FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account will include separate sub-accounts for the class A-2FL, A-4FL, AM-FL and AJ-FL certificates. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in
Permitted Investments. Only the trustee and its agents will have access to funds in the floating rate account.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this offering prospectus it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement. Only the trustee and its agents will have access to funds in the interest reserve account.

      During January, except in a leap year, and February of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom and, in the case of the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan, further net of any servicing fee payable therefrom under the WBCMT Series 2007-C30 Pooling and
Servicing Agreement) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                       179

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

-------------------------------------------------------------------------------------------------------------------------------
   TYPE / RECIPIENT                   AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
FEES
-------------------------------------------------------------------------------------------------------------------------------

Master Servicing Fee /   The master servicers will earn a      Compensation     First, out of collections         Monthly
Master Servicers         master servicing fee with                              of interest with respect to
                         respect to each and every                              the subject mortgage loan
                         mortgage loan in the trust,                            and then, if the subject
                         including each specially                               mortgage loan and any
                         serviced mortgage loan, if any,                        related REO Property has
                         and each mortgage loan, if any,                        been liquidated, out of
                         as to which the corresponding                          general collections on
                         mortgaged real property has                            deposit in the collection
                         become an REO Property.  With                          account.(1)
                         respect to each mortgage loan,
                         the master servicing fee will:
                         (1) generally be calculated for
                         the same number of days and on
                         the same principal amount as
                         interest accrues or is deemed to
                         accrue on that mortgage loan;
                         and (2) accrue at an annual rate
                         that ranges, on a loan-by-loan
                         basis, from 0.02% to 0.11%% per
                         annum.  Master servicing fees
                         with respect to any mortgage
                         loan will include the primary
                         servicing fees payable by the
                         applicable master servicer to
                         any sub-servicer with respect to
                         that mortgage loan.(1)
-------------------------------------------------------------------------------------------------------------------------------
Additional Master        o  Prepayment Interest Excesses       Compensation     Interest payments made by
Servicing Compensation      collected on mortgage loans                         the related borrower            Time to time
/ Master Servicers          that are the subject of a                           intended to cover interest
                            principal prepayment in full                        accrued on the subject
                            or in part after their                              principal prepayment with
                            respective due dates in any                         respect to the subject
                            collection period;                                  mortgage loan during the
                                                                                period from and after the
                                                                                related due date.
-------------------------------------------------------------------------------------------------------------------------------
                         o  All interest and investment        Compensation     Interest and investment           Monthly
                            income earned on amounts on                         income related to the
                            deposit in accounts                                 subject accounts (net of
                            maintained by the master                            investment losses).
                            servicers, to the extent not
                            otherwise payable to the
                            borrowers;
-------------------------------------------------------------------------------------------------------------------------------
                         o  On non-specially serviced          Compensation     Payments of late payment        Time to time
                            mortgage loans, late payment                        charges and default
                            charges and default interest                        interest made by borrowers
                            actually collected with                             with respect to the
                            respect to the subject                              mortgage loans.
                            mortgage loan during any
                            collection period, but only
                            to the extent not otherwise
                            allocable to pay the
                            following items with respect
                            to the subject mortgage loan:
                            (i) interest on advances; or
                            (ii) Additional Trust Fund
                            Expenses currently payable or
                            previously paid with respect
                            to the subject mortgage loan
                            or mortgaged real property
                            from collections on the
                            mortgage pool and not
                            previously reimbursed; and
-------------------------------------------------------------------------------------------------------------------------------

                                      180

-------------------------------------------------------------------------------------------------------------------------------
   TYPE / RECIPIENT                   AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

                         o  The percentage, if any,            Compensation     Payments of the applicable      Time to time
                            specified in the pooling and                        fee(s) made by the borrower
                            servicing agreement, of each                        under the subject mortgage
                            assumption application fee,                         loan.
                            assumption fee, modification
                            fee, extension fee other
                            similar fee or fees paid in
                            connection with a defeasance
                            of a mortgage loan that is
                            actually paid by a borrower
                            in connection with the
                            related action.
-------------------------------------------------------------------------------------------------------------------------------
Special Servicing Fee    The special servicer will earn a      Compensation     Out of general collections        Monthly
/ Special Servicer       special servicing fee with                             on all the mortgage loans
                         respect to each mortgage loan                          and any REO Properties in
                         that is being specially serviced                       the trust on deposit in the
                         or as to which the corresponding                       master servicers'
                         mortgaged real property has                            collection accounts.(2)
                         become an REO Property.  With
                         respect to each such mortgage
                         loan described in the preceding
                         sentence, the special servicing
                         fee will: (a) accrue for the
                         same number of days and on the
                         same principal amount as
                         interest accrues or is deemed to
                         accrue from time to time on that
                         mortgage loan; (b) accrue at a
                         special servicing fee rate of
                         0.25% per annum with respect to
                         any specially serviced mortgage
                         loan and any mortgage loan as to
                         which the related mortgaged real
                         property has become REO
                         property; and (c) be payable
                         monthly from general collections
                         on the mortgage pool.(2)
-------------------------------------------------------------------------------------------------------------------------------
Workout Fee / Special    The special servicer will, in         Compensation     Out of each collection of       Time to time
Servicer                 general, be entitled to receive                        interest (other than
                         a workout fee with respect to                          default interest) and
                         each specially serviced mortgage                       principal received on the
                         loan that it successfully works                        subject mortgage loan.(3)
                         out.  The workout fee will be
                         payable out of, and will be
                         calculated by application of a
                         workout fee rate of 1.0% to,
                         each collection of interest and
                         principal received on the
                         subject mortgage loan for so
                         long as it is not returned to
                         special servicing by reason of
                         an actual or reasonably
                         foreseeable default.(3)
-------------------------------------------------------------------------------------------------------------------------------
Principal Recovery Fee   Subject to the exceptions             Compensation     Out of the full, partial or     Time to time
/ Special Servicer       described under "Servicing of                          discounted payoff obtained
                         the Mortgage Loans--Servicing and                      from the related borrower
                         Other Compensation and Payment                         and/or liquidation proceeds
                         of Expenses--Principal Special                         (exclusive of any portion
                         Servicing Compensation" and                            of that payment or proceeds
                         "--The Principal Recovery Fee" in                      that represents a recovery
                         this offering prospectus, the                          of default interest) in
                         special servicer will, in                              respect of the related
                         general, be entitled to receive                        specially serviced mortgage
                         a principal recovery fee with                          loan or related REO
                         respect to:  (a) each specially                        Property, as the case may
                         serviced mortgage loan--or any                         be.(3)
                         replacement mortgage loan
                         substituted for it--as to which
                         the special servicer obtains a
                         full or discounted payoff from
                         the related borrower; and (b)
                         any specially serviced mortgage
                         loan or REO Property as to which
                         the special servicer receives
                         any liquidation proceeds, sale
                         proceeds, insurance proceeds or
                         condemnation proceeds.  As to
                         each such specially serviced
                         mortgage loan or foreclosure
                         property, the principal
-------------------------------------------------------------------------------------------------------------------------------

                                       181

-------------------------------------------------------------------------------------------------------------------------------
   TYPE / RECIPIENT                   AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

                         recovery fee will be payable
                         from, and will be calculated by
                         application of a principal
                         recovery fee rate of 1.0% to,
                         the related payment or
                         proceeds.(3)
-------------------------------------------------------------------------------------------------------------------------------
Additional Special       o  All interest and investment        Compensation     Interest and investment           Monthly
Servicing Compensation      income earned on amounts on                         income related to the
/ Special Servicer          deposit in accounts                                 subject accounts (net of
                            maintained by the special                           investment losses).
                            servicer;
-------------------------------------------------------------------------------------------------------------------------------
                         o  On specially serviced              Compensation     Payments of late payment        Time to time
                            mortgage loans, late payment                        charges and default
                            charges and default interest                        interest made by borrowers
                            actually collected with                             in respect of the mortgage
                            respect to the subject                              loans.
                            mortgage loan during any
                            collection period, but only
                            to the extent not otherwise
                            allocable to pay the
                            following items with respect
                            to the subject mortgage loan:
                            (i) interest on advances; or
                            (ii) additional trust fund
                            expenses currently payable or
                            previously paid with respect
                            to the subject mortgage loan
                            or mortgaged real property
                            from collections on the
                            mortgage pool and not
                            previously reimbursed;
-------------------------------------------------------------------------------------------------------------------------------
                         o  With respect to any specially      Compensation     Payments of the applicable      Time to time
                            serviced mortgage loan, 100%                        fee(s) made by the borrower
                            of each assumption                                  under the subject mortgage
                            application fee, assumption                         loan.
                            fee, modification fee,
                            extension fee or other
                            similar fee actually paid by
                            a borrower with respect to
                            any assumption or
                            modification; and
-------------------------------------------------------------------------------------------------------------------------------
                         o  With respect to any                Compensation     Payments of the applicable      Time to time
                            non-specially serviced                              fee(s) made by the borrower
                            mortgage loan, the                                  under the subject mortgage
                            percentage, if any, specified                       loan.
                            in the pooling and servicing
                            agreement, of assumption
                            fees, assumption application
                            fees, modification fees and
                            other fees actually paid by a
                            borrower with respect to any
                            assumption, modification or
                            other agreement entered into
                            by the applicable master
                            servicer.
-------------------------------------------------------------------------------------------------------------------------------
Trustee Fee / Trustee    The trustee fee, for any              Compensation     General collections on the        Monthly
                         distribution date, will equal                          mortgage loans and any REO
                         one month's interest at 0.0009%                        Properties on deposit in
                         per annum with respect to each                         the master servicers'
                         and every mortgage loan in the                         collection accounts and/or
                         trust, including each specially                        the trustee's distribution
                         serviced mortgage loan, if any,                        account.
                         and each mortgage loan, if any,
                         as to which the corresponding
                         mortgaged real property has
                         become an REO Property.
-------------------------------------------------------------------------------------------------------------------------------
Additional Trustee       All interest and investment           Compensation     Interest and investment           Monthly
Compensation / Trustee   income earned on amounts on                            income related to the
                         deposit in accounts maintained                         subject account (net of
                         by the trustee.                                        investment losses).
-------------------------------------------------------------------------------------------------------------------------------

                                       182

-------------------------------------------------------------------------------------------------------------------------------
   TYPE / RECIPIENT                   AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
Servicing Advances /     To the extent of funds              Reimbursement of   Amounts on deposit in the       Time to time
Trustee, Master          available, the amount of any            expenses       applicable master
Servicers or Special     servicing advances.(4)                                 servicer's  collection
Servicer                                                                        account that represent
                                                                                (a) payments made by the
                                                                                related borrower to cover
                                                                                the item for which such
                                                                                servicing advance was made
                                                                                or (b) liquidation
                                                                                proceeds, condemnation
                                                                                proceeds, insurance
                                                                                proceeds and, if
                                                                                applicable, REO revenues
                                                                                (in each case, if
                                                                                applicable, net of any
                                                                                principal recovery fee or
                                                                                workout fee payable
                                                                                therefrom) received in
                                                                                respect of the particular
                                                                                mortgage loan or related
                                                                                REO Property, provided that
                                                                                if the applicable master
                                                                                servicer, special servicer
                                                                                or trustee determines that
                                                                                a servicing advance is not
                                                                                recoverable out of
                                                                                collections on the related
                                                                                underlying mortgage loan,
                                                                                then out of general
                                                                                collections on the mortgage
                                                                                loans and any REO
                                                                                Properties in the trust on
                                                                                deposit in the applicable
                                                                                master servicer's
                                                                                collection  account or, if
                                                                                funds in that master
                                                                                servicer's collection
                                                                                account are insufficient,
                                                                                the other master servicer's
                                                                                collection account.(5)
-------------------------------------------------------------------------------------------------------------------------------
Interest on servicing    At a rate per annum equal to a         Payment of      First, out of default           Time to time
advances / Master        published prime rate, accrued on      interest on      interest and late payment
Servicers, Special       the amount of each outstanding     Servicing Advances  charges on the related
Servicer or Trustee      servicing advance.(4)                                  mortgage loan and then,
                                                                                after or at the same time
                                                                                that advance is reimbursed,
                                                                                out of any other amounts
                                                                                then on deposit in the
                                                                                applicable master
                                                                                servicer's collection
                                                                                account or, if funds in
                                                                                that master servicer's
                                                                                collection account are
                                                                                insufficient, the other
                                                                                master servicer's
                                                                                collection account.(6)
-------------------------------------------------------------------------------------------------------------------------------
P&I Advances / Master    To the extent of funds              Reimbursement of   Amounts on deposit in the       Time to time
Servicers and Trustee    available, the amount of any P&I   P&I Advances made   applicable master
                         advances.                           with respect to    servicer's collection
                                                            the mortgage pool   account that represent late
                                                                                collections of interest and
                                                                                principal (net of related
                                                                                master servicing, workout
                                                                                and principal recovery
                                                                                fees) received in respect
                                                                                of the related mortgage
                                                                                loans or REO Property as to
                                                                                which such P&I advance was
                                                                                made, provided that if the
                                                                                applicable master servicer
                                                                                or trustee determines that
                                                                                a P&I advance is not
                                                                                recoverable out of
                                                                                collections on the related
                                                                                mortgage loan, then out of
                                                                                general collections on the
                                                                                mortgage loans and any REO
                                                                                Properties in the trust on
                                                                                deposit in the applicable
                                                                                master servicer's
                                                                                collection account or, if
                                                                                funds in that master
                                                                                servicer's collection
                                                                                account are insufficient,
                                                                                the other master servicer's
                                                                                collection account.(5)
-------------------------------------------------------------------------------------------------------------------------------

                                       183

-------------------------------------------------------------------------------------------------------------------------------
   TYPE / RECIPIENT                   AMOUNT                 GENERAL PURPOSE               SOURCE                FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

Interest on P&I          At a rate per annum equal to a         Payment of      First, out of default           Time to time
Advances / Master        published prime rate, accrued on    interest on P&I    interest and late payment
Servicers and Trustee    the amount of each outstanding          advances       charges on the related
                         P&I advance.                                           mortgage loan and then,
                                                                                after or at the same time
                                                                                that advance is reimbursed,
                                                                                out of any other amounts
                                                                                then on deposit in the
                                                                                applicable master
                                                                                servicer's collection
                                                                                account or, if funds in
                                                                                that master servicer's
                                                                                collection account are
                                                                                insufficient, the other
                                                                                master servicer's
                                                                                collection account.(6)
-------------------------------------------------------------------------------------------------------------------------------
Indemnification          Amount to which such party is       Indemnification    General collections on the      Time to time
Expenses/ Trustee and    entitled to indemnification                            mortgage loans and any REO
any director, officer,   under the pooling and servicing                        Properties on deposit in
employee or agent of     agreement.(7)(8)                                       the applicable master
the Trustee/                                                                    servicer's collection
Depositor, Master                                                               account or, if funds in
Servicers or Special                                                            that master servicer's
Servicer and any                                                                collection account are
director, officer,                                                              insufficient, the other
employee or agent of                                                            master servicer's
Depositor, either                                                               collection account and/or
Master Servicer or                                                              the trustee's  distribution
Special Servicer                                                                account.
-------------------------------------------------------------------------------------------------------------------------------

_________________

(1)   The WBCMT Series 2007-C30 Master Servicer will be entitled to a comparable fee, calculated on a 30/360 Basis at % per annum, with respect to the
      Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan.

(2)   The WBCMT Series 2007-C30 Special Servicer will be entitled to a comparable fee, calculated at 0.25% per annum, with respect to the Peter
      Cooper Village and Stuyvesant Town Trust Mortgage Loan.

(3)   The WBCMT Series 2007-C30 Special Servicer will be entitled to a comparable fee, calculated at 0.50% and capped at $15,000,000, with respect to the Peter Cooper Village and Stuyvesant Town Trust Mortgage
      Loan.

(4)   Applicable parties under the WBCMT Series 2007-C30 Pooling and Servicing
      Agreement will be similarly entitled to reimbursement, with interest, for servicing advances on the Peter Cooper Village and Stuyvesant Town Trust
      Mortgage Loan. The issuing entity must bear its pro rata share of the reimbursement, with interest, of any servicing advance on the Peter Cooper
      Village and Stuyvesant Town Trust Mortgage Loan that are not reimbursable out of related collections.

(5)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(6)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(7)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

(8)   Comparable indemnities, payable out of collections on the Peter Cooper
      Village and Stuyvesant Town Loan Combination, run to the benefit of parties under the WBCMT Series 2007-C30 Pooling and Servicing Agreement.

                                       184

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class       ,       and        certificates
will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Offering Prospectus--Overview of the Series 2007-6
Certificates" in this offering prospectus.

      The pass-through rates for the class      ,       and        certificates
will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net Mortgage Rate for the
related distribution date; and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Offering
Prospectus--Overview of the Series 2007-6 Certificates" in this offering prospectus.

      The pass-through rates for the class      ,        and        certificates
will, with respect to any interest accrual period, equal the Weighted Average
Net Mortgage Rate for the related distribution date minus a specified margin, which will be as follows:

                         SPECIFIED MARGIN SUBTRACTED FROM
                CLASS    WEIGHTED AVERAGE NET MORTGAGE RATE
              ---------  ----------------------------------

      The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

      For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component
(or, in the case of each of the A-2FL, A-4FL, AM-FL and AJ-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC regular interest).

      For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rates applicable to the class A-2FL, class A-4FL, class AM-FL and class AJ-FL certificates will be floating rates based on LIBOR. However, the pass-through rate with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC regular interest. In addition, if there is a continuing payment default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-2FL certificates, the class
A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC regular interest.
In addition, if the pass-through rate of any REMIC regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty

                                       185

with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the corresponding class of certificates on that distribution date.

      The term "LIBOR" will generally mean, with respect to the class A-2FL,
A-4FL, AM-FL and AJ-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London
time, on the related LIBOR Determination Date.

      The "LIBOR Determination Date" for the class A-2FL, A-4FL, AM-FL and AJ-FL certificates is (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

      The class Z certificates and the REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

      General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      All payments with respect to the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests will be made to the trustee's floating rate account.

      Payments of Interest. All of the classes of the certificates (except for the class Z certificates and the REMIC residual certificates) and the class
A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests, will bear interest.

      With respect to each interest-bearing class of the certificates and with respect to each of the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests, that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates or REMIC regular interest, as the case may be, for that interest accrual period;

                                       186

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates or REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-2FL, A-4FL, AM-FL and AJ-FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

In addition, if there is an interest shortfall with respect to the class A-2FL,
A-4FL, AM-FL or AJ-FL REMIC regular interest or the class AJ-FL REMIC regular interest for any interest accrual period, then the amount by which the interest distributable with respect to that REMIC regular interest is reduced as a result of that shortfall will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, as applicable, on that distribution date.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates)
and with respect to each of the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC regular interest, as the case may be, reduced (except in the case of the class X and Y certificates) by the portion of any Net Aggregate Prepayment
Interest Shortfall for that distribution date allocable to the subject class of certificates or the subject REMIC regular interest, as the case may be.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates or to any of the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interests will equal the product of:

      1.    the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date, multiplied by

      2.    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates or the subject
            REMIC regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests.

      Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, any such shortfalls allocated to the corresponding REMIC regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, as the case may be. Any distributions of interest allocated to the class A-2FL, A-4FL, AM-FL and AJ-FL
REMIC regular interests, will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL,
A-4FL, AM-FL or AJ-FL certificates, as applicable, and/or the swap counterparty, as applicable.

      If the holders of any interest-bearing class of the certificates (other than the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) or the applicable grantor trust with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interests do not receive all of the interest to which they are, or it is, entitled on any distribution date, then those holders or that grantor trust will continue to be entitled to receive the unpaid portion of that

                                       187

interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests may be payable to the swap counterparty.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests, on any given distribution date, will equal the Principal Distribution
Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of such principal balance certificates or any particular such REMIC regular interest, on any given distribution date, will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates or that REMIC regular interest. So long as the class A-4 certificates and the class A-4FL REMIC regular interest, on the one hand, and A-1A certificates, on the other hand, remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of the class A-4 certificates and the class A-4FL REMIC regular interest, on the one hand, or the class A-1A certificates, on the other hand, has been reduced to zero, a single
Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this offering prospectus, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this offering prospectus and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

                                       188

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-4 certificates and the class A-2FL and A-4FL REMIC regular interests on each distribution date as follows:

      o     first, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     second, to the class A-2 certificates and the class A-2FL REMIC regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1 certificates as described in the preceding bullet, and

            2.    the total principal balance of the class A-2 certificates and the class A-2FL REMIC regular interest outstanding immediately prior to that distribution date;

      o     third, to the class A-3 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1 and/or A-2 certificates and/or the class A-2FL REMIC regular interest as described in the
                  preceding two bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date; and

      o     fourth, to the class A-4 certificates and the class A-4FL REMIC regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1, A-2 and/or A-3 certificates and/or the class A-2FL REMIC regular interest as described in the preceding three bullets, and

            2.    the total principal balance of the class A-4 certificates and the class A-4FL REMIC regular interest outstanding immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3 and A-4 certificates and the class A-2FL and A-4FL REMIC regular interests outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3 and

                                       189

A-4 certificates and the class A-2FL and A-4FL REMIC regular interests) the remaining portion thereof would be allocated (after taking account of the allocation of the Loan Group 2 Principal Distribution Amount for that distribution date described in the prior paragraph) to the class A-1A certificates, up to the extent necessary to retire such class of certificates.
Similarly, if the Loan Group 2 Principal Distribution Amount for any
distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-1, up to the extent necessary to retire that class of certificates; second, to the class A-2 certificates and the class A-2FL REMIC regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC regular interest; third, to the class A-3 certificates, up to the extent necessary to retire that class of certificates;
and fourth, to the class A-4 certificates and the class A-4FL REMIC regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC regular interest.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-2FL, A-3, A-4, A-4FL and A-1A classes (with the A-2 and A-2FL classes and the
A-4 and A-4FL classes, in the case of each such pair, being considered a single class) are outstanding at a time when the total principal balance of the class
AM, AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-4 and A-1A classes that remain outstanding and, if applicable, the class A-2FL and A-4FL REMIC regular interests on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-4, A-1A certificates and the class A-2FL and A-4FL REMIC regular interests, the
Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class of certificates or REMIC regular interest, as the case may be, outstanding immediately prior to that distribution date.

              ORDER OF ALLOCATION               CLASS
            -----------------------      ------------------
                       1                    AM and AM-FL*
                       2                    AJ and AJ-FL*
                       3                          B
                       4                          C
                       5                          D
                       6                          E
                       7                          F
                       8                          G
                       9                          H
                      10                          J
                      11                          K
                      12                          L
                      13                          M
                      14                          N
                      15                          P
                      16                          Q

            __________________

            *     Pro rata and pari passu based on the respective total
                  principal balances thereof. References to "AM-FL" and "AJ-FL"
                  in the table refer to the class AM-FL and AJ-FL REMIC regular interests.

                                       190

      In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-4, A-1A certificates and the class A-2FL and A-4FL REMIC regular interests is reduced to zero. Furthermore, in no event will the holders of any class of certificates, or the grantor trust holding any REMIC regular interest, listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates)
and the class A-2FL, A-4FL, AM-FL and AJ-FL REMIC regular interests, may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interest, then, subject to available funds from time to time and the priority of payments described under
"--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that REMIC regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates) or in the case of the class A-2FL, A-4FL, AM-FL or AJ-FL
REMIC regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of that REMIC regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below. Any such reimbursements with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interest will be deposited in the trustee's floating rate account and thereafter will be distributed to the holders of the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, as applicable.

      In limited circumstances, the total principal balance of a class of principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates), or the total principal balance of any of the class A-2FL,
A-4FL, AM-FL or AJ-FL REMIC regular interests, that in any such case was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or the subject
REMIC regular interest, as applicable. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for such distribution date. Any such reinstatement of principal balance with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interest will result in a corresponding reinstatement of the principal balance with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, as applicable.

                                       191

      Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
-----------------   ------------------------   --------------------------------------------------------------------------------

        1                      X*              From the entire Available Distribution Amount, interest up to the total interest payable on that class

                      A-1, A-2, A-2FL(1)*,     From the portion of the Available Distribution Amount attributable to the
                       A-3, A-4, A-4FL(1)*     mortgage loans in loan group 1, interest up to the total interest payable on those classes and those REMIC regular interests, pro rata, based on entitlement

                              A-1A*            From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

        2             A-1, A-2, A-2FL(1)**,    Principal up to the Loan Group 1 Principal Distribution Amount (and, if the
                      A-3, A-4, A-4FL(1)**     class A-1A certificates are retired, any remaining portion of the Loan Group 2
                                               Principal Distribution Amount), sequentially, in the following order, to (a)
                                               the class A-1 certificates, (b) the class A-2 certificates and the class A-2FL
                                               REMIC regular interest, on a pro rata basis by principal balance, (c) the class A-3 certificates, and (d) the class A-4 certificates and the class A-4FL
                                               REMIC regular interest, on a pro rata basis by balance, in each case until the subject class of certificates and/or the subject REMIC regular interest is retired

                             A-1A**            Principal up to the Loan Group 2 Principal Distribution Amount (and, if the
                                               class A-4 certificates and the class A-4FL REMIC regular interest are retired, any remaining portion of the Loan Group 1 Principal Distribution Amount), until the class A-1A certificates are retired

        3              A-1, A-2, A-2FL(1),     Reimbursement up to the loss reimbursement amounts for those classes and those
                       A-3, A-4, A-4FL(1)      REMIC regular interests, pro rata, based on entitlement
                            and A-1A
-------------------------------------------------------------------------------------------------------------------------------
        4                AM and AM-FL(1)       Interest up to the total interest payable on that class and that REMIC regular interest, pro rata based on entitlement

        5                AM and AM-FL(1)       Principal up to the portion of the Principal Distribution Amount allocable to that class and that REMIC regular interest, on a pro rata basis by balance

        6                AM and AM-FL(1)       Reimbursement up to the loss reimbursement amount for that class and that
                                               REMIC regular interest, pro rata based on entitlement
-------------------------------------------------------------------------------------------------------------------------------
        7                AJ and AJ-FL(1)       Interest up to the total interest payable on that class and that REMIC regular interest, pro rata based on entitlement

        8                AJ and AJ-FL(1)       Principal up to the portion of the Principal Distribution Amount allocable to that class and that REMIC regular interest, on a pro rata basis by balance

        9                AJ and AJ-FL(1)       Reimbursement up to the loss reimbursement amount for that class and that
                                               REMIC regular interest, pro rata based on entitlement
-------------------------------------------------------------------------------------------------------------------------------

                                       192

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
-----------------   ------------------------   --------------------------------------------------------------------------------

        10                      B              Interest up to the total interest payable on that class

        11                      B              Principal up to the portion of the Principal Distribution Amount allocable to that class

        12                      B              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        13                      C              Interest up to the total interest payable on that class

        14                      C              Principal up to the portion of the Principal Distribution Amount allocable to that class

        15                      C              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        16                      D              Interest up to the total interest payable on that class

        17                      D              Principal up to the portion of the Principal Distribution Amount allocable to that class

        18                      D              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        19                      E              Interest up to the total interest payable on that class

        20                      E              Principal up to the portion of the Principal Distribution Amount allocable to that class

        21                      E              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        22                      F              Interest up to the total interest payable on that class

        23                      F              Principal up to the portion of the Principal Distribution Amount allocable to that class

        24                      F              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        25                      G              Interest up to the total interest payable on that class

        26                      G              Principal up to the portion of the Principal Distribution Amount allocable to that class

        27                      G              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        28                      H              Interest up to the total interest payable on that class

        29                      H              Principal up to the portion of the Principal Distribution Amount allocable to that class

        30                      H              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        31                      J              Interest up to the total interest payable on that class

        32                      J              Principal up to the portion of the Principal Distribution Amount allocable to that class

        33                      J              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        34                      K              Interest up to the total interest payable on that class

        35                      K              Principal up to the portion of the Principal Distribution Amount allocable to that class

        36                      K              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        37                      L              Interest up to the total interest payable on that class

        38                      L              Principal up to the portion of the Principal Distribution Amount allocable to that class

        39                      L              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------

                                       193

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
-----------------   ------------------------   --------------------------------------------------------------------------------

        40                      M              Interest up to the total interest payable on that class

        41                      M              Principal up to the portion of the Principal Distribution Amount allocable to that class

        42                      M              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        43                      N              Interest up to the total interest payable on that class

        44                      N              Principal up to the portion of the Principal Distribution Amount allocable to that class

        45                      N              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        46                      P              Interest up to the total interest payable on that class

        47                      P              Principal up to the portion of the Principal Distribution Amount allocable to that class

        48                      P              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        49                      Q              Interest up to the total interest payable on that class

        50                      Q              Principal up to the portion of the Principal Distribution Amount allocable to that class

        51                      Q              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------------
        52               REMIC residual        Any remaining portion of the Available Distribution Amount certificates

_________________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-1A and X classes and the class A-2FL and A-4FL regular interests, as set forth in the table above, is insufficient for that purpose, then the Available Distribution
      Amount will be applied to pay interest on all those classes and those
      REMIC regular interests, pro rata based on entitlement.

**    No payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates and the class A-2FL REMIC regular interest is reduced to zero, and no payments of principal will be made in respect of the class
      A-4 certificates or the class A-4FL REMIC regular interest until the total principal balance of the class A-3 certificates is reduced to zero.
      Furthermore, for purposes of receiving distributions of principal from the
      Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A-3, A-4 certificates and the class A-2FL and A-4FL REMIC regular interests will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal
      Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-4 certificates and the class
      A-2FL and A-4FL REMIC regular interests, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2,
      A-3, A-4 and A-1A classes and the class A-2FL and A-4FL REMIC regular interests are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class AM-FL and AJ-FL REMIC regular interests have been reduced to zero as described under "--Reductions to Certificate Principal Balances in
      Connection with Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-4 and A-1A certificates and the class A-2FL and A-4FL REMIC regular interest and
      REMIC regular interests will be made on a pro rata basis in accordance with the respective total principal balances of those classes and REMIC regular interests then outstanding, without regard to loan groups.

(1)   Refers to REMIC regular interest with that alphabetic or alphanumeric designation. Interest, principal and loss reimbursement amounts in respect of the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interests will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the corresponding class of floating rate certificates and/or the swap counterparty on the subject distribution date.

                                       194

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-4, A-1A,
AM, AJ, B, C, D, E, F, G and/or H certificates and/or to the trustee's floating rate account with respect to the class A-2FL REMIC regular interest, the class
A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and/or the class AJ-FL REMIC regular interest, if any such class or REMIC regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-4FL on the one hand, and the class A-1A certificates on the other hand, are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates and/or that REMIC regular interest, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates or REMIC regular interest, as the case may be, over the relevant discount rate, and the
            denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or REMIC regular interest, as the case may be, on that distribution date (or, for so long as the class A-4 certificates and the class
            A-4FL REMIC regular interest, on the one hand, and the class A-1A certificates, on the other hand, are outstanding, the amount of principal payable with respect to the subject class of certificates or REMIC regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
            Distribution Amount (or, for so long as the class A-4 certificates and the class A-4FL REMIC regular interest, on the one hand, and the class A-1A certificates on the other hand, are outstanding, the Loan
            Group 1 Principal Distribution Amount or the Loan Group 2 Principal
            Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any class of principal balance certificates, the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest, or the class AJ-FL
REMIC regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S.
Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

                                       195

      Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

      Notwithstanding the foregoing, all prepayment premiums and yield maintenance charges payable as described above, will be reduced, with respect to specially serviced mortgage loans, by an amount equal to Additional Trust Fund
Expenses and Realized Losses previously allocated to any class of certificates.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this offering prospectus.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the Convertible Rate Mortgage Loans during the related collection period will be distributed to the holders of the class Y certificates, and any Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates (exclusive of the class A-2FL, A-4FL,
            AM-FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL
            REMIC regular interest and/or the class AJ-FL REMIC regular interest;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
            AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and/or the class AJ-FL REMIC regular interest; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

                                       196

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

      Revenues and other proceeds derived with respect to the Peter Cooper
Village and Stuyvesant Town REO Property will be similarly applied to the related Loan Combination.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-4FL
REMIC regular interest, the class AM-FL REMIC regular interest and the class
AJ-FL REMIC regular interest.

      On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificateholders) and with respect to the class A-2FL, A-4FL, AM-FL and AJ-FL
REMIC regular interests on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates
(exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class
A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class
AM-FL REMIC regular interest and the class AJ-FL REMIC regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class or REMIC regular interest, as the case may be, the aggregate of all Realized Losses and Additional Trust
Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the then total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and the class AJ-FL REMIC regular interest on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

             ORDER OF ALLOCATION            CLASS/REMIC REGULAR INTEREST
         ---------------------------  -----------------------------------------
                      1                                  Q
                      2                                  P
                      3                                  N
                      4                                  M
                      5                                  L
                      6                                  K
                      7                                  J
                      8                                  H
                      9                                  G
                      10                                 F
                      11                                 E
                      12                                 D
                      13                                 C
                      14                                 B
                      15                           AJ and AJ-FL*
                      16                           AM and AM-FL*
                      17                     A-1, A-2, A-2FL, A-3, A-4,
                                                  A-4FL and A-1A*

*     Pro rata and pari passu based on the respective total principal balances thereof.

                                       197

      The reference in the foregoing table to "A-2FL" means the class A-2FL
REMIC regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "A-4FL" means the class
A-4FL REMIC regular interest. However, any reduction in the total principal balance of the class A-4FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-4FL certificates. The reference in the foregoing table to "AM-FL" means the class AM-FL REMIC regular interest. However, any reduction in the total principal balance of the class AM-FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AM-FL certificates. The reference in the foregoing table to "AJ-FL"
means the class AJ-FL REMIC regular interest. However, any reduction in the total principal balance of the class AJ-FL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AJ-FL certificates.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates (exclusive of the class A-2FL,
A-4FL, AM-FL and AJ-FL certificates),the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest or the class AJ-FL REMIC regular interest, will be made by reducing the total principal balance of such class by the amount so allocated. In no event will the total principal balance of any REMIC regular interest or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other REMIC regular interests and/or classes of principal balance certificates listed above it in the table have been reduced to zero.

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

                                       198

            2.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus;

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan or the holder of a Peter Cooper Village and Stuyvesant Town Pari Passu
            Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan
            Combination, pursuant to the related Loan Combination Intercreditor
            Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this offering prospectus.

      Any expenses under the WBCMT Series 2007-C30 Pooling and Servicing
Agreement that are similar to those described in the prior paragraph and that relate to the Peter Cooper Village and Stuyvesant Town Loan Combination will be deducted on a pari passu basis out of collections on the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper Village and
Stuyvesant Town Pari Passu Non-Trust Loan, thereby potentially resulting in a loss to the trust. Any such expenses payable out of amounts allocable to the related Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan would effectively constitute Additional Trust Fund Expenses. See "Description of the
Mortgage Pool--The Loan Combinations--The Peter Cooper Village and Stuyvesant
Town Loan Combination" in this offering prospectus.

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-4FL
REMIC regular interest, the class AM-FL REMIC regular interest and the class
AJ-FL REMIC regular interest. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more such classes and/or REMIC regular interests that had previously been reduced as described above in this "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and the class AJ-FL
REMIC regular interest in reverse order that such reductions had been made
(i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates), the class A-2FL REMIC regular interest, the class A-4FL
REMIC regular interest, the class AM-FL REMIC regular interest and the class
AJ-FL REMIC regular interest being in excess of the total Stated Principal
Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated
principal amounts had never been written off.

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ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees and, in the case of the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan, the WBCMT Series
2007-C30 Master Servicer's primary servicing fee, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period and/or, in the case of Wachovia Bank, National
            Association, the Peter Cooper Village and Stuyvesant Town Trust
            Mortgage Loan; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any mortgage loan in the trust that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject mortgage loan in the trust. Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to an A/B Loan Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan. Any appraisal reduction amount with respect to the Peter Cooper Village and
Stuyvesant Town Loan Combination determined pursuant to the WBCMT Series
2007-C30 Pooling and Servicing Agreement will be allocated pro rata and pari passu between the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan
and the Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loans. In
the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan,
the amount required to be advanced by the applicable master servicer may be reduced based on an appraisal performed by the WBCMT Series 2007-C30 Master
Servicer or the WBCMT Series 2007-C30 Special Servicer under, and an Appraisal
Reduction Amount calculated in accordance with, the WBCMT Series 2007-C30
Pooling and Servicing Agreement with respect to the Peter Cooper Village and
Stuyvesant Town Loan Combination.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates

                                       200

(exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) or with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL REMIC regular interest on that distribution date (or a combination of both methods).

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan (including the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan). See "--The
Trustee" below.

      Notwithstanding the foregoing, with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination, if the WBCMT Series 2007-C30 Master
Servicer determines that a proposed P&I advance, if made, would be non-recoverable or an outstanding P&I advance is or would be non-recoverable and the applicable master servicer under the pooling and servicing agreement for our
ML-CFC series 2007-6 certificates receives notice of such determination, that master servicer will not be permitted to make any additional P&I advances with respect to the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan,
until that master servicer has consulted with the WBCMT Series 2007-C30 Master
Servicer and agreed that circumstances with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination have changed such that it is not expected that a proposed future P&I advance would be a non-recoverable advance.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in
this offering prospectus.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first,  out of Penalty  Interest and late payment  charges collected on the related  mortgage loan during that  collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

                                       201

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds in such account are insufficient, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months without the consent of the controlling class representative. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an Advance or a portion of an Advance may elect at any time to reimburse itself for the deferred amounts from general collections (including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it (or in the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan from amounts in its collection account received from the WBCMT Series 2007-C30 Master Servicer)
during the related collection period (net of amounts necessary to reimburse for
Nonrecoverable

                                       202

Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. Based primarily on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this offering prospectus. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates, the class
            A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and the class AJ-FL
            REMIC regular interest, in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates, the class
            A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class AM-FL REMIC regular interest and the class AJ-FL
            REMIC regular interest, allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

                                       203

      o     payments made to and by the swap counterparty with respect to each of the A-2FL, A-4FL, AM-FL  and AJ-FL classes;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related determination date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
            Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

                                       204

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then current credit support levels for each class of interest-bearing certificates;

      o     the original and then current ratings known to the trustee for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Y certificates, the class Z certificates and the REMIC residual certificates, respectively, on such distribution date; and

      o     any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

                                       205

      Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in May 2007, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the trustee monthly, beginning in May 2007, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in June 2007, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

      These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, neither master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of that master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the

                                       206

special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Trustee. The trustee will, and either master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) the final prospectus supplement of the offered certificates and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer
Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 904-6342.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

      The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

      Other Information. The pooling and servicing agreement will obligate each master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8, 9 and 11 below, to the extent those items are in its possession but, in the case of the item listed in clause 11, to the extent in the possession of
Wachovia Bank, National Association or any successor master servicer to Wachovia
Bank, National Association), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 11 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for

                                       207

review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

      2.    all trustee reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to
            certificateholders since the date of initial issuance of the offered certificates;

      3.    all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the
            Mortgage Loans--Evidence as to Compliance" in this offering prospectus;

      4.    all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under
            "Servicing of the Mortgage Loans--Evidence as to Compliance" in this offering prospectus;

      5.    the most recent inspection report with respect to each mortgaged real property for a mortgage loan (other than the Peter Cooper
            Village and Stuyvesant Town Trust Mortgage Loan) prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage
            Loans--Inspections; Collection of Operating Information" in this offering prospectus and any environmental assessment prepared as described under "Servicing of the Mortgage Loans--Realization Upon
            Defaulted Mortgage Loans--Foreclosure and Similar Proceedings" in
            this offering prospectus;

      6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan (other than the Peter
            Cooper Village and Stuyvesant Town Trust Mortgage Loan) and
            financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
            Mortgage Loans--Inspections; Collection of Operating Information" in
            this offering prospectus;

      7.    all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

      8.    the servicing file relating to each mortgage loan;

      9.    any and all officer's certificates and other evidence delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance;

      10.   all reports filed with the SEC with respect to the trust pursuant to
            13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as
            amended; and

      11.   the WBCMT Series 2007-C30 Pooling and Servicing Agreement, and any
            reports, statements, documents and other written information delivered under that agreement to the applicable master servicer for the trust on behalf of the trustee, or to the trustee, as holder of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the

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trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     in the case of the class X certificates, 2%; and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates, and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the REMIC residual certificates or class Y or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the
Certificates--Voting Rights" in the accompanying base prospectus.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) or a master

                                       209

            servicer, in that order of preference, after the Stated Principal
            Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, including the class X certificates (but excluding the class Y, Z and REMIC residual certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Y, Z and REMIC residual certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

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                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates--Calculation of Pass-Through Rates" in this offering prospectus. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      Rate and Timing of Principal Payments. Any class of offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balance of those certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the

                                       211

mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See
"Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and
Consents" in this offering prospectus. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.
Similarly, the ability of a borrower under the Convertible Rate Mortgage Loan to repay that mortgage loan on the first open prepayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, the borrower may have little incentive to repay the mortgage loan on the open prepayment date if then-current market interest rates are particularly high. Accordingly, there can be no assurance that the
Convertible Rate Mortgage Loan will be paid in full on its first open prepayment date. Failure of the borrower under the Convertible Rate Mortgage Loan to repay the mortgage loan by or shortly after the open prepayment date, for any reason, will tend to lengthen the weighted average lives of the offered certificates.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group
1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans
(and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

      The yield on the class A-1, A-2, A-3 and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered

                                       212

certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

                                       213

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this offering prospectus and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

                                       214

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this offering prospectus is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this offering prospectus, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is April 12, 2007, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

                                       215

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................           84              83              82              82              81
April 2009.................................           66              65              64              63              63
April 2010.................................           44              42              42              41              41
April 2011.................................           18              16              15              15              15
April 2012 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          2.64            2.58            2.55            2.53            2.50

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          4.85            4.84            4.83            4.81            4.64

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................           99              98              98              98              98
April 2013.................................           82              81              80              80              80
April 2014.................................           50              49              49              49              49
April 2015.................................           30              29              29              29              29
April 2016.................................            9               7               7               7               7
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years) ..........          7.26            7.22            7.21            7.21            7.21

                                       216

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................          100             100             100             100             100
April 2013.................................          100             100             100             100             100
April 2014.................................          100             100             100             100             100
April 2015.................................          100             100             100             100             100
April 2016.................................          100             100             100             100             100
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          9.84            9.81            9.77            9.71            9.50

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100              99              99              99              96
April 2011.................................           96              96              95              95              88
April 2012.................................           88              88              88              88              88
April 2013.................................           87              87              87              87              87
April 2014.................................           87              87              87              87              87
April 2015.................................           87              87              87              87              87
April 2016.................................           87              87              87              86              86
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          9.03            9.01            8.99            8.95            8.73

                        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................          100             100             100             100             100
April 2013.................................          100             100             100             100             100
April 2014.................................          100             100             100             100             100
April 2015.................................          100             100             100             100             100
April 2016.................................          100             100             100             100             100
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years) ..........          9.92            9.92            9.92            9.92            9.67

                                       217

                        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................          100             100             100             100             100
April 2013.................................          100             100             100             100             100
April 2014.................................          100             100             100             100             100
April 2015.................................          100             100             100             100             100
April 2016.................................          100             100             100             100             100
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          9.92            9.92            9.92            9.92            9.69

                        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................          100             100             100             100             100
April 2013.................................          100             100             100             100             100
April 2014.................................          100             100             100             100             100
April 2015.................................          100             100             100             100             100
April 2016.................................          100             100             100             100             100
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          9.92            9.92            9.92            9.92            9.75

                                       218

                        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................          100             100             100             100             100
April 2013.................................          100             100             100             100             100
April 2014.................................          100             100             100             100             100
April 2015.................................          100             100             100             100             100
April 2016.................................          100             100             100             100             100
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          9.92            9.92            9.92            9.92            9.75

                        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------       ----------

Initial Percentage.........................          100%            100%            100%            100%            100%
April 2008.................................          100             100             100             100             100
April 2009.................................          100             100             100             100             100
April 2010.................................          100             100             100             100             100
April 2011.................................          100             100             100             100             100
April 2012.................................          100             100             100             100             100
April 2013.................................          100             100             100             100             100
April 2014.................................          100             100             100             100             100
April 2015.................................          100             100             100             100             100
April 2016.................................          100             100             100             100             100
April 2017 and thereafter..................            0               0               0               0               0

Weighted Average Life (in Years)...........          9.92            9.92            9.92            9.92            9.75

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                               THE SWAP AGREEMENTS

      On the closing date, the trustee, on behalf of the trust, will enter into four interest rate swap agreements with Merrill Lynch Capital Services, Inc., as swap counterparty, relating to the class A-2FL, class A-4FL, class AM-FL and class AJ-FL certificates, respectively. None of the holders of any class of offered certificates will have any beneficial interest in any of the swap agreements.

                                       219

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Thacher Proffitt & Wood
LLP, New York, New York, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions (including with respect to the
WBCMT Series 2007-C30 Pooling and Servicing Agreement) set forth in the opinion, each REMIC created under the series 2007-6 pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

      For federal income tax purposes,

      o     the class A-1, A-2, A-3, A-4, A-1A, X, AM, AJ, B, C, D, E, F, G, H,
            J, K, L, M, N, P, Q and Y certificates, the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class
            AM-FL REMIC regular interest and the class AJ-FL REMIC regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, a REMIC;

      o     each class of the REMIC residual certificates will evidence the sole class of residual interests in a REMIC; and

      o     the class Z certificates will evidence interests in a grantor trust consisting of Additional Interest collected on the ARD Loans.

      For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC. See "Federal Income Tax
Consequences--REMICs" and "--Grantor Trusts" in the accompanying base prospectus.

                                       220

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      One or more classes of the offered certificates may be issued with original issue discount. The classes of the offered certificates that are not issued with original issue discount may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this offering prospectus. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by

                                       221

holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates (will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of a REMIC underlying the certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of the REMIC are treated as "real estate assets" within the meaning of section
856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

                                       222

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101, as modified by Section 3(42) of ERISA.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as

                                       223

subsequently amended from time to time. Subject to the satisfaction of conditions set forth therein, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

            3.    the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receives an investment grade rating from each of Fitch and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

                                       224

      The Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this offering prospectus.

      Under the Exemption, the loan-to-value ratio or combined loan-to-value ratio of any mortgage loan held in the trust may not exceed 100% at the date of issuance of the certificates, based on the outstanding principal balance of the loan and the fair market value of the mortgaged real property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer, any party responsible for servicing the Peter Cooper Village and Stuyvesant
            Town Loan Combination or any sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets

                                       225

            of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

      Persons who have an ongoing relationship with the California Public
Employees' Retirement System, which is a governmental plan, should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified in Annex A-1 as Peter Cooper Village and Stuyvesant
Town. Such

                                       226

persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, Credit Suisse Securities
(USA) LLC and Morgan Stanley & Co. Incorporated as underwriters, we expect to agree to sell to the underwriters their respective allocations of the offered certificates that they agree to purchase from us. We will identify in a final prospectus supplement relating to the offered certificates, the respective principal balances of each class of the offered certificates that the underwriters agree to purchase.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. Credit Suisse Securities (USA) LLC and Morgan
Stanley & Co. Incorporated will act as co-managers for this offering. Merrill
Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities
Corporation are acting as joint-bookrunning managers in the following manner:
Countrywide Securities Corporation is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class certificates and all other classes of offered certificates.

      We will identify in a final prospectus supplement relating to the offered certificates the amount of sale proceeds that we expect to receive from this offering before deducting expenses payable by us.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the

                                       227

offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this offering prospectus and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

      We will agree to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller. Countrywide Securities Corporation is an affiliate of Countrywide
Commercial Real Estate Finance, Inc., a sponsor and mortgage loan seller.

      Each underwriter will represent to and agree with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

                                       228

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                   FITCH           MOODY'S
       ---------------          ------------    -------------
          Class A-1                  AAA              Aaa
          Class A-2                  AAA              Aaa
          Class A-3                  AAA              Aaa
          Class A-4                  AAA              Aaa
         Class A-1A                  AAA              Aaa
          Class AM                   AAA              Aaa
          Class AJ                   AAA              Aaa
           Class B                   AA               Aa2
           Class C                   AA-              Aa3
           Class D                    A                A2

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

                                       229

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or Moody's.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                       230

                                    GLOSSARY

                     TERMS USED IN THIS OFFERING PROSPECTUS

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "9600 BROOKPARK ROAD B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not part of the trust fund,

      o     has been designated under the 9600 Brookpark Road Intercreditor
            Agreement as the "B Loan," with an original principal balance of
            $3,000,000, and

      o     is secured by the same mortgage encumbering the 9600 Brookpark Road
            Mortgaged Property as is the 9600 Brookpark Road Trust Mortgage
            Loan.

      "9600 BROOKPARK ROAD BORROWER" means the borrower under the 9600 Brookpark
Road Loan Combination.

      "9600 BROOKPARK ROAD INTERCREDITOR AGREEMENT" means the Intercreditor
Agreement Among Noteholders, by and between the holders of the 9600 Brookpark
Road Trust Mortgage Loan and the 9600 Brookpark Road B-Note Non-Trust Loan.
Following the inclusion of the 9600 Brookpark Road Trust Mortgage Loan in the
trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the 9600 Brookpark Road Intercreditor Agreement.

      "9600 BROOKPARK ROAD LOAN COMBINATION" means, collectively, the 9600
Brookpark Road Trust Mortgage Loan and the 9600 Brookpark Road B-Note Non-Trust
Loan.

      "9600 BROOKPARK ROAD MATERIAL DEFAULT" means, with respect to the 9600
Brookpark Road Loan Combination, one of the following events: (a) either of the
9600 Brookpark Road Trust Mortgage Loan or the 9600 Brookpark Road B-Note
Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the 9600 Brookpark Road Borrower.

      "9600 BROOKPARK ROAD MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as the 9600 Brookpark Road.

      "9600 BROOKPARK ROAD TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $5,150,000, and is secured by a mortgage encumbering the 9600 Brookpark Road Mortgaged Property.

      "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

      "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

                                       231

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means: (i) with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan; and (ii) with respect to any Convertible Rate Mortgage Loan in the trust fund, the additional interest, in excess of the original fixed rate, that may accrue with respect to that mortgage loan as a result of the conversion of the mortgage interest rate of the mortgage loan from a fixed rate to a floating rate.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

      Examples of some Additional Trust Fund Expenses are set forth under
"Description of the Offered Certificates--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this offering prospectus.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means any of the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan, the Blackpoint Puerto Rico Retail Portfolio
Trust Mortgage Loan and the 9600 Brookpark Road Trust Mortgage Loan.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan (other than the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan) as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

                                       232

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the
                  trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related
                  Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination serviced under the pooling and servicing agreement, any Appraisal Reduction
Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable A-Note Trust
Mortgage Loan.

      In the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan, any Appraisal Reduction Amount will be calculated with respect to the
Peter Cooper Village and Stuyvesant Town Loan Combination under the WBCMT Series
2007-C30 Pooling and Servicing Agreement in a manner similar but not identical to that described above as if it were a single loan, and then will be allocated between the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the
Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loan on a pari passu basis.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan), any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or

                                       233

            in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the
            60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      The equivalents of Appraisal Trigger Events with respect to the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan are set forth in the
WBCMT Series 2007-C30 Pooling and Servicing Agreement and include events that are generally similar but not identical to those specified above as well as events that differ from those specified above.

      "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this offering prospectus.

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)   the aggregate of all amounts on deposit in the master
                  servicers' collection accounts and the trustee's distribution account as of the close of business on the related
                  determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the
                  collection account (including the amounts remitted by the
                  WBCMT Series 2007-C30 Master Servicer with respect to the
                  Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan);

            (ii)  the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

            (iii) the aggregate amount transferred from the special servicer's
                  REO account and/or any separate custodial account maintained with respect to a Loan Combination to the

                                       234

                  applicable master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

            (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in
                  connection with Prepayment Interest Shortfalls and any
                  shortfalls in interest caused by the application of a
                  condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)  all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or
                  reimbursable to any person other than the certificateholders from:

                  (A)   the master servicers' collection accounts, including,
                        but not limited to, servicing compensation, as described
                        under "Servicing of the Mortgage Loans--Collection
                        Accounts--Withdrawals" in this offering prospectus; and

                  (B)   the trustee's distribution account, including, but not
                        limited to, trustee fees, as described under
                        "Description of the Offered Certificates--Distribution
                        Account--Withdrawals" in this offering prospectus;

            (iii) any prepayment premiums and yield maintenance charges;

            (iv)  any Additional Interest on the Convertible Rate Mortgage Loan
                  (which is separately distributed to the holders of the class Y certificates)

            (v)   any Additional Interest on the ARD Loan (which is separately distributed to the holders of the class Z certificates);

            (vi)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future
                  distribution; and

            (vii) any amounts deposited in the master servicers' collection accounts or the trustee's distribution account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

                                       235

      "B-NOTE NON-TRUST LOAN" means, with respect to any A Note Trust Mortgage
Loan, the other mortgage loan that--

      o     is not included in the trust fund,

      o     is subordinate in right of payment to that A Note Trust Mortgage
            Loan to the extent set forth in the related intercreditor agreement,
            and

      o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that A Note Trust Mortgage Loan.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO B-NOTE LOAN NOTEHOLDER" means the holder of the Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Blackpoint Puerto Rico Retail
            Portfolio Intercreditor Agreement as "Note B," with an unpaid principal balance of $7,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Blackpoint Puerto
            Rico Retail Portfolio Mortgaged Properties as the Blackpoint Puerto
            Rico Retail Portfolio Trust Mortgage Loan.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO BORROWER" means the borrower under the Blackpoint Puerto Rico Retail Portfolio Loan Combination.

      "BLACKPOINT  PUERTO RICO RETAIL PORTFOLIO  CONTROLLING  PARTY" means, with respect to the Blackpoint Puerto Rico Retail Portfolio Loan Combination,
either--

      o     the holder of the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, but only if and for so long as it has an unpaid principal balance, net of the portion of any Appraisal Reduction
            Amount with respect to the Blackpoint Puerto Rico Retail Portfolio
            Loan Combination allocable to the Blackpoint Puerto Rico Retail
            Portfolio B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal
            Reduction Amount);

      o     the controlling class representative (as the designee of the trust as holder of the Blackpoint Puerto Rico Retail Portfolio Trust
            Mortgage Loan), but only if and for so long as the unpaid principal balance of the Blackpoint Puerto Rico Retail Portfolio B-Note
            Non-Trust Loan, net of the portion of any Appraisal Reduction Amount with respect to the Blackpoint Puerto Rico Retail Portfolio Loan
            Combination allocable to the Blackpoint Puerto Rico Retail Portfolio
            Non-Trust Loan, is less than 25% of its unpaid principal balance
            (without taking into account any Appraisal Reduction Amount) and

      o     the controlling class representative (as designee of the trust as holder of the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage
            Loan), from and after the Blackpoint Puerto Rico Retail Portfolio
            Conversion Date.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO CONVERSION DATE" means the date on which, under the circumstances described in the "--Description of the
Mortgage Pool--The Loan Combinations--The Blackpoint Puerto Rico Retail
Portfolio Loan Combination", the Blackpoint Puerto Rico Retail Portfolio B-Note
Non-Trust

                                       236

Noteholder may convert the Blackpoint Puerto Rico Retail Portfolio B-Note
Non-Trust Loan into the Blackpoint Puerto Rico Retail Portfolio Pari Passu
Non-Trust Loan.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO INTERCREDITOR AGREEMENT" means the co-lender agreement by and between the holders of the Blackpoint Puerto Rico
Retail Portfolio Trust Mortgage Loan and the Blackpoint Puerto Rico Retail
Portfolio Non-Trust Loan. Following the inclusion of the Blackpoint Puerto Rico
Retail Portfolio Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the
Blackpoint Puerto Rico Retail Portfolio Intercreditor Agreement.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO LOAN COMBINATION" means, collectively, the Blackpoint Puerto Rico Retail Portfolio Trust Mortgage Loan
and the Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Blackpoint Puerto Rico Retail Portfolio.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO PARI PASSU NON-TRUST LOAN" means the Blackpoint Puerto Rico Retail Portfolio B-Note Non-Trust Loan after the
Blackpoint Puerto Rico Retail Portfolio Conversion Date.

      "BLACKPOINT PUERTO RICO RETAIL PORTFOLIO TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $84,675,000, and is secured by a mortgage encumbering the Blackpoint Puerto Rico Retail Portfolio
Mortgaged Properties.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about April 12, 2007.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONVERTIBLE RATE MORTGAGE LOAN" means the mortgage loan in the trust fund that provides for the conversion of a fixed mortgage interest rate into a floating mortgage interest rate.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the

                                       237

subject  Exemption  was  granted),  and as may be  amended  from  time to time, or any  successor  thereto,  all as issued by the U.S.Department of Labor.

      "Exemption-Favored Party" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     Countrywide Securities Corporation;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

      "IRS" means the Internal Revenue Service.

      "LOAN COMBINATION" means any of the Peter Cooper Village and Stuyvesant
Town Loan Combination or an A/B Loan Combination.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the Peter Cooper
Village and Stuyvesant Town Intercreditor Agreement or an A/B Loan Combination
Intercreditor Agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $2,167,026,360; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this offering prospectus;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this offering prospectus;

      o     the pass-through rate for each class of certificates is as described in this offering prospectus;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

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      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this offering prospectus, which is any of an
            Actual/360 Basis or a 30/360 Basis;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     the Convertible Rate Mortgage Loan is paid in full on the first payment date when no prepayment charge is due;

      o     no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination;"

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     the mortgage loans that permit either voluntary prepayment with prepayment consideration (i.e. a prepayment premium or yield maintenance) or defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or a prepayment premium, as
            applicable;

      o     the mortgage loan identified on Annex A-1 as Breckenridge VIII is not prepaid during its initial lockout period;

      o     no prepayment premiums or yield maintenance charges are collected;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in May 2007; and

      o     the offered certificates are settled on April 12, 2007.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

                                       239

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time (excluding the per annum rates at which any related Additional Interest distributable to the class Y and class Z certificates is calculated), minus the sum of (a) the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue), and (b) and the per annum rate at which the monthly trustee fee is calculated and (c) in the case of the Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan, the per annum rate at which the related servicing fee under the WBCMT Series 2007-C30 Pooling and Servicing Agreement is calculated
(adjusted to an actual/360 equivalent from time to time); provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate, and the respective pass-through rates for the class A-2FL, A-4FL, AM-FL and AJ-FL
REMIC regular interests and the various classes of the non-fixed rate interest-bearing certificates, from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates; and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement and, in the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage
            Loan, the actual/360 equivalent of the per annum rate at which the related servicing fee under the WBCMT Series 2007-C30 Pooling and
            Servicing Agreement is calculated), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period
            (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.2391% per annum to 7.3291%, with a weighted average of those Net
Mortgage Rates of 5.7703% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this offering prospectus.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property and, in the case of an A-Note Trust Mortgage Loan with respect to a servicing advance, on or with respect to the related Loan Combination.

      "NON-TRUST LOAN" means a Peter Cooper Village and Stuyvesant Town Pari
Passu Non-Trust Loan or a B-Note Non-Trust Loan.

                                       240

      "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

      "PENALTY INTEREST" means any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not

                                       241

            more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN CONTROLLING PARTY" means the holder of the Peter Cooper Village and Stuyvesant Town Note A-1 Pari Passu
Non-Trust Loan or its designee, which designee is expected to be the controlling class representative of the WBCMT Series 2007-C30 Securitization as such term is defined in the WBCMT Series 2007-C30 Pooling and Servicing Agreement.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN INTERCREDITOR AGREEMENT" means the intercreditor agreement by and between the initial holders of the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper
Village and Stuyvesant Town Pari Passu Non-Trust Loans. Following the inclusion of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan and a party to the Peter
Cooper Village and Stuyvesant Town Intercreditor Agreement.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN LOAN COMBINATION" means, collectively, the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan
and the Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loans.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as
Peter Cooper Village and Stuyvesant Town.

                                       242

      "PETER COOPER VILLAGE AND STUYVESANT TOWN NOTE A-1 PARI PASSU NON-TRUST
LOAN" means that loan that--

      o     has been designated under the Peter Cooper Village and Stuyvesant
            Town Intercreditor Agreement as "Loan A-1,"

      o     is not part of the trust fund, and

      o     is secured by the same mortgage encumbering the Peter Cooper Village and Stuyvesant Town Mortgaged Property as is the Peter Cooper
            Village and Stuyvesant Town Trust Mortgage Loan.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN PARI PASSU NON-TRUST LOAN" means a mortgage loan that is not part of the trust fund and is secured by the same mortgage encumbering the Peter Cooper Village and Stuyvesant Town Mortgaged
Property as the Peter Cooper Village and Stuyvesant Town Mortgage Loan.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN REO PROPERTY" means the Peter
Cooper Village and Stuyvesant Town Mortgaged Property if it has been acquired by the WBCMT Series 2007-C30 trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the Peter Cooper Village and Stuyvesant Town
Loan Combination.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN TRUST MORTGAGE LOAN" means that mortgage loan that--

      o     is part of the trust fund,

      o     has been designated under the Peter Cooper Village and Stuyvesant
            Town Intercreditor Agreement as "Loan Number 2," with an unpaid principal balance of $202,272,727 as of the cut-off date, and

      o     is secured by a mortgage encumbering the Peter Cooper Village and
            Stuyvesant Town Mortgaged Property.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

                                       243

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced (including with respect to the Peter Cooper
            Village and Stuyvesant Town Trust Mortgage Loan) by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

                                       244

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

                                       245

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

      6.    any party responsible for servicing the Peter Cooper Village and
            Stuyvesant Town Loan Combination;

      7.    any sub-servicers;

      8.    the mortgage loan sellers;

      9.    the swap counterparty;

      10.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      11.   any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the applicable master servicer or the special servicer, as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of an A/B Loan Combination, the holder of the related B-Note Non-Trust
            Loan, taking into account, to the extent consistent with the related
            Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

                                       246

      o     without regard to--

            1.    any relationship that each master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate or interest in any mezzanine loan or Non-Trust Loan by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of each master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of each master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of each master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      The servicing standard under the WBCMT Series 2007-C30 Pooling and
Servicing Agreement, the agreement under which the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan is being serviced, is generally similar but not identical to the foregoing.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related
                  maturity date, then for such period (not to exceed 120 days)
                  beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

                                       247

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

      so long as at that time no other circumstance identified in clauses 1.
through 5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to that B-Note
Non-Trust Loan will not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

                                       248

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WBCMT SERIES 2007-C30 MASTER SERVICER" means Wachovia Bank, National
Association, as master servicer of the WBCMT Series 2007-C30 Securitization for the Peter Cooper Village and Stuyvesant Town Loan Combination, who is
responsible for the servicing and administration of the Peter Cooper Village and
Stuyvesant

                                       249

Town Loan Combination under the WBCMT Series 2007-C30 Pooling and Servicing
Agreement, or any successor master servicer thereto.

      "WBCMT SERIES 2007-C30 POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement, dated as of March 1, 2007, among the WBCMT
Series 2007-C30 Master Servicer, the WBCMT Series 2007-C30 Special Servicer and
the WBCMT Series 2007-C30 Trustee, relating to the WBCMT Series 2007-C30
Securitization.

      "WBCMT SERIES 2007-C30 SECURITIZATION" means the Wachovia Bank Commercial
Mortgage Trust 2007-C30 commercial mortgage securitization, which holds the
Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loan.

      "WBCMT SERIES 2007-C30 SPECIAL SERVICER" means CWCapital Asset Management
LLC, as special servicer of the WBCMT Series 2007-C30 Securitization, who is responsible for the servicing and administration of the Peter Cooper Village and
Stuyvesant Town Loan Combination to the extent it becomes a specially serviced mortgage loan under the WBCMT Series 2007-C30 Pooling and Servicing Agreement,
or any successor special servicer thereto.

      "WBCMT SERIES 2007-C30 TRUSTEE" means Wells Fargo Bank, N.A., as trustee of the WBCMT Series 2007-C30 Securitization or any successor trustee thereto.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

TERMS USED IN ANNEXES A-1 AND A-2

      The following defined terms and descriptions of certain underwriting matters are used in Annexes A-1 and A-2:

      (i)     References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to
(b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.
The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow"
produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x)
provided in this offering prospectus with respect to 52 mortgage loans, representing approximately 24.9% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of

                                       250

calculating the UW DSCR(x) provided in this offering prospectus with respect to
30 mortgage loans, representing approximately 58.5% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method. In the case of Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan, the "UW DSCR" was determined taking into consideration the aggregate annualized amount of debt service that will be payable under the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper
Village and Stuyvesant Town Pari Passu Non-Trust Loan.

      As indicated in the footnotes to the table in the section captioned
"Summary of Offering Prospectus--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this offering prospectus for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

      (ii)    The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

      In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other
Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon.

                                       251

      In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

      The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

      The UW Net Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the UW Net Cash Flow set forth herein.
Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer or the trustee have control. In some cases, the
UW Net Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See "Risk Factors--Risks Relating to
Underwritten Net Cash Flow" in this offering prospectus.

      (iii)   References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of the Peter Cooper Village and Stuyvesant
Town Trust Mortgage Loan, the Cut off Date LTV % is equal to the ratio, expressed as a percentage, of the cut off date principal balance of the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper
Village and Stuyvesant Town Pari Passu Non-Trust Loans to the appraised value of the related mortgaged real property.

      As indicated in the footnotes to the table in the section captioned
"Summary of Offering Prospectus--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this offering prospectus for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

      (iv)    References to "Maturity LTV %," "Maturity Date LTV Ratio" or "ARD
LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD
Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan, the
Maturity LTV % is equal to the ratio, expressed as a percentage, of the expected aggregate balance of the Peter Cooper Village and Stuyvesant Town Trust Mortgage
Loan and the Peter Cooper Village and Stuyvesant Town Pari Passu Non-Trust Loans
to the appraised value of the related mortgaged real property.

                                       252

      (v)     References to "Original Balance per Unit ($)" and "Cut-off Date
Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property. In the case of the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan, the "Original Balance per Unit ($)" and "Cut-off Date Balance per
Unit ($)" are references to the original aggregate principal balance and the aggregate cut off date balances of the Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan and the Peter Cooper Village and Stuyvesant Town Pari Passu
Non-Trust Loans, divided by the net rentable square footage of the related mortgaged real property.

      (vi)    References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated.
With respect to any mortgaged real property which was constructed in phases, the
"Year Built" refers to the year that the first phase was originally constructed.

      (vii)   References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this offering prospectus.

      (viii)  References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

      (ix)    References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

      (x)     References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period
(calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required.
References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

      (xi)    References to "Def ()" represent, with respect to each mortgage loan, the period during which the related borrower, in lieu of a principal prepayment, is permitted to pledge to such holder defeasance collateral to the holder of the mortgage.

      (xii)   References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing

                                       253

communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
(c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

      (xiii)  References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

      (xiv)   References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

      (xv)    References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

      (xvi)   References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

      (xvii)  References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential
TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                       254

                                   ANNEX A-1

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                     A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

          LOAN
         GROUP   ORIGINATOR
 LOAN #  1 OR 2     (1)      PROPERTY NAME                          STREET ADDRESS                        CITY               STATE
------------------------------------------------------------------------------------------------------------------------------------

    1      1        MLML     MSKP Retail Portfolio - A              Various                               Various              FL
  1.01     1        MLML     Riverbridge                            6702-6864 Forest Hill Boulevard       Greenacres           FL
  1.02     1        MLML     Orlando Square                         1728 West Sand Lake Road              Orlando              FL
  1.03     1        MLML     Oak Grove                              995 State Road 434 North              Altamonte Springs    FL
  1.04     1        MLML     Ramblewood Square                      1201-1327 North University Drive      Coral Springs        FL
  1.05     1        MLML     Gateway Plaza                          101 Towne Center Boulevard            Sanford              FL
  1.06     1        MLML     Murdock Carrousel                      1900-2000 Tamiami Trail               Port Charlotte       FL
  1.07     1        MLML     Casselberry Exchange                   5803 South U.S. Highway 17/92         Casselberry          FL
  1.08     1        MLML     Springs Plaza                          1873-2401 West State Road 434 and     Longwood             FL
                                                                    125-165 Wekiva Springs Road
    2      2        MLML     Peter Cooper Village and               110 Building Development Between 1st  New York             NY
                             Stuyvesant Town                         Avenue & Avenue C, Between
                                                                     14th & East 23rd Streets
  2.01     2        MLML     Stuyvesant Town                                                              New York             NY
  2.02     2        MLML     Peter Cooper Village                                                         New York             NY
    3      1        MLML     Westfield Southpark                    500 Southpark Center                  Strongsville         OH
    4      1        CRF      Blackpoint Puerto Rico Retail          Various                               Various              PR
  4.01     1        CRF      Bayamon Oeste                          P.R. No. 2 Hato Tejas                 Bayamon              PR
  4.02     1        CRF      Dorado Del Mar                         P.R. 693 Dorado                       Dorado               PR
  4.03     1        CRF      Guaynabo - Los Jardines                State Road No. 20, Km. 3.5            Guaynabo             PR
  4.04     1        CRF      San Lorenzo                            P.R. No. 183, Km. 1.0                 San Lorenzo          PR
  4.05     1        CRF      Toa Baja - Los Dominicos               Los Dominicos Avenue and Levittown    Levittown            PR
                                                                    Boulevard
  4.06     1        CRF      Caguas Community                       Gautier Benitez Avenue and            Caguas               PR
                                                                    Georgetti Street
    5      1        MLML     International Place                    1735 North Lynn Street                Arlington            VA
    6      1        CRF      Steuart Industrial Portfolio           Various                               Various            Various
  6.01     1        CRF      Andre                                  9906 Fallard Court, Condo Unit A      Upper Marlboro       MD
  6.02     1        CRF      Foxfire                                15025-15027, 15041-15061 Farm         Woodbridge           VA
                                                                    Creek Drive
  6.03     1        CRF      Keystone                               15481 Farm Creek Drive                Woodbridge           VA
  6.04     1        CRF      American                               15311-15381 Farm Creek Drive          Woodbridge           VA
  6.05     1        CRF      Mespa                                  14920-14970 Farm Creek Drive          Woodbridge           VA
  6.06     1        CRF      Chase                                  15015 Farm Creek Drive                Woodbridge           VA
  6.07     1        CRF      Vaughn                                 15005 Farm Creek Drive                Woodbridge           VA
  6.08     1        CRF      Juliad                                 115 & 119 Juliad Court                Fredericksburg       VA
  6.09     1        CRF      Enterprise                             14850-14858 Farm Creek Drive          Woodbridge           VA
  6.10     1        CRF      Piedmont                               14883-14887 Persistence Drive         Woodbridge           VA
    7      1        MLML     MSKP Retail Portfolio - B              Various                               Various              FL
  7.01     1        MLML     Plaza Del Mar                          264 East Ocean Avenue                 Manalapan            FL
  7.02     1        MLML     Galt Ocean Marketplace                 3700 North Ocean Boulevard            Fort Lauderdale      FL
    8      1        MLML     Spring Valley Marketplace              1-46 Spring Valley Marketplace        Spring Valley        NY
    9      1        CRF      Doubletree Nashville                   315 Fourth Avenue North               Nashville            TN
   10      1        MLML     5200 West Century                      5200 West Century Boulevard           Los Angeles          CA
   11      1        MLML     1001 Frontier                          1001 Frontier Road                    Bridgewater          NJ
   12      1        CRF      River Front Center                     350-448 State Route 3                 Clifton              NJ
   13      1        CRF      230 Congress Street                    230 Congress Street                   Boston               MA
   14      1        CRF      Lakeside Market                        5801 Preston Road                     Plano                TX
   15      2        CRF      Retreat at the Park Apartments         1600 Fillmore Street                  Denver               CO
   16      2        CRF      Crossings at Canton                    8375 Honeytree Boulevard              Canton               MI
   17      1        MLML     All-Space Self Storage Portfolio       Various                               Various              CA
  17.01    1        MLML     All-Space Huntington Beach             8564 Hamilton Avenue                  Huntington Beach     CA
  17.02    1        MLML     All-Space Costa Mesa                   1535 Newport Boulevard                Costa Mesa           CA
  17.03    1        MLML     All-Space San Marcos                   1410-1450 Grand Avenue                San Marcos           CA
  17.04    1        MLML     All-Space Garden Grove                 11382 Trask Avenue                    Garden Grove         CA
   18      1        MLML     Dover Center at Cool Springs           113 & 117 Seaboard Lane               Franklin             TN
   19      2        CRF      Emerald Place                          40300 Washington Street               Bermuda Dunes        CA
   20      1        MLML     777 East 12th Street                   777 East 12th Street                  Los Angeles          CA
   21      1        CRF      HEB Marketplace                        5601 Bandera Road                     Leon Valley          TX
   22      1        CRF      Bowles Avenue Marketplace              8936, 8966, 8996, and 9046            Littleton            CO
                                                                    West Bowles Avenue
   23      1        MLML     Plaza Del Sol                          10950, 10960 & 10970 Sherman Way      Burbank              CA
   24      1        MLML     Grand Blanc Town Center                6301-6335 Dort Highway and            Grand Blanc          MI
                                                                    6170-6300 Saginaw Road
   25      1        MLML     SFG Portfolio                          Various                               Various              IN
  25.01    1        MLML     FiServ/Trinity Health Building         3575 Moreau Court                     South Bend           IN
  25.02    1        MLML     6930 Gettysburg Pike                   6930 Gettysburg Pike                  Fort Wayne           IN
  25.03    1        MLML     Fort Wayne Neurological Center         2622 Lake Avenue                      Fort Wayne           IN
  25.04    1        MLML     6932 Gettysburg Pike                   6932 Gettysburg Pike                  Fort Wayne           IN
   26      1        CRF      Genesis Rubicon GSA Portfolio          Various                               Various            Various
  26.01    1        CRF      Balch Springs                          2300 Dunson Drive                     Balch Springs        TX
  26.02    1        CRF      McAlester                              912 South George Nigh                 McAlester            OK
  26.03    1        CRF      Hot Springs                            112 Corporate Terrace                 Hot Springs          AR
  26.04    1        CRF      St. Louis                              11753 West Florissant Avenue          Florissant           MO
  26.05    1        CRF      Bryan                                  2120 West Briargate Drive             Bryan                TX
  26.06    1        CRF      Marshall                               1509 Sedberry Street                  Marshall             TX
  26.07    1        CRF      Denton                                 2201 Colorado Boulevard               Denton               TX
  26.08    1        CRF      Poteau                                 1306 Tarby Road                       Poteau               OK
  26.09    1        CRF      Fayetteville                           2887 Point Circle Drive               Fayetteville         AR
  26.10    1        CRF      Knoxville                              324 Prosperity Drive                  Knoxville            TN
  26.11    1        CRF      Chattanooga                            2150 Stein Drive                      Chattanooga          TN
  26.12    1        CRF      Harrison                               131 Industrial Park Road              Harrison             AR
   27      1        MLML     Fairfield Commons                      88-98 North Wadsworth Boulevard       Lakewood             CO
   28      1        CRF      Bayview Shops                          175 Avenue A                          Bayonne              NJ
   29      1        CRF      Towne Plaza Development                1001 Towne Avenue                     Los Angeles          CA
   30      1        MLML     Strawbridge Marketplace                2129 General Booth Boulevard          Virginia Beach       VA
   31      1        CRF      Bandera Festival Shopping Center       7723 Guilbeau Road                    San Antonio          TX
   32      1        MLML     Wingate Inn, Chantilly                 3940 Centerview Drive                 Chantilly            VA
   33      1        MLML     Palms to Pines Shopping Complex        72655-72705 Highway 111               Palm Desert          CA
   34      2        MLML     Renaissance at Norman Apartments       1600 Ann Branden Boulevard            Norman               OK
   35      1        MLML     6101 Yellowstone Road                  6101 Yellowstone Road                 Cheyenne             WY
   36      1        MLML     Food for Less - Fullerton              914 West Orangethorpe Avenue          Fullerton            CA
   37      1        MLML     Riverchase Medical Suites              2550 Flowood Drive                    Flowood              MS
   38      1        MLML     Trabuco Hills Center II                27805 - 27855 Santa Margarita Parkway Mission Viejo        CA
   39      1        MLML     Fiesta Mercado Shopping Center         10600-10760 North Loop Drive          Socorro              TX
   40      1        MLML     Food for Less - Stanton                7910 Katella Avenue                   Stanton              CA
   41      1        CRF      JAMA Riverwalk Center                  15 South Main Street                  Jamestown            NY
   42      1        MLML     Arrowhead Physicians Plaza             18699 North 67th Avenue               Glendale             AZ
   43      2        MLML     Spanish Point Apartments               4121 Harvest Hill Road                Dallas               TX
   44      1        MLML     Maryvale Plaza                         5101-5251 West Indian School Road     Phoenix              AZ
   45      1        CRF      Blackbob Marketplace                   13600 Blackbob Road                   Olathe               KS
   46      1        MLML     East Port Center                       1881-1887 State Road 84               Fort Lauderdale      FL
   47      1        CRF      242 Baker Avenue                       242 Baker Avenue                      Concord              MA
   48      1        CRF      Fairfield Inn - La Guardia             28-66 College Point Boulevard         Flushing             NY
   49      1        CRF      ReMax - Oak Park                       700-706 Lindero Canyon Road           Oak Park             CA
   50      1        CRF      Residence Inn Loveland                 5450 McWhinney Boulevard              Loveland             CO
   51      1        MLML     Alside Distribution Center             7550 East 30th Street                 Yuma                 AZ
   52      2        CRF      Bear Creek Apts - Phase I              1600 Bear Creek Lane                  Petoskey             MI
   53      1        MLML     Rite Aid Portfolio - Fredricksburg     Various                               Fredericksburg       VA
  53.01    1        MLML     Rite Aid - Stafford                    1095 International Parkway            Fredericksburg       VA
  53.02    1        MLML     Rite Aid - Spotsylvania                10100 Jefferson Davis Highway         Fredericksburg       VA
   54      2        CRF      Woodstone Apartments                   1503 East Park Avenue                 Valdosta             GA
   55      1        MLML     Trabuco Hills Center I                 27785, 27845 and 27865 Santa          Mission Viejo        CA
                                                                    Margarita Parkway
   56      1        MLML     Village at West Main                   840 West Main Street                  Lansdale             PA
   57      1        CRF      331 N St. NE                           331 N Street Northeast                Washington           DC
   58      1        CRF      Hampton Inn - Oneonta                  225 River Street                      Oneonta              NY
   59      1        MLML     3311 Broadway Northeast                3311 Broadway Street Northeast        Minneapolis          MN
   60      1        CRF      Cardinal Glass Distribution            2200 Rock Street                      Hudson               WI
   61      1        CRF      Hampton Inn - San Marcos               106 Interstate 35 North               San Marcos           TX
   62      1        MLML     Grand Creek Plaza                      150 North Grand Avenue                West Covina          CA
   63      1        CRF      Hampton Inn - Daytona Beach            1715 West International Speedway      Daytona Beach        FL
                                                                    Boulevard
   64      1        MLML     Cheyenne Business Center               1510 East Pershing Boulevard          Cheyenne             WY
   65      2        CRF      Deering Manor Apartments               2712 Hopkins Road                     Richmond             VA
   66      1        MLML     340 East 2nd Street                    340 East 2nd Street                   Los Angeles          CA
   67      1        MLML     Radisson Milwaukee North Shore         7065 North Port Washington Road       Glendale             WI
   68      1        MLML     Amerihost Inn & Suites                 1624 West Pine Street                 Pinedale             WY
   69      1        MLML     Michigan Road Shoppes                  86th Street and Michigan Road         Indianapolis         IN
   70      1        CRF      Best Western Busch Gardens             3001 University Center Drive          Tampa                FL
   71      1        MLML     Shoppes at Jefferson City              3225 Missouri Boulevard               Jefferson City       MO
   72      1        CRF      Encino Self Storage                    18019 and 18025 Ventura               Encino               CA
                                                                    Boulevard
   73      1        MLML     4097 Jericho East                      4097 Jericho Turnpike                 East Northport       NY
   74      1        CRF      Mesirow Financial Building             1500 South Lakeside Drive             Bannockburn          IL
                    CRF      La Quinta Inn McAllen & Country Inn    Various                               Pharr                TX
                             Suites -McAllen
   75      1        CRF      La Quinta Inn McAllen                  4603 North Cage Boulevard             Pharr                TX
   76      1        CRF      Country Inn Suites -McAllen            4607 North Cage Boulevard             Pharr                TX
   77      1        CRF      Bermuda Ranch Storage                  590 East Silverado Ranch Boulevard    Las Vegas            NV
   78      1        CRF      Town Center Oaks Shopping Center       2615 George Busbee Parkway            Kennesaw             GA
   79      1        MLML     Topeka Plaza                           18955-18973 Ventura Boulevard         Tarzana              CA
   80      1        MLML     Water Street Office                    303 Water Street                      Henderson            NV
   81      1        CRF      Starview Mobile Home Park              4775 North Sherman Street             Mount Wolf           PA
   82      1        MLML     Coldstream Office                      1501-1525 Bull Lea Road               Lexington            KY
   83      1        MLML     Virginia Beach Retail Portfolio        Various                               Virginia Beach       VA
  83.01    1        MLML     Kemps Corner                           5300 Kempsriver Drive                 Virginia Beach       VA
  83.02    1        MLML     Mill Dam                               1423-1427 North Great Neck Road       Virginia Beach       VA
   84      2        MLML     Creekview Apartments                   700 South Highway 1417                Sherman              TX
   85      1        MLML     Hampton Inn - Elgin                    405 Airport Road                      Elgin                IL
   86      1        MLML     Downey Retail                          9400 Firestone Boulevard              Downey               CA
   87      1        MLML     Riverside Corporate Center             1369-1371 Brass Mill Road             Belcamp              MD
   88      2        CRF      Bellevue Land Apartments               3935 Chamberlayne Avenue              Richmond             VA
   89      1        MLML     9600 Brookpark Road                    9600 Brookpark Road                   Brooklyn             OH
   90      1        CRF      Lennox International, Inc              215 Metropolitan Drive                West Columbia        SC
   91      1        MLML     Blossom Centre                         100 Blossom Centre Boulevard          Willard              OH
   92      2        MLML     Luella Crossing                        1200 Elmwood Drive                    Terre Haute          IN
   93      1        MLML     Hanson Commons I & II                  1573-1574 154th Avenue Northwest      Andover              MN
   94      1        MLML     Weldon Parkway                         149-155 Weldon Parkway                Maryland Heights     MO
   95      1        MLML     Springfield Office                     2900 South National Avenue            Springfield          MO
   96      1        MLML     72 Moody Court                         72 Moody Court                        Thousand Oaks        CA
   97      1        CRF      GE Building                            13118 Webre Road                      Bay St. Louis        MS
   98      1        CRF      Breckenridge VIII                      5804-5810 Breckenridge Parkway        Tampa                FL
   99      1        CRF      Able-Calvine Self Storage              8740 Calvine Road                     Elk Grove            CA
   100     1        CRF      Cannon Crossing                        6611 South Mopac Expressway           Austin               TX
   101     1        CRF      Pioneer Center                         3101 Harrison Avenue                  South Lake Tahoe     CA
   102     1        MLML     CVS - Dade City                        12504 South US Highway 301            Dade City            FL
   103     1        CRF      8th and Washington Retail              743-757 Washington Avenue             Miami Beach          FL
                                                                    and 224 & 226 8th Street
   104     1        CRF      Comfort Suites Tech Center South       7060 East County Line Road            Highlands Ranch      CO
   105     1        CRF      800 Cypress Creek                      800 East Cypress Creek Road           Fort Lauderdale      FL
   106     2        MLML     Garden Quarter II                      1200 Elmwood Drive                    Terre Haute          IN
   107     1        CRF      Bomatic Building                       950 East Commerce Drive               St. George           UT
   108     1        CRF      Shoppes at Flight Deck                 109 Old Chapin Road                   Lexington            SC
   109     1        CRF      Office Depot Plaza                     Route 9 and Boices Lane               Ulster               NY
   110     1        MLML     Trabuco Hills Shops                    27755 and 27775 Santa                 Mission Viejo        CA
                                                                    Margarita Parkway
   111     1        MLML     208-212 South Beverly Drive            208-212 South Beverly Drive           Beverly Hills        CA
   112     1        CRF      Statewide Self Storage                 27090 Newport Road                    Menifee              CA
   113     1        MLML     Staples Waterville Maine               40 Waterville Commons Drive           Waterville           ME
   114     1        MLML     Lakewood Plaza                         4211 Tamiami Trail East               Naples               FL
   115     1        MLML     Kings Ridge Village                    4279 South U.S. Highway 27            Clermont             FL
   116     1        CRF      Regent Acres Mobile Home Park          700 Salem Road                        Etters               PA
   117     1        CRF      Cannery Shopping Center                3301 Lancaster Pike                   Wilmington           DE
   118     1        MLML     Madison Business Park                  26765 & 26793 Madison Avenue          Murrieta             CA
   119     1        CRF      Cedar Village Retail                   9960 Cedar Avenue                     Bloomington          CA
   120     1        MLML     Norco Gateway Center                   1540 Hamner Avenue                    Norco                CA
   121     1        CRF      International Blvd. Storage            19825 International Boulevard South   Seatac               WA
   122     1        CRF      Laurel Highlands                       1001 Clubhouse Drive                  Donegal              PA
   123     2        CRF      Terrace Villa Apts                     3230 Southwest Avalon Way             Seattle              WA
   124     1        CRF      AA Self Storage                        18455 West State Highway 105          Montgomery           TX
   125     1        MLML     Eagle Bend Marketplace                 22651, 22691 & 22775 East             Aurora               CO
                                                                    Aurora Parkway
   126     1        CRF      Phoenix Medical Pavilions              1021 South 7th Avenue                 Phoenix              AZ
   127     2        CRF      Vesper Ave Apartments                  6936 Vesper Avenue                    Van Nuys             CA
   128     1        CRF      Airport Warehouse & Distribution       1901-1923 East Fifth Street           Vancouver            WA
   129     1        CRF      Rancho Simi Plaza                      1542 East Los Angeles Avenue          Simi Valley          CA
   130     1        CRF      Shops on Spring Cypress                8854 Spring Cypress Road              Spring               TX
   131     1        CRF      290/Jones Road                         17504 Northwest Highway               Jersey Village       TX
   132     1        CRF      Sierra View MHC                        10200 Johnson Road                    Phelan               CA
   133     1        CRF      601 W. Street Parking Lot - Baltimore  601 W. West Street                    Baltimore            MD
   134     1        CRF      Shoppes of Paris                       3842-3850 Lamar Avenue                Paris                TX
   135     1        CRF      519 11th Street - DC Office            519 11th Street Southeast             Washington           DC
   136     1        CRF      Ameri-Guard Storage Center             2638 Charlestown Road                 New Albany           IN
   137     1        CRF      Haywood Shopping Center                301 Haywood Road                      Greenville           SC
   138     1        CRF      Acadia Shopping Center - Thibodaux     612 North Canal Boulevard             Thibodaux            LA
   139     2        CRF      Long Leaf MHP                          420 Marion Drive                      Wilmington           NC
   140     1        CRF      A Better Storage Solution              995 North Boulder Court               Post Falls           ID
   141     1        CRF      PNC Bank - Ground Lease                1189 Smiley Avenue                    Forest Park          OH
   142     1        CRF      6th Avenue Buildings - Birmingham      2801 & 2805 6th Avenue & 605 &        Birmingham           AL
                                                                    611 28th Street
   143     1        CRF      150 Texas Avenue                       150 Texas Avenue                      Round Rock           TX
   144     1        CRF      Autozone - Connellsville, PA           852 Vanderbilt Road                   Connellsville        PA
   145     1        MLML     Elizabeth City Crossing Phase II       683 South Hughes Boulevard            Elizabeth City       NC

                                                                                                        3RD MOST      3RD MOST
                                              NUMBER OF        PROPERTY           PROPERTY               RECENT        RECENT
 LOAN #    ZIP CODE    COUNTY                PROPERTIES          TYPE             SUBTYPE               NOI ($)       NOI DATE
----------------------------------------------------------------------------------------------------------------------------------

    1      Various     Various                   8       Retail                Various
  1.01      33413      Palm Beach                1       Retail                Anchored
  1.02      32809      Orange                    1       Retail                Anchored
  1.03      32714      Seminole                  1       Retail                Shadow Anchored
  1.04      33071      Broward                   1       Retail                Anchored
  1.05      32771      Seminole                  1       Retail                Anchored
  1.06      33948      Charlotte                 1       Retail                Anchored
  1.07      32707      Seminole                  1       Retail                Anchored
  1.08      32779      Seminole                  1       Retail                Shadow Anchored
    2    10009, 10010  New York                  2       Multifamily           High Rise               92,102,906      12/31/2004
  2.01   10009, 10010  New York                  1       Multifamily           High Rise
  2.02   10009, 10010  New York                  1       Multifamily           High Rise
    3       44136      Cuyahoga                  1       Retail                Anchored                15,963,991      12/31/2004
    4      Various     N/A                       6       Retail                Various                  6,669,139      12/31/2004
  4.01      00959      N/A                       1       Retail                Anchored                 2,306,218      12/31/2004
  4.02      00646      N/A                       1       Retail                Anchored                 1,413,145      12/31/2004
  4.03      00969      N/A                       1       Retail                Anchored                   711,741      12/31/2004
  4.04      00754      N/A                       1       Retail                Anchored                 1,414,360      12/31/2004
  4.05      00949      N/A                       1       Retail                Anchored                   695,870      12/31/2004
  4.06      00725      N/A                       1       Retail                Unanchored                 127,805      12/31/2004
    5       22209      Arlington                 1       Office                CBD                      4,962,900      12/31/2003
    6      Various     Various                  10       Industrial            Warehouse                4,849,708      12/31/2004
  6.01      20772      Prince Georges            1       Industrial            Warehouse                  987,941      12/31/2004
  6.02      22191      Prince William            1       Industrial            Warehouse                  657,731      12/31/2004
  6.03      22191      Prince William            1       Industrial            Warehouse                  720,760      12/31/2004
  6.04      22191      Prince William            1       Industrial            Warehouse                  658,024      12/31/2004
  6.05      22191      Prince William            1       Industrial            Warehouse                  525,955      12/31/2004
  6.06      22191      Prince William            1       Industrial            Warehouse                  483,599      12/31/2004
  6.07      22191      Prince William            1       Industrial            Warehouse                  417,980      12/31/2004
  6.08      22406      Stafford                  1       Industrial            Warehouse                   48,526      12/31/2004
  6.09      22191      Prince William            1       Industrial            Warehouse                  213,760      12/31/2004
  6.10      22191      Prince William            1       Industrial            Warehouse                  135,432      12/31/2004
    7      Various     Various                   2       Retail                Anchored
  7.01      33462      Palm Beach                1       Retail                Anchored
  7.02      33308      Broward                   1       Retail                Anchored
    8       10977      Rockland                  1       Retail                Anchored                 3,362,818      12/31/2004
    9       37219      Davidson                  1       Hospitality           Full Service             1,323,758      12/31/2004
   10       90045      Los Angeles               1       Office                Suburban                 3,924,044      12/31/2004
   11       08807      Somerset                  1       Office                Suburban
   12       07014      Passaic                   1       Retail                Anchored
   13       02110      Suffolk                   1       Office                CBD
   14       75093      Collin                    1       Retail                Shadow Anchored          1,906,783      12/31/2004
   15       80206      Denver                    1       Multifamily           Garden
   16       48187      Wayne                     1       Multifamily           Garden                   2,694,967      12/31/2004
   17      Various     Various                   4       Self Storage          Self Storage             2,423,671      12/31/2004
  17.01     92646      Orange                    1       Self Storage          Self Storage
  17.02     92627      Orange                    1       Self Storage          Self Storage
  17.03     92078      San Diego                 1       Self Storage          Self Storage
  17.04     92843      Orange                    1       Self Storage          Self Storage
   18       37067      Williamson                1       Office                Suburban                 2,350,036      12/31/2004
   19       92201      Riverside                 1       Multifamily           Garden
   20       90021      Los Angeles               1       Retail                Unanchored
   21       78238      Bexar                     1       Retail                Anchored                 1,722,434      12/31/2004
   22       80123      Jefferson                 1       Retail                Anchored                 1,685,900      12/31/2004
   23       91505      Los Angeles               1       Retail                Anchored
   24       48439      Genesee                   1       Retail                Anchored
   25      Various     Various                   4       Various               Various
  25.01     46628      St Joseph                 1       Office                Suburban
  25.02     46804      Allen                     1       Industrial            Flex
  25.03     46805      Allen                     1       Office                Medical
  25.04     46804      Allen                     1       Industrial            Flex
   26      Various     Various                  12       Office                Suburban
  26.01     75180      Dallas                    1       Office                Suburban
  26.02     74501      Pittsburg                 1       Office                Suburban
  26.03     71913      Garland                   1       Office                Suburban
  26.04     63033      Saint Louis               1       Office                Suburban
  26.05     77802      Brazos                    1       Office                Suburban
  26.06     75670      Harrison                  1       Office                Suburban
  26.07     76205      Denton                    1       Office                Suburban
  26.08     74953      LeFlore                   1       Office                Suburban
  26.09     72703      Washington                1       Office                Suburban
  26.10     37922      Knox                      1       Office                Suburban
  26.11     37421      Hamilton                  1       Office                Suburban
  26.12     72601      Boone                     1       Office                Suburban
   27       80226      Jefferson                 1       Retail                Anchored
   28       07002      Hudson                    1       Retail                Anchored
   29       90021      Los Angeles               1       Mixed Use             Retail/Office
   30       23454      Virginia Beach City       1       Retail                Anchored                 1,476,815      12/31/2004
   31       78250      Bexar                     1       Retail                Anchored                 1,312,119      12/31/2004
   32       20151      Fairfax                   1       Hospitality           Limited Service          1,284,189      12/31/2004
   33       92260      Riverside                 1       Retail                Anchored                   878,878      12/31/2004
   34       73071      Cleveland                 1       Multifamily           Garden                   1,056,813      12/31/2004
   35       82009      Laramie                   1       Office                Suburban
   36       92832      Orange                    1       Retail                Single Tenant
   37       39232      Rankin                    1       Office                Medical                  1,152,587      12/31/2004
   38       92691      Orange                    1       Retail                Shadow Anchored          1,093,797      12/31/2004
   39       79927      El Paso                   1       Retail                Anchored
   40       90680      Orange                    1       Retail                Single Tenant
   41       14701      Chautauqua                1       Office                Medical
   42       85308      Maricopa                  1       Office                Medical                    454,021      12/31/2004
   43       75244      Dallas                    1       Multifamily           Garden
   44       85031      Maricopa                  1       Retail                Anchored
   45       66062      Johnson                   1       Retail                Anchored                   888,072      12/31/2004
   46       33315      Broward                   1       Industrial            Flex                       555,071      12/31/2004
   47       01742      Middlesex                 1       Office                Medical                    874,056      12/31/2004
   48       11354      Queens                    1       Hospitality           Limited Service
   49       91377      Ventura                   1       Retail                Unanchored
   50       80538      Larimer                   1       Hospitality           Limited Service
   51       85365      Yuma                      1       Industrial            Warehouse
   52       49770      Emmet                     1       Multifamily           Garden
   53      Various     Various                   2       Retail                Single Tenant
  53.01     22406      Stafford                  1       Retail                Single Tenant
  53.02     22407      Spotsylvania              1       Retail                Single Tenant
   54       31602      Lowndes                   1       Multifamily           Garden                     908,737      12/31/2004
   55       92691      Orange                    1       Retail                Shadow Anchored            559,538      12/31/2004
   56       19446      Montgomery                1       Mixed Use             Office/Retail
   57       20002      District of Columbia      1       Industrial            Flex
   58       13820      Otsego                    1       Hospitality           Limited Service
   59       55413      Hennepin                  1       Industrial            Flex
   60       54016      Saint Croix               1       Industrial            Warehouse
   61       78666      Hays                      1       Hospitality           Limited Service            678,267      12/31/2004
   62       91791      Los Angeles               1       Mixed Use             Retail/Office              610,702      12/31/2004
   63       32114      Volusia                   1       Hospitality           Limited Service          1,135,592      12/31/2004
   64       82001      Laramie                   1       Office                Suburban                   766,559  3/31/2004 (TTM)
   65       23234      Richmond City             1       Multifamily           Garden
   66       90012      Los Angeles               1       Office                CBD                        729,552      12/31/2004
   67       53217      Milwaukee                 1       Hospitality           Full Service
   68       82941      Sublette                  1       Hospitality           Limited Service
   69       46268      Marion                    1       Retail                Anchored
   70       33612      Hillsborough              1       Hospitality           Full Service               479,147      12/31/2004
   71       65109      Cole                      1       Retail                Anchored
   72       91316      Los Angeles               1       Self Storage          Self Storage
   73       11731      Suffolk                   1       Retail                Unanchored
   74       60015      Lake                      1       Office                Suburban
            78577      Hidalgo                   2       Hospitality           Limited Service            556,668      12/31/2004
   75       78577      Hidalgo                   1       Hospitality           Limited Service            463,164      12/31/2004
   76       78577      Hidalgo                   1       Hospitality           Limited Service             93,504      12/31/2004
   77       89123      Clark                     1       Self Storage          Self Storage
   78       30144      Cobb                      1       Retail                Unanchored                 637,625      12/31/2004
   79       91356      Los Angeles               1       Retail                Unanchored                 324,477      12/31/2004
   80       89015      Clark                     1       Office                Suburban
   81       17347      York                      1       Manufactured Housing  Mobile Home Park           723,130      12/31/2004
   82       40511      Fayette                   1       Office                Suburban                   421,408      12/31/2004
   83      Various     Virginia Beach City       2       Retail                Unanchored                 437,890      12/31/2004
  83.01     23464      Virginia Beach City       1       Retail                Unanchored                 286,317      12/31/2004
  83.02     23454      Virginia Beach City       1       Retail                Unanchored                 151,573      12/31/2004
   84       75092      Grayson                   1       Multifamily           Garden                     418,139      12/31/2004
   85       60123      Kane                      1       Hospitality           Limited Service            444,894      12/31/2004
   86       90241      Los Angeles               1       Retail                Unanchored
   87       21017      Harford                   1       Industrial            Flex                       387,522      12/31/2004
   88       23227      Henrico                   1       Multifamily           Garden
   89       44129      Cuyahoga                  1       Retail                Single Tenant
   90       29170      Lexington                 1       Industrial            Office/Warehouse
   91       44890      Huron                     1       Retail                Anchored                   537,792      12/31/2004
   92       47802      Vigo                      1       Multifamily           Garden                     464,884      12/31/2004
   93       55304      Anoka                     1       Retail                Unanchored                 101,261      12/31/2004
   94       63043      Saint Louis               1       Industrial            Flex                       489,426      12/31/2004
   95       65804      Greene                    1       Office                Medical
   96       91360      Ventura                   1       Office                Suburban                   341,930      12/31/2004
   97       39520      Hancock                   1       Industrial            Distribution
   98       33610      Hillsborough              1       Industrial            Office/Warehouse           311,416      12/31/2004
   99       95828      Sacramento                1       Self Storage          Self Storage
   100      78749      Travis                    1       Retail                Unanchored
   101      96150      El Dorado                 1       Mixed Use             Retail/Office/
                                                                               Multifamily                335,403      12/31/2004
   102      33525      Pasco                     1       Retail                Single Tenant
   103      33139      Miami-Dade                1       Retail                Unanchored                 640,541      12/31/2004
   104      80126      Douglas                   1       Hospitality           Limited Service            280,859      12/31/2004
   105      33334      Broward                   1       Office                Suburban
   106      47802      Vigo                      1       Multifamily           Garden                     387,422      12/31/2004
   107      84790      Washington                1       Industrial            Warehouse/Distribution
   108      29072      Lexington                 1       Retail                Unanchored                 357,877      12/31/2004
   109      12401      Ulster                    1       Retail                Anchored                   380,147      12/31/2004
   110      92691      Orange                    1       Retail                Shadow Anchored            341,203      12/31/2004
   111      90212      Los Angeles               1       Mixed Use             Office / Retail            274,331      12/31/2004
   112      92584      Riverside                 1       Self Storage          Self Storage
   113      04901      Kennebec                  1       Retail                Single Tenant
   114      34112      Collier                   1       Retail                Unanchored                  73,320      12/31/2004
   115      34711      Lake                      1       Retail                Shadow Anchored
   116      17319      York                      1       Manufactured Housing  Mobile Home Park           315,490      12/31/2004
   117      19805      New Castle                1       Retail                Unanchored
   118      92562      Riverside                 1       Industrial            Flex                       294,171      12/31/2004
   119      92316      San Bernardino            1       Retail                Unanchored
   120      92860      Riverside                 1       Retail                Unanchored
   121      98660      King                      1       Self Storage          Self Storage               203,510      12/31/2004
   122      15628      Westmoreland              1       Manufactured Housing  Mobile Home Park           129,164      12/31/2004
   123      98126      King                      1       Multifamily           Garden
   124      77356      Montgomery                1       Self Storage          Self Storage
   125      80016      Arapahoe                  1       Retail                Shadow Anchored
   126      85007      Maricopa                  1       Office                Medical
   127      91405      Los Angeles               1       Multifamily           Garden                     213,242      12/31/2004
   128      98660      Clark                     1       Industrial            Warehouse
   129      93065      Ventura                   1       Retail                Unanchored                 188,269      12/31/2004
   130      77379      Harris                    1       Retail                Unanchored
   131      77065      Harris                    1       Retail                Unanchored
   132      92371      San Bernardino            1       Manufactured Housing  Mobile Home Park           153,279      12/31/2004
   133      21201      Baltimore City            1       Other                 Parking Lot                311,443      12/31/2004
   134      75462      Lamar                     1       Retail                Shadow Anchored
   135      20003      District of Columbia      1       Mixed Use             Office/Multifamily/
                                                                               Self Storage
   136      47150      Floyd                     1       Self Storage          Self Storage
   137      29607      Greenville                1       Retail                Unanchored                 262,438      12/31/2004
   138      70301      Lafourche                 1       Retail                Unanchored
   139      28412      New Hanover               1       Manufactured Housing  Mobile Home Park
   140      83854      Kootenai                  1       Self Storage          Self Storage
   141      45240      Hamilton                  1       Other                 Land
   142      35203      Jefferson                 1       Office                Suburban                   101,191      12/31/2004
   143      78664      Williamson                1       Industrial            Flex Office                 61,869      12/31/2004
   144      15425      Fayette                   1       Retail                Unanchored
   145      27909      Pasquotank                1       Retail                Shadow Anchored

          2ND MOST
           RECENT    2ND MOST RECENT  MOST RECENT        MOST RECENT
 LOAN #   NOI ($)       NOI DATE        NOI ($)           NOI DATE         UW REVENUES(13)   UW EXPENSES(13)
------------------------------------------------------------------------------------------------------------

    1                                  12,607,633             12/31/2006        22,531,864         7,800,077
  1.01                                  2,639,553             12/31/2006         4,949,944         1,662,500
  1.02                                  2,410,803             12/31/2006         3,958,502         1,041,473
  1.03                                  1,310,662             12/31/2006         2,149,725           868,196
  1.04                                  1,469,629             12/31/2006         2,849,472         1,205,091
  1.05                                  1,775,487             12/31/2006         2,758,033           864,151
  1.06                                  1,601,015             12/31/2006         2,210,379           767,963
  1.07                                    525,687             12/31/2006         2,054,163           907,436
  1.08                                    874,796             12/31/2006         1,601,646           483,267
    2    98,862,497      12/31/2005   113,075,489             12/31/2006       481,725,392       145,569,012
  2.01
  2.02
    3    14,741,901      12/31/2005    14,283,241        10/31/2006 (TTM)       25,795,960         7,619,872
    4     6,941,409      12/31/2005     7,265,240  11/30/2006 (T-11 Ann.)       10,770,711         3,238,409
  4.01    2,355,223      12/31/2005     2,375,841  11/30/2006 (T-11 Ann.)        3,130,326           920,341
  4.02    1,455,290      12/31/2005     1,619,170  11/30/2006 (T-11 Ann.)        2,080,194           549,396
  4.03      832,303      12/31/2005       881,206  11/30/2006 (T-11 Ann.)        1,800,502           609,834
  4.04    1,295,501      12/31/2005     1,368,141  11/30/2006 (T-11 Ann.)        1,903,087           603,401
  4.05      883,610      12/31/2005       841,507  11/30/2006 (T-11 Ann.)        1,153,127           370,867
  4.06      119,482      12/31/2005       179,375  11/30/2006 (T-11 Ann.)          703,475           184,570
    5     5,950,885      12/31/2004     5,100,660             12/31/2005         8,288,054         2,962,423
    6     5,124,888      12/31/2005     5,264,272         9/30/2006 (TTM)        6,225,403           922,060
  6.01    1,004,099      12/31/2005     1,005,689         9/30/2006 (TTM)        1,231,324           225,617
  6.02      683,718      12/31/2005       686,870         9/30/2006 (TTM)          828,942           107,033
  6.03      735,650      12/31/2005       747,452         9/30/2006 (TTM)          834,747            93,350
  6.04      675,474      12/31/2005       684,123         9/30/2006 (TTM)          771,278           109,807
  6.05      547,320      12/31/2005       600,130         9/30/2006 (TTM)          703,941           105,002
  6.06      501,986      12/31/2005       508,794         9/30/2006 (TTM)          557,743            70,232
  6.07      430,453      12/31/2005       439,345         9/30/2006 (TTM)          488,011            63,621
  6.08      187,851      12/31/2005       275,401         9/30/2006 (TTM)          349,566            59,008
  6.09      225,691      12/31/2005       228,738         9/30/2006 (TTM)          280,327            53,589
  6.10      132,646      12/31/2005        87,730         9/30/2006 (TTM)          179,524            34,801
    7                                   3,743,851             12/31/2006         6,042,609         1,939,749
  7.01                                  2,253,014             12/31/2006         3,415,173         1,015,516
  7.02                                  1,490,837             12/31/2006         2,627,436           924,234
    8     2,424,557      12/31/2005     2,659,564             12/31/2006         5,647,080         1,862,443
    9     1,754,897      12/31/2005     3,814,325             12/31/2006        16,611,256        12,024,443
   10     2,668,639      12/31/2005     2,874,954        11/30/2006 (TTM)        5,972,314         2,487,819
   11                                                                            5,644,932         2,608,047
   12                                                                            4,374,045           979,267
   13     2,988,196      12/31/2005     2,574,363             12/31/2006         4,433,681         1,675,203
   14     1,835,460      12/31/2005     2,705,496             12/31/2006         4,287,753         1,573,581
   15                                                                            3,517,889           790,758
   16     2,563,637      12/31/2005     2,178,961             12/31/2006         6,141,161         3,506,483
   17     2,483,111      12/31/2005     2,624,720             12/31/2006         4,086,980         1,393,105
  17.01                                                                          1,614,542           486,178
  17.02                                                                          1,116,363           358,648
  17.03                                                                            899,833           333,615
  17.04                                                                            456,242           214,664
   18     2,368,840      12/31/2005     2,636,537         7/31/2006 (TTM)        4,075,952         1,279,921
   19     1,588,106      12/31/2005     1,666,609             12/31/2006         2,905,670         1,239,624
   20                                                                            2,700,420           428,977
   21     1,948,701      12/31/2005     2,117,084             12/31/2006         2,727,043           861,152
   22     1,870,149      12/31/2005     1,949,151        11/30/2006 (TTM)        2,549,261           660,082
   23       -58,497      12/31/2004       392,751             12/31/2005         2,460,002           751,651
   24                                                                            2,419,241           762,388
   25                                                                            2,661,536           880,846
  25.01
  25.02
  25.03
  25.04
   26     1,252,967      12/31/2005     1,435,222             12/31/2006         2,365,900           808,822
  26.01     198,364      12/31/2005       262,766         12/8/2006 (TTM)          411,710           144,736
  26.02                                    50,430         12/8/2006 (TTM)          210,538            50,284
  26.03     176,649      12/31/2005       178,321         12/8/2006 (TTM)          223,242            65,952
  26.04                                                                            244,445            88,725
  26.05     137,056      12/31/2005       152,079         12/8/2006 (TTM)          238,030            91,092
  26.06     150,980      12/31/2005       147,836         12/8/2006 (TTM)          196,012            50,259
  26.07     151,505      12/31/2005       149,462         12/8/2006 (TTM)          220,777            88,909
  26.08                                                                            145,298            43,945
  26.09     110,400      12/31/2005       112,090         12/8/2006 (TTM)          116,287            36,624
  26.10     152,615      12/31/2005       146,777         12/8/2006 (TTM)          125,010            49,026
  26.11      99,036      12/31/2005       159,455         12/8/2006 (TTM)          131,314            60,044
  26.12      76,362      12/31/2005        76,007         12/8/2006 (TTM)          103,237            39,226
   27     1,288,403      12/31/2005     1,365,836  10/31/2006 (T-10 Ann.)        2,192,337           688,624
   28                                   1,648,962             12/31/2005         2,656,162         1,133,890
   29                                     284,066             12/31/2006         1,938,330           338,797
   30     1,564,068      12/31/2005     1,672,090             12/31/2006         2,091,346           538,147
   31     1,234,836      12/31/2005     1,313,335        11/30/2006 (TTM)        2,082,255           660,255
   32     1,512,672      12/31/2005     1,910,878        11/30/2006 (TTM)        4,250,149         2,469,857
   33       936,271      12/31/2005       769,592             12/31/2006         1,518,059           374,132
   34       664,674      12/31/2005       846,453             12/31/2006         2,023,632           824,573
   35       596,445  3/31/2005 (TTM)      968,820         3/31/2006 (TTM)        2,147,837           812,344
   36                                                                            1,525,624            46,178
   37     1,222,281      12/31/2005     1,146,241        10/31/2006 (TTM)        1,772,391           569,128
   38     1,173,422      12/31/2005     1,197,462         8/31/2006 (TTM)        1,453,651           297,957
   39     1,644,028      12/31/2005     1,324,323        11/30/2006 (TTM)        1,947,931           588,917
   40                                                                            1,430,812            42,731
   41                                                                            1,716,805           451,544
   42       622,284      12/31/2005       737,004             12/31/2006         1,233,586           301,755
   43                                   1,091,996             11/30/2006         2,459,004         1,398,000
   44                                                                            1,386,110           413,854
   45       937,906      12/31/2005       942,204             12/31/2006         1,180,558           254,786
   46       613,913      12/31/2005       809,953             12/31/2006         1,693,049           720,482
   47       975,200      12/31/2005     1,058,184             12/31/2006         1,299,710           307,361
   48                                   1,187,821        10/31/2006 (TTM)        3,377,041         2,140,663
   49       724,756      12/31/2005       874,019             12/31/2006         1,160,920           280,757
   50                                     995,172   11/30/2006 (T-4 Ann.)        2,833,957         1,759,749
   51                                                                            1,557,375           646,746
   52                                                                            1,191,484           355,305
   53                                                                              851,958            17,039
  53.01                                                                            456,874             9,137
  53.02                                                                            395,084             7,902
   54       867,676      12/31/2005       937,416         9/30/2006 (TTM)        1,871,737           936,962
   55       750,849      12/31/2005       754,414         8/31/2006 (TTM)          975,581           170,807
   56                                                                              986,216           149,143
   57                                                                            1,055,656           320,584
   58                                     931,081        11/30/2006 (TTM)        2,903,990         1,786,578
   59       695,712      12/31/2005       888,461  11/30/2006 (T-11 Ann.)        1,852,323           943,472
   60                                                                            1,168,833           329,267
   61     1,186,578      12/31/2005     1,375,002         9/30/2006 (TTM)        2,708,154         1,565,878
   62       614,423      12/31/2005       664,298  10/31/2006 (T-10 Ann.)          944,381           237,126
   63     1,171,360      12/31/2005     1,045,679         9/30/2006 (TTM)        3,326,646         2,377,782
   64       830,732  3/31/2005 (TTM)      871,046        11/30/2006 (TTM)        1,183,387           426,596
   65                                     655,541             12/31/2006         1,133,093           422,565
   66       702,433      12/31/2005       807,172  10/31/2006 (T-10 Ann.)        1,043,295           239,299
   67       128,136      12/31/2005     1,069,820             12/31/2006         4,521,037         3,517,751
   68       686,255      12/31/2005     1,046,775        10/31/2006 (TTM)        2,227,262         1,289,938
   69                                                                            1,043,938           357,793
   70       882,292      12/31/2005     1,176,976        10/31/2006 (TTM)        3,396,072         2,403,781
   71                                                                              983,791           416,158
   72                                     298,499   12/31/2006 (T-6 Ann.)          987,374           316,318
   73                                     579,590             12/31/2006           817,068           259,512
   74                                                                              899,401           242,302
            804,233      12/31/2005     1,093,238        11/30/2006 (TTM)        2,397,493         1,497,461
   75       539,275      12/31/2005       629,715        11/30/2006 (TTM)        1,306,685           812,293
   76       264,958      12/31/2005       463,523        11/30/2006 (TTM)        1,090,808           685,168
   77       454,157      12/31/2005       471,504              1/31/2006           720,733           219,254
   78       602,839      12/31/2005       630,865       11/30/2006 (T-11)          925,647           252,468
   79       392,240      12/31/2005       502,764             12/31/2006           648,163           132,535
   80                                                                              786,966           137,516
   81       637,709      12/31/2005       714,497             12/31/2006         1,189,413           539,571
   82       438,092      12/31/2005       433,378        10/31/2006 (TTM)        1,115,028           460,251
   83       466,408      12/31/2005       474,101             12/31/2006           711,227           183,616
  83.01     292,656      12/31/2005       294,305             12/31/2006           393,088            70,109
  83.02     173,752      12/31/2005       179,796             12/31/2006           318,139           113,508
   84       453,072      12/31/2005       558,617        11/30/2006 (TTM)        1,050,350           506,511
   85       555,881      12/31/2005       714,338        11/30/2006 (TTM)        1,983,792         1,269,286
   86                                     403,166             12/31/2006           602,650           131,417
   87       434,088      12/31/2005       410,371             12/31/2006           677,868           139,037
   88       452,826      12/31/2005       540,972             12/31/2006         1,031,638           532,894
   89                                                                            1,213,464           177,330
   90                                                                              752,193           276,784
   91       562,460      12/31/2005       563,486             12/31/2006           680,683           142,025
   92       442,764      12/31/2005       438,775             12/31/2006           687,681           248,099
   93       261,157      12/31/2005       391,492             12/31/2006           715,989           252,148
   94       474,226      12/31/2005       473,765         9/30/2006 (TTM)          696,202           260,261
   95                                                                              714,875           244,500
   96       361,148      12/31/2005       462,476             12/31/2006           574,673           177,240
   97                                                                              723,486           285,705
   98       231,975      12/31/2005       239,133             12/31/2006           738,268           255,268
   99       389,108      12/31/2005       375,286        10/31/2006 (TTM)          625,762           235,964
   100                                                                             497,388           144,257
   101      356,535      12/31/2005       385,459        10/31/2006 (TTM)          548,195           173,142
   102                                                                             344,430            10,333
   103      608,600      12/31/2005       500,998  11/30/2006 (T-11 Ann.)        1,027,226           298,611
   104      321,491      12/31/2005       401,547        11/30/2006 (TTM)        1,367,855           934,245
   105      420,834      12/31/2005       399,804             12/31/2006           609,971           229,087
   106      383,608      12/31/2005       386,532        10/31/2006 (TTM)          551,521           203,819
   107                                                                             553,569            85,826
   108      353,571      12/31/2005       369,951        11/30/2006 (TTM)          500,010           126,374
   109      408,933      12/31/2005       436,057             12/31/2006           691,484           296,351
   110      354,350      12/31/2005       362,075         8/31/2006 (TTM)          438,557           100,442
   111      319,330      12/31/2005       336,282             12/31/2006           421,165            91,635
   112      321,045      12/31/2005       363,161  11/30/2006 (T-11 Ann.)          644,632           310,353
   113                                                                             314,846            13,045
   114      117,100      12/31/2005       154,584             12/31/2006           424,837           122,993
   115                                    366,090             12/31/2006           462,501           114,695
   116      299,330      12/31/2005       292,206             12/31/2006           523,737           219,622
   117      522,641      12/31/2005       556,441             12/31/2006           705,846           269,154
   118      295,629      12/31/2005       283,850             12/31/2006           487,230           158,289
   119      256,551      12/31/2005       279,642        10/31/2006 (TTM)          375,356           116,403
   120                                                                             337,241            70,403
   121      198,615      12/31/2005       255,065             12/31/2006           446,762           184,309
   122      249,159      12/31/2005       243,155         9/30/2006 (TTM)          567,583           283,354
   123      215,199      12/31/2005       251,570             12/31/2006           345,776           124,681
   124      187,537      12/31/2005       256,903        12/31/2006 (TTM)          412,075           168,364
   125      385,218      12/31/2005       457,507             12/31/2006           945,011           347,800
   126                                    204,246  11/30/2006 (T-11 Ann.)          487,407           191,616
   127      221,884      12/31/2005       257,899             12/31/2006           372,163           179,866
   128                                                                             273,445            59,426
   129      215,088      12/31/2005       216,887             12/31/2006           232,137            51,512
   130                                     91,070             12/31/2006           227,816            55,388
   131                                                                             240,729            68,721
   132      159,054      12/31/2005       170,094         9/30/2006 (TTM)          259,893           101,531
   133      318,288      12/31/2005       326,825             12/31/2006           347,011            45,598
   134                                    130,047             12/31/2006           247,541            89,221
   135       96,093      12/31/2005       132,588        10/31/2006 (TTM)          207,461            61,402
   136      237,676      12/31/2005       228,929         9/30/2006 (TTM)          325,234           114,512
   137      196,082      12/31/2005       206,539  11/30/2006 (T-11 Ann.)          283,811            96,642
   138                                                                             169,627            49,607
   139                                    167,148             12/31/2006           156,750            22,597
   140                                    118,082             12/31/2006           183,505            65,571
   141                                    120,000   12/31/2006 (T-3 Ann.)          113,400             4,536
   142       78,730      12/31/2005        28,946             12/31/2006           164,829            52,675
   143       84,994      12/31/2005       117,563    5/31/2006 (T-5 Ann.)          136,041            40,199
   144                                                                             105,023            19,609
   145                                                                             102,073            28,767

                                                       UW DSCR     CUT-OFF DATE
                                                    (X)(2)(3)(4)    LTV (%) (3)    ORIGINAL    ORIGINAL BALANCE
 LOAN #  UW NOI ($)(13)  UW NCF ($)(2)(13)          (7)(8)(9)(13)    (5)(6)(8)    BALANCE ($)  PER UNIT ($)(10)
---------------------------------------------------------------------------------------------------------------

    1       14,731,787         13,960,265                   1.19            72.1  223,400,000            174.21
  1.01       3,287,444          3,147,394                                          53,000,000
  1.02       2,917,029          2,802,499                                          38,750,000
  1.03       1,281,529          1,175,557                                          24,000,000
  1.04       1,644,381          1,558,440                                          23,750,000
  1.05       1,893,881          1,765,187                                          23,750,000
  1.06       1,442,416          1,358,453                                          23,200,000
  1.07       1,146,728          1,071,904                                          19,750,000
  1.08       1,118,379          1,080,831                                          17,200,000
    2      336,156,380        333,909,980                   1.70            55.6  202,272,727        267,212.97
  2.01                                                                            156,475,129
  2.02                                                                             45,797,599
    3       18,176,088         17,330,765                   2.10            55.6  150,000,000            169.21
    4        7,532,302          7,263,917                   1.40            73.7   84,675,000             99.06
  4.01       2,209,985          2,135,544                                          27,340,666
  4.02       1,530,798          1,479,960                                          16,654,961
  4.03       1,190,668          1,152,591                                          15,033,681
  4.04       1,299,686          1,248,151                                          12,085,901
  4.05         782,260            750,997                                           8,548,564
  4.06         518,905            496,674                                           5,011,227
    5        5,325,631          4,928,419                   1.25            69.9   72,000,000            256.74
    6        5,303,343          4,978,863                   1.34            78.3   63,600,000             64.62
  6.01       1,005,707            930,526                                          11,600,000
  6.02         721,909            678,860                                           8,640,000
  6.03         741,397            700,882                                           8,400,000
  6.04         661,471            615,091                                           8,180,000
  6.05         598,939            561,693                                           7,200,000
  6.06         487,511            463,014                                           6,400,000
  6.07         424,390            406,188                                           5,120,000
  6.08         290,558            275,277                                           3,600,000
  6.09         226,738            211,283                                           2,720,000
  6.10         144,723            136,049                                           1,740,000
    7        4,102,860          3,978,231                   1.32            72.1   59,400,000            285.97
  7.01       2,399,657          2,338,028                                          31,450,000
  7.02       1,703,203          1,640,203                                          27,950,000
    8        3,784,637          3,639,201                   1.19            79.3   46,800,000            227.45
    9        4,586,813          3,922,363                   1.52            71.0   42,100,000        124,925.82
   10        3,484,495          3,213,807                   1.41            73.4   40,000,000            124.19
   11        3,036,885          2,806,351                   1.30            78.2   37,950,000            169.18
   12        3,394,778          3,251,851                   1.24            67.8   37,000,000            323.21
   13        2,758,478          2,547,127                   1.27            77.1   33,750,000            222.35
   14        2,714,172          2,591,889                   1.22            78.8   33,425,000            205.34
   15        2,727,131          2,679,131                   1.35            65.4   32,000,000        128,514.06
   16        2,634,678          2,524,566                   1.42            73.2   29,280,000         39,354.84
   17        2,693,874          2,646,079                   1.41            68.5   27,000,000             78.17
  17.01      1,128,363          1,109,530                                          11,032,995
  17.02        757,715            748,340                                           7,675,127
  17.03        566,218            552,248                                           5,824,873
  17.04        241,578            235,961                                           2,467,005
   18        2,796,030          2,566,282                   1.37            69.7   26,000,000            115.95
   19        1,666,046          1,602,926                   1.27            70.2   22,800,000         95,000.00
   20        2,271,443          2,176,122                   1.44            67.9   22,600,000            554.60
   21        1,865,891          1,798,849                   1.51            70.5   21,500,000            134.19
   22        1,889,179          1,784,132                   1.21            79.2   21,100,000            126.40
   23        1,708,351          1,614,092                   1.17            77.0   19,700,000            119.11
   24        1,656,852          1,597,754                   1.50            71.5   19,000,000            106.12
   25        1,780,690          1,632,997                   1.25            79.2   19,000,000             57.65
  25.01                                                                             9,800,000
  25.02                                                                             3,800,000
  25.03                                                                             3,700,000
  25.04                                                                             1,700,000
   26        1,557,078          1,457,937                   1.36            74.0   18,000,000            176.11
  26.01        266,974            250,226                                           3,095,000
  26.02        160,254            151,608                                           1,855,000
  26.03        157,290            147,490                                           1,805,000
  26.04        155,720            144,678                                           1,795,000
  26.05        146,938            137,102                                           1,700,000
  26.06        145,753            137,949                                           1,700,000
  26.07        131,868            122,755                                           1,505,000
  26.08        101,353             95,235                                           1,200,000
  26.09         79,663             74,960                                             925,000
  26.10         75,984             71,003                                             875,000
  26.11         71,270             66,058                                             820,000
  26.12         64,011             58,873                                             725,000
   27        1,503,713          1,418,281                   1.19            79.2   18,000,000            135.34
   28        1,522,272          1,417,786                   1.26            72.0   17,000,000            170.80
   29        1,599,533          1,507,317                   1.31            67.7   16,500,000            343.59
   30        1,553,198          1,462,388                   1.50            73.9   16,400,000            141.59
   31        1,422,000          1,297,088                   1.20            81.9   15,800,000             80.84
   32        1,780,292          1,610,286                   1.49            73.5   15,500,000        118,320.61
   33        1,143,927          1,091,461                   1.36            77.3   14,000,000            171.31
   34        1,199,059          1,147,303                   1.26            74.6   13,585,000         59,583.33
   35        1,335,494          1,198,288                   1.26            74.7   13,200,000             69.91
   36        1,479,447          1,467,570                   1.61            68.2   13,100,000            165.44
   37        1,203,263          1,117,357                   1.22            77.2   13,050,000            184.39
   38        1,155,693          1,092,954                   1.45            69.1   13,000,000            261.14
   39        1,359,014          1,214,628                   1.29            74.3   12,800,000             72.70
   40        1,388,081          1,375,931                   1.63            68.8   12,100,000            149.38
   41        1,265,261          1,161,657                   1.21            79.9   12,000,000            154.25
   42          931,831            860,190                   1.23            73.8   11,900,000            239.30
   43        1,061,004          1,001,004                   1.28            77.8   11,200,000         37,333.33
   44          972,255            910,884                   1.37            80.7   11,140,000            122.85
   45          925,772            895,228                   1.16            79.5   10,816,000            146.81
   46          972,567            910,459                   1.22            75.5   10,500,000             96.77
   47          992,349            936,910                   1.29            74.9   10,500,000            265.90
   48        1,236,378          1,067,526                   1.41            70.8   10,500,000        125,000.00
   49          880,163            843,685                   1.51            71.2   10,152,000            343.31
   50        1,074,208            960,850                   1.38            71.4   10,000,000         97,087.38
   51          910,629            871,678                   1.24            77.2    9,800,000             44.03
   52          836,179            812,179                   1.22            79.3    9,600,000         80,000.00
   53          834,919            816,277                   1.23            74.4    9,550,000            327.86
  53.01        447,737            437,105                                           5,150,000
  53.02        387,182            379,172                                           4,400,000
   54          934,775            852,275                   1.31            79.7    9,400,000         31,333.33
   55          804,774            783,535                   1.45            69.6    9,300,000            383.51
   56          837,072            814,904                   1.48            69.8    9,200,000            281.15
   57          735,072            713,456                   1.18            74.0    8,880,000            269.09
   58        1,117,412            972,212                   1.54            71.4    8,800,000        123,943.66
   59          908,851            887,822                   1.49            72.3    8,430,000             48.10
   60          839,566            775,410                   1.57            65.0    8,385,000             32.88
   61        1,142,276          1,006,868                   1.55            71.5    8,250,000         91,666.67
   62          707,255            688,114                   1.26            76.2    8,000,000            178.40
   63          948,864            815,798                   1.51            72.5    8,000,000         65,573.77
   64          756,791            690,263                   1.20            78.6    7,950,000             98.15
   65          710,528            668,528                   1.18            69.0    7,910,000         47,083.33
   66          803,997            760,653                   1.45            79.4    7,700,000            169.78
   67        1,003,286            822,445                   1.53            64.4    7,600,000         57,142.86
   68          937,324            848,234                   1.54            68.9    7,600,000         92,682.93
   69          686,145            650,933                   1.23            76.5    7,500,000             59.97
   70          992,291            822,487                   1.41            70.7    7,500,000         50,000.00
   71          567,633            541,548                   1.15            75.0    7,200,000            143.87
   72          671,056            666,098                   1.33            76.5    7,000,000            141.20
   73          557,556            548,507                   1.21            72.9    7,000,000            269.07
   74          657,099            639,628                   1.45            79.4    7,000,000            168.98
               900,032            805,330                   1.27            69.8    7,000,000         51,470.59
   75          494,392            442,777                   1.27            69.8    3,850,000         51,470.59
   76          405,640            362,553                   1.27            69.8    3,150,000         51,470.59
   77          501,479            485,469                   1.20            79.8    6,680,000             62.55
   78          673,179            635,255                   1.38            67.2    6,600,000            125.82
   79          515,628            503,623                   1.22            69.2    6,300,000            288.65
   80          649,450            595,390                   1.39            63.7    6,200,000            202.13
   81          649,842            637,892                   1.55            65.2    6,000,000         25,104.60
   82          654,777            581,073                   1.39            72.6    5,950,000             93.85
   83          527,611            488,381                   1.30            67.5    5,800,000            119.81
  83.01        322,980            302,573                                           3,600,000
  83.02        204,631            185,808                                           2,200,000
   84          543,840            507,840                   1.27            76.9    5,650,000         39,236.11
   85          714,506            635,155                   1.68            68.4    5,400,000         50,000.00
   86          471,232            445,879                   1.19            75.0    5,400,000            271.36
   87          538,832            485,155                   1.25            72.9    5,400,000             72.17
   88          498,744            462,744                   1.21            66.0    5,350,000         37,152.78
   89        1,036,133          1,010,255                   2.54            44.4    5,150,000             90.38
   90          475,409            442,600                   1.26            64.9    5,000,000             79.14
   91          538,658            495,679                   1.41            72.5    5,000,000             49.11
   92          439,582            426,682                   1.23            77.1    5,000,000        100,000.00
   93          463,841            439,991                   1.26            67.9    4,960,000            135.18
   94          435,941            405,821                   1.22            79.4    4,850,000             45.41
   95          470,375            438,005                   1.24            72.9    4,750,000            158.52
   96          397,433            390,934                   1.21            73.4    4,700,000            225.10
   97          437,781            390,255                   1.49            67.9    4,580,000             38.17
   98          483,000            422,716                   1.28            73.9    4,529,000             78.45
   99          389,798            381,785                   1.21            80.0    4,520,000             56.35
   100         353,131            345,140                   1.18            80.0    4,200,000            315.34
   101         375,053            352,191                   1.20            78.0    4,100,000            130.93
   102         334,097            332,162                   1.16            73.5    4,050,000            313.95
   103         728,615            687,577                   2.45            38.1    4,000,000            228.57
   104         433,610            378,896                   1.36            69.0    4,000,000         54,794.52
   105         380,884            357,480                   1.30            72.2    4,000,000            137.47
   106         347,702            330,486                   1.20            78.4    4,000,000         62,500.00
   107         467,743            434,274                   1.26            58.5    4,000,000             39.04
   108         373,636            350,858                   1.20            75.2    4,000,000            136.75
   109         395,133            352,099                   1.22            61.4    4,000,000             69.62
   110         338,115            335,279                   1.48            68.1    3,950,000            431.69
   111         329,530            313,929                   1.22            60.7    3,900,000            508.87
   112         334,279            325,633                   1.24            47.1    3,800,000             29.65
   113         301,801            298,209                   1.23            78.0    3,650,000            152.45
   114         301,843            284,173                   1.23            72.9    3,210,000            127.34
   115         347,806            334,580                   1.48            61.5    3,200,000            190.19
   116         304,115            293,365                   1.34            72.7    3,200,000         24,427.48
   117         436,692            380,104                   1.57            45.6    3,200,000             53.18
   118         328,941            303,475                   1.58            56.9    3,185,000             79.70
   119         258,953            247,367                   1.21            68.7    3,100,000            173.92
   120         266,838            254,927                   1.22            70.6    3,000,000            316.42
   121         262,453            255,656                   1.20            78.8    3,000,000             66.21
   122         284,229            267,829                   1.23            72.2    2,960,000         10,277.78
   123         221,095            212,095                   1.20            50.4    2,700,000         75,000.00
   124         243,711            234,908                   1.23            74.3    2,700,000             46.01
   125         597,210            553,783                   2.88            28.7    2,700,000             74.46
   126         295,791            252,657                   1.47            78.3    2,350,000             93.76
   127         192,297            179,797                   1.31            59.0    2,315,000         46,300.00
   128         214,019            200,627                   1.28            61.5    2,200,000             50.93
   129         180,625            172,200                   1.26            52.8    1,900,000            148.65
   130         172,428            162,660                   1.22            77.6    1,900,000            230.30
   131         172,008            167,328                   1.26            72.5    1,835,000            235.26
   132         158,362            155,612                   1.26            69.9    1,750,000         31,818.18
   133         301,413            301,413                   1.28            34.6    1,750,000             18.26
   134         158,320            148,856                   1.20            79.8    1,715,000            107.19
   135         146,059            139,159                   1.21            76.3    1,575,000            170.82
   136         210,722            201,765                   1.56            55.9    1,500,000             25.12
   137         187,169            171,025                   1.65            47.3    1,400,000             64.83
   138         120,020            117,051                   1.20            78.3    1,350,000            272.78
   139         134,153            131,553                   1.35            79.5    1,300,000         25,490.20
   140         117,934            110,542                   1.27            64.8    1,200,000             16.23
   141         108,864            108,309                   1.40            51.5    1,060,000             15.42
   142         112,154             97,352                   1.29            64.0    1,025,000             32.66
   143          95,842             84,246                   1.27            68.0      800,000             42.33
   144          85,414             79,537                   1.39            60.1      775,000            105.01
   145          73,306             68,314                   1.39            72.9      675,000            143.62

                          CUT-OFF DATE                       MATURITY                  % OF APPLICABLE
           CUT-OFF DATE       BALANCE       MATURITY/ARD    LTV %(3)(5)  % OF INITIAL     LOAN GROUP    INTEREST   ADMIN.
 LOAN #  BALANCE ($)(10)  PER UNIT ($)(3)  BALANCE ($)(10)    (6)(8)     POOL BALANCE       BALANCE      RATE %   FEE %(12)
---------------------------------------------------------------------------------------------------------------------------

    1       223,400,000            174.21      223,400,000        72.1      10.3%            12.4%       5.6000    0.0209
  1.01       53,000,000                         53,000,000                   2.4%            2.9%
  1.02       38,750,000                         38,750,000                   1.8%            2.1%
  1.03       24,000,000                         24,000,000                   1.1%            1.3%
  1.04       23,750,000                         23,750,000                   1.1%            1.3%
  1.05       23,750,000                         23,750,000                   1.1%            1.3%
  1.06       23,200,000                         23,200,000                   1.1%            1.3%
  1.07       19,750,000                         19,750,000                   0.9%            1.1%
  1.08       17,200,000                         17,200,000                   0.8%            1.0%
    2       202,272,727        267,212.97      202,272,727        55.6       9.3%            55.5%       6.4340    0.0209
  2.01      156,475,129                        156,475,129                   7.2%            42.9%
  2.02       45,797,599                         45,797,599                   2.1%            12.6%
    3       150,000,000            169.21      150,000,000        55.6       6.9%            8.3%        5.4015    0.0209
    4        84,675,000             99.06       84,675,000        73.7       3.9%            4.7%        6.0390    0.0209
  4.01       27,340,666                         27,340,666                   1.3%            1.5%
  4.02       16,654,961                         16,654,961                   0.8%            0.9%
  4.03       15,033,681                         15,033,681                   0.7%            0.8%
  4.04       12,085,901                         12,085,901                   0.6%            0.7%
  4.05        8,548,564                          8,548,564                   0.4%            0.5%
  4.06        5,011,227                          5,011,227                   0.2%            0.3%
    5        72,000,000            256.74       72,000,000        69.9       3.3%            4.0%        5.4045    0.0209
    6        63,600,000             64.62       63,600,000        78.3       2.9%            3.5%        5.7540    0.0209
  6.01       11,600,000                         11,600,000                   0.5%            0.6%
  6.02        8,640,000                          8,640,000                   0.4%            0.5%
  6.03        8,400,000                          8,400,000                   0.4%            0.5%
  6.04        8,180,000                          8,180,000                   0.4%            0.5%
  6.05        7,200,000                          7,200,000                   0.3%            0.4%
  6.06        6,400,000                          6,400,000                   0.3%            0.4%
  6.07        5,120,000                          5,120,000                   0.2%            0.3%
  6.08        3,600,000                          3,600,000                   0.2%            0.2%
  6.09        2,720,000                          2,720,000                   0.1%            0.2%
  6.10        1,740,000                          1,740,000                   0.1%            0.1%
    7        59,400,000            285.97       59,400,000        72.1       2.7%            3.3%        5.5339    0.0209
  7.01       31,450,000                         31,450,000                   1.5%            1.7%
  7.02       27,950,000                         27,950,000                   1.3%            1.6%
    8        46,800,000            227.45       45,042,745        76.3       2.2%            2.6%        5.6110    0.0209
    9        42,100,000        124,925.82       42,100,000        71.0       1.9%            2.3%        6.0300    0.0209
   10        40,000,000            124.19       40,000,000        73.4       1.8%            2.2%        5.5940    0.0209
   11        37,950,000            169.18       37,950,000        78.2       1.8%            2.1%        5.5924    0.0209
   12        37,000,000            323.21       34,557,302        63.3       1.7%            2.1%        5.8800    0.0209
   13        33,750,000            222.35       33,750,000        77.1       1.6%            1.9%        5.8540    0.0209
   14        33,425,000            205.34       31,241,099        73.7       1.5%            1.9%        5.9340    0.0209
   15        32,000,000        128,514.06       32,000,000        65.4       1.5%            8.8%        6.0800    0.0609
   16        29,280,000         39,354.84       29,280,000        73.2       1.4%            8.0%        5.9800    0.0209
   17        26,975,534             78.10       22,668,778        57.5       1.2%            1.5%        5.6540    0.0209
  17.01      11,022,997                          9,263,130                   0.5%            0.6%
  17.02       7,668,172                          6,443,916                   0.4%            0.4%
  17.03       5,819,595                          4,890,472                   0.3%            0.3%
  17.04       2,464,770                          2,071,259                   0.1%            0.1%
   18        26,000,000            115.95       24,701,979        66.2       1.2%            1.4%        6.0120    0.0209
   19        22,800,000         95,000.00       22,800,000        70.2       1.1%            6.3%        5.4400    0.0209
   20        22,600,000            554.60       20,952,674        62.9       1.0%            1.3%        5.3490    0.0209
   21        21,500,000            134.19       21,500,000        70.5       1.0%            1.2%        5.4575    0.0209
   22        21,100,000            126.40       19,677,796        73.9       1.0%            1.2%        5.7670    0.0209
   23        19,700,000            119.11       18,380,732        71.8       0.9%            1.1%        5.8010    0.1009
   24        19,000,000            106.12       19,000,000        71.5       0.9%            1.1%        5.5000    0.0249
   25        19,000,000             57.65       17,667,107        73.7       0.9%            1.1%        5.5620    0.0209
  25.01       9,800,000                          9,112,508                   0.5%            0.5%
  25.02       3,800,000                          3,533,421                   0.2%            0.2%
  25.03       3,700,000                          3,440,437                   0.2%            0.2%
  25.04       1,700,000                          1,580,741                   0.1%            0.1%
   26        18,000,000            176.11       18,000,000        74.0       0.8%            1.0%        5.8400    0.0209
  26.01       3,095,000                          3,095,000                   0.1%            0.2%
  26.02       1,855,000                          1,855,000                   0.1%            0.1%
  26.03       1,805,000                          1,805,000                   0.1%            0.1%
  26.04       1,795,000                          1,795,000                   0.1%            0.1%
  26.05       1,700,000                          1,700,000                   0.1%            0.1%
  26.06       1,700,000                          1,700,000                   0.1%            0.1%
  26.07       1,505,000                          1,505,000                   0.1%            0.1%
  26.08       1,200,000                          1,200,000                   0.1%            0.1%
  26.09         925,000                            925,000                   0.0%            0.1%
  26.10         875,000                            875,000                   0.0%            0.0%
  26.11         820,000                            820,000                   0.0%            0.0%
  26.12         725,000                            725,000                   0.0%            0.0%
   27        18,000,000            135.34       17,153,494        75.5       0.8%            1.0%        5.7290    0.0209
   28        17,000,000            170.80       14,806,692        62.7       0.8%            0.9%        5.2600    0.0209
   29        16,500,000            343.59       14,826,718        60.9       0.8%            0.9%        5.7100    0.0209
   30        16,400,000            141.59       16,400,000        73.9       0.8%            0.9%        5.8470    0.0909
   31        15,800,000             80.84       14,567,338        75.5       0.7%            0.9%        5.9690    0.0209
   32        15,500,000        118,320.61       13,644,406        64.7       0.7%            0.9%        5.7050    0.0209
   33        14,000,000            171.31       14,000,000        77.3       0.6%            0.8%        5.6520    0.0209
   34        13,585,000         59,583.33       13,026,476        71.5       0.6%            3.7%        5.3750    0.0209
   35        13,149,159             69.64       11,191,974        63.6       0.6%            0.7%        5.9890    0.0209
   36        13,079,995            165.19       11,791,773        61.4       0.6%            0.7%        6.1680    0.0209
   37        13,050,000            184.39       11,003,526        65.1       0.6%            0.7%        5.7980    0.0209
   38        13,000,000            261.14       13,000,000        69.1       0.6%            0.7%        5.7000    0.0209
   39        12,773,127             72.55       10,913,387        63.4       0.6%            0.7%        6.1875    0.0209
   40        12,081,523            149.15       10,891,637        62.0       0.6%            0.7%        6.1680    0.0209
   41        11,985,771            154.06        9,411,718        62.7       0.6%            0.7%        6.3700    0.0209
   42        11,900,000            239.30       11,900,000        73.8       0.5%            0.7%        6.0130    0.0209
   43        11,200,000         37,333.33        9,855,684        68.4       0.5%            3.1%        5.7000    0.0209
   44        11,140,000            122.85       11,140,000        80.7       0.5%            0.6%        5.8900    0.0209
   45        10,816,000            146.81       10,105,627        74.3       0.5%            0.6%        5.9100    0.0209
   46        10,500,000             96.77        9,806,587        70.6       0.5%            0.6%        5.8740    0.0209
   47        10,490,403            265.65        9,418,720        67.3       0.5%            0.6%        5.6200    0.0209
   48        10,477,346        124,730.31        8,908,887        60.2       0.5%            0.6%        6.0200    0.0209
   49        10,152,000            343.31       10,152,000        71.2       0.5%            0.6%        5.4170    0.0209
   50        10,000,000         97,087.38        8,987,162        64.2       0.5%            0.6%        5.7270    0.0209
   51         9,800,000             44.03        8,298,361        65.3       0.5%            0.5%        5.9400    0.0209
   52         9,600,000         80,000.00        8,940,015        73.9       0.4%            2.6%        5.6600    0.0209
   53         9,528,292            327.12        8,025,844        62.7       0.4%            0.5%        5.7000    0.0609
  53.01       5,138,294                          4,328,073                   0.2%            0.3%
  53.02       4,389,998                          3,697,771                   0.2%            0.2%
   54         9,400,000         31,333.33        8,431,859        71.5       0.4%            2.6%        5.6200    0.0209
   55         9,300,000            383.51        9,300,000        69.6       0.4%            0.5%        5.7000    0.0209
   56         9,200,000            281.15        8,286,870        61.6       0.4%            0.5%        5.8270    0.0209
   57         8,875,180            268.94        7,954,567        66.3       0.4%            0.5%        5.9600    0.0209
   58         8,780,921        123,674.94        7,459,916        60.6       0.4%            0.5%        5.9900    0.0209
   59         8,422,678             48.06        7,592,477        65.2       0.4%            0.5%        5.8200    0.0209
   60         8,385,000             32.88        8,385,000        65.0       0.4%            0.5%        5.7900    0.0209
   61         8,225,316         91,392.40        6,424,076        55.9       0.4%            0.5%        6.1700    0.0209
   62         8,000,000            178.40        7,160,076        68.2       0.4%            0.4%        5.5230    0.0209
   63         7,973,162         65,353.78        6,664,024        60.6       0.4%            0.4%        5.4100    0.0209
   64         7,943,497             98.07        6,754,468        66.9       0.4%            0.4%        6.0500    0.0209
   65         7,910,000         47,083.33        6,855,343        59.8       0.4%            2.2%        5.9500    0.0209
   66         7,700,000            169.78        6,891,573        71.0       0.4%            0.4%        5.5230    0.0209
   67         7,593,482         57,093.85        6,422,522        54.4       0.4%            0.4%        5.8690    0.0209
   68         7,583,686         92,483.97        6,454,195        58.7       0.3%            0.4%        6.0510    0.0209
   69         7,500,000             59.97        7,001,913        71.4       0.3%            0.4%        5.8520    0.0209
   70         7,477,346         49,848.97        5,826,464        55.1       0.3%            0.4%        6.1000    0.0209
   71         7,200,000            143.87        6,391,856        66.6       0.3%            0.4%        5.6220    0.0209
   72         7,000,000            141.20        6,199,824        67.8       0.3%            0.4%        5.9670    0.0209
   73         6,995,625            268.90        6,201,711        64.6       0.3%            0.4%        5.5440    0.0209
   74         6,991,081            168.76        6,447,867        73.3       0.3%            0.4%        5.6150    0.0209
              6,982,907         51,344.90        4,095,560        41.0       0.3%            0.4%
   75         3,840,599         51,344.90        2,252,558        41.0       0.2%            0.2%        5.9100    0.0209
   76         3,142,308         51,344.90        1,843,002        41.0       0.1%            0.2%        5.9100    0.0209
   77         6,680,000             62.55        6,680,000        79.8       0.3%            0.4%        5.9640    0.0209
   78         6,584,998            125.53        5,546,656        56.6       0.3%            0.4%        5.7000    0.0209
   79         6,300,000            288.65        5,998,569        65.9       0.3%            0.3%        5.6580    0.0209
   80         6,180,022            201.48        5,199,110        53.6       0.3%            0.3%        5.6250    0.0209
   81         5,994,433         25,081.31        5,022,956        54.6       0.3%            0.3%        5.5600    0.0209
   82         5,950,000             93.85        5,355,689        65.3       0.3%            0.3%        5.8020    0.0209
   83         5,800,000            119.81        5,207,930        60.1       0.3%            0.3%        5.6730    0.0209
  83.01       3,600,000                          3,232,508                   0.2%            0.2%
  83.02       2,200,000                          1,975,422                   0.1%            0.1%
   84         5,650,000         39,236.11        4,985,211        67.8       0.3%            1.6%        5.8125    0.0209
   85         5,400,000         50,000.00        4,755,877        60.2       0.2%            0.3%        5.7230    0.0209
   86         5,400,000            271.36        4,848,063        67.3       0.2%            0.3%        5.6630    0.0209
   87         5,395,553             72.11        3,947,161        53.3       0.2%            0.3%        6.0240    0.0509
   88         5,350,000         37,152.78        4,736,603        58.5       0.2%            1.5%        5.9500    0.0209
   89         5,150,000             90.38        3,986,457        34.4       0.2%            0.3%        5.9800    0.0209
   90         5,000,000             79.14        4,664,819        60.6       0.2%            0.3%        5.8000    0.0209
   91         5,000,000             49.11        4,217,688        61.1       0.2%            0.3%        5.8120    0.0209
   92         5,000,000        100,000.00        4,392,953        67.7       0.2%            1.4%        5.6300    0.0209
   93         4,955,699            135.06        4,186,260        57.3       0.2%            0.3%        5.8270    0.0809
   94         4,842,399             45.34        4,637,640        76.0       0.2%            0.3%        6.0290    0.0609
   95         4,740,224            158.19        4,064,122        62.5       0.2%            0.3%        6.3100    0.0209
   96         4,700,000            225.10        4,047,728        63.2       0.2%            0.3%        5.7820    0.0209
   97         4,580,000             38.17        4,580,000        67.9       0.2%            0.3%        5.6100    0.0209
   98         4,529,000             78.45        4,244,381        69.2       0.2%            0.3%        6.1300    0.0209
   99         4,520,000             56.35        4,211,265        74.5       0.2%            0.3%        5.6970    0.0209
   100        4,200,000            315.34        3,912,199        74.5       0.2%            0.2%        5.6800    0.0209
   101        4,096,575            130.82        3,475,222        66.2       0.2%            0.2%        5.9700    0.0209
   102        4,050,000            313.95        3,779,342        68.6       0.2%            0.2%        5.8090    0.0209
   103        4,000,000            228.57        3,525,094        33.6       0.2%            0.2%        5.7500    0.0209
   104        4,000,000         54,794.52        3,523,201        60.7       0.2%            0.2%        5.7270    0.0209
   105        4,000,000            137.47        3,721,519        67.2       0.2%            0.2%        5.6000    0.0209
   106        4,000,000         62,500.00        3,514,197        68.9       0.2%            1.1%        5.6280    0.0209
   107        3,992,043             38.96        2,626,791        38.5       0.2%            0.2%        6.0300    0.0209
   108        3,991,519            136.46        3,404,472        64.1       0.2%            0.2%        6.1270    0.0209
   109        3,991,398             69.47        3,395,852        52.2       0.2%            0.2%        6.0400    0.0209
   110        3,950,000            431.69        3,950,000        68.1       0.2%            0.2%        5.6420    0.0209
   111        3,897,683            508.57        3,469,527        54.0       0.2%            0.2%        5.6970    0.0209
   112        3,791,234             29.59        3,184,779        39.6       0.2%            0.2%        5.6100    0.0209
   113        3,647,867            152.36        3,251,359        69.5       0.2%            0.2%        5.7460    0.0609
   114        3,207,339            127.23        2,723,261        61.9       0.1%            0.2%        6.0000    0.0209
   115        3,197,229            190.03        2,701,219        51.9       0.1%            0.2%        5.8320    0.0209
   116        3,197,031         24,404.82        2,678,910        60.9       0.1%            0.2%        5.5600    0.0209
   117        3,189,878             53.01        2,457,499        35.1       0.1%            0.2%        5.7600    0.0209
   118        3,185,000             79.70        3,185,000        56.9       0.1%            0.2%        5.9220    0.0209
   119        3,092,990            173.53        2,757,963        61.3       0.1%            0.2%        5.7100    0.0709
   120        3,000,000            316.42        2,794,078        65.7       0.1%            0.2%        5.6710    0.0209
   121        2,993,410             66.06        2,537,147        66.8       0.1%            0.2%        5.9100    0.0209
   122        2,960,000         10,277.78        2,856,338        69.7       0.1%            0.2%        6.2000    0.0209
   123        2,698,351         74,954.21        2,396,698        44.8       0.1%            0.7%        5.6150    0.0209
   124        2,697,673             45.97        2,280,386        62.8       0.1%            0.1%        5.8500    0.0709
   125        2,694,068             74.30        2,283,364        24.3       0.1%            0.1%        5.9090    0.0209
   126        2,348,133             93.69        2,003,032        66.8       0.1%            0.1%        6.1600    0.0209
   127        2,315,000         46,300.00        2,315,000        59.0       0.1%            0.6%        5.8400    0.0209
   128        2,198,118             50.88        1,859,763        52.0       0.1%            0.1%        5.8800    0.0709
   129        1,900,000            148.65        1,776,718        49.4       0.1%            0.1%        5.9700    0.0209
   130        1,900,000            230.30        1,674,671        68.4       0.1%            0.1%        5.7700    0.0209
   131        1,835,000            235.26        1,627,739        64.3       0.1%            0.1%        6.0500    0.0709
   132        1,748,488         31,790.69        1,477,584        59.1       0.1%            0.1%        5.8400    0.0209
   133        1,728,567             18.04        1,017,553        20.4       0.1%            0.1%        6.2500    0.0209
   134        1,715,000            107.19        1,550,806        72.1       0.1%            0.1%        6.0400    0.0209
   135        1,571,684            170.46        1,342,180        65.2       0.1%            0.1%        6.1700    0.0209
   136        1,493,245             25.01          983,567        36.8       0.1%            0.1%        6.0100    0.0209
   137        1,398,924             64.78        1,197,437        40.5       0.1%            0.1%        6.2800    0.0209
   138        1,347,097            272.20        1,146,100        66.6       0.1%            0.1%        6.0400    0.0709
   139        1,299,022         25,471.02        1,114,450        68.2       0.1%            0.4%        6.3600    0.0209
   140        1,199,024             16.22        1,020,141        55.1       0.1%            0.1%        6.0700    0.0209
   141        1,060,000             15.42          993,646        48.2       0.0%            0.1%        6.1500    0.0209
   142        1,024,192             32.64          874,423        54.7       0.0%            0.1%        6.1900    0.0209
   143          795,033             42.07          622,086        53.2       0.0%            0.0%        7.3500    0.0209
   144          775,000            105.01          727,484        56.4       0.0%            0.0%        6.2600    0.0209
   145          674,461            143.50          575,039        62.2       0.0%            0.0%        6.1420    0.1109

            NET                        MONTHLY         ANNUAL
          MORTGAGE                    P&I DEBT        P&I DEBT                    FIRST      PAYMENT   MATURITY/
 LOAN #  RATE %(11)  ACCRUAL TYPE  SERVICE ($)(4)  SERVICE ($)(4)   NOTE DATE  PAYMENT DATE  DUE DATE   ARD DATE  ARD/HYBRID LOAN
---------------------------------------------------------------------------------------------------------------------------------

    1      5.5791    Actual/360     1059908.89     12,718,906.68    2/16/2007    4/8/2007       8       3/8/2017       No
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
    2      6.4131    Actual/360    1,102,594.26    13,231,131.12   11/17/2006    1/8/2007       8      12/8/2016       No
  2.01
  2.02
    3      5.3806    Actual/360     686,440.63     8,237,287.56     2/16/2007    4/8/2007       8       3/8/2017       No
    4      6.0181    Actual/360     433,229.05     5,198,748.60     1/16/2007    3/8/2007       8       2/8/2012       No
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
    5      5.3836    Actual/360     329,674.50     3,956,094.00     1/19/2007    3/8/2007       8       2/8/2012       No
    6      5.7331    Actual/360     310,044.70     3,720,536.40      3/1/2007    4/8/2007       8       3/8/2017       No
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
    7      5.5130    Actual/360     278,493.52     3,341,922.24     2/16/2007    4/8/2007       8       3/8/2012       No
  7.01
  7.02
    8      5.5901    Actual/360     254,736.94     3,056,843.28      2/8/2007    4/8/2007       8       3/8/2017       No
    9      6.0091    Actual/360     215,078.38     2,580,940.56      2/7/2007    3/8/2007       8       2/8/2012       No
   10      5.5731    Actual/360     189,574.44     2,274,893.28    12/28/2006    2/8/2007       8       1/8/2017       No
   11      5.5715    Actual/360     179,807.31     2,157,687.72     2/23/2007    4/8/2007       8       3/8/2017       No
   12      5.8591    Actual/360     218,987.22     2,627,846.64      3/6/2007    4/8/2007       8       3/8/2017       No
   13      5.8331    Actual/360     167,387.81     2,008,653.72      2/7/2007    3/8/2007       8       2/8/2012       No
   14      5.9131    Actual/360     198,983.66     2,387,803.92      3/2/2007    4/8/2007       8       3/8/2017       No
   15      6.0191    Actual/360     164,835.56     1,978,026.72     1/17/2007    3/8/2007       8       2/8/2017       No
   16      5.9591    Actual/360     148,343.87     1,780,126.44     2/14/2007    4/8/2007       8       3/8/2012       No
   17      5.6331    Actual/360     155,921.94     1,871,063.28     2/27/2007    4/8/2007       8       3/8/2017       No
  17.01
  17.02
  17.03
  17.04
   18      5.9911    Actual/360     156,083.78     1,873,005.36     8/30/2006   10/1/2006       1       9/1/2016       No
   19      5.4191    Actual/360     105,082.67     1,260,992.04     2/27/2007    4/8/2007       8       3/8/2017       No
   20      5.3281    Actual/360     126,187.42     1,514,249.04      2/5/2007    3/8/2007       8       2/8/2017       No
   21      5.4366    Actual/360      99,409.88     1,192,918.56      2/1/2007    3/8/2007       8       2/8/2017       No
   22      5.7461    Actual/360     123,361.84     1,480,342.08     1/24/2007    3/8/2007       8       2/8/2017       No
   23      5.7001    Actual/360     115,602.89     1,387,234.68      2/1/2007    3/8/2007       8       2/8/2017       No
   24      5.4751    Actual/360      88,534.72     1,062,416.64     1/12/2007    3/8/2007       8       2/8/2017       No
   25      5.5411    Actual/360     108,620.16     1,303,441.92     3/14/2007    5/8/2007       8       4/8/2017       No
  25.01
  25.02
  25.03
  25.04
   26      5.8191    Actual/360      89,060.00     1,068,720.00      3/2/2007    4/8/2007       8       3/8/2012       No
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
   27      5.7081    Actual/360      99,379.45     1,192,553.40      2/8/2007    4/8/2007       8       3/8/2017       No
   28      5.2391    Actual/360      93,979.95     1,127,759.40     2/15/2007    4/8/2007       8       3/8/2017       No
   29      5.6891    Actual/360      95,870.66     1,150,447.92     3/12/2007    5/8/2007       8       4/8/2017       No
   30      5.7561    Actual/360      81,240.82      974,889.84      2/27/2007    4/8/2007       8       3/8/2017       No
   31      5.9481    Actual/360      89,761.28     1,077,135.36      3/1/2007    4/8/2007       8       3/8/2017       No
   32      5.6841    Actual/360      90,011.18     1,080,134.16     3/13/2007    5/8/2007       8       4/8/2017       No
   33      5.6311    Actual/360      67,039.00      804,468.00      2/21/2007    4/8/2007       8       3/8/2017       No
   34      5.3541    Actual/360      76,072.09      912,865.08      5/27/2005    7/1/2005       1       6/1/2010       No
   35      5.9681    Actual/360      79,047.34      948,568.08      11/6/2006    1/1/2007       1      12/1/2016       No
   36      6.1471    Actual/360      76,178.63      914,143.56      1/31/2007    3/8/2007       8       2/8/2017       No
   37      5.7771    Actual/360      76,554.65      918,655.80       3/9/2007    5/8/2007       8       4/8/2017       No
   38      5.6791    Actual/360      62,779.17      753,350.04      12/8/2006    1/8/2007       8      12/8/2016       No
   39      6.1666    Actual/360      78,292.23      939,506.76      1/29/2007    3/8/2007       8       2/8/2017       No
   40      6.1471    Actual/360      70,363.46      844,361.52      1/31/2007    3/8/2007       8       2/8/2017       No
   41      6.3491    Actual/360      80,052.78      960,633.36       3/8/2007    4/8/2007       8       3/8/2017       No
   42      5.9921    Actual/360      60,622.73      727,472.76      2/16/2007    4/8/2007       8       3/8/2017       No
   43      5.6791    Actual/360      65,004.85      780,058.20      1/10/2007    3/8/2007       8       2/8/2017       No
   44      5.8691    Actual/360      55,590.15      667,081.80      3/12/2007    5/8/2007       8       4/8/2017       No
   45      5.8891    Actual/360      64,222.87      770,674.44       3/9/2007    5/8/2007       8       4/8/2017       No
   46      5.8531    Actual/360      62,104.75      745,257.00      1/31/2007    3/8/2007       8       2/8/2017       No
   47      5.5991    Actual/360      60,410.78      724,929.36      2/23/2007    4/8/2007       8       3/8/2017       No
   48      5.9991    Actual/360      63,087.88      757,054.56      1/12/2007    3/8/2007       8       2/8/2017       No
   49      5.3961    Actual/360      46,591.62      559,099.44       3/8/2007    4/8/2007       8       3/8/2017       No
   50      5.7061    Actual/360      58,211.26      698,535.12      1/31/2007    3/8/2007       8       2/8/2017       No
   51      5.9191    Actual/360      58,378.45      700,541.40      3/12/2007    5/8/2007       8       4/8/2017       No
   52      5.6391    Actual/360      55,475.34      665,704.08     12/27/2006    2/8/2007       8       1/8/2017       No
   53      5.6391    Actual/360      55,428.24      665,138.88       2/6/2007    3/8/2007       8       2/8/2017       No
  53.01
  53.02
   54      5.5991    Actual/360      54,082.03      648,984.36      2/27/2007    4/8/2007       8       3/8/2017       No
   55      5.6791    Actual/360      44,911.25      538,935.00      12/8/2006    1/8/2007       8      12/8/2016       No
   56      5.8061    Actual/360      54,139.57      649,674.84      2/15/2007    4/8/2007       8       3/8/2017       No
   57      5.9391    Actual/360      50,394.53      604,734.36       2/9/2007    4/8/2007       8       3/8/2017       No
   58      5.9691    Actual/360      52,703.88      632,446.56       2/8/2007    3/8/2007       8       2/8/2017       No
   59      5.7991    Actual/360      49,570.70      594,848.40       3/6/2007    4/8/2007       8       3/8/2014       No
   60      5.7691    Actual/360      41,131.92      493,583.04       3/9/2007    5/8/2007       8       4/8/2017       No
   61      6.1491    Actual/360      54,015.47      648,185.64      1/16/2007    3/8/2007       8       2/8/2017       No
   62      5.5021    Actual/360      45,538.63      546,463.56      1/22/2007    3/8/2007       8       2/8/2017       No
   63      5.3891    Actual/360      44,972.41      539,668.92     12/22/2006    2/8/2007       8       1/8/2017       No
   64      6.0291    Actual/360      47,920.13      575,041.56      2/15/2007    4/8/2007       8       3/8/2017       No
   65      5.9291    Actual/360      47,170.47      566,045.64      2/15/2007    4/8/2007       8       3/8/2017       No
   66      5.5021    Actual/360      43,830.93      525,971.16      1/29/2007    3/8/2007       8       2/8/2017       No
   67      5.8481    Actual/360      44,927.73      539,132.76      2/23/2007    4/8/2007       8       3/8/2017       No
   68      6.0301    Actual/360      45,815.33      549,783.96      1/31/2007    3/8/2007       8       2/8/2017       No
   69      5.8311    Actual/360      44,255.15      531,061.80      3/12/2007    5/8/2007       8       4/8/2017       No
   70      6.0791    Actual/360      48,782.10      585,385.20      1/24/2007    3/8/2007       8       2/8/2017       No
   71      5.6011    Actual/360      39,242.50      470,910.00      3/13/2007    5/8/2007       8       4/8/2017       No
   72      5.9461    Actual/360      41,820.14      501,841.68      2/15/2007    4/8/2007       8       3/8/2017       No
   73      5.5231    Actual/360      37,793.17      453,518.04       3/6/2007    4/8/2007       8       3/8/2017       No
   74      5.5941    Actual/360      36,653.25      439,839.00      1/18/2007    3/8/2007       8       2/8/2017      ARD
                     Actual/360      52,717.62      632,611.44      2/27/2007    4/8/2007       8       3/8/2017       No
   75      5.8891    Actual/360      28,994.69      347,936.28      2/27/2007    4/8/2007       8       3/8/2017       No
   76      5.8891    Actual/360      23,722.93      284,675.16      2/27/2007    4/8/2007       8       3/8/2017       No
   77      5.9431    Actual/360      33,752.93      405,035.16      2/21/2007    4/8/2007       8       3/8/2017       No
   78      5.6791    Actual/360      38,306.43      459,677.16       2/8/2007    3/8/2007       8       2/8/2017       No
   79      5.6371    Actual/360      34,486.85      413,842.20      2/22/2007    4/8/2007       8       3/8/2017       No
   80      5.6041    Actual/360      35,690.70      428,288.40       1/5/2007    2/8/2007       8       1/8/2017       No
   81      5.5391    Actual/360      34,293.55      411,522.60       3/6/2007    4/8/2007       8       3/8/2017       No
   82      5.7811    Actual/360      34,919.38      419,032.56       1/5/2007    2/8/2007       8       1/8/2017       No
   83      5.6521    Actual/360      33,564.05      402,768.60       3/9/2007    5/8/2007       8       4/8/2017       No
  83.01
  83.02
   84      5.7916    Actual/360      33,196.53      398,358.36     12/29/2006    2/5/2007       5       1/5/2017       No
   85      5.7021    Actual/360      31,420.37      377,044.44       3/1/2007    4/8/2007       8       3/8/2017       No
   86      5.6421    Actual/360      31,215.12      374,581.44       3/5/2007    4/8/2007       8       3/8/2017       No
   87      5.9731    Actual/360      32,459.10      389,509.20      2/23/2007    4/8/2007       8       3/8/2022       No
   88      5.9291    Actual/360      31,904.17      382,850.04      2/15/2007    4/8/2007       8       3/8/2017       No
   89      5.9591    Actual/360      33,118.59      397,423.08       3/9/2007    5/8/2007       8       4/8/2017       No
   90      5.7791    Actual/360      29,337.65      352,051.80      2/15/2007    4/8/2007       8       3/8/2017       No
   91      5.7911    Actual/360      29,375.87      352,510.44      3/12/2007    5/8/2007       8       4/8/2017       No
   92      5.6091    Actual/360      28,798.61      345,583.32       1/8/2007    2/8/2007       8       1/8/2017       No
   93      5.7461    Actual/360      29,188.29      350,259.48       3/1/2007    4/8/2007       8       3/8/2017       No
   94      5.9681    Actual/360      27,748.72      332,984.64      1/25/2007    3/8/2007       8       2/8/2012       No
   95      6.2891    Actual/360      29,432.18      353,186.16      1/19/2007    3/8/2007       8       2/8/2017       No
   96      5.7611    Actual/360      26,990.72      323,888.64      3/13/2007    5/8/2007       8       4/8/2017       No
   97      5.5891    Actual/360      21,768.36      261,220.32      1/23/2007    3/8/2007       8       2/8/2017       No
   98      6.1091    Actual/360      27,533.33      330,399.96      1/31/2007    3/8/2007       8       2/8/2017       No
   99      5.6761    Actual/360      26,225.51      314,706.12      1/31/2007    3/8/2007       8       2/8/2017       No
   100     5.6591    Actual/360      24,323.61      291,883.32       2/8/2007    3/8/2007       8       2/8/2017       No
   101     5.9491    Actual/360      24,502.55      294,030.60      2/15/2007    4/8/2007       8       3/8/2017       No
   102     5.7881    Actual/360      23,786.71      285,440.52      12/1/2006    2/1/2007       1       1/1/2017       No
   103     5.7291    Actual/360      23,342.91      280,114.92      2/27/2007    4/8/2007       8       3/8/2017       No
   104     5.7061    Actual/360      23,284.50      279,414.00       3/1/2007    4/8/2007       8       3/8/2017       No
   105     5.5791    Actual/360      22,963.16      275,557.92       3/5/2007    4/8/2007       8       3/8/2017       No
   106     5.6071    Actual/360      23,033.83      276,405.96       1/8/2007    2/8/2007       8       1/8/2017       No
   107     6.0091    Actual/360      28,726.51      344,718.12      2/12/2007    4/8/2007       8       3/8/2017       No
   108     6.1061    Actual/360      24,309.60      291,715.20       2/6/2007    3/8/2007       8       2/8/2017       No
   109     6.0191    Actual/360      24,084.98      289,019.76       2/1/2007    3/8/2007       8       2/8/2017       No
   110     5.6211    Actual/360      18,881.11      226,573.32     12/20/2006    2/8/2007       8       1/8/2017       No
   111     5.6761    Actual/360      21,449.56      257,394.72      2/21/2007    4/8/2007       8       3/8/2017       No
   112     5.5891    Actual/360      21,838.97      262,067.64       2/6/2007    3/8/2007       8       2/8/2017       No
   113     5.6851    Actual/360      20,193.09      242,317.08      2/28/2007    4/8/2007       8       3/8/2017       No
   114     5.9791    Actual/360      19,245.57      230,946.84      2/23/2007    4/8/2007       8       3/8/2017       No
   115     5.8111    Actual/360      18,841.36      226,096.32      2/21/2007    4/8/2007       8       3/8/2017       No
   116     5.5391    Actual/360      18,289.89      219,478.68       3/6/2007    4/8/2007       8       3/8/2017       No
   117     5.7391    Actual/360      20,150.75      241,809.00      1/12/2007    3/8/2007       8       2/8/2017       No
   118     5.9011    Actual/360      15,979.94      191,759.28      2/28/2007    4/8/2007       8       3/8/2017       No
   119     5.6391    Actual/360      17,076.33      204,915.96       1/3/2007    2/8/2007       8       1/8/2017       No
   120     5.6501    Actual/360      17,356.92      208,283.04      1/23/2007    3/8/2007       8       2/8/2017       No
   121     5.8891    Actual/360      17,813.30      213,759.60       2/2/2007    3/8/2007       8       2/8/2017       No
   122     6.1791    Actual/360      18,129.08      217,548.96     11/28/2006    1/8/2007       8      12/8/2011       No
   123     5.5941    Actual/360      14,703.48      176,441.76      2/12/2007    4/8/2007       8       3/8/2017       No
   124     5.7791    Actual/360      15,928.41      191,140.92       3/6/2007    4/8/2007       8       3/8/2017       No
   125     5.8881    Actual/360      16,030.24      192,362.88      1/22/2007    3/8/2007       8       2/8/2017       No
   126     6.1391    Actual/360      14,332.08      171,984.96      2/15/2007    4/8/2007       8       3/8/2017       No
   127     5.8191    Actual/360      11,454.11      137,449.32      1/25/2007    3/8/2007       8       2/8/2017       No
   128     5.8091    Actual/360      13,020.86      156,250.32       2/9/2007    4/8/2007       8       3/8/2017       No
   129     5.9491    Actual/360      11,354.84      136,258.08       3/8/2007    4/8/2007       8       3/8/2017       No
   130     5.7491    Actual/360      11,112.04      133,344.48      1/29/2007    3/8/2007       8       2/8/2017       No
   131     5.9791    Actual/360      11,060.81      132,729.72      1/29/2007    3/8/2007       8       2/8/2017       No
   132     5.8191    Actual/360      10,312.80      123,753.60      2/28/2007    4/8/2007       8       3/8/2017       No
   133     6.2291    Actual/360      19,649.02      235,788.24      1/18/2007    3/8/2007       8       2/8/2012       No
   134     6.0191    Actual/360      10,326.44      123,917.28       2/1/2007    3/8/2007       8       2/8/2017       No
   135     6.1491    Actual/360      9,615.75       115,389.00       2/8/2007    3/8/2007       8       2/8/2017       No
   136     5.9891    Actual/360      10,755.12      129,061.44       2/6/2007    3/8/2007       8       2/8/2017       No
   137     6.2591    Actual/360      8,647.38       103,768.56      2/15/2007    4/8/2007       8       3/8/2017       No
   138     5.9691    Actual/360      8,128.68        97,544.16      1/19/2007    3/8/2007       8       2/8/2017       No
   139     6.3391    Actual/360      8,097.56        97,170.72       2/9/2007    4/8/2007       8       3/8/2017       No
   140     6.0491    Actual/360      7,248.70        86,984.40       3/1/2007    4/8/2007       8       3/8/2017       No
   141     6.1291    Actual/360      6,457.82        77,493.84       2/6/2007    3/8/2007       8       2/8/2017       No
   142     6.1691    Actual/360      6,271.16        75,253.92      2/22/2007    4/8/2007       8       3/8/2017       No
   143     7.3291    Actual/360      5,511.78        66,141.36      6/26/2006    8/1/2006       1       7/1/2021     Hybrid
   144     6.2391    Actual/360      4,776.85        57,322.20      2/12/2007    4/8/2007       8       3/8/2017       No
   145     6.0311    Actual/360      4,108.79        49,305.48       3/8/2007    4/8/2007       8       3/8/2017       No

                                                                                           INITIAL    REMAINING
          FINAL               ORIGINAL TERM  REMAINING TERM    ORIGINAL      REMAINING    INTEREST    INTEREST
         MATURITY              TO MATURITY     TO MATURITY   AMORTIZATION  AMORTIZATION  ONLY PERIOD    ONLY      GRACE      GRACE
 LOAN #    DATE    SEASONING     OR ARD          OR ARD          TERM          TERM      (4)(7)(14)    PERIOD    TO LATE  TO DEFAULT
------------------------------------------------------------------------------------------------------------------------------------

    1                  1           120             119            0              0             120          119      0          0
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
    2                  4           120             116            0              0             120          116      0          0
  2.01
  2.02
    3                  1           120             119            0              0             120          119      0          0
    4                  2           60              58             0              0              60          58       0          0
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
    5                  2           60              58             0              0              60          58       0          0
    6                  1           120             119            0              0             120          119      0          0
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
    7                  1           60              59             0              0              60          59       0          0
  7.01
  7.02
    8                  1           120             119           420            420             72          71       0          0
    9                  2           60              58             0              0              60          58       0          0
   10                  3           120             117            0              0             120          117      0          0
   11                  1           120             119            0              0             120          119      0          0
   12                  1           120             119           360            360             60          59       0          0
   13                  2           60              58             0              0              60          58       0          0
   14                  1           120             119           360            360             60          59       10         0
   15                  2           120             118            0              0             120          118      0          0
   16                  1           60              59             0              0              60          59       0          0
   17                  1           120             119           360            359             0            0       0          0
  17.01
  17.02
  17.03
  17.04
   18                  7           120             113           360            360             72          65       5          5
   19                  1           120             119            0              0             120          119      0          0
   20                  2           120             118           360            360             60          58       0          0
   21                  2           120             118            0              0             120          118      0          0
   22                  2           120             118           360            360             60          58       0          0
   23                  2           120             118           360            360             60          58       0          0
   24                  2           120             118            0              0             120          118      0          0
   25                  0           120             120           360            360             60          60       0          0
  25.01
  25.02
  25.03
  25.04
   26                  1           60              59             0              0              60          59       0          0
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
   27                  1           120             119           420            420             60          59       0          0
   28                  1           120             119           360            360             24          23       0          0
   29                  0           120             120           360            360             36          36       0          0
   30                  1           120             119            0              0             120          119      0          0
   31                  1           120             119           420            420             24          23       0          0
   32                  0           120             120           360            360             24          24       0          0
   33                  1           120             119            0              0             120          119      0          0
   34                 22           60              38            360            360             24           2       5          5
   35                  4           120             116           360            356             0            0       5          5
   36                  2           120             118           420            418             0            0       0          0
   37                  0           120             120           360            360             0            0       0          0
   38                  4           120             116            0              0             120          116      0          0
   39                  2           120             118           360            358             0            0       0          0
   40                  2           120             118           420            418             0            0       0          0
   41                  1           120             119           300            299             0            0       0          0
   42                  1           120             119            0              0             120          119      0          0
   43                  2           120             118           360            360             24          22       0          0
   44                  0           120             120            0              0             120          120      0          0
   45                  0           120             120           360            360             60          60       0          0
   46                  2           120             118           360            360             60          58       0          0
   47                  1           120             119           360            359             36          36       0          0
   48                  2           120             118           360            358             0            0       0          0
   49                  1           120             119            0              0             120          119      0          0
   50                  2           120             118           360            360             36          34       0          0
   51                  0           120             120           360            360             0            0       0          0
   52                  3           120             117           360            360             60          57       0          0
   53                  2           120             118           360            358             0            0       0          0
  53.01
  53.02
   54                  1           120             119           360            360             36          35       0          0
   55                  4           120             116            0              0             120          116      0          0
   56                  1           120             119           360            360             36          35       0          0
   57                  1           120             119           420            419             0            0       0          0
   58                  2           120             118           360            358             0            0       0          0
   59                  1           84              83            360            359             0            0       0          0
   60                  0           120             120            0              0             120          120      0          0
   61                  2           120             118           300            298             0            0       0          0
   62                  2           120             118           360            360             36          34       0          0
   63                  3           120             117           360            357             0            0       0          0
   64                  1           120             119           360            359             0            0       0          0
   65                  1           120             119           360            360             12          11       0          0
   66                  2           120             118           360            360             36          34       0          0
   67                  1           120             119           360            359             0            0       0          0
   68                  2           120             118           360            358             0            0       0          0
   69                  0           120             120           360            360             60          60       0          0
   70                  2           120             118           300            298             0            0       0          0
   71                  0           120             120           420            420             0            0       0          0
   72                  1           120             119           360            360             24          23       0          0
   73                  1           120             119           420            419             0            0       0          0
   74    2/8/2047      2           120             118           480            478             0            0       0          0
                       1           120             119           216            215             0            0       0          0
   75                  1           120             119           216            215             0            0       0          0
   76                  1           120             119           216            215             0            0       0          0
   77                  1           120             119            0              0             120          119      0          0
   78                  2           120             118           360            358             0            0       0          0
   79                  1           120             119           420            420             60          59       0          0
   80                  3           120             117           360            357             0            0       0          0
   81                  1           120             119           360            359             0            0       0          0
   82                  3           120             117           360            360             36          33       0          0
   83                  0           120             120           360            360             36          36       0          0
  83.01
  83.02
   84                  3           120             117           360            360             24          21       3          3
   85                  1           120             119           360            360             24          23       0          0
   86                  1           120             119           360            360             36          35       0          0
   87                  1           180             179           360            359             0            0       0          0
   88                  1           120             119           360            360             24          23       0          0
   89                  0           120             120           300            300             0            0       0          0
   90                  1           120             119           360            360             60          59       0          0
   91                  0           120             120           360            360             0            0       0          0
   92                  3           120             117           360            360             24          21       0          0
   93                  1           120             119           360            359             0            0       0          0
   94                  2           60              58            420            418             0            0       0          0
   95                  2           120             118           360            358             0            0       0          0
   96                  0           120             120           380            380             0            0       0          0
   97                  2           120             118            0              0             120          118      0          0
   98                  2           120             118           360            360             60          58       0          0
   99                  2           120             118           360            360             60          58       0          0
   100                 2           120             118           360            360             60          58       0          0
   101                 1           120             119           360            359             0            0       0          0
   102                 3           120             117           360            360             60          57       5          5
   103                 1           120             119           360            360             24          23       0          0
   104                 1           120             119           360            360             24          23       0          0
   105                 1           120             119           360            360             60          59       0          0
   106                 3           120             117           360            360             24          21       0          0
   107                 1           120             119           240            239             0            0       0          0
   108                 2           120             118           360            358             0            0       0          0
   109                 2           120             118           360            358             0            0       0          0
   110                 3           120             117            0              0             120          117      0          0
   111                 1           120             119           420            419             0            0       0          0
   112                 2           120             118           360            358             0            0       0          0
   113                 1           120             119           420            419             0            0       0          0
   114                 1           120             119           360            359             0            0       0          0
   115                 1           120             119           360            359             0            0       0          0
   116                 1           120             119           360            359             0            0       0          0
   117                 2           120             118           300            298             0            0       0          0
   118                 1           120             119            0              0             120          119      0          0
   119                 3           120             117           420            417             0            0       0          0
   120                 2           120             118           360            360             60          58       0          0
   121                 2           120             118           360            358             0            0       0          0
   122                 4           60              56            360            360             24          20       0          0
   123                 1           120             119           420            419             0            0       5          0
   124                 1           120             119           360            359             0            0       0          0
   125                 2           120             118           360            358             0            0       0          0
   126                 1           120             119           360            359             0            0       0          0
   127                 2           120             118            0              0             120          118      0          0
   128                 1           120             119           360            359             0            0       0          0
   129                 1           120             119           360            360             60          59       0          0
   130                 2           120             118           360            360             24          22       10         0
   131                 2           120             118           360            360             24          22       0          0
   132                 1           120             119           360            359             0            0       0          0
   133                 2           60              58            120            118             0            0       0          0
   134                 2           120             118           360            360             36          34       10         0
   135                 2           120             118           360            358             0            0       0          0
   136                 2           120             118           240            238             0            0       0          0
   137                 1           120             119           360            359             0            0       0          0
   138                 2           120             118           360            358             0            0       0          0
   139                 1           120             119           360            359             0            0       0          0
   140                 1           120             119           360            359             0            0       0          0
   141                 2           120             118           360            360             60          58       0          0
   142                 1           120             119           360            359             0            0       0          0
   143                 9           180             171           360            351             0            0       10        30
   144                 1           120             119           360            360             60          59       0          0
   145                 1           120             119           360            359             0            0       0          0

                               ORIGINAL
                              PREPAYMENT
                              PROVISION
                      (PAYMENTS)(15)(16)(17)(18)      UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT
                     (19)(20)(21)(22)(23)(24)(25)   ENGINEERING     CAPEX        TI/LC        RE TAX       INS.
 LOAN #                  (26)(27)(28)(29)(30)       RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------------------------------------------------------------------------------------------------------------------

    1    LO(12),GRTRofYMor1%(102),O(6)                661,000
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
    2    LO(28),Def(88),O(4)                                     60,000,000                 3,539,035     987,198
  2.01
  2.02
    3    LO(25),DeforGRTRofYMor1%(88),O(7)
    4    LO(12),GRTRofYMor3%(12),GRTRofY              500,000                   500,000       56,235      30,912
         Mor1%(2),LESSofDeforGRTRofYMor1%(30),O(4)
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
    5    LO(11),GRTRofYMor1%(45),O(4)
    6    LO(25),Def(91),O(4)                          70,125                                 168,781      20,554
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
    7    LO(12),GRTRofYMor1%(45),O(3)                 165,000
  7.01
  7.02
    8    LO(25),Def(92),O(3)                                                                 782,712
    9    LO(5),GRTRofYMor1%(21),                                                                          56,986
         LESSofDeforGRTRofYMor1%(21),
         LESSofDeforYM(11),O(2)
   10    LO(27),Def(90),O(3)                          21,250                   1,000,000      74,273       8,912
   11    LO(25),Def(89),O(6)                                                    243,390      107,636       4,822
   12    LO(25),Def(91),O(4)                                                                 142,412       9,764
   13    LO(26),Def(30),O(4)                                       312,500      250,000       58,450       9,296
   14    LO(25),Def(91),O(4)                                                    500,000       51,323       6,217
   15    LO(26),Def(90),O(4)                                                                              21,144
   16    LO(25),LESSofDeforGRTRof                                 3,000,000                  200,000
         YMor2%(23),Defor1%(10),O(2)
   17    LO(25),Def(92),O(3)                          105,900                                             23,908
  17.01
  17.02
  17.03
  17.04
   18    LO(31),Def(85),O(4)                                       285,500      750,000      281,413       5,581
   19    LO(25),Def(91),O(4)                                       500,000                                 3,574
   20    LO(26),Def(90),O(4)                                                                               3,234
   21    LO(26),Def(33),LESSofDefor                                                          150,000
         GRTRofYMor1%(57),O(4)
   22    LO(26),Def(90),O(4)                          103,938                   100,000
   23    LO(26),Def(91),O(3)                          34,063
   24    LO(26),Def(91),O(3)
   25    LO(24),Def(92),O(4)                                                                  81,134       6,569
  25.01
  25.02
  25.03
  25.04
   26    LO(25),Def(30),O(5)                           8,250                                  30,500      14,000
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
   27    LO(25),Def(91),O(4)                          23,438
   28    LO(25),Def(91),O(4)                                                                 266,585
   29    LO(24),Def(92),O(4)                           2,000         600        200,000       39,630        875
   30    LO(25),Def(91),O(4)                                                                  66,287      14,714
   31    LO(25),Def(91),O(4)                                                                  63,128       5,247
   32    LO(24),Def(93),O(3)                                                                  54,019      50,002
   33    LO(25),Def(92),O(3)                                                                              11,484
   34    LO(46),Def(10),O(4)                                                                  47,753      15,119
   35    LO(28),Def(88),O(4)                          121,750                                 32,152       3,363
   36    LO(26),Def(91),O(3)
   37    LO(24),Def(93),O(3)                                                                  41,283       8,967
   38    LO(28),Def(88),O(4)                                                                               9,953
   39    LO(26),Def(90),O(4)                                       25,000       125,000       60,892       6,410
   40    LO(26),Def(91),O(3)
   41    LO(25),Def(91),O(4)                                                                 143,675       2,060
   42    LO(25),Def(92),O(3)                                                                              18,750
   43    LO(26),Def(92),O(2)                                       150,000                    24,608      35,817
   44    LO(24),Def(93),O(3)                          141,706                                              8,242
   45    LO(24),Def(92),O(4)                          27,306                                  8,275        3,621
   46    LO(26),Def(91),O(3)                                                                              64,114
   47    LO(25),Def(91),O(4)
   48    LO(26),Def(90),O(4)                                                                  17,738       9,690
   49    LO(25),Def(88),O(7)                          21,625       13,000       96,000                     1,250
   50    LO(26),Def(90),O(4)
   51    LO(60),GRTRofYMor1%(56),O(4)                                           300,000                   10,416
   52    LO(27),Def(89),O(4)                                                                  10,606       1,604
   53    LO(26),Def(90),O(4)
  53.01
  53.02
   54    LO(25),Def(91),O(4)                                       90,000                     32,660      15,408
   55    LO(28),Def(88),O(4)                                                                               4,701
   56    LO(25),Def(94),O(1)                                                                  49,431       8,757
   57    LO(25),Def(91),O(4)
   58    LO(26),Def(90),O(4)                                                                  38,773      19,807
   59    LO(25),Def(58),O(1)                                                                  98,984
   60    LO(24),Def(92),O(4)
   61    LO(26),Def(90),O(4)                                                                  21,753
   62    LO(26),Def(91),O(3)                                                    100,000                    5,802
   63    LO(27),Def(89),O(4)                                                                  47,383
   64    LO(25),Def(92),O(3)                                                                  3,828        5,597
   65    LO(25),Def(91),O(4)                                                                  53,819      21,000
   66    LO(26),Def(91),O(3)                                                    100,000                    5,787
   67    LO(25),Def(92),O(3)                                                                  31,336      32,919
   68    LO(26),Def(34),DeforGRTR                                                             21,865      21,442
         ofYMor1%(57),O(3)
   69    LO(24),Def(92),O(4)                                                                  57,907
   70    LO(26),Def(90),O(4)                                       28,641                     40,951      19,378
   71    LO(24),Def(90),O(6)                                                                 165,000       3,322
   72    LO(25),Def(91),O(4)                                                                  7,279        1,620
   73    LO(25),Def(92),O(3)                                       57,195       50,000        67,229       4,864
   74    LO(26),Def(90),O(4)
         LO(25),Def(91),O(4)                                                                  25,000
   75    LO(25),Def(91),O(4)                                                                  12,500
   76    LO(25),Def(91),O(4)                                                                  12,500
   77    LO(60),LESSofDeforGRTRof                                                             8,788        2,108
         YMor1%(56),O(4)
   78    LO(59),LESSofDeforGRTRof
         YMor1%(56),O(5)
   79    LO(25),Def(92),O(3)                          13,489                                               2,490
   80    LO(27),Def(92),O(1)                                                                  14,231       1,311
   81    LO(25),Def(91),O(4)                           4,125                                  24,585       2,412
   82    LO(27),Def(91),O(2)                                                    150,000       15,224       5,328
   83    LO(24),Def(93),O(3)                                                                  22,197       8,182
  83.01
  83.02
   84    LO(27),Def(89),O(4)                                                                  34,970      17,176
   85    LO(25),Def(92),O(3)                                                                  48,428       2,285
   86    LO(25),Def(91),O(4)                                                    25,000
   87    LO(25),Def(152),O(3)                                                                 34,758
   88    LO(25),Def(91),O(4)                          166,125                                 41,370      23,625
   89    LO(24),Def(95),O(1)                                                                  42,506      22,256
   90    LO(59),LESSofDeforGRTRofYMor2%(25),
         LESSofDeforGRTRofYMor1%(34),O(2)
   91    LO(24),Def(93),O(3)                                                    25,000        18,463       1,190
   92    LO(27),Def(88),O(5)                                       12,900                     21,792
   93    LO(25),Def(94),O(1)
   94    LO(26),Def(30),O(4)                                                    25,000        19,981      12,876
   95    LO(26),Def(93),O(1)                                                                  14,129
   96    LO(24),Def(93),O(3)                                                    150,000                    2,305
   97    LO(26),Def(90),O(4)
   98    LO(26),Def(90),O(4)                                        6,250                     20,948      44,381
   99    LO(35),LESSofDeforGRTR                                                               30,017       1,327
         ofYMor1%(81),O(4)
   100   LO(26),Def(90),O(4)                                                                  11,337        609
   101   LO(25),Def(91),O(4)                           3,750                                  4,420        4,140
   102   LO(27),Def(89),O(4)
   103   LO(25),Def(91),O(4)                                                                  31,979       6,279
   104   LO(25),Def(91),O(4)                                       345,000                    17,098       2,805
   105   LO(25),Def(91),O(4)                                                                  30,496       4,643
   106   LO(27),Def(83),O(10)                                      17,216                     13,600
   107   LO(25),Def(91),O(4)                                                                                486
   108   LO(26),Def(90),O(4)                                                    30,000        11,990       8,541
   109   LO(26),Def(90),O(4)                          38,750                                  44,911      12,278
   110   LO(27),Def(89),O(4)                                                    100,000       8,190        4,386
   111   LO(48),GRTRofYMor1%(69),O(3)
   112   LO(26),Def(90),O(4)                                                                  6,595        5,021
   113   LO(25),GRTRofYMor1%(91),O(4)                                                                      1,633
   114   LO(25),Def(94),O(1)                                       44,000                     8,651       52,786
   115   LO(25),Def(92),O(3)                                                                               4,387
   116   LO(25),Def(91),O(4)                                                                  10,718       3,559
   117   LO(26),Def(90),O(4)                                                                  25,436
   118   LO(36),GRTRofYMor1%(80),O(4)                                                         4,212
   119   LO(27),Def(89),O(4)                                                                  6,003        1,030
   120   LO(26),Def(91),O(3)                                                                  3,642
   121   LO(26),Def(90),O(4)                                                                  14,782        342
   122   LO(28),LESSofDeforGRTR                        5,000                                  10,589       2,190
         ofYMor1%(28),O(4)
   123   LO(25),Def(91),O(4)                                                                  17,444      13,298
   124   LO(25),Def(91),O(4)                                                                  6,084        5,977
   125   LO(26),Def(90),O(4)
   126   LO(25),Def(91),O(4)                           4,500       40,249       150,000       3,100        3,034
   127   LO(36),LESSofDeforGRTRofYMor3%(35),                                                  4,130        5,103
         LESSofDeforGRTRofYMor2%(12),LESS
         ofDeforGRTRofYMor1%(33),O(4)
   128   LO(25),Def(91),O(4)                                                                  14,353       3,860
   129   LO(25),Def(91),O(4)                                                                  1,400        1,309
   130   LO(26),Def(90),O(4)                                                                  4,431        3,177
   131   LO(26),Def(90),O(4)                                                                  1,096         669
   132   LO(25),Def(91),O(4)                                                                  6,690        2,221
   133   LO(26),Def(30),O(4)                                                                  11,407        714
   134   LO(26),Def(90),O(4)                                                                  15,525       1,505
   135   LO(26),Def(90),O(4)                                                                  5,076         595
   136   LO(26),Def(90),O(4)                                                                  9,256        5,403
   137   LO(25),Def(91),O(4)                          12,250
   138   LO(26),Def(90),O(4)                                                                  7,061         780
   139   LO(25),Def(91),O(4)                                                                  1,238         833
   140   LO(25),Def(91),O(4)                                                                  7,126        1,670
   141   LO(26),Def(90),O(4)
   142   LO(60),LESSofDeforGRTRofYMor3%(11),                                                  3,272        2,862
         LESSofDeforGRTRofYMor2%(12),LESS
         ofDeforGRTRofYMor1%(33),O(4)
   143   5%(23),4%(24),3%(24),2%(24),1%(24),O(61)                                             16,053        639
   144   LO(25),Def(91),O(4)
   145   LO(25),Def(91),O(4)                                                                  2,134         441

           UPFRONT                    UPFRONT                MONTHLY        MONTHLY        MONTHLY        MONTHLY        MONTHLY
            OTHER                      OTHER                  CAPEX          CAPEX          TI/LC          TI/LC          RE TAX
 LOAN #  RESERVE ($)            RESERVE DESCRIPTION        RESERVE ($)  RESERVE CAP ($)  RESERVE ($)  RESERVE CAP ($)  RESERVE ($)
----------------------------------------------------------------------------------------------------------------------------------

    1     17,805,000  Cash Holdback LOC (17,625,000);
                      Flood Insurance Reserve (180,000)
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
    2    590,000,000  Debt Service Reserve (400,000,000);    234,000                                                    3,539,035
                      General Reserve (190,000,000)
  2.01
  2.02
    3
    4     2,870,041   Toa Baja -Los Dominicos - Loan         10,684                                                       56,235
                      Holdback ($285,000.00); Working
                      Capital Reserve ($2,039,839.00);
                      Delinquency Reserve ($50,951.50);
                      Office Depot Reserve ($494,250.48)
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
    5
    6                                                         4,101         147,640         16,404        590,559         36,023
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
    7     5,800,000   Cash Holdback
  7.01
  7.02
    8                                                                                                                     93,227
    9                                                                                                                     36,935
   10     2,274,714   Tenant Occupancy Reserve                6,710                         20,000        100,000         18,568
   11     1,581,082   Holdback Reserve(711,647);              3,739         224,313                                       53,818
                      Landlord Work Reserve (869,435)
   12     2,045,496   Rent Holdback ($1,041,079.67);                                                                      28,482
                      Construction Punchlist Reserve
                      ($1,004,416.77)
   13                                                        32,944                                                       58,450
   14     3,725,616   Holdback Reserve ($3,610,000);          2,018                                                       51,323
                      Occupancy Reserve ($115,616)
   15      210,000    Debt Service Coverage Reserve           3,000                                                       11,933
   16                                                                                                                     51,631
   17                                                         3,983                                                       11,339
  17.01
  17.02
  17.03
  17.04
   18                                                                                                                     25,583
   19                                                                                                                     36,055
   20                                                                                                                     3,002
   21      125,000    Upfront Holdback                                                                                    49,337
   22       90,000    Hancock Rent Reserve                    2,226         88,400          6,250         225,000         24,130
   23      160,047    Rent Concession Reserves                3,279                         6,831         163,942         23,464
   24      500,000    Holdback Reserve
   25                                                         3,514                                                       20,284
  25.01
  25.02
  25.03
  25.04
   26                                                         1,278                         10,105        363,762         21,187
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
   27       24,889    Regency Beauty Reserve                  1,663         19,956          7,500         180,000         31,321
   28                                                         1,275                                                       66,647
   29                                                          600                                        200,000         13,210
   30                                                         2,741                                                       16,572
   31      177,584    Holdback Reserve                        2,404                         8,012         288,423         31,564
   32                                                        14,167                                                       10,804
   33       79,116    Occupancy Reserve                       1,022                         3,000         180,000         12,143
   34                                                         4,750                                                       9,551
   35      751,079    Rent Reserve                            5,507                         4,167         225,000         8,038
   36                                                          990          23,755
   37                                                         1,180                                                       10,321
   38                                                         1,991         47,790          1,250         30,000          12,910
   39                                                                       25,000                        125,000         30,446
   40                                                         1,013         24,300
   41     1,665,000   Holdback Reserve                        1,293
   42      484,756    Tenant Space Completion Reserve          829          29,837          3,750         225,000
   43                                                         7,500                                                       12,304
   44                                                         1,134                         3,023         109,000         15,236
   45                                                          921                          1,624                         8,275
   46     1,315,500   DSCR Reserve ($1,280,000);               904                          4,167         100,000         15,957
                      Guardian Fueling Technologies
                      Occupancy Reserves ($35,500)
   47                                                          658                          2,468         300,000
   48                                                        11,257                                                       2,217
   49                                                          370          13,000          2,612         96,000          14,425
   50                                                         4,071                                                       10,453
   51                                                         1,855         22,260
   52                                                         2,000         48,000                                        9,442
   53       55,428    Debt Service Reserve
  53.01
  53.02
   54                                                         6,250                                                       6,532
   55                                                          241           9,700          2,500         60,000          7,593
   56       15,000    Outstanding Tenant Reserve               224           8,064                                        4,494
   57       55,000    Upfront Rental Income                    413
   58     2,000,000   Initial Holdback ($1,000,000);          7,503         362,000
                      Construction Holdback ($1,000,000)
   59      594,848    Cash Escrow LOC                         1,752                         2,264         105,000         19,797
   60
   61                                                         9,027                                                       10,877
   62                                                          560                          1,868         100,000         5,258
   63                                                                                                                     15,794
   64      415,224    Rent Reserve                            1,350                         8,333         500,000         3,828
   65       4,963     Mezzanine Debt Service Reserve          3,500         128,537                                       5,382
   66                                                          703                          2,871         100,000         3,368
   67                                                         3,768                                                       7,834
   68                                                         6,992                                                       6,247
   69       81,060    Master Lease Reserve                     423          10,146                                        9,651
   70                                                        14,320                                                       13,650
   71                                                          417          20,020          1,757                         27,500
   72      500,000    Holdback Reserve                         413          14,873                                        3,639
   73                                                          325                           434          50,000          13,446
   74
                                                              7,892                                                       8,187
   75                                                         4,301                                                       4,136
   76                                                         3,591                                                       4,052
   77                                                          890          21,360                                        2,929
   78       78,244    Rent Reserve for Baby & Beyond
   79                                                          273                           728                          5,182
   80                                                          383                          4,122                         4,744
   81                                                          996                                                        8,195
   82       33,000    Laura's Lean Beef                        800          28,786          2,083         225,000         5,075
                      Occupancy Reserve
   83      400,000    DSCR Reserve                            1,124                         4,167         100,000         4,439
  83.01
  83.02
   84                                                         3,000                                                       8,742
   85                                                         6,613                                                       8,071
   86       8,500     CitiFinancial Reserve                    249                          2,083         50,000          4,066
   87      425,000    Occupancy Reserve                                                                                   4,345
   88       4,002     Mezzanine Debt Service Reserve          3,000         110,174                                       4,137
   89                                                          712                                                        10,626
   90
   91                                                         2,948                         2,527         150,000         4,616
   92                                                                                                                     7,264
   93       15,120    New Tenant Reserve                       459                                                        8,031
   94                                                          890                          2,083         75,000          9,990
   95                                                          624                          2,073                         4,710
   96                                                          592          15,660          2,435         250,000         5,138
   97      418,837    Rent Holdback Reserve
   98      350,000    Tenant Improvements Holdback            1,588                                                       6,983
   99                                                          668          24,038                                        4,723
   100                                                         111                           555                          5,669
   101                                                         491                          1,513                         4,420
   102      20,420    Debt Service Reserve                     161
   103                                                                                                                    10,660
   104                                                                                                                    6,052
   105                                                         375           9,000          2,083         50,000          6,099
   106                                                                                                                    4,533
   107                                                         361          12,989          1,935
   108                                                         366          21,974           855          80,000          3,997
   109     625,000    Environmental Reserve                   1,128                         2,633                         14,970
   110                                                         236          11,346           417          20,000          2,730
   111     130,000    Letter of Credit                                       5,748                        100,000
   112                                                         729          25,000                                        3,298
   113                                                         299          10,764
   114     210,000    Occupancy Reserve                        421                          1,052         50,000          2,163
   115                                                         210                          1,250         75,000          3,619
   116                                                         896                                                        3,573
   117                                                                                                                    4,239
   118      25,715    Occupancy Reserve                                                                                   2,106
   119                                                         149                           743          25,000          1,201
   120     177,410    Occupancy Reserve                        119                           850          51,000           911
   121                                                         566                                                        3,696
   122                                                                                                                    2,647
   123                                                         750                                                        2,907
   124                                                         489                                                        2,028
   125                                                         453                                                        10,001
   126     310,000    Lease Holdback                           418                                                        3,100
   127                                                                                                                    4,130
   128                                                                                                                    1,868
   129                                                         160           9,600           533          31,955          1,400
   130      52,500    Rent Reserve - Italian Coffee Co.        103                           711          25,590          2,215
   131     250,000    Rent holdback                            98                            390          25,000           548
   132                                                                                                                    1,115
   133                                                                                                                    1,426
   134     120,000    Holdback                                 200           7,200           667          24,000          5,175
   135                                                         150                           280                          2,538
   136                                                         746          17,914                                        1,851
   137                                                         270
   138      10,400    Wingstop Rent Holdback                   41                            206                          2,354
   139                                                         217                                                         619
   140                                                         616                                                        1,781
   141
   142                                                         262                           654                           818
   143                                                                                                                    1,605
   144
   145                                                                                       196          11,750           267

           MONTHLY      MONTHLY          MONTHLY
             INS.        OTHER            OTHER           LOAN       CROSSED   RELATED                               YEAR
 LOAN #  RESERVE ($)  RESERVE ($)  RESERVE DESCRIPTION   PURPOSE       LOAN   BORROWER   TITLE TYPE    YEAR BUILT   RENOVATED
------------------------------------------------------------------------------------------------------------------------------

    1                                                   Acquisition             Yes (1)    Fee          Various     Various
  1.01                                                                                     Fee           1986         2005
  1.02                                                                                     Fee           2004
  1.03                                                                                     Fee           1983
  1.04                                                                                     Fee           1989
  1.05                                                                                     Fee           1996
  1.06                                                                                     Fee           1989         2005
  1.07                                                                                     Fee           1999         2006
  1.08                                                                                     Fee           1979         2007
    2      493,599                                      Acquisition                        Fee           1945         2006
  2.01                                                                                     Fee           1945         2006
  2.02                                                                                     Fee           1945         2006
    3                                                    Refinance                         Fee           1996         2007
    4       30,912                                      Acquisition                        Fee          Various     Various
  4.01                                                                                     Fee           1973         2004
  4.02                                                                                     Fee           1973         2004
  4.03                                                                                     Fee           1991
  4.04                                                                                     Fee           1999
  4.05                                                                                     Fee           1973         1991
  4.06                                                                                     Fee           1950         2006
    5                                                   Acquisition                        Fee           1967         1991
    6       10,277                                      Acquisition                        Fee          Various
  6.01                                                                                     Fee           1991
  6.02                                                                                     Fee           1985
  6.03                                                                                     Fee           1989
  6.04                                                                                     Fee           1987
  6.05                                                                                     Fee           1984
  6.06                                                                                     Fee           1987
  6.07                                                                                     Fee           1999
  6.08                                                                                     Fee           2004
  6.09                                                                                     Fee           1986
  6.10                                                                                     Fee           1988
    7                                                   Acquisition             Yes (1)    Fee          Various     Various
  7.01                                                                                     Fee           1983         2000
  7.02                                                                                     Fee           1987
    8                                                   Acquisition                        Fee           1988         2006
    9       8,689                                       Acquisition                        Fee           1979         2004
   10       8,912                                       Acquisition                        Fee           1982      1997-2000
   11       4,822                                       Acquisition                        Fee           1986
   12       4,882                                        Refinance                         Fee           2006
   13       4,648                                       Acquisition                        Fee           1931         2004
   14       6,217                                        Refinance                         Fee           1999
   15       6,467                                       Acquisition                        Fee           2006
   16                                                   Acquisition                        Fee           1968
   17       4,116                                        Refinance                         Fee          Various
  17.01                                                                                    Fee           1974
  17.02                                                                                    Fee           1985
  17.03                                                                                    Fee           1985
  17.04                                                                                    Fee           1974
   18       5,581                                       Acquisition                        Fee           2000
   19       3,574                                       Acquisition                        Fee           1987
   20        809                                         Refinance                         Fee           2006
   21       2,930                                       Acquisition                        Fee           1991
   22       2,375                                       Acquisition                        Fee           1985
   23       2,390                                       Acquisition                        Fee           1984         2005
   24                                                    Refinance                         Fee           2006
   25       3,284                                       Acquisition                        Fee          Various     Various
  25.01                                                                                    Fee           1998
  25.02                                                                                    Fee           1972
  25.03                                                                                    Fee           1988
  25.04                                                                                    Fee           1974         1985
   26       2,664                                       Acquisition                        Various      Various
  26.01                                                                                    Fee           2003
  26.02                                                                                    Fee           2006
  26.03                                                                                    Fee           2003
  26.04                                                                                    Fee           2006
  26.05                                                                                    Fee           2004
  26.06                                                                                    Fee           2003
  26.07                                                                                    Fee           2002
  26.08                                                                                    Fee           2007
  26.09                                                                                    Fee           2000
  26.10                                                                                    Fee           2003
  26.11                                                                                    Leasehold     2004
  26.12                                                                                    Fee           1999
   27       1,814                                       Acquisition                        Fee           1985         2003
   28                                                    Refinance                         Fee           1996
   29        875                                         Refinance                         Fee           2005
   30       2,452                                        Refinance              Yes (6)    Fee           1987         1998
   31       2,623                                       Acquisition                        Fee           1993
   32       5,000                                        Refinance                         Fee           2001
   33       2,297                                        Refinance                         Fee           1981         2006
   34       5,040                                       Acquisition                        Fee           1998
   35       1,682                                        Refinance              Yes (4)    Fee           1976         1982
   36                                                    Refinance              Yes (2)    Fee           1996         2006
   37        996                                         Refinance                         Fee           2003
   38       1,422                                        Refinance              Yes (3)    Fee           1992
   39       3,205                                       Acquisition                        Fee         1993-2005
   40                                                    Refinance              Yes (2)    Fee           1996         2006
   41       1,030                                        Refinance                         Fee           1977         2005
   42       1,705                                       Acquisition                        Leasehold     2003
   43       7,959                                        Refinance                         Fee           1972         2006
   44       1,648                                        Refinance                         Fee           1983         2006
   45       1,811                                       Acquisition                        Fee           1999         2001
   46       24,581                                       Refinance                         Fee           2001
   47                                                    Refinance                         Fee           1986
   48       2,423                                        Refinance                         Fee           2005
   49       1,250                                       Acquisition                        Fee           1998
   50                                                    Refinance                         Fee           2006
   51       2,083                                       Acquisition                        Leasehold     2005
   52       1,604                                        Refinance                         Fee           2006
   53                                                    Refinance                         Fee           2006
  53.01                                                                                    Fee           2006
  53.02                                                                                    Fee           2006
   54       7,704                                       Acquisition                        Fee           1978
   55        940                                         Refinance              Yes (3)    Fee           1992
   56       1,751                                        Refinance                         Fee           2006
   57                                                   Acquisition                        Fee           1980
   58       2,201                                        Refinance                         Fee           2004         2007
   59                                                   Acquisition                        Fee           1980      2004 & 2005
   60                                                   Acquisition             Yes (5)    Fee           2001
   61                                                    Refinance                         Fee           2003
   62        829                                         Refinance              Yes (7)    Fee        1981 & 1982
   63       1,557                                        Refinance                         Leasehold     1985         2002
   64       1,119                                        Refinance              Yes (4)    Fee           1964         2002
   65       3,500                                        Refinance              Yes (8)    Fee           1966         2005
   66        827                                         Refinance              Yes (7)    Fee           1984
   67       6,584                                        Refinance                         Fee           1983         2006
   68       2,382                                        Refinance                         Fee           2005
   69                                                    Refinance                         Fee           1976         2006
   70       6,459                                        Refinance                         Fee           1989         2006
   71        554                                         Refinance                         Fee           2006
   72        540                                         Refinance                         Fee           2005
   73       1,216                                       Acquisition                        Fee           1986
   74                                                   Acquisition                        Fee           1998
            3,437                                        Refinance      Yes    Yes (12)    Fee          Various
   75       1,842                                        Refinance      Yes    Yes (12)    Fee           2001
   76       1,595                                        Refinance      Yes    Yes (12)    Fee           2003
   77        422                                        Acquisition             Yes (9)    Fee           2001
   78                                                    Refinance                         Fee           1987
   79       1,245                                        Refinance                         Fee           1984
   80        656                                        Acquisition                        Fee           2006
   81        804                                         Refinance             Yes (10)    Fee           1971
   82       1,332                                        Refinance                         Leasehold   1999-2002
   83       1,636                                        Refinance                         Fee           1989
  83.01                                                                                    Fee           1989
  83.02                                                                                    Fee           1989
   84       2,642                                       Acquisition                        Fee        1985, 1996   2002-2006
   85       2,285                                       Acquisition                        Fee           1994         2005
   86        382                                         Refinance                         Fee           1986         2006
   87                                                    Refinance                         Fee           2000
   88       2,625                                        Refinance              Yes (8)    Fee           1946         2005
   89       7,419                                        Refinance                         Fee           2001
   90                                                   Acquisition             Yes (5)    Fee           2006
   91       1,190                                        Refinance                         Fee           1990
   92                                                    Refinance             Yes (11)    Fee           2004
   93        429                                         Refinance                         Fee           2004
   94       1,431                                        Refinance                         Fee           1973         1999
   95                                                   Acquisition                        Fee        1990 & 2001     2006
   96        576                                         Refinance                         Fee           1983
   97                                                   Acquisition             Yes (5)    Leasehold     2006
   98                                                   Acquisition                        Fee           1987
   99        663                                        Acquisition             Yes (9)    Fee           1999
   100       305                                        Acquisition                        Fee           2006
   101      2,070                                       Acquisition                        Fee           1938         1968
   102                                                  Acquisition                        Fee           2006
   103      2,093                                        Refinance                         Fee           1965         1992
   104       935                                        Acquisition                        Fee           1997
   105      1,548                                        Refinance                         Fee           1987
   106                                                   Refinance             Yes (11)    Fee           2001
   107       243                                         Refinance                         Fee           2004
   108       712                                         Refinance                         Fee           1998
   109      1,364                                        Refinance                         Fee           1965         2001
   110       548                                         Refinance                         Fee           1992
   111                                                   Refinance                         Fee           1946         2003
   112       717                                         Refinance                         Fee           2003
   113       272                                         Refinance                         Fee           2002
   114      4,799                                        Refinance                         Fee           1981         2005
   115      1,462                                       Acquisition                        Fee           2006
   116      1,186                                        Refinance             Yes (10)    Fee           1977
   117                                                   Refinance                         Fee           1941         1980
   118       793                                        Acquisition                        Fee           1999
   119       515                                        Acquisition                        Fee           1981
   120       356                                         Refinance                         Fee           2006
   121       165                                        Acquisition                        Fee           1974
   122      1,095                                       Acquisition                        Fee           1988
   123      1,108                                        Refinance                         Fee           1985
   124       996                                         Refinance                         Fee           2003
   125       408                                        Acquisition                        Fee           2002
   126       233                                         Refinance                         Fee and
                                                                                           Leasehold     1992         1997
   127       510                                        Acquisition                        Fee           1977
   128       483                                         Refinance                         Fee           2005
   129       276                                         Refinance                         Fee           1977
   130       318                                         Refinance                         Fee           2005
   131       335                                        Acquisition                        Fee           2005
   132       317                                         Refinance                         Fee           1973
   133       357                                         Refinance                         Fee           1998
   134       502                                        Acquisition                        Fee           2006
   135       297                                         Refinance                         Fee           1933         2003
   136       416                                         Refinance                         Fee           1990
   137                                                  Acquisition                        Fee           1981
   138       390                                        Acquisition                        Fee           2006
   139        83                                         Refinance                         Fee           1969
   140       418                                         Refinance                         Fee           2005
   141                                                  Acquisition                        Fee           2006
   142       318                                         Refinance                         Fee           1920         2007
   143       319                                        Acquisition                        Fee           1986
   144                                                   Refinance                         Fee           2006
   145        88                                         Refinance              Yes (6)    Fee           2006

         TOTAL SF/UNITS/  UNIT OF               OCCUPANCY      APPRAISED        APPRAISAL           SINGLE
 LOAN #     ROOMS/PADS    MEASURE  OCCUPANCY %     DATE     VALUE ($)(5)(6)        DATE      PML %  TENANT
-----------------------------------------------------------------------------------------------------------

    1          1,282,350   SF           88.30      Various    285,575,000       Various
  1.01           229,897   SF           90.60    1/23/2007     67,500,000      2/1/2007
  1.02           190,884   SF           93.20     2/5/2007     48,575,000      1/6/2007
  1.03           176,619   SF           75.50    1/10/2007     30,000,000      1/5/2007
  1.04           143,235   SF           90.40   12/20/2006     33,000,000      1/3/2007
  1.05           214,490   SF           97.40    1/30/2007     30,000,000      1/5/2007
  1.06           139,938   SF           86.40     2/6/2007     29,000,000      1/5/2007
  1.07           124,707   SF           83.40    1/24/2007     26,000,000      1/5/2007
  1.08            62,580   SF           79.30    1/30/2007     21,500,000      1/7/2007
    2             11,227  Units         98.30   11/30/2006  5,400,000,000     11/1/2006
  2.01             8,746  Units         98.50   11/30/2006
  2.02             2,481  Units         97.70   11/30/2006
    3            886,465   SF           89.40     2/1/2007    269,900,000     1/31/2007
    4            854,744   SF           81.70   12/31/2006    114,900,000    12/15/2006    Various
  4.01           306,152   SF           74.77   12/31/2006     37,100,000    12/15/2006       15
  4.02           138,364   SF           98.44   12/31/2006     22,600,000    12/15/2006       14
  4.03           124,284   SF           74.88   12/31/2006     20,400,000    12/15/2006       14
  4.04           147,813   SF           97.43   12/31/2006     16,400,000    12/15/2006       14
  4.05            79,574   SF           86.31   12/31/2006     11,600,000    12/15/2006       14
  4.06            58,557   SF           47.55   12/31/2006      6,800,000    12/15/2006       17
    5            280,437   SF           97.30   11/30/2006    103,000,000    12/19/2006
    6            984,265   SF           99.59    2/26/2007     81,200,000     11/2/2006             Various
  6.01           224,818   SF          100.00    2/26/2007     15,100,000     11/2/2006
  6.02           116,704   SF           98.50    2/26/2007     10,800,000     11/2/2006
  6.03           136,058   SF          100.00    2/26/2007     10,500,000     11/2/2006
  6.04           140,000   SF          100.00    2/26/2007     11,100,000     11/2/2006             Yes
  6.05           106,140   SF          100.00    2/26/2007      9,000,000     11/2/2006
  6.06            83,333   SF          100.00    2/26/2007      8,200,000     11/2/2006             Yes
  6.07            68,049   SF           97.44    2/26/2007      6,400,000     11/2/2006
  6.08            51,000   SF          100.00    2/26/2007      4,500,000     11/2/2006
  6.09            37,001   SF          100.00    2/26/2007      3,400,000     11/2/2006
  6.10            21,162   SF          100.00    2/26/2007      2,200,000     11/2/2006
    7            207,715   SF           92.40    1/30/2007     74,300,000       Various
  7.01           102,715   SF           96.50    1/30/2007     39,300,000     1/11/2007
  7.02           105,000   SF           88.30    1/30/2007     35,000,000      1/3/2007
    8            205,757   SF           98.90    1/31/2007     59,000,000      1/8/2007
    9                337  Rooms         73.70   12/31/2006     59,300,000    12/31/2008
   10            322,093   SF           92.80     1/1/2007     54,500,000     12/4/2006       16
   11            224,313   SF          100.00    2/21/2007     48,500,000      2/7/2007
   12            114,478   SF          100.00     1/1/2007     54,600,000     12/1/2006
   13            151,788   SF           82.18   10/16/2006     43,800,000     1/31/2007
   14            162,776   SF           81.10    2/16/2007     42,400,000    12/14/2006
   15                249  Units         70.83   11/30/2006     48,900,000     9/29/2006
   16                744  Units         92.61     1/3/2007     40,000,000      1/1/2008
   17            345,385   SF           90.96      Various     39,400,000       Various    Various
  17.01          115,664   SF           98.60     1/2/2007     16,100,000     1/20/2007       16
  17.02           80,871   SF           85.10     1/2/2007     11,200,000     1/20/2007       17
  17.03          106,210   SF           86.80    1/18/2007      8,500,000     1/18/2007       14
  17.04           42,640   SF           91.70   12/31/2006      3,600,000     1/20/2007       18
   18            224,229   SF           96.40    8/24/2006     37,300,000      6/7/2006
   19                240  Units         91.70   11/21/2006     32,500,000      1/8/2007       10
   20             40,750   SF           70.80    1/10/2007     33,300,000    12/11/2006       11
   21            160,223   SF           96.64    1/26/2007     30,500,000    12/22/2006
   22            166,931   SF           95.71   12/31/2006     26,625,000    10/31/2006
   23            165,398   SF           85.80    1/14/2007     25,500,000    12/21/2006       17
   24            179,050   SF           96.10    11/6/2006     26,570,000    11/17/2006
   25            329,586   SF          100.00     1/8/2007     23,980,000    12/11/2006             Various
  25.01           79,534   SF          100.00     1/8/2007     11,900,000    12/11/2006
  25.02          161,126   SF          100.00     1/8/2007      4,710,000    12/11/2006             Yes
  25.03           25,122   SF          100.00     1/8/2007      5,140,000    12/11/2006             Yes
  25.04           63,804   SF          100.00     1/8/2007      2,230,000    12/11/2006             Yes
   26            102,206   SF          100.00    2/15/2007     24,330,000       Various             Yes
  26.01           16,238   SF          100.00    2/15/2007      3,640,000      1/9/2007             Yes
  26.02            8,511   SF          100.00    2/15/2007      2,150,000     1/10/2007             Yes
  26.03           10,980   SF          100.00    2/15/2007      2,300,000     1/11/2007             Yes
  26.04           12,404   SF          100.00    2/15/2007      2,520,000     1/10/2007             Yes
  26.05            9,774   SF          100.00    2/15/2007      2,000,000     1/10/2007             Yes
  26.06            7,198   SF          100.00    2/15/2007      1,980,000      1/9/2007             Yes
  26.07            9,513   SF          100.00    2/15/2007      2,010,000      1/9/2007             Yes
  26.08            6,256   SF          100.00    2/15/2007      1,500,000     1/10/2009             Yes
  26.09            4,762   SF          100.00    2/15/2007      1,430,000     1/16/2007             Yes
  26.10            4,853   SF          100.00    2/15/2007      1,900,000     1/10/2007             Yes
  26.11            4,853   SF          100.00    2/15/2007      1,900,000     1/10/2007             Yes
  26.12            6,864   SF          100.00    2/15/2007      1,000,000     1/11/2007             Yes
   27            133,003   SF           91.30    12/7/2006     22,730,000    12/18/2006
   28             99,534   SF          100.00    2/13/2007     23,600,000     11/9/2006
   29             48,022   SF           70.05    11/1/2006     24,360,000    12/26/2006       14
   30            115,829   SF          100.00   12/31/2006     22,200,000     10/7/2006
   31            195,438   SF           93.40   12/31/2006     19,300,000    12/14/2006
   32                131  Rooms         75.00   11/30/2006     21,100,000      1/1/2007
   33             81,722   SF           92.60    2/15/2007     18,100,000      2/2/2007       17
   34                228  Units         75.90    5/17/2005     18,210,000    10/29/2005
   35            188,815   SF           91.90    8/31/2006     17,600,000     4/18/2006
   36             79,182   SF          100.00    11/1/2006     19,190,000     1/13/2007       16    Yes
   37             70,773   SF           98.00   12/31/2006     16,900,000     12/4/2006
   38             49,781   SF          100.00     9/1/2006     18,800,000      9/7/2006       14
   39            176,060   SF           91.10   11/30/2006     17,200,000     11/8/2006
   40             81,000   SF          100.00    11/1/2006     17,560,000     1/13/2007       15    Yes
   41             77,798   SF           91.10     3/3/2007     15,000,000     7/28/2006
   42             49,728   SF           79.90   11/30/2006     15,460,000      6/1/2007
   43                300  Units         95.30     1/2/2007     14,400,000    11/28/2006
   44             90,680   SF           99.50    1/24/2007     13,800,000     1/29/2007
   45             73,675   SF          100.00    1/31/2007     13,600,000     1/18/2007
   46            108,500   SF           86.60     2/1/2007     13,900,000      2/4/2007
   47             39,489   SF          100.00    2/28/2007     14,000,000     1/19/2007
   48                 84  Rooms         77.06   10/31/2006     14,800,000      1/1/2007
   49             29,571   SF          100.00    2/19/2007     14,260,000     1/20/2007       14
   50                103  Rooms         58.33   11/30/2006     14,000,000    12/12/2006
   51            222,554   SF          100.00   12/14/2006     12,700,000    12/14/2006       15    Yes
   52                120  Units         96.67     2/1/2006     12,100,000    12/13/2006
   53             29,128   SF          100.00     1/9/2007     12,810,000       Various             Yes
  53.01           14,564   SF          100.00     1/9/2007      6,870,000    10/26/2006             Yes
  53.02           14,564   SF          100.00     1/9/2007      5,940,000     1/20/2007             Yes
   54                300  Units         89.33    1/26/2007     11,800,000     11/3/2006
   55             24,250   SF          100.00     9/1/2006     13,370,000      9/7/2006       14
   56             32,723   SF           78.90    2/14/2007     11,175,000     12/1/2006
   57             33,000   SF          100.00    7/19/2006     12,000,000    12/26/2006             Yes
   58                 71  Rooms         75.00   11/30/2006     12,300,000      1/1/2007
   59            175,244   SF          100.00     1/3/2007     11,650,000      1/3/2007
   60            255,000   SF          100.00    1/12/2007     12,900,000    12/28/2006             Yes
   61                 90  Rooms         85.00    9/30/2006     11,500,000    11/28/2006
   62             44,843   SF           98.70    11/1/2006     10,500,000     12/1/2006       15
   63                122  Rooms         67.90    9/30/2006     11,000,000    11/16/2006
   64             81,000   SF          100.00   11/30/2006     10,100,000      1/3/2007             Yes
   65                168  Units         95.20    1/15/2007     11,460,000      1/4/2007
   66             45,352   SF          100.00    11/1/2006      9,700,000     12/1/2006       13
   67                133  Rooms         67.40   12/31/2006     11,800,000      1/1/2007
   68                 82  Rooms         88.70   10/31/2006     11,000,000    12/20/2006
   69            125,070   SF           98.70    2/14/2007      9,800,000      3/1/2007
   70                150  Rooms         72.00   10/31/2006     10,580,000    12/15/2006
   71             50,045   SF          100.00     2/8/2006      9,600,000    12/10/2006
   72             49,575   SF           88.35    1/17/2007      9,150,000    11/15/2006       14
   73             26,016   SF          100.00    1/26/2007      9,600,000     12/5/2006
   74             41,426   SF          100.00    1/12/2007      8,800,000      2/1/2007             Yes
                     136  Rooms         72.77   11/30/2006     10,000,000    11/17/2006
   75                 65  Rooms         78.70   11/30/2006      5,400,000    11/17/2006
   76                 71  Rooms         67.34   11/30/2006      4,600,000    11/17/2006
   77            106,793   SF           79.40    1/23/2007      8,370,000     12/1/2006
   78             52,456   SF           82.87    12/1/2006      9,800,000    12/28/2006
   79             21,826   SF          100.00    2/13/2007      9,100,000     1/28/2007       15
   80             30,673   SF          100.00   12/15/2006      9,700,000     11/3/2006
   81                239  Pads          97.07   12/31/2006      9,200,000      1/9/2007
   82             63,399   SF           88.70     1/1/2007      8,200,000    11/27/2006
   83             48,408   SF           90.14    12/6/2006      8,000,000     12/4/2006
  83.01           25,776   SF           92.20    12/6/2006      4,500,000     12/4/2006
  83.02           22,632   SF           87.80    12/6/2006      3,500,000     12/4/2006
   84                144  Units         95.10   12/12/2006      7,350,000    11/30/2006
   85                108  Rooms         65.34   10/31/2006      7,900,000      1/1/2007
   86             19,900   SF          100.00    2/28/2007      7,200,000     1/22/2007       16
   87             74,820   SF           83.40    2/12/2007      7,400,000    12/20/2006
   88                144  Units         95.14    1/15/2007      8,100,000      1/4/2007
   89             56,979   SF          100.00    12/1/2006     11,600,000     11/9/2006             Yes
   90             63,180   SF          100.00    1/25/2007      7,700,000      1/1/2007             Yes
   91            101,803   SF           89.10    1/29/2007      6,900,000      1/3/2007
   92                 50  Units         92.00   12/20/2006      6,485,000    11/29/2006
   93             36,692   SF           89.20    1/30/2007      7,300,000    12/12/2006
   94            106,793   SF           92.90    12/1/2006      6,100,000    12/10/2006
   95             29,965   SF          100.00    9/19/2006      6,500,000     9/13/2006             Yes
   96             20,880   SF          100.00    2/22/2007      6,400,000     1/19/2007       14    Yes
   97            120,000   SF          100.00    8/12/2006      6,750,000     12/7/2006             Yes
   98             57,729   SF           86.66     1/3/2007      6,130,000    12/15/2006
   99             80,215   SF           77.03   11/29/2006      5,650,000     12/6/2006       7
   100            13,319   SF           83.88     1/1/2007      5,250,000      1/8/2007
   101            31,315   SF          100.00    1/10/2007      5,250,000     9/20/2006       17
   102            12,900   SF          100.00    3/20/2006      5,510,000    10/10/2006             Yes
   103            17,500   SF           90.90     1/1/2007     10,500,000     1/12/2007
   104                73  Rooms         63.30   11/30/2006      5,800,000      1/1/2008
   105            29,097   SF          100.00     1/1/2007      5,540,000     1/15/2007
   106                64  Units         95.30   12/20/2006      5,100,000    11/29/2006
   107           102,460   SF          100.00     1/4/2007      6,820,000    11/10/2006             Yes
   108            29,250   SF          100.00   12/19/2006      5,310,000    12/29/2006
   109            57,454   SF          100.00    1/26/2007      6,500,000     12/7/2006
   110             9,150   SF          100.00    9/15/2006      5,800,000      9/7/2006       14
   111             7,664   SF          100.00     2/2/2007      6,420,000     1/10/2007       19
   112           128,141   SF           74.34     1/8/2007      8,050,000    12/15/2006       10
   113            23,942   SF          100.00     1/8/2007      4,675,000      1/8/2007             Yes
   114            25,208   SF           86.70   12/11/2006      4,400,000     12/7/2006
   115            16,825   SF          100.00    12/7/2006      5,200,000    12/19/2006
   116               131  Pads          90.80   12/31/2006      4,400,000      1/9/2007
   117            60,175   SF           93.37   12/19/2006      7,000,000     12/6/2006
   118            39,960   SF          100.00     1/1/2007      5,600,000      1/5/2007       17
   119            17,824   SF          100.00   10/31/2006      4,500,000    12/11/2006       12
   120             9,481   SF          100.00    1/15/2007      4,250,000    11/10/2006       11
   121            45,313   SF           98.70   12/20/2006      3,800,000     12/5/2006       14
   122               288  Pads          85.76   10/31/2006      4,100,000    10/10/2006
   123                36  Units        100.00    1/29/2007      5,350,000    12/21/2006       12
   124            58,685   SF           76.70   11/22/2006      3,630,000    12/19/2006
   125            36,259   SF           86.10   12/31/2006      9,400,000    12/15/2006
   126            25,063   SF           79.40   12/18/2006      3,000,000    12/18/2006
   127                50  Units        100.00    1/15/2007      3,925,000    12/29/2006       14
   128            43,200   SF           83.33    1/25/2007      3,575,000    12/20/2006       10
   129            12,782   SF          100.00   12/31/2006      3,600,000     1/15/2007       13
   130             8,250   SF          100.00    1/23/2007      2,450,000    12/18/2006
   131             7,800   SF           81.15     1/9/2007      2,530,000     9/15/2006
   132                55  Pads         100.00     2/7/2007      2,500,000    11/17/2006       14
   133            95,832   SF          100.00     4/3/1998      5,000,000    12/18/2006             Yes
   134            16,000   SF          100.00    1/11/2007      2,150,000      1/5/2007
   135             9,220   SF          100.00    8/30/2006      2,060,000     1/11/2007
   136            59,715   SF           92.06   12/11/2006      2,670,000    12/23/2006
   137            21,595   SF          100.00    1/11/2007      2,960,000    12/27/2006
   138             4,949   SF          100.00   10/23/2006      1,720,000     3/29/2007
   139                51  Pads          98.04   12/19/2006      1,635,000     12/4/2006
   140            73,920   SF           76.00   11/27/2006      1,850,000     1/29/2007
   141            68,759   SF          100.00    1/29/2007      2,060,000     1/12/2007             Yes
   142            31,382   SF           84.65     1/1/2007      1,600,000     1/22/2007
   143            18,900   SF           97.10    6/27/2006      1,170,000      6/2/2006
   144             7,380   SF          100.00    5/26/2006      1,290,000      9/7/2006             Yes
   145             4,700   SF          100.00     1/8/2007        925,000    12/19/2006

                              LARGEST TENANT                                         2ND LARGEST TENANT
         ---------------------------------------------------------  -----------------------------------------------------
                                                          LEASE                                                   LEASE
 LOAN #             TENANT NAME              UNIT SIZE  EXPIRATION            TENANT NAME            UNIT SIZE  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

    1
  1.01   Publix Supermarkets                   50,800    7/31/2021  24 Hour Fitness                    25,158     4/1/2022
  1.02   Linens N Things                       30,456    1/31/2015  Ross Dress For Less                30,187    1/31/2015
  1.03   Stein Mart                            35,979    3/31/2008  Drexel Heritage                    21,818   10/31/2010
  1.04   Publix Supermarkets                   48,555    5/31/2009  Ernesto J Kuperman, LLC             7,500    7/31/2012
  1.05   Bealls                                62,500    4/30/2016  Toys R Us                          30,000    1/31/2011
  1.06   Haverty's                             34,454    6/30/2016  Office Depot                       20,830    5/30/2016
  1.07   Bed Bath & Beyond                     44,146     2/1/2017  Staples, Inc.                      23,942   10/31/2015
  1.08   Weighert Realty                        4,260    4/30/2009  Ciao                                3,750    9/30/2011
    2
  2.01
  2.02
    3    Cleveland Clinic                     123,140   11/30/2028  Kohls                              86,506    1/31/2017
    4
  4.01   Almacens Pitusa, Inc.                 70,000   12/31/2010  Advanced Auto Parts                18,265    1/31/2008
  4.02   El Grande Supermarket                 40,601    8/31/2018  Advanced Auto Parts                14,985    5/31/2014
  4.03   Office Depot (Lease Pending)          22,320     6/1/2017  Radio Shack                        13,864     1/1/2011
  4.04   Grande Supermarket                    38,257    6/30/2020  Pitusa Department Store            21,882   11/30/2018
  4.05   Todo a $1 (Pitusa)                    24,789    4/30/2013  Me Salve                            4,600   12/31/2009
  4.06   Rent-a-Center                          6,920    5/31/2009  Rainbow                             4,899    1/31/2012
    5    US Postal Service                    135,726   12/31/2010  US Postal Service (Marketing)     120,075   12/31/2008
          (Office of Inspector General)
    6
  6.01   Victory Van Corporation              142,074   12/31/2007  Murry's, Inc.                      82,744    8/31/2008
  6.02   Arven Moving & Storage                40,000   12/31/2009  Suncoast Post-Tension, Inc.        27,196   11/30/2009
  6.03   Joe Moholland, Inc.                   70,568    7/31/2013  Modern Transportation              51,090    7/31/2013
                                                                    Services, Inc
  6.04   Coleman American Moving              140,000    7/31/2013
         Services, Inc.
  6.05   Bayshore Transportation               85,849    7/31/2013  Advanced Mailing Services          20,291    6/30/2007
         System, Inc.
  6.06   US Department of Justice              83,333    6/30/2007
         Federal Bureau of Investigation
  6.07   World of Wood, Inc.                   35,510    8/31/2012  Do-Ra, Inc.                        10,800   10/31/2009
  6.08   Trane, Inc.                           21,000    4/30/2009  Vita Tech Engineering, LLC          9,000    6/30/2010
  6.09   R&R Auto Body, Inc.                   22,009   12/31/2011  Potomac Marble & Granite, Inc.      7,202    5/31/2009
  6.10   Discount Newsletter Printing          11,527   12/31/2007  Professional Paws, Inc.             6,635    9/30/2010
    7
  7.01   Florida Stage, Inc.                   10,759    9/30/2011  Evelyn & Arthur's / Beach House     9,268    8/31/2010
  7.02   Winn Dixie                            41,485    8/26/2012  CVS                                11,643     6/1/2022
    8    Christmas Tree Shops                  49,744    7/31/2023  TJ Maxx                            36,011     2/1/2012
    9
   10    Expeditors International              64,334    9/30/2009  J-M Manufacturing                  54,850   12/31/2021
   11    Phillips-Van Heusen Corporation      196,974    9/30/2020  Hewlett-Packard Company            27,339   12/31/2010
   12    Bed Bath & Beyond                     24,255    1/31/2022  Michaels                           21,341   12/31/2022
   13    Loring, Wolcott & Coolidge            38,452    2/28/2011  Teleport Communications/ AT&T      15,100   10/31/2012
   14    Steinway Hall                          9,565    2/28/2010  The Market at Home                  8,000    1/31/2012
   15
   16
   17
  17.01
  17.02
  17.03
  17.04
   18    IASIS Healthcare                      57,798   12/31/2010  Gordian                            27,997   11/30/2010
   19
   20    Pacific City Bank                      7,658    6/30/2016  Sang C. Han                         1,440    5/23/2009
   21    HEB Grocery                           98,154    3/31/2022  Office Depot                       25,000   12/31/2010
   22    Bally's Total Fitness                 25,000   12/31/2012  Hancock Fabrics                    17,000    9/30/2013
   23    Vallarta Supermarkets                 45,000   12/14/2023  Powerhouse Gym                     28,424    7/31/2016
   24    Kohls - Ground Lease                  88,904    1/30/2027  Petsmart                           20,400    1/31/2017
   25
  25.01  Data-Link Systems                     54,623    3/16/2014  Trinity Health System              24,911    7/31/2014
  25.02  Fort Wayne Pools, Inc.               161,126    5/31/2015
  25.03  Allied Physicians, Inc.               25,122   10/31/2014
  25.04  Fort Wayne Pools, Inc.                63,804   10/13/2016
   26
  26.01  GSA SSA                               16,238   11/16/2018
  26.02  GSA SSA                                8,511    5/22/2021
  26.03  GSA SSA                               10,980    8/11/2013
  26.04  GSA SSA                               12,404    4/30/2021
  26.05  GSA SSA                                9,774    3/31/2019
  26.06  GSA SSA                                7,198    12/4/2018
  26.07  GSA SSA                                9,513    3/21/2012
  26.08  GSA SSA                                6,256    3/20/2022
  26.09  GSA INS - ICE                          4,762    5/31/2010
  26.10  GSA INS - ICE                          4,853   10/23/2013
  26.11  GSA INS - ICE                          4,853    4/14/2015
  26.12  GSA SSA                                6,864   12/14/2013
   27    K & G Men's                           34,922    4/30/2010  TJ Maxx                            24,541    1/31/2008
   28    Great Atlantic & Pacific Tea          66,544    6/30/2017  Rag Shop                           14,278    1/31/2011
   29    Meung Sook Kim                         3,068    1/31/2009  Investment Consultant               3,025    3/31/2016
   30    Farm Fresh                            38,685   11/13/2011  Rite Aid                           10,010    5/31/2007
   31    Beall's                               30,000    1/31/2013  Big Lots                           29,875    1/31/2010
   32
   33    Von's                                 43,615    2/28/2011  Washington Mutual Bank             12,000    9/30/2011
   34
   35    WY - Dept of Health                   33,783    6/30/2011  WY - Dept of Transportation        19,747    6/30/2011
   36    Food 4 Less                           79,182   12/10/2026
   37    River Oaks Hospital                   30,986    8/31/2018  Plastic & Hand Surgery Ass.        16,530    8/31/2018
   38    Party City                            12,500    1/31/2013  Denault's Home Center              12,245    9/30/2012
   39    Pay and Save, Inc.                    45,655   10/31/2016  Mission Valley Ballroom            18,184    4/30/2008
   40    Food 4 Less                           81,000   12/10/2026
   41    Southern Tier Medical Realty, LLC     60,164    1/31/2021  Jamestown MRI                       4,500    3/31/2012
   42    Arrowhead Community Hospital           9,878   10/20/2013  Paul D. McKerman MD, et al          9,849    3/31/2014
   43
   44    El Super                              45,143    3/31/2021  Western Hardware                   16,800    6/30/2016
   45    Hen House Market                      59,000    11/5/2019  Trade Secrets, Inc.                 2,760   12/31/2007
   46    Print Village                         14,175    9/30/2013  Marine Elevator, L.L.C.            11,670   10/31/2008
   47    Harvard Vanguard Medical              30,667    6/30/2013  Adult & Pediatric                   4,070    4/30/2013
          Associates, Inc.                                           Dermatology, P.C.
   48
   49    Beau Image                             5,400    1/31/2016  ReMax                               4,299    1/31/2010
   50
   51    Associated Materials Incorporated    222,554    8/31/2015
   52
   53
  53.01  Rite Aid                              14,564    1/31/2027
  53.02  Rite Aid                              14,564    1/31/2027
   54
   55    Walgreens                              9,800    7/31/2064  Claim Jumper                        8,200   11/30/2007
   56    Walgreens                             14,820   11/30/2081  Starbucks                           1,600   12/19/2016
   57    W.W. Grainger, Inc.                   33,000   10/18/2016
   58
   59    Immedia                              138,064    1/31/2017  Getronicswang Co, LLC              37,180    7/31/2009
   60    Cardinal IG Company                  255,000    1/31/2017
   61
   62    Vicorp Restaurant                      5,500    1/31/2011  Brainware Inc.                      5,260    9/30/2021
   63
   64    State of Wyoming                      81,000    6/30/2011
   65
   66    City of Los Angeles Dept.             21,180    9/30/2011  Lynette Hanson-Jacques              3,503    7/31/2007
         of Gen. Services
   67
   68
   69    JC Penney                             99,704     8/1/2026  Farm Bureau Insurance               3,118    1/31/2017
   70
   71    Best Buy                              30,000     7/1/2016  Office Depot                       20,045     6/1/2016
   72
   73    Golfsmith Golf Center                 10,794    7/31/2013  Panera Bread                        4,200    5/31/2013
   74    Mesirow Financial Holdings, Inc.      41,426    1/31/2022

   75
   76
   77
   78    Baby & Beyond, LLC                    10,700   12/31/2016  Bird Watcher                        4,537    6/30/2007
   79    Norman's Rare Guitar                   5,800    2/28/2010  Petex                               3,000    2/14/2011
   80    NV State College System               13,460   11/30/2011  City of Henderson                   7,718    2/28/2011
                                                                     Parks & Recreation
   81
   82    PEH/Strand Associates Inc             15,691    2/28/2009  Laura's Lean Beef                  11,000   11/30/2009
   83
  83.01  M.G.A., Inc.                           4,500    6/30/2008  Chrysm Day Spa                      3,583          MTM
  83.02  Atlantic Bay Mortgage                  6,247    2/28/2010  Coastal Restaurants, Inc.           3,259    5/31/2014
   84
   85
   86    Dentist                                3,400    1/31/2009  T-Mobile                            2,600    5/31/2016
   87    Dunbar Armored Inc.                   11,700    9/30/2010  Butter-Krust Baking Co              8,100    6/30/2011
   88
   89    West Side Automotive                  56,979    12/1/2021
   90    Allied Air Enterprises, Inc.          63,180    1/25/2017
   91    Missler's IGA                         34,600   12/31/2020  Contractors Lumber                 23,400    5/31/2012
   92
   93    Andover Animal Hospital                2,880    7/31/2009  Good Guy Music                      2,880   12/31/2010
   94    Anderson                              10,585    3/31/2009  SMS Sales                          10,540    8/31/2010
   95    Springfield Neurological Institute    29,965    9/19/2021
   96    County of Ventura Social Services     20,880   10/31/2010
   97    General Electric                     120,000     2/8/2022
   98    Rinker Materials of Florida, Inc      11,200    2/28/2017  Colorcards.com, Inc                 6,723   11/30/2007
   99
   100   Taco Cabana                            3,074    8/31/2021  T-Mobile Texas                      2,576    1/31/2017
   101   Lakeside Automotive                    6,700    8/31/2010  Tahoe al Sierra                     4,691    9/30/2012
   102   CVS                                   12,900    3/20/2031
   103   Sensuelle                              6,000   10/31/2011  Adidas                              4,400    1/31/2014
   104
   105   Cypress Insurance Group, Inc.          9,085    5/31/2009  Broward Community College           5,588    8/31/2009
   106
   107   Milliken & Company                   102,460    5/31/2011
   108   Flight Deck                            4,632    1/31/2010  Brick Oven Bistro                   3,880   10/31/2011
   109   Office Depot                          29,790    4/30/2009  Mavis Discount Tire                 9,300   11/30/2008
   110   La Famiglia                            4,250     4/3/2009  Towne Jewelers                      2,000    7/31/2007
   111   Rene Hafid                             1,700   10/31/2008  Body Glove, Inc.                    1,550    7/31/2009
   112
   113   Staples                               23,942    3/31/2017
   114   Mayflower Outlet                       7,500    4/30/2011  Tropical Palm Cafe                  6,548    8/31/2014
   115   Blockbuster Video                      5,413   10/31/2012  Golf USA                            2,917     1/1/2011
   116
   117   Happy Harry's                         12,750    3/15/2009  Today Media Inc.                    9,121    4/14/2012
   118   Murrieta Auto Collision                7,170    5/31/2011  Haynes Cabinet Design               5,730    7/31/2011
   119   Liquor Store                           3,000    1/31/2015  99 Cent Store                       2,900    1/31/2011
   120   Audie's Attic                          3,223   10/25/2011  American General                    1,855    6/30/2011
                                                                    Financial Services
   121
   122
   123
   124
   125   Parkway Bar & Grill                    4,539    7/11/2016  LCD Liquors                         4,200     8/8/2007
   126   MED PRO                               12,650    5/31/2008  FMC                                 7,251    4/30/2008
   127
   128   Vanport Desgin                        14,400    8/17/2007  BOFA International                  7,200    8/31/2007
   129   Fedex / Kinko                          6,673    12/1/2011  Sally Beauty Supply                 3,264    4/30/2012
   130   Plaza Carpet & Floors                  2,743   12/31/2016  Italian Coffee Company              1,707   11/30/2011
   131   Randstad                               2,420    1/31/2011  Starbucks                           1,600    4/30/2011
   132
   133   The Maryland Stadium Authority        95,832     4/2/2022
   134   Dollar Tree                           10,000   10/31/2015  Gamestop                            1,500   10/31/2010
   135   NOVO Development Corp.                 3,263    3/31/2009
   136
   137   David's Bridal                         8,845    3/31/2012  Rene's Restaurant                   5,220    7/31/2010
   138   Starbucks                              1,789    9/30/2016  Gamestop                            1,600    9/30/2011
   139
   140
   141   PNC Bank (Ground Lease)               68,759     8/8/2021
   142   French Market Antique                  8,159   10/31/2011  Portrait Broker                     6,350    8/30/2013
         Warehouse
   143   Industrial Sensors, Inc.               4,286    4/30/2007  DBSM Consultant, Ltd.               4,038   10/31/2008
   144   Autozone                               7,380    5/31/2026
   145   Subway                                 2,100    8/22/2011  New Star                            1,400    8/22/2011

                            3RD LARGEST TENANT
         ---------------------------------------------------------
                                                         LEASE
 LOAN #                      TENANT NAME     UNIT SIZE  EXPIRATION
------------------------------------------------------------------

    1
  1.01   Keiser College                        25,050    4/30/2012
  1.02   Michaels                              23,806    7/31/2014
  1.03   The Fresh Market                      21,632    8/30/2015
  1.04   Molano Holdings Uno, Inc.              6,540   11/30/2008
  1.05   Ross Dress For Less                   27,193    1/31/2011
  1.06   Sunsplash                              9,600   11/30/2010
  1.07   CVS                                   10,908    12/1/2019
  1.08   Gifts of the Seasons                   3,622   10/31/2009
    2
  2.01
  2.02
    3    Dick's Sporting Goods                 75,000    1/31/2022
    4
  4.01   El Amal                               12,000   11/30/2014
  4.02   Almacenes Pitusa                      12,580   11/30/2013
  4.03   Santander Financial Services           8,660   12/31/2008
  4.04   National Lumber & Hardware            20,000    7/31/2019
  4.05   Funeria y Capillas                     4,058    2/28/2010
  4.06   Jackie's                               4,472    6/30/2009
    5    Chipotle Mexican Grill, Inc.           3,000    3/31/2011
    6
  6.01
  6.02   Atlantic Transfer, Inc.               26,283    5/31/2009
  6.03   Crossroads Moving & Storage, Inc.     14,400    7/31/2013
  6.04
  6.05
  6.06
  6.07   Knock on Wood, Inc.                   10,000    5/31/2007
  6.08   Lesco, Inc.                            6,000    7/31/2009
  6.09   Rollison Automotive Service, Inc.      6,100    9/30/2009
  6.10   Final Touch, LLC                       3,000    6/30/2009
    7
  7.01   Village Market of Florida, Inc.        9,127   12/31/2008
  7.02   Wings                                  6,400    9/30/2011
    8    Bed Bath and Beyond                   35,000    8/31/2016
    9
   10    County of Los Angeles                 50,147    3/31/2009
   11
   12    Pier One Imports                      10,856   12/31/2017
   13    PaeTec Communications                 12,581    9/30/2008
   14    Sur La Table                           6,539    2/28/2011
   15
   16
   17
  17.01
  17.02
  17.03
  17.04
   18    Attentus Healthcare                   21,189   10/31/2010
   19
   20    Sung Y. Um & Keum Y. Lee               1,337    5/23/2009
   21    Old Navy                              14,000    6/30/2012
   22    Fox & Hound of Littleton              12,594    7/31/2007
   23    Worldwide Corp. Housing (Oakwood)     28,347    1/31/2017
   24    Staples                               20,388    9/30/2016
   25
  25.01
  25.02
  25.03
  25.04
   26
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
   27    Regency Beauty Institute               8,081   10/31/2016
   28    Supersuds/ Plaza MGMT                  4,200    8/31/2016
   29    Commowealth Business Bank              2,532    8/31/2011
   30    Atlas Diner/GBR, Inc.                  5,710    7/31/2008
   31    Dollar Tree                           23,460    3/31/2009
   32
   33    Le Basil                               2,675    3/31/2014
   34
   35    Qwest                                 18,500   12/31/2013
   36
   37    Plastic Surgical Center               14,991    8/31/2018
   38    Country Wide Home Loans                5,955    3/13/2008
   39    Center for Employment Training        11,000    7/31/2008
   40
   41    WCA Hospital                           3,684   12/31/2021
   42    Phoenix Orthopaedic Cons               4,611    9/30/2008
   43
   44    Susie's Deals                          4,500   12/31/2011
   45    Starbucks                              2,187    2/28/2010
   46    Explan International Trade             9,332    8/31/2011
   47    Frank J. Twarog and Curtis Moody       1,823    1/31/2008
   48
   49    Leila's Restaurant                     3,254    5/30/2016
   50
   51
   52
   53
  53.01
  53.02
   54
   55    Ramona Tire                            6,250   11/30/2013
   56    Cold Stone Creamery                    1,600   12/23/2016
   57
   58
   59
   60
   61
   62    Young Ho Yoo & Hee Suk Yoo             3,894    9/30/2009
   63
   64
   65
   66    Napafasa                               2,393   10/31/2008
   67
   68
   69    Radio Shack                            2,798   11/30/2016
   70
   71
   72
   73    PDL Food Service                       4,043    4/30/2012
   74

   75
   76
   77
   78    United Methodist Pub.                  4,047     5/5/2010
   79    SAS Shoes                              2,180    2/28/2012
   80    Clark County Credit Union              4,246   11/30/2015
   81
   82    ITI                                   10,000    5/31/2010
   83
  83.01  Huntington Learning Center             2,908    9/30/2010
  83.02  Bella Pasta. Ltd. (Havana)             2,740          MTM
   84
   85
   86    Beauty Shop                            2,000    4/30/2009
   87    Maryland Cheer Authority               7,500   12/31/2007
   88
   89
   90
   91    Rentway                                4,535    5/31/2010
   92
   93    Skogman Flooring                       2,780    5/31/2013
   94    Midwest Wholesale                     10,027    5/31/2010
   95
   96
   97
   98    Capri Engineering LLC                  6,305    3/31/2009
   99
   100   Scooter's Coffee House                 1,800   11/30/2016
   101   Video Library                          4,680    3/31/2011
   102
   103   AG Adriano                             2,200    2/18/2017
   104
   105   Tweraser Financial Group, Inc.         3,173    5/31/2007
   106
   107
   108   Butterfly Life                         3,000    7/31/2011
   109   Miron Liquor and Wine                  7,245   12/31/2018
   110   Diedrich Coffee, Inc.                  1,250     3/9/2007
   111   Bossa Nova Brazilian Cuisine           1,217    7/31/2008
   112
   113
   114   Catholic Charities                     3,300   10/30/2007
   115   Beltone                                1,843     1/1/2011
   116
   117   Karate USA                             8,417    5/31/2010
   118   The Chop Shop                          5,550    9/30/2010
   119   Dentist                                1,870    3/30/2011
   120   Ukani Dental Group                     1,537   10/21/2016
   121
   122
   123
   124
   125   Washington Mutual                      3,430   10/22/2007
   126
   127
   128   Hy-Pro Filtration                      3,600    8/31/2007
   129   Jasmine's Salon                        1,620    4/30/2007
   130   M W Drycleaners                        1,400    2/29/2016
   131   Philly Connection                      1,350    8/31/2009
   132
   133
   134   Alltel                                 1,500    4/30/2011
   135
   136
   137   Brazilian Restaurant                   2,460    9/30/2011
   138   Louisiana Wings                        1,560   10/31/2011
   139
   140
   141
   142   Sloss Real Estate Group                4,700   12/31/2011
   143   A Cut Above                            3,614    8/31/2008
   144
   145   Wireless Focus                         1,200    6/28/2011

                             FOOTNOTES TO ANNEX A-1
1  MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
   Real Estate Finance, Inc.

2  With respect to mortgage loan numbers 41, 56, 57, 58, 72, 87, 98, 126 and
   131 the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using "as stabilized" Cash Flows. "In Place" NCF is $1,113,512, $667,254,
   $618,832, $808,711 $568,391, $437,191, $345,321, $178,501 and $135,102
   respectively, resulting in an UW DSCR (x) of 1.16x, 1.21x, 1.02x, 1.28x,
   1.13x, 1.12x, 1.05x, 1.04x and 1.02x respectively.

3  With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x)
   and Cut-Off Date Balance per Unit ($) were calculated in the aggregate.

4  With respect to mortgage loans with partial interest only periods, Annual
   P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
   shown after the expiration of the Initial Interest Only Period.

5  With respect to mortgage loan numbers 9 and 16, the Cut-Off Date LTV (%) was calculated using the full loan amount and the "as stabilized" Appraised
   Value ($). Using the full loan amount and the "as is" value, the Cut-Off
   Date LTV (%) is 83.7% and 80.4% respectively, and the Maturity LTV (%) is
   83.7% and 80.4% respectively.

6  With respect to loan number 26 the Cut-Off Date LTV (%) was calculated using the full loan amount and the "as stabilized" Appraised Value ($) for the mortgaged property known as Poteau. Using the full loan amount and the "as is" value, the Cut-Off Date LTV (%) and Maturity LTV (%) is 77.9%.

7  With respect to mortgage loans which are Interest-Only for the entire term, the UW DSCR (x) is calculated using the interest-only annual payment.

8  With respect to mortgage loan numbers 1, 7, 23, 42, 56 and 83 the UW DSCR
   (x), the Cut-Off Date LTV (%) and the Maturity LTV (%) are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) is 1.10x, 1.19x, 1.16x, 1.18x, 1.25x and
   1.21x, Cut-Off Date LTV (%) 78.2%, 79.9%, 77.3%, 77.0%, 82.3%, and 72.5%
   and Maturity LTV (%) for the mortgage loan are 78.2%, 79.9%, 72.1%, 77.0%,
   74.2% and 65.1%.

9  With respect to the mortgage loan 14, the UW DSCR was calculated after netting out a holdback. The "as-is" UW DSCR (x) for the mortgage loan is
   1.09x.

10 With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
   Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), Underwritten NCF ($), or based on allocations in the related loan documents.

11 The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee(%).

12 The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

13 With respect to mortgage loan number 2, Underwritten Revenues, Expenses,
   NOI, NCF and Underwritten DSCR (x) are based on underwritten cash flows for
   2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabalized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property resulting in 6,397 deregulated units in existence by January 1, 2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and
   (c) real estate tax expenses based on the appraisal's projections for 2011.
   The DSCR calculated on NOI for 2006 is 0.58. Conversion of units from rent-stabalized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR.

14 With respect to mortgage loan 47, commencing July 8, 2011 and ending June 8
   2014 the loan payments will be interest only.

15 The Westfield South Park mortgage loan number 3 provides for a prepayment premium that is equal to the greater of one percent 1.0% of the principal amount being prepaid and the present value of series of payments each equal to the Payment Differential (hereinafter defined) and payable on each payment date over the remaining original term of the note and on the optional prepayment date discounted at the Reinvestment Yield (hereinafter defined) for the number of months remaining as of the date of such prepayment to each such payment date and the optional prepayment date. The term Payment Differential shall mean an amount equal to the (i) interest rate less the Reinvestment Yield divided by (ii) twelve and multiplied by
   (iii) the principal sum outstanding under the note after application of the constant monthly payment due under the note on the date of such prepayment provided that the Payment Differential shall in no event be less than zero.
   The term Reinvestment Yield shall mean an amount equal to the lesser of (i)
   the yield on the U.S. Treasury issue with maturity date closest to the optional payment date or (ii) the yield on the U.S. Treasury issue with term equal to the remaining average life of the indebtedness evidenced by the note.

16 The MSKP Retail Portfolios A and B mortgage loan numbers 1 and 7 provide for a prepayment premium that is equal to the greater of: (i) one percent (1%)
   of the principal amount of the loan being prepaid or (ii) the present value as of the prepayment date of the Calculated Payments from the prepayment date through the maturity date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Calculated
   Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the loan being prepaid on the prepayment date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the interest rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term "Yield
   Maintenance Treasury Rate" shall mean the yield calculated by lender by the linear interpolation of the yields for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates most nearly approximating the maturity date.

17 The International Place mortgage loan number 5 provides for a prepayment premium that is equal to the greater of one percent 1% of the outstanding principal balance of the loan to be prepaid and the present value as of the prepayment date of the Calculated Payments from the prepayment date through
   November 2011 determined by discounting such payments at the Discount Rate.
   As used in this definition the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the loan being prepaid on the prepayment date and assuming an interest rate per annum equal to the difference if such difference is greater than zero between the interest rate and the Yield Maintenance
   Treasury Rate. As used in this definition the term "Discount Rate" shall mean the rate equal to the sum of (i) the rate which when compounded monthly is equivalent to the Yield Maintenance Treasury Rate when compounded semi-annually and (ii) 0.25%. As used in this definition the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by lender by the linear interpolation of the yields for the week ending prior to the prepayment date of U.S. Treasury Constant Maturities with maturity dates approximating November 2011.

18 Mortgage loan numbers 51, 111, 113, and 68 provide for a prepayment premium that is equal to the the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and the agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment.

19 The Madison Business Park mortgage loan number 118, provides for a prepayment premium that is equal to the the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and the agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment plus 25 basis points (0.25%), and (y) the outstanding principal amount on the date of such prepayment.

20 The Blackpoint Puerto Rico Retail mortgage loan 4, allows prepayment with yield maintenance on or after the 13th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and
   (ii) amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 13th Payment Date but prior to the 25th Payment Date, or (b) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 25th Payment Date but prior to the 57th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

21 The Doubletree Nashville mortgage loan 9, allows for prepayment with yield maintenance on or after the 6th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration the Payment Date immediately prior to the maturity date, multiplied by 12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 6th Payment Date but prior to the 48th Payment Date. From and after the 48th Payment Date there is no
   Minimum Fee in connection with yield maintenance. "Reference Treasury
   Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

22 The Crossings at Canton mortgage loan 16, allows for prepayment with yield maintenance after the second anniversary of the securitization of the mortgage loan, but prior to the 49th Payment Date. From and after the 49th
   Payment but prior to the 59th Payment Date, prepayment only requires the payment of a Minimum Fee. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
   ("PI") being repaid, by (B) difference obtained

   by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: (a) 2.0% of the amount of the PI being prepaid in the event such prepayment is made after the second anniversary of the securitization of the mortgage loan but prior to the 49th Payment Date.
   "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

23 The HEB Marketplace mortgage loan 21 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

24 The Bermuda Ranch Storage mortgage loan 77, allows for prepayment with yield maintenance on or after the 61st payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

25 The Town Center Oaks Shopping Center mortgage loan 78 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 116th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

26 The Lennox International, Inc mortgage loan 90, allows prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: (a) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 85th Payment Date, or (b) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 85th Payment Date but prior to the 119th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

27 The Able-Calvine Self Storage mortgage loan 99, allows for prepayment with yield maintenance on or after the 36th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and
   (ii) amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 36th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

28 The Laurel Highlands mortgage loan 122, allows for prepayment with yield maintenance from and after the second anniversary of the securitization of the mortgage loan. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate
   ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days
   (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the second anniversary of the securitization of the mortgage loan, but prior to the 57th Payment Date.
   "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

29 The Vesper Ave Apartments mortgage loan 127, allows prepayment with yield maintenance on or after the 37th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 37th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
   Date but prior to the 117th Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

30 The 6th Avenue Buildings -- Birmingham mortgage loan 142, allows prepayment with yield maintenance after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to the product obtained by multiplying: (A) amount of
   Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
   ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
   r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25.

   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
   "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made after the 60th Payment Date but prior to the
   72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the 117th Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

   Mortgage loan number 98 identified as Breckenridge VIII permits the borrower to prepay the mortgage loan during the initial lockout period if an affiliate of the borrower simultaneously defeases another loan (a non-trust loan) and only until the commencement of the defeasance period.
   Following commencement of the defeasance period, the borrower may obtain a release of collateral only through defeasance.

                                   ANNEX A-2

          CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS

                                     A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
MORTGAGE LOAN SELLER             LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                                68     $1,387,191,868      64.0%      5.7584        111          1.45x       68.4        65.7
CRF                                 77        779,834,492      36.0%      5.8570        102          1.34        72.5        68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
                               MORTGAGED   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PROPERTY TYPE                 PROPERTIES    BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                              72     $1,040,315,029      48.0%      5.6789        110          1.42x       70.2        67.8
  Anchored                          32        775,984,297      35.8%      5.6525        108          1.43        70.3        68.7
  Unanchored                        23        107,637,296       5.0%      5.6602        116          1.38        68.2        62.1
  Shadow Anchored                   10        109,155,759       5.0%      5.7489        118          1.31        72.2        70.0
  Single Tenant                     7          47,537,677       2.2%      5.9909        118          1.57        68.2        60.1
Multifamily                         21        378,260,053      17.5%      6.1284        109          1.52        63.0        61.2
  Multifamily                       16        363,061,079      16.8%      6.1428        109          1.52        62.8        61.3
  Manufactured Housing              5          15,198,974       0.7%      5.7852        107          1.39        69.9        60.5
Office                              34        353,352,482      16.3%      5.7164         97          1.30        74.2        70.7
Industrial                          26        149,600,003       6.9%      5.8339        117          1.33        74.4        70.3
Hospitality                         14        142,094,164       6.6%      5.9134        101          1.49        70.7        62.4
Self Storage                        12         57,350,120       2.6%      5.7693        119          1.33        70.7        61.7
Mixed Use                           6          43,265,942       2.0%      5.7405        119          1.31        70.4        62.4
Land                                2           2,788,567       0.1%      6.2120         81          1.33        41.0        31.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            187     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
                               MORTGAGED   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PROPERTY STATE/LOCATION       PROPERTIES    BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida                             19        331,734,076      15.3%      5.6212        108          1.25x       71.7        70.5
California                          32        294,786,022      13.6%      5.6739        118          1.37        70.9        66.5
  Southern                          30        286,169,447      13.2%      5.6693        118          1.38        70.7        66.4
  Northern                          2           8,616,575       0.4%      5.8268        118          1.21        79.0        70.6
New York                            8         291,303,788      13.4%      6.2441        117          1.56        61.9        59.7
Virginia                            18        184,488,292       8.5%      5.6305         95          1.31        72.9        70.7
Ohio                                4         161,210,000       7.4%      5.4376        119          2.09        55.7        55.0
Texas                               19        136,699,055       6.3%      5.8694        115          1.31        75.9        68.5
New Jersey                          3          91,950,000       4.2%      5.6467        119          1.27        72.9        69.3
Colorado                            6          87,794,068       4.1%      5.8713        118          1.33        71.3        67.9
Puerto Rico                         6          84,675,000       3.9%      6.0390         58          1.40        73.7        73.7
Tennessee                           4          69,795,000       3.2%      6.0187         79          1.46        70.6        69.3
Michigan                            3          57,880,000       2.7%      5.7694         88          1.41        73.7        72.8
Massachusetts                       2          44,240,403       2.0%      5.7985         72          1.27        76.6        74.8
Indiana                             8          36,993,245       1.7%      5.6552        119          1.25        77.3        70.4
Arizona                             4          35,188,133       1.6%      5.9635        120          1.29        77.2        73.2
Wyoming                             3          28,676,342       1.3%      6.0223        117          1.32        74.2        63.2
Pennsylvania                        5          22,126,464       1.0%      5.7812        111          1.44        69.0        60.5
Maryland                            3          18,724,120       0.9%      5.8776        131          1.31        72.7        65.8
Missouri                            4          18,577,623       0.9%      5.9247         97          1.21        75.5        68.7
Mississippi                         2          17,630,000       0.8%      5.7492        119          1.29        74.8        65.8
Oklahoma                            3          16,640,000       0.8%      5.4604         42          1.28        74.5        72.0
Georgia                             2          15,984,998       0.7%      5.6530        119          1.34        74.6        65.4
Wisconsin                           2          15,978,482       0.7%      5.8275        120          1.55        64.7        60.0
Minnesota                           2          13,378,377       0.6%      5.8226         96          1.40        70.7        62.3
Nevada                              2          12,860,022       0.6%      5.8011        118          1.29        72.1        67.2
Illinois                            2          12,391,081       0.6%      5.6621        118          1.55        74.6        67.6
Kansas                              1          10,816,000       0.5%      5.9100        120          1.16        79.5        74.3
District of Columbia                2          10,446,863       0.5%      5.9916        119          1.18        74.3        66.1
South Carolina                      3          10,390,443       0.5%      5.9902        119          1.29        66.5        59.2
Washington                          3           7,889,880       0.4%      5.8008        119          1.22        64.3        55.2
Kentucky                            1           5,950,000       0.3%      5.8020        117          1.39        72.6        65.3
Utah                                1           3,992,043       0.2%      6.0300        119          1.26        58.5        38.5
Maine                               1           3,647,867       0.2%      5.7460        119          1.23        78.0        69.5
Arkansas                            3           3,455,000       0.2%      5.8400         59          1.36        74.0        74.0
Delaware                            1           3,189,878       0.1%      5.7600        118          1.57        45.6        35.1
North Carolina                      2           1,973,483       0.1%      6.2855        119          1.36        77.2        66.1
Louisiana                           1           1,347,097       0.1%      6.0400        118          1.20        78.3        66.6
Idaho                               1           1,199,024       0.1%      6.0700        119          1.27        64.8        55.1
Alabama                             1           1,024,192       0.0%      6.1900        119          1.29        64.0        54.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            187     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF CUT-OFF DATE           MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PRINCIPAL BALANCES ($)           LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     674,461  -   1,999,999         17     $   23,464,737       1.1%      6.1203        116          1.31x       65.0        55.3
   2,000,000  -   3,999,999         24         77,218,873       3.6%      5.8535        116          1.35        64.3        54.3
   4,000,000  -   4,999,999         14         61,213,897       2.8%      5.8324        114          1.33        71.9        65.2
   5,000,000  -   5,999,999         12         65,089,986       3.0%      5.7831        124          1.44        68.7        59.3
   6,000,000  -   6,999,999         6          39,731,725       1.8%      5.6836        118          1.31        72.2        65.9
   7,000,000  -   7,999,999         10         75,881,172       3.5%      5.8379        119          1.35        73.1        63.2
   8,000,000  -   9,999,999         12        107,517,386       5.0%      5.8065        116          1.37        73.5        65.6
  10,000,000  -   12,999,999        12        133,516,169       6.2%      5.9229        119          1.33        74.9        68.2
  13,000,000  -   19,999,999        16        254,764,154      11.8%      5.7163        110          1.33        74.6        69.8
  20,000,000  -   49,999,999        15        473,280,534      21.8%      5.7648        105          1.34        73.0        70.7
  50,000,000  -   99,999,999        4         279,675,000      12.9%      5.7036         72          1.33        73.4        73.4
 100,000,000  -   223,400,000       3         575,672,727      26.6%      5.8413        118          1.61        62.0        62.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

Minimum:             $674,461
Maximum:             $223,400,000
Average:             $14,945,009

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
RANGE OF MORTGAGE RATES (%)      LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     5.2600  -   5.4999             9      $  337,610,162      15.6%      5.3973        103          1.67x       63.9        62.7
     5.5000  -   5.7499             47        755,165,544      34.8%      5.6161        114          1.28        73.2        70.1
     5.7500  -   5.9999             50        525,761,464      24.3%      5.8659        109          1.33        73.6        68.7
     6.0000  -   6.0999             18        251,697,627      11.6%      6.0375         88          1.38        71.2        68.3
     6.1000  -   6.1999             12         68,836,296       3.2%      6.1592        118          1.46        71.1        61.2
     6.2000  -   6.2999             4           6,862,491       0.3%      6.2357         76          1.35        56.3        49.8
     6.3000  -   6.4999             4         220,297,744      10.2%      6.4274        116          1.66        57.4        56.2
     6.5000  -   7.3500             1             795,033       0.0%      7.3500        171          1.27        68.0        53.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

Minimum:             5.2600
Maximum:             7.3500
Weighted Average:    5.7939

DEBT SERVICE COVERAGE RATIOS (x)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF DEBT SERVICE           MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
COVERAGE RATIOS (X)              LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       1.15  -   1.19               11     $  356,351,180      16.4%      5.6499        119          1.19x       74.1        72.3
       1.20  -   1.24               40        302,860,629      14.0%      5.8847        117          1.22        74.8        67.7
       1.25  -   1.29               27        282,681,313      13.0%      5.6452         93          1.26        72.4        67.1
       1.30  -   1.34               10        209,162,031       9.7%      5.6526        102          1.32        75.0        73.3
       1.35  -   1.39               13        136,603,503       6.3%      5.8929        110          1.37        70.8        67.9
       1.40  -   1.44               9         227,545,225      10.5%      5.8357         88          1.41        72.0        69.0
       1.45  -   1.49               11         84,189,121       3.9%      5.7138        114          1.47        72.0        66.8
       1.50  -   1.74               20        405,789,290      18.7%      6.1311        111          1.62        62.5        60.5
       1.75  -   2.88               4         161,844,068       7.5%      5.4370        119          2.14        54.4        53.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

Minimum:             1.15x
Maximum:             2.88x
Weighted Average:    1.41x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF CUT-OFF DATE           MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
LOAN-TO-VALUE RATIOS (%)         LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      28.70  -   50.00              7      $   21,952,671       1.0%      5.8739        114          2.04x       41.4        33.3
      50.01  -   60.00              9         368,916,367      17.0%      5.9908        117          1.85        55.6        55.2
      60.01  -   65.00              11         43,441,148       2.0%      5.8293        119          1.40        63.4        56.6
      65.01  -   70.00              29        370,765,285      17.1%      5.7474        106          1.36        68.4        63.6
      70.01  -   75.00              46        836,396,835      38.6%      5.7313        100          1.33        72.6        69.9
      75.01  -   77.50              13        139,513,203       6.4%      5.8168        104          1.25        76.8        71.4
      77.51  -   80.00              28        359,100,852      16.6%      5.7565        118          1.26        78.9        74.4
      80.01  -   81.90              2          26,940,000       1.2%      5.9363        119          1.27        81.4        77.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

Minimum:             28.70
Maximum:             81.90
Weighted Average:    69.91

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF MATURITY DATE          MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
OR ARD LTV RATIOS (%)            LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     20.40 - 40.00                   8     $   26,039,036       1.2%      5.8838        115          1.92x       44.5        33.9
     40.01 - 50.00                   6         14,040,181       0.6%      5.9164        119          1.30        60.1        43.4
     50.01 - 60.00                  25        476,824,959      22.0%      5.9596        118          1.74        58.5        55.8
     60.01 - 62.50                  17        118,204,992       5.5%      5.8825        119          1.44        69.6        61.0
     62.51 - 65.00                  15        178,141,165       8.2%      5.7699        119          1.31        71.6        63.5
     65.01 - 67.50                  19        160,788,657       7.4%      5.9007        116          1.29        72.3        66.0
     67.51 - 70.00                  17        162,065,889       7.5%      5.5986         90          1.29        72.1        69.2
     70.01 - 80.70                  38      1,030,921,479      47.6%      5.7213        102          1.30        75.0        73.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

Minimum:             20.40
Maximum:             80.70
Weighted Average:    66.63

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF REMAINING              MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
TERMS TO MATURITY (MOS.)         LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

         38 - 60                    11     $  362,320,966      16.7%      5.7745         58          1.35X       72.6        72.3
         61 - 84                     1          8,422,678       0.4%      5.8200         83          1.49        72.3        65.2
         85 - 121                  131      1,790,092,131      82.6%      5.7963        118          1.42        69.3        65.5
        122 - 179                    2          6,190,585       0.3%      6.1943        178          1.25        72.3        53.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41X       69.9        66.6
====================================================================================================================================

Minimum:             38 mos.
Maximum:             179 mos.
Weighted Average:    108 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF REMAINING STATED       MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
AMORTIZATION TERMS (MOS.)        LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

  Interest Only                     30     $1,266,714,727      58.5%      5.7858        102          1.48x       68.0        68.0
         118 - 240                   5         14,196,762       0.7%      5.9957        111          1.30        60.9        37.3
         241 - 300                   5         36,028,310       1.7%      6.1585        119          1.55        68.0        53.1
         301 - 360                  89        685,083,868      31.6%      5.7874        117          1.32        72.5        64.7
         361 - 478                  16        165,002,693       7.6%      5.7855        117          1.27        75.5        70.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41x       69.9        66.6
====================================================================================================================================

Minimum:             118 mos.
Maximum:             478 mos.
Weighted Average:    366 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF       MORTGAGE    WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL     POOL      MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
AMORTIZATION TYPES               LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                       30     $1,266,714,727      58.5%      5.7858        102          1.48x       68.0        68.0
IO-Balloon                          52        539,620,403      24.9%      5.7343        116          1.28        74.3        68.5
Balloon                             62        353,700,149      16.3%      5.9173        118          1.38        70.0        58.9
ARD                                  1          6,991,081       0.3%      5.6150        118          1.45        79.4        73.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145     $2,167,026,360     100.0%      5.7939        108          1.41x       69.9        66.6
====================================================================================================================================

ESCROW TYPES

--------------------------------------------------------------------
                                                              % OF
                                             AGGREGATE       INITIAL
                               NUMBER OF      CUT-OFF       MORTGAGE
                                MORTGAGE   DATE PRINCIPAL     POOL
ESCROW TYPES                     LOANS      BALANCE ($)      BALANCE
--------------------------------------------------------------------
Real Estate Tax                    121     $1,517,108,372      70.0%
Insurance                          113      1,396,894,634      64.5%
Replacement Reserves               114      1,390,261,047      64.2%
TI/LC Reserves                      60        715,729,795      45.1%

LOCKBOX TYPES

--------------------------------------------------------------------
                                                              % OF
                                             AGGREGATE       INITIAL
                               NUMBER OF      CUT-OFF       MORTGAGE
                                MORTGAGE   DATE PRINCIPAL     POOL
LOCKBOX TYPES                    LOANS      BALANCE ($)      BALANCE
--------------------------------------------------------------------
Hard                                44     $1,276,260,870      58.9%
None at Closing, Springing Hard     7          87,090,070      4.0%
Soft at Closing, Springing Hard     5          53,321,979      2.5%
Soft                                2          39,080,000      1.8%
--------------------------------------------------------------------

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
MORTGAGE LOAN SELLER             LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                                62     $1,145,484,140      63.5%      5.6450        111          1.41x       70.4        67.4
CRF                                 67        657,182,119      36.5%      5.8596        102          1.35        73.0        68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                               MORTGAGED   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PROPERTY TYPE                 PROPERTIES    BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                              72     $1,040,315,029      57.7%      5.6789        110          1.42x       70.2        67.8
  Anchored                          32        775,984,297      43.0%      5.6525        108          1.43        70.3        68.7
  Unanchored                        23        107,637,296       6.0%      5.6602        116          1.38        68.2        62.1
  Shadow Anchored                   10        109,155,759       6.1%      5.7489        118          1.31        72.2        70.0
  Single Tenant                      7         47,537,677       2.6%      5.9909        118          1.57        68.2        60.1
Office                              34        353,352,482      19.6%      5.7164         97          1.30        74.2        70.7
Industrial                          26        149,600,003       8.3%      5.8339        117          1.33        74.4        70.3
Hospitality                         14        142,094,164       7.9%      5.9134        101          1.49        70.7        62.4
Self Storage                        12         57,350,120       3.2%      5.7693        119          1.33        70.7        61.7
Mixed Use                            6         43,265,942       2.4%      5.7405        119          1.31        70.4        62.4
Manufactured Housing                 4         13,899,952       0.8%      5.7315        106          1.40        69.0        59.8
Land                                 2          2,788,567       0.2%      6.2120         81          1.33        41.0        31.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                               MORTGAGED   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PROPERTY STATE/LOCATION       PROPERTIES    BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida            FL               19     $  331,734,076      18.4%      5.6212        108          1.25x       71.7        70.5
California         CA               30        269,671,022      15.0%      5.6922        118          1.38        71.1        66.3
  Southern         SCA              28        261,054,447      14.5%      5.6878        118          1.39        70.8        66.1
  Northern         NCA               2          8,616,575       0.5%      5.8268        118          1.21        79.0        70.6
Virginia           VA               16        171,228,292       9.5%      5.6058        93           1.32        73.3        71.6
Ohio               OH                4        161,210,000       8.9%      5.4376        119          2.09        55.7        55.0
Texas              TX               17        119,849,055       6.6%      5.8880        115          1.31        75.7        68.6
New Jersey         NJ                3         91,950,000       5.1%      5.6467        119          1.27        72.9        69.3
New York           NY                6         89,031,061       4.9%      5.8127        119          1.26        76.3        69.0
Puerto Rico        PR                6         84,675,000       4.7%      6.0390        58           1.40        73.7        73.7
Tennessee          TN                4         69,795,000       3.9%      6.0187        79           1.46        70.6        69.3
Colorado           CO                5         55,794,068       3.1%      5.7516        118          1.33        74.6        69.3
Massachusetts      MA                2         44,240,403       2.5%      5.7985        72           1.27        76.6        74.8
Arizona            AZ                4         35,188,133       2.0%      5.9635        120          1.29        77.2        73.2
Wyoming            WY                3         28,676,342       1.6%      6.0223        117          1.32        74.2        63.2
Indiana            IN                6         27,993,245       1.6%      5.6636        120          1.26        77.2        71.1
Pennsylvania       PA                5         22,126,464       1.2%      5.7812        111          1.44        69.0        60.5
Michigan           MI                1         19,000,000       1.1%      5.5000        118          1.50        71.5        71.5
Maryland           MD                3         18,724,120       1.0%      5.8776        131          1.31        72.7        65.8
Missouri           MO                4         18,577,623       1.0%      5.9247        97           1.21        75.5        68.7
Mississippi        MS                2         17,630,000       1.0%      5.7492        119          1.29        74.8        65.8
Wisconsin          WI                2         15,978,482       0.9%      5.8275        120          1.55        64.7        60.0
Minnesota          MN                2         13,378,377       0.7%      5.8226        96           1.40        70.7        62.3
Nevada             NV                2         12,860,022       0.7%      5.8010        118          1.29        72.1        67.2
Illinois           IL                2         12,391,081       0.7%      5.6621        118          1.55        74.6        67.6
Kansas             KS                1         10,816,000       0.6%      5.9100        120          1.16        79.5        74.3
District of Colum  DC                2         10,446,863       0.6%      5.9916        119          1.18        74.3        66.1
South Carolina     SC                3         10,390,443       0.6%      5.9902        119          1.29        66.5        59.2
Georgia            GA                1          6,584,998       0.4%      5.7000        118          1.38        67.2        56.6
Kentucky           KY                1          5,950,000       0.3%      5.8020        117          1.39        72.6        65.3
Washington         WA                2          5,191,529       0.3%      5.8973        118          1.23        71.5        60.5
Utah               UT                1          3,992,043       0.2%      6.0300        119          1.26        58.5        38.5
Maine              ME                1          3,647,867       0.2%      5.7460        119          1.23        78.0        69.5
Arkansas           AR                3          3,455,000       0.2%      5.8400        59           1.36        74.0        74.0
Delaware           DE                1          3,189,878       0.2%      5.7600        118          1.57        45.6        35.1
Oklahoma           OK                2          3,055,000       0.2%      5.8400        59           1.36        74.0        74.0
Louisiana          LA                1          1,347,097       0.1%      6.0400        118          1.20        78.3        66.6
Idaho              ID                1          1,199,024       0.1%      6.0700        119          1.27        64.8        55.1
Alabama            AL                1          1,024,192       0.1%      6.1900        119          1.29        64.0        54.7
North Carolina     NC                1            674,461       0.0%      6.1420        119          1.39        72.9        62.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF CUT-OFF                MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
DATE PRINCIPAL BALANCES ($)      LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       674,461 - 2,999,999          22     $   38,057,118       2.1%      6.0562        112          1.41x       64.9        55.7
     3,000,000 - 3,999,999          16         56,314,119       3.1%      5.8280        118          1.31        64.8        53.7
     4,000,000 - 4,999,999          13         57,213,897       3.2%      5.8467        113          1.34        71.5        64.9
     5,000,000 - 5,999,999           9         49,089,986       2.7%      5.7771        126          1.50        67.2        57.6
     6,000,000 - 6,999,999           6         39,731,725       2.2%      5.6836        118          1.31        72.2        65.9
     7,000,000 - 7,999,999           9         67,971,172       3.8%      5.8249        119          1.37        73.6        63.6
     8,000,000 - 9,999,999          10         88,517,386       4.9%      5.8422        115          1.40        72.2        64.1
    10,000,000 - 14,999,999         16        188,595,324      10.5%      5.9136        118          1.35        74.2        67.9
    15,000,000 - 19,999,999         10        174,900,000       9.7%      5.6888        113          1.32        75.0        70.6
    20,000,000 - 49,999,999         12        389,200,534      21.6%      5.7417        106          1.33        73.8        71.0
    50,000,000 - 99,999,999          4        279,675,000      15.5%      5.7036         72          1.33        73.4        73.4
   100,000,000 - 223,400,000         2        373,400,000      20.7%      5.5203        119          1.56        65.5        65.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

Minimum:                $674,461
Maximum:                $223,400,000
Average:                $13,974,157

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
RANGE OF MORTGAGE RATES (%)      LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      5.2600 - 5.4999               7      $  301,225,162      16.7%      5.3950        104          1.72x       62.9        61.7
      5.5000 - 5.7499               41        713,267,192      39.6%      5.6139        114          1.29        73.0        70.2
      5.7500 - 5.9999               45        475,256,464      26.4%      5.8572        112          1.33        73.8        68.7
      6.0000 - 6.0999               17        219,697,627      12.2%      6.0314         83          1.39        72.1        68.8
      6.1000 - 6.1999               12         68,836,296       3.8%      6.1592        118          1.46        71.1        61.2
      6.2000 - 6.2999               4           6,862,491       0.4%      6.2357         76          1.35        56.3        49.8
      6.3000 - 6.3999               2          16,725,995       0.9%      6.3530        119          1.22        77.9        62.6
      6.4000 - 7.3500               1             795,033       0.0%      7.3500        171          1.27        68.0        53.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

Minimum:                5.2600
Maximum:                7.3500
Weighted Average:       5.7232

DEBT SERVICE COVERAGE RATIOS (x)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF DEBT SERVICE           MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
COVERAGE RATIOS (X)              LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     1.15 - 1.19                    10     $  348,441,180      19.3%      5.6431        119          1.19x       74.2        72.5
     1.20 - 1.24                    35        276,212,277      15.3%      5.9022        117          1.22        75.0        67.8
     1.25 - 1.29                    23        229,446,313      12.7%      5.6747         92          1.26        72.1        66.5
     1.30 - 1.34                     8        197,447,031      11.0%      5.6520        101          1.32        74.9        73.5
     1.35 - 1.44                    19        301,569,706      16.7%      5.8194         97          1.40        72.0        68.5
     1.45 - 1.49                    11         84,189,121       4.7%      5.7138        114          1.47        72.0        66.8
     1.50 - 1.59                    15        171,556,121       9.5%      5.7801        104          1.52        69.6        66.2
     1.60 - 1.79                     4         31,960,441       1.8%      6.0977        118          1.63        67.5        60.5
     1.80 - 2.88                     4        161,844,068       9.0%      5.4370        119          2.14        54.4        53.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

Minimum:                1.15x
Maximum:                2.88x
Weighted Average:       1.39x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF CUT-OFF DATE           MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
LOAN-TO-VALUE RATIOS (%)         LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      28.70 - 50.00                  7     $   21,952,671       1.2%      5.8739        114          2.04x       41.4        33.3
      50.01 - 60.00                  6        161,630,288       9.0%      5.4445        119          2.05        55.6        54.9
      60.01 - 65.00                 11         43,441,148       2.4%      5.8293        119          1.40        63.4        56.6
      65.01 - 70.00                 26        325,505,285      18.1%      5.7065        105          1.37        68.8        63.6
      70.01 - 75.00                 43        770,731,835      42.8%      5.7367        102          1.32        72.6        69.7
      75.01 - 77.50                 11        128,863,203       7.1%      5.8242        103          1.25        76.8        71.7
      77.51 - 80.00                 23        323,601,829      18.0%      5.7645        118          1.26        78.9        74.9
      80.01 - 81.90                  2         26,940,000       1.5%      5.9363        119          1.27        81.4        77.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

Minimum:                28.70
Maximum:                81.90
Weighted Average:       71.34

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF MATURITY DATE          MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
OR ARD LTV RATIOS (%)            LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     20.40 - 50.00                  13     $   37,380,866       2.1%      5.9155        116          1.74x       50.0        36.7
     50.01 - 55.00                  10         40,267,142       2.2%      5.8417        128          1.38        64.6        53.6
     55.01 - 60.00                  11        218,710,089      12.1%      5.5444        119          1.89        59.6        56.1
     60.01 - 62.50                  17        118,204,992       6.6%      5.8825        119          1.44        69.6        61.0
     62.51 - 65.00                  15        178,141,165       9.9%      5.7699        119          1.31        71.6        63.5
     65.01 - 67.50                  18        128,788,657       7.1%      5.8561        116          1.28        74.0        66.1
     67.51 - 70.00                  12        134,916,867       7.5%      5.5718         84          1.30        71.0        69.4
     70.01 - 80.70                  33        946,256,479      52.5%      5.7267        103          1.30        75.0        73.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

Minimum:                20.40
Maximum:                80.70
Weighted Average:       67.71

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF REMAINING              MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
TERMS TO MATURITY (MOS.)         LOANS      BALANCE ($)      BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        56 - 84                     10     $  327,878,644      18.2%      5.7738         59          1.35X       72.4        72.1
        85 - 114                     1         26,000,000       1.4%      6.0120        113          1.37        69.7        66.2
       115 - 121                   116      1,442,597,030      80.0%      5.7045        119          1.40        71.1        66.8
       122 - 179                     2          6,190,585       0.3%      6.1943        178          1.25        72.3        53.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39X       71.3        67.7
====================================================================================================================================

Minimum:                56 mos.
Maximum:                179 mos.
Weighted Average:       108 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF REMAINING STATED       MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
AMORTIZATION TERMS (MOS.)         LOANS      BALANCE ($)     BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only                 25     $  978,047,000      54.3%      5.6442        100          1.44x       70.4        70.4
         118 - 240                   5         14,196,762       0.8%      5.9957        111          1.30        60.9        37.3
         241 - 300                   5         36,028,310       2.0%      6.1585        119          1.55        68.0        53.1
         301 - 360                  79        612,089,845      34.0%      5.8001        118          1.33        72.1        64.2
         361 - 478                  15        162,304,342       9.0%      5.7884        117          1.27        75.9        70.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

Minimum:                118 mos.
Maximum:                478 mos.
Weighted Average:       366 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE       INITIAL                 REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL    GROUP 1    MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
AMORTIZATION TYPES                LOANS      BALANCE ($)     BALANCE    RATE (%)       (MOS.)      DSCR (X)    RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                          43     $  467,925,403      26.0%      5.7443        118          1.28x       74.1        68.5
Interest Only                       25        978,047,000      54.3%      5.6442        100          1.44        70.4        70.4
Balloon                             60        349,702,775      19.4%      5.9180        118          1.38        70.1        59.0
ARD                                  1          6,991,081       0.4%      5.6150        118          1.45        79.4        73.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            129     $1,802,666,259     100.0%      5.7232        108          1.39x       71.3        67.7
====================================================================================================================================

ESCROW TYPES

----------------------------------------------------------------------
                                                              % OF
                                             AGGREGATE       INITIAL
                               NUMBER OF      CUT-OFF         LOAN
                                MORTGAGE   DATE PRINCIPAL    GROUP 1
ESCROW TYPES                      LOANS      BALANCE ($)      BALANCE
----------------------------------------------------------------------
Real Estate Tax                    105     $1,152,748,271      63.9%
Replacement Reserves                99     $1,028,215,946      57.0%
Insurance                          100     $1,070,814,533      59.4%
TI/LC Reserves                      60     $  715,729,795      45.1%

LOCKBOX TYPES

----------------------------------------------------------------------
                                                              % OF
                                             AGGREGATE       INITIAL
                               NUMBER OF      CUT-OFF         LOAN
                                MORTGAGE   DATE PRINCIPAL    GROUP 1
LOCKBOX TYPES                     LOANS      BALANCE ($)      BALANCE
----------------------------------------------------------------------
Hard                               43      $1,073,988,143      59.6%
None at Closing, Springing Hard    7       $   87,090,070       4.8%
Soft at Closing, Springing Hard    4       $   39,736,979       2.2%
Soft                               1       $    9,800,000       0.5%
----------------------------------------------------------------------

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
MORTGAGE LOAN SELLER             LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                                 6     $  241,707,727     66.3%       6.2960        112           1.63X      59.0        57.8
CRF                                 10        122,652,374     33.7%       5.8432        104           1.32       70.3        68.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                               MORTGAGED   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PROPERTY TYPE                 PROPERTIES    BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                         16     $  363,061,079     99.6%       6.1428        109           1.52X      62.8        61.3
Manufactured Housing                1           1,299,022      0.4%       6.3600        119           1.35       79.5        68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             17     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                               MORTGAGED   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PROPERTY STATE/LOCATION       PROPERTIES    BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                  NY       2       $  202,272,727     55.5%       6.4340        116           1.70x      55.6        55.6
Michigan                  MI       2           38,880,000     10.7%       5.9010         73           1.37       74.7        73.4
Colorado                  CO       1           32,000,000      8.8%       6.0800        118           1.35       65.4        65.4
California                CA       2           25,115,000      6.9%       5.4769        119           1.27       69.2        69.2
Texas                     TX       2           16,850,000      4.6%       5.7377        118           1.28       77.5        68.2
Oklahoma                  OK       1           13,585,000      3.7%       5.3750         38           1.26       74.6        71.5
Virginia                  VA       2           13,260,000      3.6%       5.9500        119           1.19       67.8        59.3
Georgia                   GA       1            9,400,000      2.6%       5.6200        119           1.31       79.7        71.5
Indiana                   IN       2            9,000,000      2.5%       5.6291        117           1.22       77.7        68.2
Washington                WA       1            2,698,351      0.7%       5.6150        119           1.20       50.4        44.8
North Carolina            NC       1            1,299,022      0.4%       6.3600        119           1.35       79.5        68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           17       $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF CUT-OFF DATE           MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
PRINCIPAL BALANCES ($)           LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

   1,299,022 -  3,499,999            3     $    6,312,374      1.7%       5.8508        119           1.27x      59.5        54.8
   3,500,000 -  4,499,999            1          4,000,000      1.1%       5.6280        117           1.20       78.4        68.9
   4,500,000 -  5,499,999            2         10,350,000      2.8%       5.7954        118           1.22       71.4        62.9
   5,500,000 -  6,999,999            1          5,650,000      1.6%       5.8125        117           1.27       76.9        67.8
   7,000,000 -  9,999,999            3         26,910,000      7.4%       5.7313        118           1.24       76.4        68.9
  10,000,000 - 12,999,999            1         11,200,000      3.1%       5.7000        118           1.28       77.8        68.4
  13,000,000 - 19,999,999            1         13,585,000      3.7%       5.3750         38           1.26       74.6        71.5
  20,000,000 - 202,272,727           4        286,352,727     78.6%       6.2689        111           1.60       59.7        59.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

Minimum:         $1,299,022
Maximum:         $202,272,727
Average:         $22,772,506

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
RANGE OF MORTGAGE RATES (%)      LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

   5.3750 - 5.7999                   8     $   78,283,351     21.5%       5.5423        104          1.26X       74.5        69.7
   5.8000 - 5.8999                   2          7,965,000      2.2%       5.8205        117          1.28        71.7        65.2
   5.9000 - 6.0999                   4         74,540,000     20.5%       6.0176         95          1.35        68.9        67.4
   6.1000 - 6.4340                   2        203,571,749     55.9%       6.4335        116          1.70        55.8        55.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109          1.52X       62.8        61.3
====================================================================================================================================

Minimum:            5.3750
Maximum:            6.4340
Weighted Average:   6.1436

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF DEBT SERVICE           MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
COVERAGE RATIOS (X)              LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

   1.18 - 1.19                       1     $    7,910,000      2.2%       5.9500        119           1.18x      69.0        59.8
   1.20 - 1.24                       5         26,648,351      7.3%       5.7032        118           1.21       73.2        65.9
   1.25 - 1.29                       4         53,235,000     14.6%       5.5176         98           1.27       73.6        69.9
   1.30 - 1.39                       4         45,014,022     12.4%       5.9797        118           1.34       68.5        66.4
   1.40 - 1.70                       2        231,552,727     63.6%       6.3766        109           1.66       57.8        57.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

Minimum:              1.18x
Maximum:              1.70x
Weighted Average:     1.52x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF CUT-OFF DATE           MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
LOAN-TO-VALUE RATIOS (%)         LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    50.40 - 70.00                    6     $  252,546,079     69.3%       6.3495        116           1.62x      57.5        57.0
    70.01 - 72.50                    1         22,800,000      6.3%       5.4400        119           1.27       70.2        70.2
    72.51 - 75.00                    2         42,865,000     11.8%       5.7883         52           1.37       73.6        72.7
    75.01 - 77.50                    2         10,650,000      2.9%       5.7268        117           1.25       77.0        67.8
    77.51 - 79.70                    5         35,499,022      9.7%       5.6840        118           1.27       78.8        70.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

Minimum:             50.40
Maximum:             79.70
Weighted Average:    62.81

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF MATURITY DATE          MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
OR ARD LTV RATIOS (%)            LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    44.80 - 60.00                    5     $  220,546,079     60.5%       6.3886        116           1.66x      56.3        55.7
    60.01 - 67.50                    1         32,000,000      8.8%       6.0800        118           1.35       65.4        65.4
    67.51 - 70.00                    5         27,149,022      7.5%       5.7315        118           1.26       77.7        68.2
    70.01 - 73.90                    5         84,665,000     23.2%       5.6613         85           1.32       74.0        72.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

Minimum:           44.80
Maximum:           73.90
Weighted Average:  61.29

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF REMAINING              MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
TERMS TO MATURITY (MOS.)         LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     38 - 109                        2     $   42,865,000     11.8%       5.7883         52           1.37x      73.6        72.7
    110 - 119                       14        321,495,101     88.2%       6.1909        117           1.54       61.4        59.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

Minimum:            38 mos.
Maximum:            119 mos.
Weighted Average:   109 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
RANGE OF REMAINING STATED       MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
AMORTIZATION TERMS (MOS.)        LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                        5     $  288,667,727     79.2%       6.2654        111           1.60x      59.7        59.7
          359 - 360                 10         72,994,022     20.0%       5.6811        103           1.25       75.8        68.4
          361 - 419                  1          2,698,351      0.7%       5.6150        119           1.20       50.4        44.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

Minimum:           359 mos.
Maximum:           419 mos.
Weighted Average:  362 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           WTD. AVG.
                                                              % OF                   WTD. AVG.                 WTD. AVG.   MATURITY
                                             AGGREGATE      INITIAL                  REMAINING                  CUT-OFF      DATE
                               NUMBER OF      CUT-OFF         LOAN      WTD. AVG.     TERM TO                    DATE       OR ARD
                                MORTGAGE   DATE PRINCIPAL   GROUP 2     MORTGAGE    MATURITY/ARD   WTD. AVG.      LTV         LTV
AMORTIZATION TYPES               LOANS      BALANCE ($)     BALANCE      RATE (%)      (MOS.)       DSCR (X)   RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                        5     $  288,667,727     79.2%       6.2654        111           1.60x      59.7        59.7
IO-Balloon                           9         71,695,000     19.7%       5.6688        103           1.25       75.7        68.4
Balloon                              2          3,997,374      1.1%       5.8571        119           1.25       59.9        52.4
Fully Amortizing                     0                  0      0.0%       0.0000          0           0.00        0.0         0.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             16     $  364,360,101    100.0%       6.1436        109           1.52X      62.8        61.3
====================================================================================================================================

ESCROW TYPES

--------------------------------------------------------------------------------
                                                AGGREGATE CUT-OFF   % OF INITIAL
                                 NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2
ESCROW TYPES                   MORTGAGE LOANS      BALANCE ($)        BALANCE
--------------------------------------------------------------------------------
Tax                                  16           $364,360,101         100.0%
Insurance                            13            326,080,101          89.5%
Replacement Reserves                 15            362,045,101          99.4%

LOCKBOX TYPES

--------------------------------------------------------------------------------
                                                AGGREGATE CUT-OFF   % OF INITIAL
                                 NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2
LOCKBOX TYPES                  MORTGAGE LOANS      BALANCE ($)        BALANCE
--------------------------------------------------------------------------------
Hard                                 1            $202,272,727        55.5%
Soft                                 1              29,280,000         8.0%
Soft at Closing,
  Springing Hard                     1              13,585,000         3.7%
--------------------------------------------------------------------------------

                                   ANNEX A-3

                        242 BAKER AMORTIZATION SCHEDULE

                                     A-3-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-3
                                242 BAKER AVENUE

 PERIOD        DATE            BALANCE          PRINCIPAL
--------   -----------   ------------------   -------------

    0        3/8/2007        10,500,000.00
    1        4/8/2007        10,490,403.39        9,596.61
    2        5/8/2007        10,479,122.66       11,280.72
    3        6/8/2007        10,469,425.01        9,697.65
    4        7/8/2007        10,458,046.04       11,378.97
    5        8/8/2007        10,448,246.39        9,799.65
    6        9/8/2007        10,438,399.32        9,847.07
    7       10/8/2007        10,426,875.05       11,524.28
    8       11/8/2007        10,416,924.55        9,950.50
    9       12/8/2007        10,405,299.70       11,624.85
   10        1/8/2008        10,395,244.79       10,054.91
   11        2/8/2008        10,385,141.22       10,103.57
   12        3/8/2008        10,371,746.28       13,394.94
   13        4/8/2008        10,361,528.99       10,217.29
   14        5/8/2008        10,349,644.70       11,884.29
   15        6/8/2008        10,339,320.45       10,324.25
   16        7/8/2008        10,327,332.16       11,988.30
   17        8/8/2008        10,316,899.93       10,432.23
   18        9/8/2008        10,306,417.21       10,482.72
   19       10/8/2008        10,294,274.82       12,142.39
   20       11/8/2008        10,283,682.61       10,592.21
   21       12/8/2008        10,271,433.74       12,248.87
   22        1/8/2009        10,260,731.00       10,702.75
   23        2/8/2009        10,249,976.46       10,754.54
   24        3/8/2009        10,234,369.46       15,606.99
   25        4/8/2009        10,223,487.34       10,882.12
   26        5/8/2009        10,210,956.56       12,530.78
   27        6/8/2009        10,199,961.14       10,995.42
   28        7/8/2009        10,187,320.18       12,640.96
   29        8/8/2009        10,176,210.37       11,109.81
   30        9/8/2009        10,165,046.79       11,163.58
   31       10/8/2009        10,152,242.32       12,804.48
   32       11/8/2009        10,140,962.75       11,279.57
   33       12/8/2009        10,128,045.48       12,917.27
   34        1/8/2010        10,116,648.81       11,396.67
   35        2/8/2010        10,105,196.99       11,451.82
   36        3/8/2010        10,088,957.15       16,239.84
   37        4/8/2010        10,077,371.32       11,585.83
   38        5/8/2010        10,064,156.23       13,215.09
   39        6/8/2010        10,052,450.37       11,705.86
   40        7/8/2010        10,039,118.57       13,331.80
   41        8/8/2010        10,027,291.54       11,827.02
   42        9/8/2010        10,015,407.28       11,884.26
   43       10/8/2010        10,001,901.99       13,505.29
   44       11/8/2010         9,989,894.86       12,007.13
   45       12/8/2010         9,976,270.09       13,624.77
   46        1/8/2011         9,964,138.92       12,131.18

 PERIOD        DATE           BALANCE           PRINCIPAL
--------   -----------   -----------------   --------------

   47        2/8/2011        9,951,949.03        12,189.88
   48        3/8/2011        9,935,039.33        16,909.71
   49        4/8/2011        9,922,708.62        12,330.71
   50        5/8/2011        9,908,769.19        13,939.43
   51        6/8/2011        9,896,311.35        12,457.84
   52        7/8/2011        9,896,311.35             0.00
   53        8/8/2011        9,896,311.35             0.00
   54        9/8/2011        9,896,311.35             0.00
   55       10/8/2011        9,896,311.35             0.00
   56       11/8/2011        9,896,311.35             0.00
   57       12/8/2011        9,896,311.35             0.00
   58        1/8/2012        9,896,311.35             0.00
   59        2/8/2012        9,896,311.35             0.00
   60        3/8/2012        9,896,311.35             0.00
   61        4/8/2012        9,896,311.35             0.00
   62        5/8/2012        9,896,311.35             0.00
   63        6/8/2012        9,896,311.35             0.00
   64        7/8/2012        9,896,311.35             0.00
   65        8/8/2012        9,896,311.35             0.00
   66        9/8/2012        9,896,311.35             0.00
   67       10/8/2012        9,896,311.35             0.00
   68       11/8/2012        9,896,311.35             0.00
   69       12/8/2012        9,896,311.35             0.00
   70        1/8/2013        9,896,311.35             0.00
   71        2/8/2013        9,896,311.35             0.00
   72        3/8/2013        9,896,311.35             0.00
   73        4/8/2013        9,896,311.35             0.00
   74        5/8/2013        9,896,311.35             0.00
   75        6/8/2013        9,896,311.35             0.00
   76        7/8/2013        9,896,311.35             0.00
   77        8/8/2013        9,896,311.35             0.00
   78        9/8/2013        9,896,311.35             0.00
   79       10/8/2013        9,896,311.35             0.00
   80       11/8/2013        9,896,311.35             0.00
   81       12/8/2013        9,896,311.35             0.00
   82        1/8/2014        9,896,311.35             0.00
   83        2/8/2014        9,896,311.35             0.00
   84        3/8/2014        9,896,311.35             0.00
   85        4/8/2014        9,896,311.35             0.00
   86        5/8/2014        9,896,311.35             0.00
   87        6/8/2014        9,896,311.35             0.00
   88        7/8/2014        9,882,248.29        14,063.06
   89        8/8/2014        9,869,662.10        12,586.19
   90        9/8/2014        9,857,015.01        12,647.10
   91       10/8/2014        9,842,767.91        14,247.09
   92       11/8/2014        9,829,990.66        12,777.25
   93       12/8/2014        9,815,617.00        14,373.66
   94        1/8/2015        9,802,708.36        12,908.65
   95        2/8/2015        9,789,737.24        12,971.12

 PERIOD        DATE           BALANCE            PRINCIPAL
--------   -----------   -----------------   ----------------

   96        3/8/2015        9,772,118.49          17,618.75
   97        4/8/2015        9,758,999.33          13,119.16
   98        5/8/2015        9,744,293.20          14,706.13
   99        6/8/2015        9,731,039.39          13,253.81
   100       7/8/2015        9,716,202.31          14,837.08
   101       8/8/2015        9,702,812.55          13,389.76
   102       9/8/2015        9,689,357.99          13,454.56
   103      10/8/2015        9,674,325.70          15,032.29
   104      11/8/2015        9,660,733.29          13,592.42
   105      12/8/2015        9,645,566.94          15,166.35
   106       1/8/2016        9,631,835.35          13,731.59
   107       2/8/2016        9,618,037.30          13,798.05
   108       3/8/2016        9,601,169.51          16,867.79
   109       4/8/2016        9,587,223.06          13,946.45
   110       5/8/2016        9,571,712.44          15,510.62
   111       6/8/2016        9,557,623.43          14,089.01
   112       7/8/2016        9,541,974.18          15,649.24
   113       8/8/2016        9,527,741.26          14,232.93
   114       9/8/2016        9,513,439.45          14,301.81
   115      10/8/2016        9,497,583.28          15,856.17
   116      11/8/2016        9,483,135.53          14,447.75
   117      12/8/2016        9,467,137.43          15,998.10
   118       1/8/2017        9,452,542.34          14,595.09
   119       2/8/2017        9,437,876.61          14,665.73
   120       3/8/2017                0.00       9,437,876.61

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

            CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

                                      B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

        ORIGINATOR
LOAN #     (1)             PROPERTY NAME                STREET ADDRESS           CITY     STATE    ZIP CODE
-------------------------------------------------------------------------------------------------------------

   2    MLML        Peter Cooper Village and   110 Building Development    New York          NY  10009, 10010
                    Stuyvesant Town            Between 1st Avenue &
                                               Avenue C, Between 14th
                                               & East 23rd Streets
 2.01   MLML        Stuyvesant Town                                        New York          NY  10009, 10010
 2.02   MLML        Peter Cooper Village                                   New York          NY  10009, 10010
  15    CRF         Retreat at the Park        1600 Fillmore Street        Denver            CO      80206
                    Apartments
  16    CRF         Crossings at Canton        8375 Honeytree Boulevard    Canton            MI      48187
  19    CRF         Emerald Place              40300 Washington Street     Bermuda Dunes     CA      92201
  34    MLML        Renaissance at Norman      1600 Ann Branden Boulevard  Norman            OK      73071
                    Apartments
  43    MLML        Spanish Point Apartments   4121 Harvest Hill Road      Dallas            TX      75244
  52    CRF         Bear Creek Apts - Phase I  1600 Bear Creek Lane        Petoskey          MI      49770
  54    CRF         Woodstone Apartments       1503 East Park Avenue       Valdosta          GA      31602
  65    CRF         Deering Manor Apartments   2712 Hopkins Road           Richmond          VA      23234
  81    CRF         Starview Mobile Home Park  4775 North Sherman Street   Mount Wolf        PA      17347
  84    MLML        Creekview Apartments       700 South Highway 1417      Sherman           TX      75092
  88    CRF         Bellevue Land Apartments   3935 Chamberlayne Avenue    Richmond          VA      23227
  92    MLML        Luella Crossing            1200 Elmwood Drive          Terre Haute       IN      47802
  106   MLML        Garden Quarter II          1200 Elmwood Drive          Terre Haute       IN      47802
  116   CRF         Regent Acres Mobile        700 Salem Road              Etters            PA      17319
                    Home Park
  122   CRF         Laurel Highlands           1001 Clubhouse Drive        Donegal           PA      15628
  123   CRF         Terrace Villa Apts         3230 Southwest Avalon Way   Seattle           WA      98126
  127   CRF         Vesper Ave Apartments      6936 Vesper Avenue          Van Nuys          CA      91405
  132   CRF         Sierra View MHC            10200 Johnson Road          Phelan            CA      92371
  139   CRF         Long Leaf MHP              420 Marion Drive            Wilmington        NC      28412

                                                                           CUT-OFF DATE   LOAN
                        NUMBER OF      PROPERTY   PROPERTY   CUT-OFF DATE    BALANCE      GROUP                OCCUPANCY
LOAN #      COUNTY      PROPERTIES       TYPE      SUBTYPE    BALANCE ($)  PER UNIT ($)  1 OR 2  OCCUPANCY %    DATE
------------------------------------------------------------------------------------------------------------------------

   2    New York            2       Multifamily   High Rise  202,272,727     267,212.97      2     98.30      11/30/2006
 2.01   New York            1       Multifamily   High Rise  156,475,129                     2     98.50      11/30/2006
 2.02   New York            1       Multifamily   High Rise   45,797,599                     2     97.70      11/30/2006
  15    Denver              1       Multifamily   Garden      32,000,000     128,514.06      2     70.83      11/30/2006
  16    Wayne               1       Multifamily   Garden      29,280,000      39,354.84      2     92.61        1/3/2007
  19    Riverside           1       Multifamily   Garden      22,800,000      95,000.00      2     91.70      11/21/2006
  34    Cleveland           1       Multifamily   Garden      13,585,000      59,583.33      2     75.90       5/17/2005
  43    Dallas              1       Multifamily   Garden      11,200,000      37,333.33      2     95.30        1/2/2007
  52    Emmet               1       Multifamily   Garden       9,600,000      80,000.00      2     96.67        2/1/2006
  54    Lowndes             1       Multifamily   Garden       9,400,000      31,333.33      2     89.33       1/26/2007
  65    Richmond City       1       Multifamily   Garden       7,910,000      47,083.33      2     95.20       1/15/2007
  81    York                1       Manufactured  Mobile       5,994,433      25,081.31      1     97.07      12/31/2006
                                    Housing       Home Park
  84    Grayson             1       Multifamily   Garden       5,650,000      39,236.11      2     95.10      12/12/2006
  88    Henrico             1       Multifamily   Garden       5,350,000      37,152.78      2     95.14       1/15/2007
  92    Vigo                1       Multifamily   Garden       5,000,000     100,000.00      2     92.00      12/20/2006
  106   Vigo                1       Multifamily   Garden       4,000,000      62,500.00      2     95.30      12/20/2006
  116   York                1       Manufactured  Mobile       3,197,031      24,404.82      1     90.80      12/31/2006
                                    Housing       Home Park
  122   Westmoreland        1       Manufactured  Mobile       2,960,000      10,277.78      1     85.76      10/31/2006
                                    Housing       Home Park
  123   King                1       Multifamily   Garden       2,698,351      74,954.21      2     100.00      1/29/2007
  127   Los Angeles         1       Multifamily   Garden       2,315,000      46,300.00      2     100.00      1/15/2007
  132   San Bernardino      1       Manufactured  Mobile       1,748,488      31,790.69      1     100.00       2/7/2007
                                    Housing       Home Park
  139   New Hanover         1       Manufactured  Mobile       1,299,022      25,471.02      2     98.04      12/19/2006
                                    Housing       Home Park

                              PADS            STUDIOS             1 BEDROOM            2 BEDROOM
                          ------------  -------------------  -------------------  -------------------
                          AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER
LOAN #  TOTAL UNITS/PADS    MO. ($)     UNITS    MO. ($)     UNITS    MO. ($)     UNITS     MO. ($)
-----------------------------------------------------------------------------------------------------

   2        11,227                                           5,740     1,596      4,976      1,836
 2.01        8,746                                           4,531     1,558      3,725      1,787
 2.02        2,481                                           1,209     1,742      1,251      1,984
  15          249                                             169      1,147        67       1,676
  16          744                                             216       678        334        802
  19          240                                             104       932        136       1,066
  34          228                                             68        707        138        809
  43          300                                             101       606        154        736
  52          120                                             12        721         84        824
  54          300                                             64        479        216        563
  65          168                                                                  168        649
  81          239             335
  84          144                                             44        554        100        628
  88          144                                             36        569         96        669
  92          50                                               8        786         4         950
  106         64                                              40        543         16        671
  116         131             335                              8        358         12        408
  122         288             155
  123         36                                              22        743         14        899
  127         50                                              50        644
  132         55              336
  139         51              275

             3 BEDROOM            4 BEDROOM
        -------------------  -------------------
          #    AVG RENT PER    #    AVG RENT PER  UTILITIES    ELEVATOR
LOAN #  UNITS    MO. ($)     UNITS    MO. ($)     TENANT PAYS  PRESENT
-----------------------------------------------------------------------

   2     472      1,951        39      2,638      None         Yes
 2.01    452      1,933        38      2,636      None         Yes
 2.02     20      2,354        1       2,705      None         Yes
  15      13      2,185                           E, G, S, W   Yes
  16     171      1,070        23      1,140      E            No
  19                                              E,G,W,S      No
  34      22      1,032                           E, W         No
  43      45       935                            E,W          No
  52      24      1,012                           E,G          No
  54      20       710                            E,G          No
  65                                              E, G         No
  81                                              E
  84                                              E            No
  88      12       799                            E, G         No
  92      32      1,165        6       1,590      E,W          No
  106     8        765                            E,W          No
  116                          1        420       E,G
  122                                             E, G
  123                                             E,G,W,S      Yes
  127                                             E, G         No
  132                                             E, G
  139                                             E,S,W

                             FOOTNOTES TO ANNEX B

MLML -- Merrill Lynch Mortgage Lending, Inc., CRF -- Countrywide Commercial
Real Estate Finance, Inc.

                                    ANNEX C

               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET*

           *(CONTAINS DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS)

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[LOGO] Merrill Lynch                               [LOGO] Countrywide
                                          -------------------------------------
                                                 SECURITIES CORPORATION
                                          A Countrywide Capital Markets Company

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                         $2,012,625,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
             CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A,
                  CLASS AM, CLASS AJ, CLASS B, CLASS C, CLASS D

--------------------------------------------------------------------------------

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                        Mortgage Loan Sellers & Sponsors

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                Master Servicers

                               LNR PARTNERS, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                 MARCH 16, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR CONTRADICTORY INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

          NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

CREDIT SUISSE                                                     MORGAN STANLEY

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                 INITIAL                          APPROX.
                               CERTIFICATE         APPROX.       PERCENTAGE     WEIGHTED
         EXPECTED RATINGS   PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL     AVERAGE      PRINCIPAL    ASSUMED FINAL
         ----------------      OR NOTIONAL         CREDIT         MORTGAGE        LIFE        WINDOW      DISTRIBUTION
CLASS    FITCH    MOODY'S       AMOUNT(1)          SUPPORT      POOL BALANCE   (YEARS)(2)   (MONTHS)(2)      DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

 A-1      AAA       Aaa          27,682,000        30.000%            1.277%      2.64         1 -  56     12/12/2011        (3)
------------------------------------------------------------------------------------------------------------------------------------
 A-2      AAA       Aaa       [320,456,000]        30.000%         [14.788]%      4.85        56 -  59     03/12/2012        (3)
------------------------------------------------------------------------------------------------------------------------------------
 A-3      AAA       Aaa          61,928,000        30.000%            2.858%      7.26        59 - 113     09/12/2016        (3)
------------------------------------------------------------------------------------------------------------------------------------
 A-4      AAA       Aaa       [742,492,000]        30.000%         [34.263]%      9.84       113 - 119     03/12/2017        (3)
------------------------------------------------------------------------------------------------------------------------------------
 A1A      AAA       Aaa         364,360,000        30.000%           16.814%      9.03         1 - 119     03/12/2017        (3)
------------------------------------------------------------------------------------------------------------------------------------
  AM      AAA       Aaa       [216,703,000]        20.000%         [10,000]%      9.92       119 - 119     03/12/2017        (3)
------------------------------------------------------------------------------------------------------------------------------------
  AJ      AAA       Aaa       [184,197,000]        11.500%          [8.500]%      9.92       119 - 119     03/12/2017        (3)
------------------------------------------------------------------------------------------------------------------------------------
  B       AA        Aa2          43,340,000         9.500%            2.000%      9.92       119 - 119     03/12/2017        (3)
------------------------------------------------------------------------------------------------------------------------------------
  C       AA-       Aa3          16,253,000         8.750%            0.750%      9.92       119 - 119     03/12/2017        (3)
------------------------------------------------------------------------------------------------------------------------------------
  D        A         A2          35,214,000         7.125%            1.625%      9.92       119 - 119     03/12/2017        (3)

NON-OFFERED CERTIFICATES(5)

                                 INITIAL                          APPROX.
                               CERTIFICATE         APPROX.       PERCENTAGE     WEIGHTED
         EXPECTED RATINGS   PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL     AVERAGE      PRINCIPAL
         ----------------      OR NOTIONAL         CREDIT         MORTGAGE        LIFE        WINDOW
CLASS    FITCH    MOODY'S        AMOUNT(1)         SUPPORT      POOL BALANCE   (YEARS)(2)   (MONTHS)(2)
-------------------------------------------------------------------------------------------------------

A-2FL     AAA       Aaa          [       ]         30.000%           [    ]       4.85       56 -  59
-------------------------------------------------------------------------------------------------------
A-4FL     AAA       Aaa          [       ]         30.000%           [    ]       9.84       113 - 119
-------------------------------------------------------------------------------------------------------
AM-FL     AAA       Aaa          [       ]         20.000%           [    ]       9.92       119 - 119
-------------------------------------------------------------------------------------------------------
AJ-FL     AAA       Aaa          [       ]         11.500%           [    ]       9.92       119 - 119
-------------------------------------------------------------------------------------------------------
  E       A-        A3          18,962,000          6.250%            0.875%      9.92       119 - 119
-------------------------------------------------------------------------------------------------------
  F      BBB+      Baa1         24,379,000          5.125%            1.125%      9.98       119 - 120
-------------------------------------------------------------------------------------------------------
  G       BBB      Baa2         24,379,000          4.000%            1.125%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  H      BBB-      Baa3         27,088,000          2.750%            1.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  J       BB+       Ba1          5,417,000          2.500%            0.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  K       BB        Ba2          5,418,000          2.250%            0.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  L       BB-       Ba3          5,417,000          2.000%            0.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  M       B+        B1           5,418,000          1.750%            0.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  N        B        B2           5,417,000          1.500%            0.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  P       B-        B3           5,418,000          1.250%            0.250%     10.00       120 - 120
-------------------------------------------------------------------------------------------------------
  Q       NR        NR          27,088,359          0.000%            1.250%     10.78       120 - 179
-------------------------------------------------------------------------------------------------------
  X       AAA       Aaa      2,167,026,359(4)        N/A               N/A        N/A          N/A

          ASSUMED FINAL
          DISTRIBUTION
CLASS        DATE(2)         RATE TYPE
-----------------------------------------

A-2FL      03/12/2012     LIBOR + [ ]%(3)
-----------------------------------------
A-4FL      03/12/2017     LIBOR + [ ]%(3)
-----------------------------------------
AM-FL      03/12/2017     LIBOR + [ ]%(3)
-----------------------------------------
AJ-FL      03/12/2017     LIBOR + [ ]%(3)
-----------------------------------------
  E        03/12/2017           (3)
-----------------------------------------
  F        04/12/2017           (3)
-----------------------------------------
  G        04/12/2017           (3)
-----------------------------------------
  H        04/12/2017           (3)
-----------------------------------------
  J        04/12/2017           (3)
-----------------------------------------
  K        04/12/2017           (3)
-----------------------------------------
  L        04/12/2017           (3)
-----------------------------------------
  M        04/12/2017           (3)
-----------------------------------------
  N        04/12/2017           (3)
-----------------------------------------
  P        04/12/2017           (3)
-----------------------------------------
  Q        03/12/2022           (3)
-----------------------------------------
  X            N/A           Variable

(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the prospectus.

(3)   The pass-through rates on the class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B,
      C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months),
      (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary , to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified margin. By virtue of some interest rate swap agreements, the pass-through rate for the class A-2FL, A-4FL,
      AM-FL and AJ-FL certificates will be based on one month LIBOR plus a specified margin; provided that interest payments made under the related swap agreement are subject to reduction (thereby resulting in an effective pass-through rate below LIBOR plus the specified margin). The initial
      LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class
      A-2FL, A-4FL, AM-FL and AJ-FL interest accrual period. Under certain circumstances, the pass-through rate for class A-2FL, A-4FL, AM-FL and
      AJ-FL certificates may convert to a rate described herein in clause (i),
      (ii) or (iii) of the first sentence of this footnote (3). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(4)   The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates.

(5)   Not offered pursuant to the prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
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TRANSACTION TERMS
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ISSUE TYPE          Sequential pay REMIC. Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class AM, Class AJ,
                    Class B, Class C and Class D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers, institutional accredited investors or
                    non-U.S. persons in accordance with Regulation S under the Securities Act of 1933.

CUT-OFF DATE        References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, the related due date of that mortgage loan in April 2007 or, with respect to those mortgage loans, if any, that have their respective first payment dates in May 2007, the later of April 1, 2007 or their respective dates of origination.

OFFERING TERMS      The commercial mortgage backed securities referred to in this term sheet, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you. Any "indications of interest"
                    expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL       The mortgage pool consists of 145 mortgage loans with an aggregate initial mortgage pool balance of approximately $2,167,026,360 subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 187 mortgaged real properties located throughout 36 states, the District of
                    Columbia and Puerto Rico.

LOAN GROUPS         For purposes of making distributions to the class A-1, A-2, A-2FL, A-3, A-4, A-4FL and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 129 mortgage loans, representing approximately $1,802,666,259 of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 16 mortgage loans, representing approximately $364,360,101 of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties
                    (approximately 96.3% of all the mortgaged properties secured by multifamily and manufactured housing community properties).

ISSUING ENTITY      ML-CFC Commercial Mortgage Trust 2007-6

DEPOSITOR           Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN       Merrill Lynch Mortgage Lending, Inc. (MLML) .......... 64.0% of the initial mortgage pool balance
SELLERS/SPONSORS    Countrywide Commercial Real Estate Finance, Inc. (CRF). 36.0% of the initial mortgage pool balance
UNDERWRITERS        Merrill Lynch, Pierce, Fenner & Smith Incorporated
                    Countrywide Securities Corporation
                    Credit Suisse Securities (USA) LLC
                    Morgan Stanley & Co. Incorporated

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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TRUSTEE             LaSalle Bank National Association

MASTER SERVICERS    Wells Fargo Bank, National Association, with respect to mortgage loans sold to the depositor by
                    MLML.

                    Wachovia Bank, National Association, with respect to mortgage loans sold to the depositor by CRF.

                    The Peter Cooper Village and Stuyvesant Town mortgage loan will be serviced and administered by
                    Wachovia Bank, National Association pursuant to the Wachovia Bank Commercial Mortgage Trust,
                    Commercial Mortgage Pass-Through Certificates Series, 2007-C30 pooling and servicing agreement.

SPECIAL SERVICER    LNR Partners, Inc.

RATING AGENCIES     Fitch, Inc.

                    Moody's Investors Service, Inc.

DENOMINATIONS       $25,000 minimum for the offered certificates.

CLOSING DATE        On or about April 12, 2007.

SETTLEMENT TERMS    Book-entry through DTC for all offered certificates.

DETERMINATION       For any distribution date, the eighth day of each month, or if such day is not a business day, the
DATE                business day immediately succeeding, except that in the case of certain mortgage loans, the applicable master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION DATE   The fourth business day following the related Determination Date, beginning in May 2007.

DAY COUNT           All classes will accrue on a 30/360 basis except the non-offered classes A-2FL, A-4FL, AM-FL and
                    AJ-FL, which will accrue on the basis of the actual number of days elapsed and a 360-day year.

INTEREST            Each class of certificates will be entitled on each distribution date to interest accrued during
DISTRIBUTIONS       the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date; provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-2FL, A-4FL, AM-FL and AJ-FL certificates will, for each distribution date, begin on the prior distribution date (or, in the case of the initial such interest accrual period, on the closing date) and end on the business day preceding the subject distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year (or, in the case of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the actual number of days during each related interest accrual period in a year assumed to consist of 360 days). Subject to available funds, distributions of interest will be made with respect to the following classes

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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                    of certificates in the following order on each distribution date: first, the class A-1, A-2,
                    A-2FL, A-3, A-4, A-4FL, A-1A and X certificates, pro rata and pari passu; second, the class AM and
                    AM-FL certificates, pro rata and pari passu; third, the class AJ and AJ-FL certificates, pro rata and pari passu; and then the respective remaining classes of certificates with principal balances, sequentially in alphabetical order of class designation. In general, payments of interest in respect of the class A-1, A-2, A-2FL, A-3, A-4 and A-4FL certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class X certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups. Furthermore, notwithstanding the foregoing, payments of interest with respect to the class A-2FL, A-4FL, AM-FL and AJ-FL certificates out of collections on the mortgage loans will be calculated on a 30/360 basis at a fixed coupon or a coupon calculated at the lesser of a specified margin and a weighted average coupon derived from net interest rates on the mortgage loans, with such interest to be exchanged under the related swap agreement for interest calculated on an actual/360 basis at a LIBOR-based rate. No class of certificates will provide credit support for any failure on the part of the swap counterparty to make any required payment under the swap agreement. Interest payments with respect to the class A-2FL, A-4FL, AM-FL and AJ-FL certificates will be subject to reduction if the weighted average of certain net interest rates on the mortgage loans declines below the fixed rate per annum at which interest is payable by the trust to the swap counterparty.

                    No class of offered certificates will have any beneficial interest in any swap agreement.

PRINCIPAL           Except as described below, principal will be distributed on each distribution date, to the extent
DISTRIBUTIONS       of available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero. Payments of principal will generally be made, to the extent of available funds (i) to the class A-1 certificates, the class A-2 and A-2FL certificates
                    (on a pro rata and pari passu basis), the class A-3 and the class A-4 and A-4FL (on a pro rata and pari passu basis), in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the A-4 and A-4FL certificates have been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

                    If, due to losses, the certificate balances of the class AM and class AM-FL through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-2FL, A-3, A-4,
                    A-4FL and A-1A certificates (to the extent that any two or more of these classes are outstanding)
                    will be made on a pro rata and pari passu basis.

                    Following retirement of the class A-1, A-2, A-2FL, A-3, A-4, A-4FL and A-1A certificates, amounts distributable as principal will be distributed on each distribution date, to the extent of available funds, first to the class AM and AM-FL certificates (on a pro rata and pari passu basis), second to the class AJ and AJ-FL certificates (on a pro rata and pari passu basis), and third to the class B, C, D, E, F,

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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                    G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero.

LOSSES              Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C and B certificates, in that order, and then, on a pro rata and pari passu basis, to the class AJ and
                    AJ-FL certificates, and then, on a pro rata and pari passu basis, to the class AM and AM-FL certificates, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-2FL, A-3,
                    A-4, A-4FL and A-1A certificates.

PREPAYMENT          Any prepayment premiums or yield maintenance charges collected will be distributed to certificate
PREMIUMS AND        holders and/or the swap counterparty on the distribution date following the collection period in
YIELD MAINTENANCE   which the prepayment premium was received. On each distribution date, the holders of each class of
CHARGES             offered certificates and of the class A-2FL, A-4FL, AM-FL, AJ-FL (in the case of the floating rate classes, in the limited circumstances described below), E, F, G and H certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates
                    (or, in the case of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, the pass-through rate that would be payable thereon without regard to the related interest rate swap agreement as described under "Interest Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if any of the class A-4 or class A-4FL on the one hand and A-1A on the other hand were outstanding (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan.
                    However, as long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium or yield maintenance charge allocable to the class
                    A-2FL, A-4FL, AM-FL, AJ-FL certificates will be payable to the respective swap counterparties.

                    The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X.

                    All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES            The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer) and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions (which are described below) that may occur.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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APPRAISAL           If any of certain adverse events or circumstances described in the offering prospectus occur or
REDUCTIONS          exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit)
                    held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                    A required appraisal loan will generally cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL            Each master servicer, the special servicer and certain certificate holders will have the option to
TERMINATION         terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated
                    principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following foreclosure.

                    In addition, if, following the date on which the total principal balances of the class A-1, A-2,
                    A-2FL, A-3, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C and D certificates are reduced to zero, all of the remaining certificates, except the class Y, Z, R-I and R-II certificates, are held by the same certificate holder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Y, Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING CLASS   The most subordinate class of principal balance certificates that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s)
                    of certificates representing a majority interest in the controlling class will have the right, subject to the limitations and conditions described in the offering prospectus, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

ERISA               The offered certificates are expected to be eligible for purchase by employee benefit plans and other plans or arrangements, subject to certain conditions.

SMMEA               The offered certificates will not be "mortgage related securities" for the purposes of the
                    Secondary Mortgage Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                  Aaron Wessner
                             (212) 449-8571 (Phone)
                              (212) 449-7684 (Fax)

                       CREDIT SUISSE SECURITIES (USA) LLC

                                   Barry Polen
                             (212) 325-3295 (Phone)
                              (212) 325-8104 (Fax)

                                 Chris Anderson
                             (212) 325-3295 (Phone)
                              (212) 743-4790 (Fax)

                                  Andrew Winer
                             (212) 325-3295 (Phone)
                              (212) 743-4521 (Fax)

                                   Reese Mason
                             (212) 538-8661 (Phone)
                                 (212) 743-5227

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Marlyn Marincas
                             (818) 225-6342 (Phone)
                              (818) 225-4032 (Fax)

                                 Jerry Hirshkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                 Mark Rudnitzky
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED

                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

WHEN REVIEWING THIS COLLATERAL AND STRUCTURAL TERM SHEET, PLEASE NOTE THE
FOLLOWING:

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool. If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratio and cut-off date balance/unit of the Peter Cooper Village and Stuyvesant Town mortgage loan in which case the related pari passu non-trust loan is taken into account), statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                                 ALL MORTGAGE           LOAN              LOAN
                                                                                    LOANS             GROUP 1           GROUP 2

Initial mortgage pool balance ................................................  $2,167,026,360     $1,802,666,259    $  364,360,101
Number of pooled mortgage loans ..............................................             145                129                16
Number of mortgaged properties ...............................................             187                170                17
Percentage of investment grade loans(1) ......................................            16.3%               8.3%             55.5%
Average cut-off date principal balance .......................................  $   14,945,009     $   13,974,157    $   22,772,506
Largest cut-off date principal balance .......................................  $  223,400,000     $  223,400,000    $  202,272,727
Smallest cut-off date principal balance ......................................  $      674,461     $      674,461    $    1,299,022
Weighted average mortgage interest rate ......................................          5.7939%            5.7232%           6.1436%
Highest mortgage interest rate ...............................................          7.3500%            7.3500%           6.4340%
Lowest mortgage interest rate ................................................          5.2600%            5.2600%           5.3750%
Number of cross collateralized mortgage loans ................................               2                  2                 0
Cross collateralized mortgage loans as % of IPB ..............................             0.3%               0.4%              0.0%
Number of multi property mortgage loans ......................................              10                  9                 1
Multi property mortgage loans as a % of IPB ..................................            32.9%              28.3%             55.5%
Weighted average underwritten debt service coverage ratio(2)(4) ..............            1.41x              1.39x             1.52x
Highest underwritten debt service coverage ratio .............................            2.88x              2.88x             1.70x
Lowest underwritten debt service coverage ratio ..............................            1.15x              1.15x             1.18x
Weighted average cut-off date loan-to-value ratio(2)(4) ......................            69.9%              71.3%             62.8%
Highest cut-off date loan-to-value ratio .....................................            81.9%              81.9%             79.7%
Lowest cut-off date loan-to-value ratio ......................................            28.7%              28.7%             50.4%
Weighted average remaining term to maturity or anticipated repayment date
 (months) ....................................................................             108                108               109
Highest remaining term to maturity or anticipated repayment date (months) ....             179                179               119
Lowest remaining term to maturity or anticipated repayment date (months) .....              38                 56                38
Weighted average remaining amortization term (months) ........................             366                366               362
Highest remaining amortization term (months) .................................             478                478               419
Lowest remaining amortization term (months)(3) ...............................             118                118               359

__________________________

(1)   It has been confirmed by Fitch and Moody's, in accordance with their respective methodologies, that the Peter Cooper Village and Stuyvesant
      Town mortgage loan and the Westfield Southpark Mortgage Loan has credit characteristics consistent with investment-grade rated obligations.

(2)   With respect to certain mortgage loans, debt service coverage ratios and/or cut-off date loan-to-value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance or value of the related mortgaged real property on a "stablilized" basis.

(3)   Excludes mortgage loans that are interest-only for their entire term.

(4)   With respect to the Peter Cooper Village and Stuyvesant Town mortgage loan, calculations of LTV and DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                             % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
-------------------------------------------------------------------------------------------------
                            % OF INITIAL
                           MORTGAGE POOL
 STATE                        BALANCE         RETAIL      MULTIFAMILY      OFFICE      INDUSTRIAL
-------------------------------------------------------------------------------------------------

Florida .................       15.3           13.7            --            0.2          0.7
California ..............       13.6            6.3           1.2            2.4          0.1
 Southern ...............       13.2            6.3           1.2            2.4          0.1
 Northern ...............        0.4             --            --             --           --
New York ................       13.4            2.7           9.3            0.6           --
Virginia ................        8.5            1.5           0.6            3.3          2.4
Ohio ....................        7.4            7.4            --             --           --
Texas ...................        6.3            4.3           0.8            0.4          0.0
New Jersey ..............        4.2            2.5            --            1.8           --
Colorado ................        4.1            1.9           1.5             --           --
Puerto Rico .............        3.9            3.9            --             --           --
Tennessee ...............        3.2             --            --            1.3           --
Michigan ................        2.7            0.9           1.8             --           --
Massachusetts ...........        2.0             --            --            2.0           --
Indiana .................        1.7            0.3           0.4            0.6          0.3
Arizona .................        1.6            0.5            --            0.7          0.5
Wyoming .................        1.3             --            --            1.0           --
Pennsylvania ............        1.0            0.0            --             --           --
Maryland ................        0.9             --            --             --          0.8
Missouri ................        0.9            0.3            --            0.3          0.2
Mississippi .............        0.8             --            --            0.6          0.2
Oklahoma ................        0.8             --           0.6            0.1           --
Georgia .................        0.7            0.3           0.4             --           --
Wisconsin ...............        0.7             --            --             --          0.4
Minnesota ...............        0.6            0.2            --             --          0.4
Nevada ..................        0.6             --            --            0.3           --
Illinois ................        0.6             --            --            0.3           --
Kansas ..................        0.5            0.5            --             --           --
District of Columbia.....        0.5             --            --             --          0.4
South Carolina ..........        0.5            0.2            --             --          0.2
Washington ..............        0.4             --           0.1             --          0.1
Kentucky ................        0.3             --            --            0.3           --
Utah ....................        0.2             --            --             --          0.2
Maine ...................        0.2            0.2            --             --           --
Arkansas ................        0.2             --            --            0.2           --
Delaware ................        0.1            0.1            --             --           --
North Carolina ..........        0.1            0.0            --             --           --
Louisiana ...............        0.1            0.1            --             --           --
Idaho ...................        0.1             --            --             --           --
Alabama .................        0.0             --            --            0.0           --
                            ---------------------------------------------------------------------
                               100.0%          48.0%         16.8%          16.3%         6.9%
                            =====================================================================

----------------------------------------------------------------------------------------------
                                                SELF       MIXED      MANUFACTURED
 STATE                        HOSPITALITY     STORAGE       USE         HOUSING         LAND
----------------------------------------------------------------------------------------------

Florida .................         0.7            --          --            --            --
California ..............          --           2.0         1.5           0.1            --
 Southern ...............          --           1.7         1.3           0.1            --
 Northern ...............          --           0.2         0.2            --            --
New York ................         0.9            --          --            --            --
Virginia ................         0.7            --          --            --            --
Ohio ....................          --            --          --            --           0.0
Texas ...................         0.7           0.1          --            --            --
New Jersey ..............          --            --          --            --            --
Colorado ................         0.6            --          --            --            --
Puerto Rico .............          --            --          --            --            --
Tennessee ...............         1.9            --          --            --            --
Michigan ................          --            --          --            --            --
Massachusetts ...........          --            --          --            --            --
Indiana .................          --           0.1          --            --            --
Arizona .................          --            --          --            --            --
Wyoming .................         0.3            --          --            --            --
Pennsylvania ............          --            --         0.4           0.6            --
Maryland ................          --            --          --            --           0.1
Missouri ................          --            --          --            --            --
Mississippi .............          --            --          --            --            --
Oklahoma ................          --            --          --            --            --
Georgia .................          --            --          --            --            --
Wisconsin ...............         0.4            --          --            --            --
Minnesota ...............          --            --          --            --            --
Nevada ..................          --           0.3          --            --            --
Illinois ................         0.2            --          --            --            --
Kansas ..................          --            --          --            --            --
District of Columbia.....          --            --         0.1            --            --
South Carolina ..........          --            --          --            --            --
Washington ..............          --           0.1          --            --            --
Kentucky ................          --            --          --            --            --
Utah ....................          --            --          --            --            --
Maine ...................          --            --          --            --            --
Arkansas ................          --            --          --            --            --
Delaware ................          --            --          --            --            --
North Carolina ..........          --            --          --           0.1            --
Louisiana ...............          --            --          --            --            --
Idaho ...................          --           0.1          --            --            --
Alabama .................          --            --          --            --            --
                            ------------------------------------------------------------------
                                  6.6%          2.6%        2.0%          0.7%          0.1%
                            ==================================================================

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE      % OF INITIAL
                                                      NUMBER OF         PRINCIPAL        MORTGAGE POOL
                                                    MORTGAGE LOANS       BALANCE            BALANCE
-------------------------------------------------------------------------------------------------------

Interest Only ....................................        30         $  1,266,714,727        58.5%
Single Tenant ....................................        20         $    134,108,269         6.2%
Loans > 50% Single Tenant ........................        32         $    263,399,360        12.2%
Current Secondary Debt ...........................        11         $    434,987,727        20.1%
Future Secondary Debt Permitted ..................        19         $    845,875,073        39.0%
Lockbox ..........................................        58         $  1,455,752,919        67.2%
Escrow Type(1) ...................................
  TI/LC Reserves(2) ...............................       60         $    715,729,795        45.1%
  Real Estate Tax .................................      121         $  1,517,108,372        70.0%
  Insurance .......................................      113         $  1,396,894,634        64.5%
  Replacement Reserves ............................      114         $  1,390,261,047        64.2%
-------------------------------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE      % OF INITIAL
                                                      NUMBER OF         PRINCIPAL        MORTGAGE POOL
                                                    MORTGAGE LOANS       BALANCE            BALANCE
-------------------------------------------------------------------------------------------------------

Interest Only ....................................        25         $    978,047,000        54.3%
Single Tenant ....................................        20         $    134,108,269         7.4%
Loans > 50% Single Tenant ........................        32         $    263,399,360        14.6%
Current Secondary Debt ...........................         6         $    180,575,000        10.0%
Future Secondary Debt Permitted ..................        16         $    602,002,346        33.4%
Lockbox ..........................................        55         $  1,210,615,191        67.2%
Escrow Type(1) ...................................
  TI/LC Reserves(2) ...............................       60         $    715,729,795        45.1%
  Real Estate Tax .................................      105         $  1,152,748,271        63.9%
  Insurance .......................................      100         $  1,070,814,533        59.4%
  Replacement Reserves ............................       99         $  1,028,215,946        57.0%

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE      % OF INITIAL
                                                      NUMBER OF         PRINCIPAL        MORTGAGE POOL
                                                    MORTGAGE LOANS       BALANCE            BALANCE

-------------------------------------------------------------------------------------------------------
Interest Only ....................................         5         $    288,667,727        79.2%
Single Tenant ....................................       NAP                 NAP              NAP
Loans > 50% Single Tenant ........................       NAP                 NAP              NAP
Current Secondary Debt ...........................         5         $    254,412,727        69.8%
Future Secondary Debt Permitted ..................         3         $    243,872,727        66.9%
Lockbox ..........................................         3         $    245,137,727        67.3%
Escrow Type(1) ...................................
  Real Estate Tax .................................       16         $    364,360,101       100.0%
  Insurance .......................................       13         $    326,080,101        89.5%
  Replacement Reserves ............................       15         $    362,045,101        99.4%

__________________

1     Includes only upfront and ongoing reserves.

2     TI/LC escrows are expressed as a percentage of only the mortgage loans secured by Office, Retail, Industrial and Mixed Use Properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                                                            AGGREGATE         LOAN BALANCE
                                                          CUT-OFF DATE        AT MATURITY /
                                              LOAN      PRINCIPAL BALANCE        ARD TO
LOAN/PROPERTY NAME                           SELLER    ALLOCATED TO CLASS         CLASS           STATE
----------------------------------------------------------------------------------------------------------

CLASS A-2 AND A-2FL (5 YEARS)

Blackpoint Puerto Rico Retail                  CRF        $ 84,675,000        $ 84,675,000          PR

International Place                           MLML          72,000,000          72,000,000          VA

MSKP Retail Portfolio - B                     MLML          59,400,000          59,400,000          FL

Doubletree Nashville                           CRF          42,100,000          42,100,000          TN

230 Congress Street                            CRF          33,750,000          33,750,000          MA

Genesis Rubicon GSA Portfolio                  CRF          18,000,000          18,000,000       Various

Weldon Parkway                                MLML           4,842,399           4,637,640          MO

Laurel Highlands                               CRF           2,960,000           2,856,338          PA

601 W. Street Parking Lot - Baltimore          CRF           1,728,567           1,017,553          MD

CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT                                                                       $318,436,531

REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION                                                                  $  2,019,469

TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE                                                           $320,456,000

                                                                REMANING                      CUT-OFF
                                                                 TERM TO                       DATE
                                              PROPERTY         MATURITY /      REMAINING        LTV        U/W NCF
LOAN/PROPERTY NAME                              TYPE          ARD (MONTHS)     IO PERIOD       RATIO        DSCR
--------------------------------------------------------------------------------------------------------------------

CLASS A-2 AND A-2FL (5 YEARS)

Blackpoint Puerto Rico Retail                Retail                58             58             73.7%      1.40x

International Place                          Office                58             58             69.9       1.25

MSKP Retail Portfolio - B                    Retail                59             59             72.1       1.32

Doubletree Nashville                         Hospitality           58             58             71.0       1.52

230 Congress Street                          Office                58             58             77.1       1.27

Genesis Rubicon GSA Portfolio                Office                59             59             74.0       1.36

Weldon Parkway                               Industrial            58              0             79.4       1.22
                                             Manufactured

Laurel Highlands                             Housing               56             20             72.2       1.23

601 W. Street Parking Lot - Baltimore        Other                 58              0             34.6       1.28

CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT

REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION

TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE

                                                            AGGREGATE         LOAN BALANCE
                                                          CUT-OFF DATE        AT MATURITY /
                                              LOAN      PRINCIPAL BALANCE        ARD TO
LOAN/PROPERTY NAME                           SELLER    ALLOCATED TO CLASS         CLASS           STATE
----------------------------------------------------------------------------------------------------------

CLASS A-3 (7 - 10 YEARS)

3311 Broadway Northeast                       MLML        $  8,422,678        $  7,592,477          MN

CLASS A-3 TOTAL BALLOON
PAYMENT                                                   $  7,592,477

REMAINING CLASS A-3
AMORTIZATION                                              $ 54,335,523

TOTAL CLASS A-3
CERTIFICATE BALANCE                                       $ 61,928,000

                                                                REMANING                      CUT-OFF
                                                                 TERM TO                       DATE
                                              PROPERTY         MATURITY /      REMAINING        LTV        U/W NCF
LOAN/PROPERTY NAME                              TYPE          ARD (MONTHS)     IO PERIOD       RATIO        DSCR
--------------------------------------------------------------------------------------------------------------------

CLASS A-3 (7 - 10 YEARS)

3311 Broadway Northeast                      Industrial            83              0             72.3%      1.49x

CLASS A-3 TOTAL BALLOON
PAYMENT

REMAINING CLASS A-3
AMORTIZATION

TOTAL CLASS A-3
CERTIFICATE BALANCE

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------

                                                                   % OF
          RANGE OF                              AGGREGATE        INITIAL         % OF          % OF
          CUT-OFF               NUMBER OF        CUT-OFF        MORTGAGE         LOAN          LOAN
       DATE PRINCIPAL            MORTGAGE    DATE PRINCIPAL       POOL         GROUP 1        GROUP 2
        BALANCES ($)              LOANS        BALANCE ($)       BALANCE       BALANCE        BALANCE
------------------------------------------------------------------------------------------------------

674,461   - 2,999,999 .....          25     $    44,369,491          2.0%         2.1%         1.7%
3,000,000  - 3,999,999 ....          16          56,314,119          2.6%         3.1%         0.0%
4,000,000  - 4,999,999 ....          14          61,213,897          2.8%         3.2%         1.1%
5,000,000  - 5,999,999 ....          12          65,089,986          3.0%         2.7%         4.4%
6,000,000  - 6,999,999 ....           6          39,731,725          1.8%         2.2%         0.0%
7,000,000  - 7,999,999 ....          10          75,881,172          3.5%         3.8%         2.2%
8,000,000  - 9,999,999 ....          12         107,517,386          5.0%         4.9%         5.2%
10,000,000 - 12,999,999 ...          12         133,516,169          6.2%         6.8%         3.1%
13,000,000 - 19,999,999 ...          16         254,764,154         11.8%        13.4%         3.7%
20,000,000 - 49,999,999 ...          15         473,280,534         21.8%        21.6%        23.1%
50,000,000 - 223,400,000 ..           7         855,347,727         39.5%        36.2%        55.5%
------------------------------------------------------------------------------------------------------
Total .....................         145     $ 2,167,026,360        100.0%       100.0%       100.0%
MIN: $674,461                   MAX:$223,400,000                              WTD. AVG. $14,945,009
------------------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)(1)
--------------------------------------------------------------------------------

                                                                   % OF
                                                AGGREGATE        INITIAL         % OF          % OF
                                NUMBER OF        CUT-OFF        MORTGAGE         LOAN          LOAN
         RANGE OF                MORTGAGE    DATE PRINCIPAL       POOL         GROUP 1        GROUP 2
         DSCRS (X)                LOANS        BALANCE ($)       BALANCE       BALANCE        BALANCE
------------------------------------------------------------------------------------------------------

1.15 - 1.19 ...............          11     $   356,351,180         16.4%        19.3%         2.2%
1.20 - 1.24 ...............          40         302,860,629         14.0%        15.3%         7.3%
1.25 - 1.29 ...............          27         282,681,313         13.0%        12.7%        14.6%
1.30 - 1.34 ...............          10         209,162,031          9.7%        11.0%         3.2%
1.35 - 1.39 ...............          13         136,603,503          6.3%         5.7%         9.1%
1.40 - 1.44 ...............           9         227,545,225         10.5%        11.0%         8.0%
1.45 - 1.49 ...............          11          84,189,121          3.9%         4.7%         0.0%
1.50 - 1.59 ...............          15         171,556,121          7.9%         9.5%         0.0%
1.60 - 1.99 ...............           5         234,233,169         10.8%         1.8%        55.5%
2.00 - 2.88 ...............           4         161,844,068          7.5%         9.0%         0.0%
------------------------------------------------------------------------------------------------------
Total .....................         145     $ 2,167,026,360        100.0%       100.0%       100.0%
MIN: 1.15X                            MAX: 2.88X                               WTD. AVG. 1.41X
------------------------------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------

                                                                   % OF
                                                AGGREGATE        INITIAL         % OF          % OF
                                NUMBER OF        CUT-OFF        MORTGAGE         LOAN          LOAN
         RANGE OF                MORTGAGE    DATE PRINCIPAL       POOL         GROUP 1        GROUP 2
    MORTGAGE RATES (%)            LOANS        BALANCE ($)       BALANCE       BALANCE        BALANCE
------------------------------------------------------------------------------------------------------

5.2600 - 5.4999 ...........           9     $   337,610,162         15.6%        16.7%        10.0%
5.5000 - 5.7499 ...........          47         755,165,544         34.8%        39.6%        11.5%
5.7500 - 5.9999 ...........          50         525,761,464         24.3%        26.4%        13.9%
6.0000 - 6.0999 ...........          18         251,697,627         11.6%        12.2%         8.8%
6.1000 - 6.1999 ...........          12          68,836,296          3.2%         3.8%         0.0%
6.2000 - 6.2999 ...........           4           6,862,491          0.3%         0.4%         0.0%
6.3000 - 6.3999 ...........           3          18,025,017          0.8%         0.9%         0.4%
6.4000 - 6.4999 ...........           1         202,272,727          9.3%         0.0%        55.5%
6.5000 - 7.3500 ...........           1             795,033          0.0%         0.0%         0.0%
------------------------------------------------------------------------------------------------------
Total .....................         145     $ 2,167,026,360        100.0%       100.0%       100.0%
MIN: 5.2600%                          MAX: 7.3500%                            WTD. AVG. 5.7939%
------------------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(1)
--------------------------------------------------------------------------------

                                                                   % OF
                                                AGGREGATE        INITIAL         % OF          % OF
         RANGE OF               NUMBER OF        CUT-OFF        MORTGAGE         LOAN          LOAN
     CUT-OFF DATE LTV            MORTGAGE    DATE PRINCIPAL       POOL         GROUP 1        GROUP 2
        RATIOS (%)                LOANS        BALANCE ($)       BALANCE       BALANCE        BALANCE
------------------------------------------------------------------------------------------------------

28.7 - 50.0 ...............           7     $    21,952,671          1.0%         1.2%         0.0%
50.1 - 60.0 ...............           9         368,916,367         17.0%         9.0%        56.9%
60.1 - 65.0 ...............          11          43,441,148          2.0%         2.4%         0.0%
65.1 - 70.0 ...............          29         370,765,285         17.1%        18.1%        12.4%
70.1 - 75.0 ...............          46         836,396,835         38.6%        42.8%        18.0%
75.1 - 77.5 ...............          13         139,513,203          6.4%         7.1%         2.9%
77.6 - 80.0 ...............          28         359,100,852         16.6%        18.0%         9.7%
80.1 - 81.9 ...............           2          26,940,000          1.2%         1.5%         0.0%
------------------------------------------------------------------------------------------------------
Total .....................         145     $ 2,167,026,360        100.0%       100.0%       100.0%
MIN: 28.7%                            MAX: 81.9%                              WTD. AVG. 69.9%
------------------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)(1)
--------------------------------------------------------------------------------

                                                                   % OF
         RANGE OF                               AGGREGATE        INITIAL         % OF          % OF
       MATURITY DATE            NUMBER OF        CUT-OFF        MORTGAGE         LOAN          LOAN
          OR ARD                 MORTGAGE    DATE PRINCIPAL       POOL         GROUP 1        GROUP 2
      LTV RATIOS (%)              LOANS        BALANCE ($)       BALANCE       BALANCE        BALANCE
------------------------------------------------------------------------------------------------------

20.4 - 40.0 ...............           8     $    26,039,036          1.2%         1.4%         0.0%
40.1 - 50.0 ...............           6          14,040,181          0.6%         0.6%         0.7%
50.1 - 60.0 ...............          25         476,824,959         22.0%        14.4%        59.8%
60.1 - 62.4 ...............          16         113,464,768          5.2%         6.3%         0.0%
62.5 - 65.0 ...............          16         182,881,389          8.4%        10.1%         0.0%
65.1 - 67.4 ...............          19         160,788,657          7.4%         7.1%         8.8%
67.5 - 70.0 ...............          17         162,065,889          7.5%         7.5%         7.5%
70.1 - 80.7 ...............          38       1,030,921,479         47.6%        52.5%        23.2%
------------------------------------------------------------------------------------------------------
Total .....................         145     $ 2,167,026,360        100.0%       100.0%       100.0%
MIN: 20.4%                             MAX: 80.7%                              WTD. AVG. 66.6%
------------------------------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------

                                                                   % OF
                                                AGGREGATE        INITIAL         % OF          % OF
         RANGE OF               NUMBER OF        CUT-OFF        MORTGAGE         LOAN          LOAN
      ORIGINAL TERMS             MORTGAGE    DATE PRINCIPAL       POOL         GROUP 1        GROUP 2
    TO MATURITY (MOS.)            LOANS        BALANCE ($)       BALANCE       BALANCE        BALANCE
------------------------------------------------------------------------------------------------------

1   - 60 ..................          11     $   362,320,966         16.7%        17.7%        11.8%
61  - 72 ..................           0                   0          0.0%         0.0%         0.0%
73  - 84 ..................           1           8,422,678          0.4%         0.5%         0.0%
85  - 96 ..................           0                   0          0.0%         0.0%         0.0%
97  - 120 .................         131       1,790,092,131         82.6%        81.5%        88.2%
121 - 180 .................           2           6,190,585          0.3%         0.3%         0.0%
------------------------------------------------------------------------------------------------------
Total .....................         145     $ 2,167,026,360        100.0%       100.0%       100.0%
MIN: 60                                 MAX: 180                                     WTD. AVG. 110
------------------------------------------------------------------------------------------------------

(1)   With respect to the Peter Cooper Village and Stuyvesant Town mortgage loan, calculations of LTV and DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

PARI PASSU COMPANION LOANS(1)
--------------------------------------------------------------------------------

                                           A-NOTE
                                          ORIGINAL
 LOAN #           LOAN NAME               BALANCE            TRANSACTION
-----------------------------------------------------------------------------

   2      Peter Cooper Village and   $   800,000,000        ML-CFC 2007-5
          Stuyvesant Town            $ 1,500,000,000      Wachovia 2007-C30
                                     $   202,272,727        ML-CFC 2007-6
                                     $   497,727,273(2)          TBD

                                                       B-NOTE      MEZZANINE
                                                      ORIGINAL      ORIGINAL
 LOAN #   SERVICER          SPECIAL SERVICER           BALANCE      BALANCE
--------------------------------------------------------------------------------

   2        (3)      CWCapital Asset Management LLC      $0      $1,400,000,000
            (3)      CWCapital Asset Management LLC
            (3)            LNR Partners, Inc.
            (3)                   TBD

______________________
(1)   Does not include two mortgage loans with only a subordinate companion loan, Blackpoint Puerto Rico Retail and 9600 Brookpark Road.

(2)   To be securitized in one or more future transactions by Wachovia Bank,
      National Association.

(3)   The entire Peter Cooper Village and Stuyvesant Town loan combination is serviced pursuant by Wachovia Bank, National Association pursuant to the pooling and servicing agreement associated with the Wachovia 2007-C30 transaction.

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                                      PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                 AGGREGATE        % OF REM         % OF REM       % OF REM       % OF REM
                                 REMAINING        MORTGAGE         MORTGAGE       MORTGAGE       MORTGAGE
               NUMBER OF         PRINCIPAL      POOL BALANCE     POOL BALANCE   POOL BALANCE   POOL BALANCE
  PERIOD     MORTGAGE LOANS       BALANCE      LOCK OUT/DEF(2)      YM(3)        X% PEN(4)      LOCK OPEN     TOTAL
--------------------------------------------------------------------------------------------------------------------

 April 07         145         $2,167,026,360        99.96%           0.00%         0.04%          0.00%        100%
 April 08         145         $2,162,331,292        77.69%          22.27%         0.04%          0.00%        100%
 April 09         145         $2,157,031,547        69.02%          30.94%         0.04%          0.00%        100%
 April 10         145         $2,150,208,044        67.86%          31.50%         0.04%          0.61%        100%
 April 11         144         $2,129,244,865        67.98%          30.61%         1.41%          0.00%        100%
 April 12         134         $1,773,097,283        74.74%          25.22%         0.04%          0.00%        100%
 April 13         134         $1,761,530,714        74.61%          25.35%         0.04%          0.00%        100%
 April 14         133         $1,741,183,264        74.35%          25.61%         0.04%          0.00%        100%
 April 15         133         $1,727,656,360        74.19%          25.77%         0.04%          0.00%        100%
 April 16         133         $1,713,408,746        73.81%          25.94%         0.04%          0.21%        100%
 April 17          1          $    4,575,753       100.00%           0.00%         0.00%          0.00%        100%
 April 18          1          $    4,462,612       100.00%           0.00%         0.00%          0.00%        100%
 April 19          1          $    4,342,364       100.00%           0.00%         0.00%          0.00%        100%
 April 20          1          $    4,215,276       100.00%           0.00%         0.00%          0.00%        100%
 April 21          1          $    4,079,491       100.00%           0.00%         0.00%          0.00%        100%
 April 22          0          $            0         0.00%           0.00%         0.00%          0.00%          0%

______________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
      Assumptions to be described in the offering prospectus.

(2)   Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)   Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)   Including mortgage loans that permit defeasance or x% penalties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------

                                                     AGGREGATE        % OF
                                                      CUT-OFF        INITIAL     % OF       % OF
             RANGE OF                 NUMBER OF         DATE        MORTGAGE     LOAN       LOAN
          REMAINING TERMS             MORTGAGE       PRINCIPAL        POOL      GROUP 1    GROUP 2
        TO MATURITY (MOS.)              LOANS       BALANCE ($)      BALANCE    BALANCE    BALANCE
---------------------------------------------------------------------------------------------------

38 - 60 ...........................        11      $  362,320,966     16.7%       17.7%      11.8%
61 -84 ............................         1           8,422,678      0.4%        0.5%       0.0%
85 - 121 ..........................       131       1,790,092,131     82.6%       81.5%      88.2%
122 -179 ..........................         2           6,190,585      0.3%        0.3%       0.0%
---------------------------------------------------------------------------------------------------
Total .............................       145      $2,167,026,360    100.0%      100.0%     100.0%
MIN: 38                                    MAX: 179                              WTD. AVERAGE: 108
---------------------------------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)
--------------------------------------------------------------------------------

                                                     AGGREGATE        % OF
                                                      CUT-OFF        INITIAL     % OF       % OF
                                       NUMBER OF        DATE        MORTGAGE     LOAN       LOAN
        RANGE OF REMAINING             MORTGAGE      PRINCIPAL        POOL      GROUP 1    GROUP 2
         PARTIAL IO TERMS                LOANS      BALANCE ($)      BALANCE    BALANCE    BALANCE
---------------------------------------------------------------------------------------------------

2 - 14 ............................        2       $   21,495,000      1.0%       0.0%       5.9%
15 - 24 ...........................       15          106,595,000      4.9%       4.2%       8.6%
25 - 34 ...........................        5           33,365,000      1.5%       1.9%       0.0%
35 - 39 ...........................        6           56,790,403      2.6%       2.6%       2.6%
55 - 71 ...........................       24          321,375,000     14.8%      17.3%       2.6%
---------------------------------------------------------------------------------------------------
Total .............................       52       $  539,620,403     24.9%      26.0%      19.7%
MIN: 2 MOS.                                MAX: 71 MOS.                      WTD. AVERAGE: 47 MOS.
---------------------------------------------------------------------------------------------------

PROPERTY STATE/LOCATION
--------------------------------------------------------------------------------

                                                     AGGREGATE        % OF
                                                      CUT-OFF        INITIAL     % OF       % OF
                                      NUMBER OF         DATE        MORTGAGE     LOAN       LOAN
                                      MORTGAGED      PRINCIPAL        POOL      GROUP 1    GROUP 2
             LOCATION                 PROPERTIES    BALANCE ($)      BALANCE    BALANCE    BALANCE
---------------------------------------------------------------------------------------------------

Florida ...........................       19       $  331,734,076     15.3%       18.4%       0.0%
California ........................       32          294,786,022     13.6%       15.0%       6.9%
  Southern ........................       30          286,169,447     13.2%       14.5%       6.9%
  Northern ........................        2            8,616,575      0.4%        0.5%       0.0%
New York ..........................        8          291,303,788     13.4%        4.9%      55.5%
Virginia ..........................       18          184,488,292      8.5%        9.5%       3.6%
Ohio ..............................        4          161,210,000      7.4%        8.9%       0.0%
Other(a) ..........................      106          903,504,183     41.7%       43.3%      34.0%
---------------------------------------------------------------------------------------------------
Total .............................      187       $2,167,026,360    100.0%      100.0%     100.0%
---------------------------------------------------------------------------------------------------

(a)   Includes 31 states the District of Columbia and Puerto Rico.

AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                     AGGREGATE        % OF
                                                      CUT-OFF        INITIAL     % OF       % OF
                                      NUMBER OF         DATE        MORTGAGE     LOAN       LOAN
                                       MORTGAGE      PRINCIPAL        POOL      GROUP 1    GROUP 2
        AMORTIZATION TYPES              LOANS       BALANCE ($)      BALANCE    BALANCE    BALANCE
---------------------------------------------------------------------------------------------------

Interest Only .....................        30      $1,266,714,727     58.5%       54.3%      79.2%
IO-Balloon ........................        52         539,620,403     24.9%       26.0%      19.7%
Balloon ...........................        62         353,700,149     16.3%       19.4%       1.1%
ARD ...............................         1           6,991,081      0.3%        0.4%       0.0%
---------------------------------------------------------------------------------------------------
Total .............................       145      $2,167,026,360    100.0%      100.0%     100.0%
---------------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------

                                                     AGGREGATE        % OF
                                                      CUT-OFF        INITIAL     % OF       % OF
                                      NUMBER OF         DATE        MORTGAGE     LOAN       LOAN
      RANGE OF REMAINING STATED        MORTGAGE      PRINCIPAL        POOL      GROUP 1    GROUP 2
      AMORTIZATION TERMS (MOS.)         LOANS       BALANCE ($)      BALANCE    BALANCE    BALANCE
---------------------------------------------------------------------------------------------------

Interest Only .....................       30       $1,266,714,727     58.5%       54.3%      79.2%
118 - 240 .........................        5           14,196,762      0.7%        0.8%       0.0%
241 - 300 .........................        5           36,028,310      1.7%        2.0%       0.0%
301 - 360 .........................       89          685,083,868     31.6%       34.0%      20.0%
361 - 478 .........................       16          165,002,693      7.6%        9.0%       0.7%
---------------------------------------------------------------------------------------------------
Total .............................      145       $2,167,026,360    100.0%      100.0%     100.0%
MIN: 118                                   MAX: 478                              WTD. AVERAGE: 366
---------------------------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------

                                                     AGGREGATE        % OF
                                                      CUT-OFF        INITIAL     % OF       % OF
                                      NUMBER OF         DATE        MORTGAGE     LOAN       LOAN
                                      MORTGAGED      PRINCIPAL        POOL      GROUP 1    GROUP 2
           PROPERTY TYPE              PROPERTIES    BALANCE ($)      BALANCE    BALANCE    BALANCE
---------------------------------------------------------------------------------------------------

Retail ............................       72       $1,040,315,029     48.0%       57.7%       0.0%
Multifamily .......................       21          378,260,053     17.5%        0.8%     100.0%
  Multifamily .....................       16          363,061,079     16.8%        0.0%      99.6%
  Manufactured Housing.............        5           15,198,974      0.7%        0.8%       0.4%
Office ............................       34          353,352,482     16.3%       19.6%       0.0%
Hospitality .......................       14          142,094,164      6.6%        7.9%       0.0%
Mixed Use .........................        6           43,265,942      2.0%        2.4%       0.0%
Industrial ........................       26          149,600,003      6.9%        8.3%       0.0%
Self Storage ......................       12           57,350,120      2.6%        3.2%       0.0%
Land ..............................        2            2,788,567      0.1%        0.2%       0.0%
---------------------------------------------------------------------------------------------------
Total .............................      187       $2,167,026,360    100.0%      100.0%     100.0%
---------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                     NUMBER OF
                                                      MORTGAGE
                                                       LOANS/                       SHADOW
                                       MORTGAGE      MORTGAGED     CUT-OFF DATE     RATING
                                         LOAN           REAL         PRINCIPAL      FITCH/
             LOAN NAME                  SELLER       PROPERTIES      BALANCE      MOODY'S(1)
----------------------------------------------------------------------------------------------

MSKP Retail Portfolio - A                MLML        1        8     $223,400,000
Peter Cooper Village and Stuyvesant
Town                                     MLML        1        2      202,272,727    BBB-/Baa3
Westfield Southpark                      MLML        1        1      150,000,000     BBB-/NR
Blackpoint Puerto Rico Retail            CRF         1        6       84,675,000
International Place                      MLML        1        1       72,000,000
Steuart Industrial Portfolio             CRF         1       10       63,600,000
MSKP Retail Portfolio - B                MLML        1        2       59,400,000
Spring Valley Marketplace                MLML        1        1       46,800,000
Doubletree Nashville                     CRF         1        1       42,100,000
5200 West Century                        MLML        1        1       40,000,000
----------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                     10       33     $984,247,727
----------------------------------------------------------------------------------------------

                                         % OF
                                        INITIAL                                    LOAN
                                       MORTGAGE                                  BALANCE                 CUT-OFF
                                         POOL        PROPERTY       PROPERTY       PER        DSCR       DATE LTV
              LOAN NAME                 BALANCE        TYPE          SIZE(2)    SF/UNIT(3)   (X)(3)    RATIO (%)(3)
-------------------------------------------------------------------------------------------------------------------

MSKP Retail Portfolio - A                10.3%         Retail       1,282,350   $      174     1.19x       72.1%
Peter Cooper Village and Stuyvesant
Town                                      9.3       Multifamily        11,227      267,213     1.70        55.6
Westfield Southpark                       6.9          Retail         886,465          169     2.10        55.6
Blackpoint Puerto Rico Retail             3.9          Retail         854,744           99     1.40        73.7
International Place                       3.3          Office         280,437          257     1.25        69.9
Steuart Industrial Portfolio              2.9        Industrial       984,265           65     1.34        78.3
MSKP Retail Portfolio - B                 2.7          Retail         207,715          286     1.32        72.1
Spring Valley Marketplace                 2.2          Retail         205,757          227     1.19        79.3
Doubletree Nashville                      1.9       Hospitality           337      124,926     1.52        71.0
5200 West Century                         1.8          Office         322,093          124     1.41        73.4
-------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                          45.4%                                               1.50X         66.9%
-------------------------------------------------------------------------------------------------------------------

(1)   It has been confirmed by Fitch and Moody's, in accordance with their respective methodologies, that the credit characteristics of the subject mortgage loans are consistent with investment grade obligations.

(2)   Property size is indicated in rooms (for hospitality properties) in dwelling units (for multifamily properties) and square feet for all other property types.

(3)   Calculations with respect to the Peter Cooper and Stuyvesant Town Loan are based on the aggregate principal balance of the Peter Cooper Village and
      Stuyvesant Town Loan Combination (as defined herein).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

MSKP RETAIL PORTFOLIO -- A

                      [PHOTOS OF MSKP RETAIL PORTFOLIO -- A]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           8
Location (City/State)                                               Various, FL
Property Type                                                            Retail
Size (Square Feet)                                                    1,282,350
Percentage Physical Occupancy as of January 2007                          88.3%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value                                                    $285,575,000
# of Tenant Leases                                                          221
Average Rent Per Square Foot                                             $14.28
Underwritten Weighted Average Occupancy                                   88.1%
Underwritten Revenues                                               $22,531,864
Underwritten Total Expenses                                          $7,800,077
Underwritten Net Operating Income (NOI)                             $14,731,787
Underwritten Net Cash Flow (NCF)                                    $13,960,265
Trailing 12 NOI (as of 12/31/2006)                                  $12,607,633
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                              February 16, 2007
Cut-off Date Principal Balance                                     $223,400,000
Cut-off Date Loan Balance Per SF/Unit                                      $174
Percentage of Initial Mortgage Pool Balance                               10.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6000%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                          LO(12),GRTRof
                                                               YMor1%(102),O(6)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                 72.1%
LTV Ratio at Maturity or ARD(1)                                           72.1%
Underwritten DSCR on NOI(1)                                               1.26x
Underwritten DSCR on NCF(1)                                               1.19x
--------------------------------------------------------------------------------

(1)   Calculated based on the net loan amount of $205,775,000 as reduced by a
      $17.625 million letter of credit (see "Loan Holdback" description below).
      Based on the full loan amount the Cut-off Date LTV Ratio is 78.2% and the
      Maturity Date LTV is 78.2% and the Underwritten DSCR on NOI is 1.16x and
      the Underwritten DSCR on NCF is 1.10x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                      [MAPS OF MSKP RETAIL PORTFOLIO -- A]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "MSKP A Loan") is evidenced by a single promissory note secured by a first mortgage encumbering eight Class A & B shopping centers (the "MSKP A Properties") located in Florida. The MSKP A Loan represents approximately 10.3% of the initial mortgage pool balance and approximately 12.4% of the initial loan group 1 balance.

The MSKP A Loan was originated on February 16, 2007 and has a principal balance as of the cut-off date of $223,400,000. The MSKP A Loan has a remaining term of
119 months to its scheduled maturity date of March 8, 2017. The MSKP A Loan is interest only for its entire 10 year term. Beginning on April 8, 2008 the MSKP A
Loan permits prepayment subject to payment of a yield maintenance premium. The
MSKP A Loan may be voluntarily prepaid without payment of a yield maintenance premium on or after October 8, 2016. All of the properties are cross-collateralized and cross-defaulted with each other.

THE PROPERTIES(1). The MSKP A Properties consist of eight community shopping centers totaling 1,282,350 square feet ("sf").

      o   Riverbridge -- Built in 1986 and renovated in 2005, Riverbridge Centre encompasses 229,897 sf anchored by Publix Supermarket (50,800 sf), 24
          Hour Fitness (25,158 sf), Keiser College (25,050 sf) and Walgreens
          (13,000 sf). The property is currently 90.6% occupied by 43 tenants with the anchors as well as the majority of in-line tenants being national retailers such as H & R Block, Subway, Mail Boxes, Etc./UPS,
          GNC, Wells Fargo, Dollar Store, Cold Stone Creamery, and
          CitiFinancial. The property is situated at the southwest corner of
          Forest Hill Boulevard and Joy Road within Greenacres, Florida. The
          2005 daily traffic count along Forest Hill Boulevard was 45,800.
          Greenacres is a built-out bedroom community approximately eight miles southwest of the West Palm Beach central business district ("CBD").
          Estimated 2006 population within three and five-mile rings was 104,216 and 234,285, respectively. Estimated average 2006 household income for the same area was $47,600 and $53,931, respectively. According to
          REIS, the subject's Boynton Beach submarket achieved a 3rd quarter
          2006 vacancy rate of 5.6% and average rent of $20.17 psf. The subject's competitive set consists of seven centers averaging approximately 99% occupancy.

      o   Orlando Square -- Built in 2004, Orlando Square encompasses 190,884 sf anchored by Linens N Things (30,456 sf), Ross Dress for Less (30,187
          sf), Michaels (23,806 sf), PETCO (15,008 sf), and Costs Plus (18,247
          sf). The property is currently 93.2% occupied by 24 tenants, with the anchors as well as the majority of in-line tenants being national retailers such as Washington Mutual, EB Games, Cold Stone Creamery,
          Cingular Wireless, Planet Smoothie, Firehouse Subs, Supercuts, Famous
          Footwear and Chipotle Mexican Grill. The property also contains a recently completed and occupied TGI Friday's outparcel. The site lies on the southwest corner of Sand Lake Road and Orange Blossom Trail
          (A.K.A. Highway 17/92/441) in Orlando, Florida. The 2005 daily traffic count along S. Orange Blossom Trail was 42,271. Estimated 2006 population within the three and five-mile rings was 60,402 and
          164,331, respectively. Estimated average 2006 household income for the same area was $44,312 and $53,874, respectively. According to Trammell
          Crow, the subject's Tourist-Sand Lake submarket achieved a mid-year
          2006 vacancy rate of 6.0% and average rent of $28.67 psf. The subject's competitive set consists of six centers averaging approximately 97% occupancy. The subject is located approximately four miles from the Florida Mall, historically recognized as the dominant super-regional shopping center for the southern Orlando metropolitan area.

      o   Oak Grove -- Built in 1983, Oak Grove encompasses 176,619 sf anchored by Stein Mart, The Fresh Market and Drexel Heritage furniture. The property is currently 75.5% occupied by 35 tenants. The property is situated at the corner of SR 434 and Jamestown Boulevard, within
          Altamonte Springs, Florida approximately four miles west of the
          Altamonte Mall and eight miles north of the Orlando CBD. Estimated
          2006 population within three and five-mile rings was 82,397 and
          176,648, respectively. Estimated average 2006 household income for the same area was $76,691 and $72,558, respectively. As of the 2nd quarter
          2006, the subject's Altamonte/Longwood submarket achieved a vacancy rate of 3.8% and average rent of $15.51 psf.

      o   Gateway Plaza -- Built in 1996, Gateway Plaza encompasses 214,490 sf anchored by Toys R Us, Bealls, and Ross Dress for Less and shadow anchored by Wal-Mart. The property is currently 97.4% occupied by 17 tenants with the anchors as well as the majority of in-line tenants being national retailers. The property is situated at the corner of SR
          46 and Towne Center Boulevard, within Sanford, Florida approximately
          20 north of the Orlando CBD. Estimated 2006 population within three and five-mile rings was 27,092 and 91,138, respectively. Estimated average 2006 household income for the same area was $76,513 and
          $76,620, respectively. As of year-end 2005, the subject's Sanford submarket achieved a vacancy rate of 0.7% and average rent of $18.00 psf.

      o   Ramblewood Square -- Built in 1989, Ramblewood Square encompasses
          143,235 sf anchored by Publix Supermarket (48,555 sf) and is currently
          90.4% occupied by 39 primarily local tenants. National/Regional tenants include Scottrade, Bank United, Chicken Kitchen, LA Weight
          Loss Center, Supercuts, and Blockbuster Video. The property is situated at the northwest corner of North University Drive and
          Ramblewood Drive, in the core community business district of Coral
          Springs, Florida. The 2005 daily traffic count along University Drive was 50,500. Estimated 2006 population within three and five-mile rings was 179,493 and 354,015, respectively. Estimated average 2006 household income for the same area was $63,459 and $65,697, respectively. According to REIS, the subject's Coral Springs/Margate submarket achieved a 3rd quarter 2006 vacancy rate of 7.7% and average rent of $17.09 psf. The subject's competitive set consists of five centers averaging approximately 95% occupancy. The property is located across the street from the Coral Square Mall.

_____________________________
(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

      o   Murdock Carrousel -- Built in 1989 and renovated in 2005, Murdock
          Carrousel encompasses 139,938 sf anchored by Haverty's and Office
          Depot and shadow anchored by Lowes Home Improvement Center. The property is currently 86.4% occupied by 23 tenants with the anchors as well as the majority of in-line tenants being national retailers. The property is situated along Tamiami Trail (U.S. Highway 41), just east of Toledo Blade Road, in Port Charlotte, Florida. The Port Charlotte
          Town Center mall and county administrative offices are the focal point of the neighborhood and located within a half-mile of the subject.
          Estimated 2006 population within three and five-mile rings was 39,589 and 74,938, respectively. Estimated average 2006 household income for the same area was $47,379 and $51,025, respectively. As of May 2006, the subject's Sarasota submarket reported a vacancy rate of 4.5% and average rent of $15.36 psf

      o   Casselberry Exchange -- Built in 1989 and renovated in 2006, Murdock
          Carrousel encompasses 124,707 sf anchored by Bed Bath & Beyond and
          Staples. The property is currently 83.4% occupied by 16 tenants with the anchors as well as the majority of in-line tenants being national retailers. The property is situated at the corner of State Road 436 and U.S. Highway 17/92, in Casselberry, Florida approximately eight miles northeast of the Orlando CBD. Daily traffic count along SR 436 was 50,000 as of January 2004. Estimated 2006 population within three and five-mile rings was 86,553 and 228,883, respectively. Estimated average 2006 household income for the same area was $64,219 and
          $68,921, respectively. The retail market is anchored by the Altamonte
          Mall located 2.5 miles away. As of the 2nd quarter 2006, the subject's
          Casselberry submarket reported vacancy rate was 12.9% and average rent of $14.59 psf.

      o   Springs Plaza -- Built in 1979 and renovated in 2007, Springs Plaza encompasses 62,580 sf shadow anchored by Albertson's. The property is currently 79.3% occupied by 30 tenants. The property is situated at the corner of Wekiva Springs Road and State Road 434, roughly one mile west of Interstae-4 in Longwood, Florida approximately seven miles northwest of the Orlando CBD. Estimated 2006 population within three and five-mile rings was 80,244 and 183,811, respectively. Estimated average 2006 household income for the same area was $75,011 and
          $72,679, respectively. As of the 2nd quarter 2006, the subject's
          Altamonte/Longwood submarket reported vacancy rate was 3.8% and average rent of $15.51 psf.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                                 YEAR BUILT/                % OF
PROPERTY NAME           CITY/STATE                RENOVATED      SIZE      TOTAL
---------------------------------------------------------------------------------

Riverbridge             Greenacres/FL             1986/2005      229,897    18.2%
Orlando Square          Orlando/FL                  2004         190,884    14.8
Oak Grove               Altamonte Springs/FL        1983         176,619    13.7
Gateway Plaza           Sanford/FL                  1996         214,490    16.7
Ramblewood Square       Coral Springs/FL            1989         143,235    11.1
Murdock Carrousel       Port Charlotte/FL         1989/2005      139,938    10.9
Casselberry Exchange    Casselberry /FL           1999/2006      124,707     9.7
Springs Plaza           Longwood/FL               1979/2007       62,580     4.9
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                         1,282,350   100.0%
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                              AS-IS
                                                            APPRAISED      ALLOCATED
PROPERTY NAME           OCCUPANCY   PRIMARY TENANT            VALUE       LOAN AMOUNT
--------------------------------------------------------------------------------------

Riverbridge               90.6%     Publix Supermarket     $ 67,500,000   $ 53,000,000
Orlando Square            93.2      Linens N Things          48,575,000     38,750,000
Oak Grove                 75.5      Stein Mart               30,000,000     24,000,000
Gateway Plaza             97.4      Bealls                   30,000,000     23,750,000
Ramblewood Square         90.4      Publix Supermarkets      33,000,000     23,750,000
Murdock Carrousel         86.4      Haverty's                29,000,000     23,200,000
Casselberry Exchange      83.4      Bed Bath & Beyond        26,000,000     19,750,000
Springs Plaza             79.3      Weichert Realty          21,500,000     17,200,000
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    88.3%                            $285,575,000   $223,400,000
--------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the MSKP A Properties:

----------------------------------------------------------------------------------------------------
                                      MAJOR TENANT INFORMATION
                                      ------------------------
                                        CREDIT RATINGS(1)   SQUARE    % OF    BASE RENT     LEASE
TENANT NAME            PARENT COMPANY   (FITCH / MOODY'S)    FEET      GLA        PSF     EXPIRATION
----------------------------------------------------------------------------------------------------

Publix Super Markets                                         99,355    7.7%    $  8.05     7/31/2021
Bed Bath & Beyond                                            70,848    5.5%    $  7.75      2/1/2017
Bealls                                                       62,500    4.9%    $  8.50     4/30/2016
Ross Dress for Less                                          57,380    4.5%      10.05     1/31/2015
Michaels                                                     48,426    3.8%      10.35     7/31/2014
Stein Mart                                                   35,979    2.8%    $  5.25     3/31/2008
Haverty's                                                    34,454    2.7%    $ 11.75     6/30/2016
Linens N Things                                              30,456    2.4%    $ 11.00     1/31/2015
Toys R Us                                                    30,000    2.3%    $  4.38     1/31/2011
24 Hour Fitness                                              25,158    2.0%    $ 19.75      4/1/2022
----------------------------------------------------------------------------------------------------
TOTAL                                                       494,556   38.6%    $  9.13
----------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the combined lease rollover schedule for the MSKP A Properties:

------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------
              NUMBER                                        % OF     CUMULATIVE   CUMULATIVE  CUMULATIVE   CUMULATIVE %
            OF LEASES  SQUARE FEET  % OF GLA  BASE RENT   BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
YEAR         EXPIRING   EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------

MTM             1           2,160      0.2%       39,960      0.2%        2,160       0.2%    $    39,960       0.2%
2007           24          44,924      3.5       709,808      4.4        47,084       3.7         749,768       4.6
2008           23          85,427      6.7     1,280,092      7.9       132,511      10.3       2,029,861      12.6
2009           38         125,348      9.8     2,040,303     12.6       257,859      20.1       4,070,164      25.2
2010           42         107,078      8.4     1,815,853     11.2       364,937      28.5       5,886,017      36.4
2011           33         146,980     11.5     1,983,237     12.3       511,917      39.9       7,869,254      48.7
2012           20          68,508      5.3     1,278,596      7.9       580,425      45.3       9,147,850      56.6
2013            3           7,703      0.6       142,513      0.9       588,128      45.9       9,290,363      57.5
2014            5          51,340      4.0       802,385      5.0       639,468      49.9      10,092,747      62.4
2015            9         139,347     10.9     1,701,526     10.5       778,815      60.7      11,794,273      73.0
2016            9         163,234     12.7     1,867,314     11.6       942,049      73.5      13,661,587      84.5
2017            2          51,936      4.1       504,553      3.1       993,985      77.5      14,166,140      87.6
Thereafter     12         138,402     10.8     1,999,316     12.4     1,132,387      88.3      16,165,456     100.0
Vacant                    149,963     11.7             0      0.0     1,282,350     100.0      16,165,456     100.0
------------------------------------------------------------------------------------------------------------------------
TOTAL         221       1,282,350    100.0%   16,165,456      100%
------------------------------------------------------------------------------------------------------------------------

(1)   Information based on underwritten rent roll dated January 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE MARKET.(1) The MSKP A Properties are geographically diversified throughout central and southwestern Florida. Many of the centers have grocery anchors and the overall tenant roster consists of national retailers with strong credit ratings as well as both regional and local tenants. See "The Properties" section for additional detail.

THE BORROWER.(2) Eight single purpose, bankruptcy remote entities (collectively, the "MSKP A Borrower") owned and controlled, directly or indirectly, by a joint venture partnership of Morgan Stanley Real Estate Fund V U.S., L.P. ("MSREF V")
and Kitson-Evergreen LLC ("Kitson") (MSREF V and Kitson, the "Sponsor").

MSREF V (50% JV partner) has over $1.75 billion of equity commitments and is the fifth in a series of funds dedicated to investing in real estate assets, commercial and residential developments, and publicly traded or privately held real estate companies and portfolios. MSREF V has already committed approximately 60% of its capital to these types of investments. MSREF V is controlled by Morgan Stanley Real Estate Americas, which leverages the relationships and franchise of Morgan Stanley and has professionals located around the world providing acquisition, finance and asset management services.
Morgan Stanley has acquired over $87.7 billion of real estate assets worldwide and currently manages an estimated $51 billion in real estate assets on behalf of its clients.

Kitson (25% JV partner) is a private company founded in 1992 specializing in master planned community development, including residential and commercial uses, primarily in the state of Florida. Kitson has five in-process master planned community developments, owns over 1.5 million square feet of commercial real estate, and owns and/or manages over 45 golf courses.

Evergreen (25% JV partner), a wholly-owned subsidiary of M3 Capital Partners
(previously dba Macquarie Capital Partners), was created in March 2005 to manage a real estate private equity fund, Evergreen Real Estate Partners (the "Fund").
The Fund is capitalized with equity commitments in excess of $1.0 billion and invests in the United States and Europe. The Fund targets long-term investments
(over ten year holds). The management team of Evergreen has access to the resources of M3 Capital Partners for the primary purpose of sourcing, executing, and managing investments on behalf of the Fund.

PROPERTY MANAGEMENT. Five of the MSKP A Properties are managed by Woolbright
Development, Inc. ("Woolbright"). Boca Raton-based Woolbright is a private real estate investment firm that develops, builds, acquires, redevelops and manages shopping centers in Florida's major metropolitan markets. Since 1999, the company has developed and redeveloped more than 7.5 million square feet of retail space in Florida and currently features a portfolio of approximately 28 shopping centers/developments. The payment of management fees is subordinate to the MSKP A Loan.

LOCKBOX. Hard. After an Event of Default, monies in the Cash Management Account will be transferred to a lender controlled account and applied by lender in its sole discretion.

ESCROWS. The following escrow/reserve accounts have been established with respect to the MSKP A Loan:

  ----------------------------------------------------------------------------
                              ESCROWS/RESERVES
                              ----------------
  TYPE:                                           INITIAL              MONTHLY
  ----------------------------------------------------------------------------
  Taxes                                         $          0             $0
  Insurance                                     $          0             $0
  Immediate Repairs                             $    661,000(1)          $0
  Capital Expenditures                          $          0             $0
  Rollover Reserve                              $          0             $0
  Other                                         $ 17,805,000(2)          $0
  ----------------------------------------------------------------------------

(1)   Equal to 110% of estimated environmental remediation costs as determined by engineer.

(2)   Debt Service Letter of Credit -- $17,625,000 Letter of Credit (See "Loan
      Holdback" description below); $180,000 Flood Insurance Reserve

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. The loan documents permit the direct or indirect parents of the MSKP A Borrower to incur mezzanine debt subject to, among other items, the following conditions: (i) the aggregate loan-to-value ratio (taking into account the outstanding MSKP A Loan and the proposed mezzanine loan debt)
is equal to or less than 80%, (ii) the aggregate debt service coverage ratio
("DSCR") (taking into account the outstanding MSKP A Loan and the proposed mezzanine loan debt) is equal to or greater than DSCR at closing, (iii) the proposed mezzanine lender meets the definition of an "Institutional Lender",
(iv) lender enters into an acceptable intercreditor agreement with the proposed mezzanine lender. If the MSKP A Borrower fully satisfies all requirements, the
MSKP A Borrower will not be required to obtain a rating agency no-downgrade letter in connection with the permitted mezzanine debt.

____________________
(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)   The eight entities forming the MSKP A Borrower are MSKP River Bridge, LLC;
      MSKP Springs Plaza, LLC; MSKP Oak Grove, LLC; MSKP Gateway, LLC; MSKP
      Murdock, LLC; MSKP Casselberry Exchange, LLC; MSKP Orlando Square, LLC;
      MSKP Ramblewood Square, LLC

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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--------------------------------------------------------------------------------

RELEASE PROVISIONS. On or after March 2008, the MSKP A Borrower is able to release up to four of the MSKP A Properties, not to exceed 50% of the aggregate allocated loan amount of the MSKP A Properties, subject to the following conditions among others: (i) payment of a release price equal to 110% of the allocated loan amount for such property; (ii) payment of the pro-rata portion of the Yield Maintenance Premium associated with such release; (iii) the DSCR after the release is not less than the DSCR at closing, provided however, that borrowers shall have the right to either (a) prepay the loan in an amount sufficient to satisfy such DSCR requirement, so long as such prepayment is made in accordance with the loan documents (including payment of the Yield
Maintenance Premium) or (b) deliver additional collateral to lender in the form of either cash or a letter of credit in an amount that if applied to prepayment of the loan would be sufficient to satisfy the DSCR requirement.

SUBSTITUTION PROVISIONS. The MSKP A Borrower is able to substitute up to four of the MSKP A Properties, not to exceed 50% of the aggregate value of the MSKP A
Properties, subject to the following conditions: (i) the value of the substitute property is equal to or greater than the value of the property to be released at the time of closing and immediately prior to such release as reasonably acceptable to lender; (ii) the DSCR must be equal to or greater than DSCR at closing and immediately prior to the substitution; (iii) MSKP A Borrower provides to lender the same level of due diligence (engineering, survey, title and environmental) that borrowers provided to lender with respect to the MSKP A
Properties at the time of closing; and (iv) MSKP A Borrower pays all reasonable costs and expenses incurred by lender as a result of the substitution.

LOAN HOLDBACK. MSKP A Borrower posted a letter of credit totaling $17,625,000
(the "Letter of Credit") into a lender controlled account. Such amount shall be released to MSKP A Borrower when, among other things, the MSKP A Properties (in the aggregate) reach a 90% occupancy level and a 1.20x DSCR for three consecutive calendar months. If the MSKP A Borrower has not satisfied the foregoing conditions by March 8, 2009, lender, at its sole discretion, may either (i) continue to hold the Letter of Credit as additional collateral or
(ii) draw upon all or a portion of the Letter of Credit to prepay a portion of the MSKP A Loan including the payment of the Yield Maintenance Premium.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

PETER COOPER VILLAGE AND STUYVESANT TOWN

              [PHOTOS OF PETER COOPER VILLAGE AND STUYVESANT TOWN]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                              New York, NY
Property Type                                                       Multifamily
Size (Units)                                                             11,227
Percentage Physical Occupancy as of
     November 2006                                                        98.3%
Year Built                                                            1945-1949
Year Renovated                                                          Ongoing
Appraisal Value (As-Is) as of November 1, 2006                   $5,400,000,000
Appraisal Value (As-Stabilized) as of                            $6,900,000,000
     January 1, 2011
Land Value (As-Is) as of November 1, 2006                        $3,800,000,000
Average Monthly Rent Per Unit                                            $1,707
Underwritten Economic Occupancy(2)                                        96.9%
Underwritten Revenues(2)                                           $481,725,392
Underwritten Total Expenses(2)                                     $145,569,012
Underwritten Net Operating Income (NOI)(2)                         $336,156,380
Underwritten Net Cash Flow (NCF)(2)                                $333,909,980
2006 NOI                                                           $112,242,474
2005 NOI                                                            $98,862,497
2004 NOI                                                            $92,102,906
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                              November 17, 2006
Cut-off Date Principal Balance                                  $202,272,727(1)
Cut-off Date Loan Balance Per Unit(1)                                  $267,213
Percentage of Initial Mortgage Pool Balance                                9.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.4340%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Call Protection                                          LO(28),Def(88),O(4)(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                 55.6%
LTV Ratio at Maturity or ARD(1)                                           55.6%
Underwritten DSCR on NOI(1),(2)                                           1.71x
Underwritten DSCR on NCF(1),(2)                                           1.70x
Anticipated Shadow Rating (F/M)(4)                                    BBB-/Baa3
--------------------------------------------------------------------------------

(1)   The Peter Cooper Village and Stuyvesant Town loan was originated in the amount of $3,000,000,000 of which $202,272,727 is included in the trust.
      Multiple pari passu notes are expected to be securitized during 2007.
      Calculations of LTV, DSCR, and Cut-off Date Loan Balance Per Unit are
      based on the whole loan amount.

(2)   Underwritten Economic Occupancy, Underwritten Revenues, Underwritten Total
      Expenses, Underwritten Net Operating Income, Underwritten Net Cash Flow,
      Underwritten DSCR on NOI and Underwritten DSCR on NCF are based on underwritten cash flows for 2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabilized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property, resulting in 6,397 deregulated units in existence by January 1, 2011, and (2)
      increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses, based on the appraisal's projections for 2011. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR on NOI and the Underwritten DSCR on NCF. The debt service coverage ratio calculated based on net operating income for 2006 is 0.58x. See "Risk
      Factors -- Litigation or Other Legal Proceedings May Have Adverse Effects
      on Borrowers" in the prospectus supplement.

(3)   Notwithstanding the "LO(28)" Designation, defeasance lock-out period expires 24 months following the securitization of the last Peter Cooper
      Village and Stuyvesant Town Pari Passu Note.

(4)   It has been comfirmed by Fitch and Moody's in accordance with their respective methodologies, that the credit characteristics of the mortgage loan are consistent with those of investment-grade rated obligations.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                [MAP OF PETER COOPER VILLAGE AND STUYVESANT TOWN]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                [MAP OF PETER COOPER VILLAGE AND STUYVESANT TOWN]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

              [PHOTOS OF PETER COOPER VILLAGE AND STUYVESANT TOWN]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Peter Cooper Village and Stuyvesant Town
Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering a 56-building apartment complex (the "Peter Cooper
Village and Stuyvesant Town Property") situated on approximately 80.43 acres on the island of Manhattan in New York, New York. The complex includes 11,227 apartments, approximately 117,712 square feet of retail and professional space and 400,000 square feet of parking. The Peter Cooper Village and Stuyvesant Town
Loan represents approximately 9.3% of the initial mortgage pool balance and approximately 55.5% of the initial loan group 2 balance.

The Peter Cooper Village and Stuyvesant Town Loan was originated on November 17,
2006 and has a principal balance as of the cut-off date of $202,272,727. The
Peter Cooper Village and Stuyvesant Town Loan has a remaining term of 116 months and is scheduled to mature December 8, 2016. The Peter Cooper Village and
Stuyvesant Town Loan permits defeasance with United States government obligations beginning two years after the securitization of the last Peter
Cooper Village and Stuyvesant Town Pari Passu Note. The loan may be prepaid without penalty on or after September 8, 2016.

The Peter Cooper Village and Stuyvesant Town Loan is pari passu with other promissory notes (the "Peter Cooper Village and Stuyvesant Town Pari Passu
Notes" and, together with the Peter Cooper Village and Stuyvesant Town Loan, the
"Peter Cooper Village and Stuyvesant Town Loan Combination") that have an aggregate principal balance, including the Peter Cooper Village and Stuyvesant
Town Loan, of $3,000,000,000. The Peter Cooper Village and Stuyvesant Town Pari
Passu Notes are secured by the same mortgage as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes are pari passu in right of payment and in other respects to the Peter
Cooper Village and Stuyvesant Town Loan and have the same interest rate, maturity date and original term to maturity as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes will be held outside of the trust and are expected to be securitized in various transactions. The pooling and servicing agreement for Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2007-C30 securitization will govern the servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination. The controlling class of the Wachovia
2007-C30 securitization have the right, in lieu of the controlling class representative of the Series 2007-5 securitization, to direct and advise the master servicer and the special servicer under the Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the Peter Cooper Village and Stuyvesant Town Loan Combination and the
related mortgaged real property. See "Description of the Mortgage Pool -- The
Loan Combinations" in the prospectus supplement.

                              [CHART APPEARS HERE]

THE PROPERTY. Built in response to the demand for housing generated by returning veterans from World War II, MetLife developed both Peter Cooper Village and
Stuyvesant Town as a community-oriented residential enclave in the heart of New
York City. Stuyvesant Town and Peter Cooper Village together comprise 11,232 units (11,227 units of which are rentable) throughout 110 buildings on 80.43 contiguous acres on the island of Manhattan. Stuyvesant Town contains 8,746 units in 35 buildings with 89 separate addresses and Peter Cooper Village contains 2,481 units in 21 buildings. Gross building area for Stuyvesant Town and Peter Cooper Village is 8,942,176 sq. ft. and 3,122,165 sq. ft.,
respectively. Between the two complexes, the net rentable area is 10,750,670 sq.
ft. broken down as follows: Residential: 10,232,958, Retail: 98,039, Office:
19,673, Parking: 400,000. The 10,232,958 rentable sq. ft. of residential space indicates an average unit size of 911 sq. ft. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units.
The grounds include open landscaped areas, 15 playgrounds, designated sports areas, and the signature Stuyvesant Oval fountain. There are 2,260 licensed parking spaces across six parking garages; laundry facilities and rentable storage services operated by U-haul. Onsite retailers offer neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets.

Currently, approximately 73% of the apartments at the Peter Cooper Village and
Stuyvesant Town Property are rent stabilized. Rent stabilized leases can be 1 or
2 years in length at the option of the tenant. The rental rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving the legal rental rate level and occupant income levels are met.

PETER COOPER VILLAGE AND STUYVESANT TOWN PROPERTY UNIT MIX:

--------------------------------------------------------------------------------------------------------------------------
                                                   PETER COOPER VILLAGE

                                                AVG         PERCENT OF         AVG              AVG            MONTHLY
UNIT TYPE                  UNIT COUNT(1)   SQUARE FOOT(1)   PCV TOTAL    MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
--------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                 403             948           16.2%         $2,768            $35.04           $3,595
Deregulated 2 BR                 267           1,224           10.8           3,747             36.74            4,641
Deregulated 3 BR                   3           2,162            0.1           6,520             36.19            8,198
--------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS               673           1,063           27.1%         $3,173            $35.83           $4,031

Stabilized 1 BR                  776             947           31.3%         $1,183            $15.00           $3,595
Stabilized 2 BR                  957           1,223           38.6           1,457             14.30            4,641
Stabilized 3 BR                   17           1,489            0.7           1,619             13.04            8,198
Stabilized 4 BR                    1           2,441            0.0           2,705             13.30            8,426
--------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS              1,751           1,103           70.6%         $1,338            $14.55           $4,214
TOTAL OCCUPIED UNITS           2,424           1,092           97.7%          1,848            $20.30           $4,082

Vacant 1 BR                       30             947            1.2%            N/A               N/A            3,595
Vacant 2 BR                       27           1,225            1.1             N/A               N/A            4,641
--------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                     57           1,078            2.3%            N/A               N/A           $4,090
--------------------------------------------------------------------------------------------------------------------------
PCV TOTALS/WTD. AVG.           2,481           1,092          100.0%         $1,848            $20.30           $4,161
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                     STUYVESANT TOWN

                                                AVG         PERCENT OF         AVG              AVG            MONTHLY
UNIT TYPE                  UNIT COUNT(1)   SQUARE FOOT(1)   ST TOTAL     MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
--------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR               1,386             755           15.8%         $2,504            $39.79           $2,926
Deregulated 2 BR                 872             943           10.0           3,018             38.39            3,658
Deregulated 3 BR                  65           1,165            0.7           4,084             42.06            4,511
Deregulated 4 BR                   1           1,753            0.0           4,950             33.88            6,793
Deregulated 5 BR                   6           1,698            0.1           5,754             40.67            6,580
--------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS             2,330             840           26.6%         $2,750            $39.29           $3,255

Stabilized 1 BR                3,096             755           35.4%         $1,125            $17.88           $2,926
Stabilized 2 BR                2,779             943           31.8           1,380             17.55            3,658
Stabilized 3 BR                  381           1,161            4.4           1,544             15.96            4,511
Stabilized 4 BR                                                 0.0               0                              6,793
Stabilized 5 BR                   31           1,681            0.4           1,958             13.98            6,580
--------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS              6,287             867           71.9%         $1,267            $17.53           $3,364
TOTAL OCCUPIED UNITS           8,617             860           98.5%         $1,668            $23.27           $3,335

Vacant 1 BR                       49             751            0.6%            N/A               N/A           $2,926
Vacant 2 BR                       74             943            0.8             N/A               N/A            3,658
Vacant 3 BR                        6           1,145            0.1             N/A               N/A            4,511
--------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                    129             880            1.5%            N/A               N/A           $3,420
--------------------------------------------------------------------------------------------------------------------------
ST TOTALS/WTD. AVG.            8,746             860          100.0%         $1,668            $23.27           $3,336
--------------------------------------------------------------------------------------------------------------------------
PCV/ST TOTALS/WTD. AVG.       11,227             911         100.00%         $1,707            $22.49           $3,518
--------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Peter Cooper Village and Stuyvesant Town
      Borrower's rent roll dated November 2006.

(2)   Information obtained from Appraisal dated November 10, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

The borrower is expected to spend approximately $125 million in capital expenditures at the Peter Cooper Village and Stuyvesant Town Property financed through amounts on deposit in the General Reserve. Individual apartments are extensively renovated on an ongoing basis as they move to a deregulated status.
Under past ownership, renovated units were given new kitchens and bathrooms.
Kitchens improvements included include maple wood cabinets, granite countertops, new stainless steel sinks, ceramic tile flooring, and a new appliance package.
Bathroom improvements included marble walls, marble tile flooring, granite counter tops, and new porcelain bathroom fixtures. Additional upgrades included new air conditioning units, wall sconces, and window shades. The original parquet flooring is still utilized but was refinished in these units. It is expected that the new ownership will exceed this level of unit renovation quality.

In addition to the unit renovation, major improvements at the property are expected to enhance the overall quality of life at the Peter Cooper Village and
Stuyvesant Town Property. Among the options under consideration are:
installation of roof decks to take advantage the views provided by approximately
80.43 acres of buildings that are of roughly the same height; creation of a central Fitness Center together with multiple satellite locations, upgrading the entrance to Stuyvesant Town, improving lighting on the site, updating signage, providing shuttle buses both within the site and to and from local subways, and reworking the retail concepts along First Avenue.

HISTORICAL OCCUPANCY AND AVERAGE MONTHLY RENTS:

Historical occupancies at the Peter Cooper Village and Stuyvesant Town Property
over the past five years are as follows: 2002 - 97%; 2003 -- 98%; 2004 -- 98%;
2005 -- 98%; 2006 -- 98%. The average monthly rents for the deregulated units at
Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for
2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter Cooper Village over the past three years are $1,183, $1,247 and
$1,292 for 2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333,
$2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are
$1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

THE MARKET.(1) The Peter Cooper Village and Stuyvesant Town Property occupies approximately 80.43 acres below Midtown on the east side of the island of
Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and
First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues.

The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy
Survey. In 2005, 4,185 new housing units were delivered to the overall market;
this was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year.

The Manhattan residential market has 737,768 housing units according to the 2005
Housing and Vacancy Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between
1995 and 2005, the number of new housing unit permits averaged 4,549.
Approximately 2,400 apartment units are scheduled for delivery in 2007 and 2008 in Manhattan. According to the appraisal of the properties dated November 10,
2006, annual rents for buildings comparable to Stuyvesant Town and Peter Cooper
Village in the neighborhoods surrounding the properties are $40.67 per sq. ft.
for one bedroom apartments, $41.46 per sq. ft. for two bedroom apartments,
$53.83 per sq. ft. for three bedroom apartments, and $48.85 per sq. ft. for four bedroom apartments.

THE BORROWER. The borrower is PCV ST Owner LP, a Delaware limited partnership, which was formed exclusively to own Peter Cooper Village and Stuyvesant Town.
PCV ST Owner LP as of February 16, 2007, has transferred Stuyvesant Town to ST
Owner LP, a Delaware limited partnership formed exclusively to own Stuyvesant
Town, and PCV ST Owner LP and ST Owner LP are jointly and severally liable as the borrower under the Peter Cooper Village and Stuyvesant Town Loan. Each
Borrower is permitted to own the property that it owns together with personal property related thereto and to be a borrower under the Peter Cooper Village and
Stuyvesant Town Loan. Each Borrower is approximately indirectly 11% owned, through various subsidiary entities, by Tishman Speyer and BlackRock Realty
Advisors, Inc.

Tishman Speyer is a privately held company based in New York City engaged in owning, developing, and operating real estate around the world. Since 1978,
Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion USD in total value across the United States, Europe and Latin America. The company owns and/or manages the following buildings in Manhattan: 300 Park Avenue, 375 Hudson
Street, 520 Madison Avenue, 666 Fifth Avenue, The Chrysler Building, Rockefeller
Center, The Lipstick Building, and The MetLife Building.

BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate, and Taft-Hartley pension plans, foundations, endowments, and private investors.
These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt. The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty
Advisors' parent, BlackRock, is 49% owned by Merrill Lynch.

____________________

(1)   Certain information obtained from the appraisal of the Peter Cooper
      Village and Stuyvesant Town Property dated November 10, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Peter Cooper Village and Stuyvesant Town Property is
currently managed by Rose Associates, Inc, a management company operating in the New York market. Beginning April 1, 2007, the Peter Cooper Village and
Stuyvesant Town Property is expected to be managed by affiliates of either
Tishman Speyer Properties, L.P. or BlackRock Financial Management, or such other manager as approved by lender.

LOCKBOX. A hard lockbox with cash management structure is in place. All excess cash is trapped in the general reserve until such time that the debt service coverage ratio is 1.20x or higher for two consecutive quarters and no
"mezzanine accrual period". Thereafter all excess cash will be distributed to the borrower. "Mezzanine Accrual Period" will exist if the borrower under either of the two most Junior Mezzanine Loans elects, as permitted under the loan documents, to have the applicable monthly Debt Service Payments accrue on the balance of the mezzanine loan in lieu of making such payments monthly. The borrower may be permitted to use cash flow to make certain distributions to its partners to meet certain tax requirements applicable to its tax exempt partners provided no such distributions are permitted during the first five years of the loan term if a cash sweep period exists and the aggregate amount of all such distributions cannot exceed $16,700,000.

ESCROWS.

  ----------------------------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------
  TYPE:                                          INITIAL            MONTHLY
  ----------------------------------------------------------------------------
  Taxes                                          $3,539,035        $3,539,035
  Insurance                                        $987,198          $493,599
  Capital Expenditures Reserve                  $60,000,000             $0(1)
  General/Interest Reserve                     $590,000,000                $0
  ----------------------------------------------------------------------------

(1)   $234,000 per month to the extent of available cash flow after the payment of mortgage and mezzanine debt service.

GENERAL RESERVE/INTEREST RESERVE. A "General Reserve" of $590,000,000 was
established at closing. $400,000,000 can be used for the payment of mortgage and mezzanine loan debt service and $190,000,000 can be used at the discretion of the borrower to pay for expenses related to the Peter Cooper Village and
Stuyvesant Town Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is
1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower. Notwithstanding the foregoing, from and after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant Town Loan is 1.0x or
greater for 2 consecutive calendar quarters (a) the debt service component will be converted to and become a part of the discretionary component and (b) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to $95,000,000.

ADDITIONAL INDEBTEDNESS. Borrower is permitted to obtain up to $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between
November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and borrower has delivered a rating agency confirmation.
Such debt can relate to one or both properties at borrower's election.

MEZZANINE DEBT. 11 mezzanine borrowers (named PCV ST Mezz 1-11 LP and ST Mezz
1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST
Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

SEVERANCE\RELEASE. Subject to the prepayment lockout period, borrower can release (a) an individual property upon partial defeasance of 110% of the allocated loan amount, (b) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper Village and Stuyvesant Town
Property upon partial defeasance of an amount equal to the greater of (1) 110%
of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (2) if applicable, the disposition proceeds from the collateral being released, (c) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (1) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (2) $225.00 per sq. ft. of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (d) without partial defeasance, release of a portion of the mortgaged property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation.
The release of either Stuyvesant Town or Peter Cooper Village is subject to the other property having a debt service coverage ratio of not less than the greater of (A) 1.0x or (B) the debt service coverage ratio immediately prior to the release and a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than a connection with a condemnation) is subject to the remainder of the Peter Cooper Village and Stuyvesant Town Property (i) for
the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.0x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.0x and in each instance after the release of 10 buildings or parcels (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Stuyvesant Town or Peter Cooper Village and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the mortgage loan and each of the mezzanine loans pro rata based on the principal balance of the mortgage loan and each such mezzanine loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

WESTFIELD SOUTHPARK

                         [PHOTOS OF WESTFIELD SOUTHPARK]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                          Strongsville, OH
Property Type                                                            Retail
Size (Square Feet)                                                   886,465(1)
Percentage Physical Occupancy as of
     February 1, 2007                                                     89.4%
Year Built                                                                 1996
Year Renovated                                                             2007
Appraisal Value                                                    $269,900,000
# of Tenant Leases                                                          153
Average Rent Per Square Foot                                             $21.77
Underwritten Economic Occupancy                                           89.5%
Underwritten Revenues                                               $25,795,960
Underwritten Total Expenses                                          $7,619,872
Underwritten Net Operating Income (NOI)                             $18,176,088
Underwritten Net Cash Flow (NCF)                                    $17,330,765
Trailing 12 NOI (as of 10/31/06)                                    $14,283,241
2005 NOI                                                            $14,741,901
2004 NOI                                                            $15,963,991
--------------------------------------------------------------------------------

(1)   Includes ground lease tenants if any.

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                              February 16, 2007
Cut-off Date Principal Balance                                     $150,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $169
Percentage of Initial Mortgage Pool
     Balance                                                               6.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4015%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD
     (Months)                                                               120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                     LO(25),DEForGRTRof
                                                                YMor1%(88),O(7)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    55.6%
LTV Ratio at Maturity or ARD                                              55.6%
Underwritten DSCR on NOI                                                  2.21x
Underwritten DSCR on NCF                                                  2.10x
Anticipated Shadow Rating (F/M)                                         BBB-/NR
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                          [MAP OF WESTFIELD SOUTHPARK]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Westfield Southpark Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a portion of an enclosed regional mall and expansion (the "Westfield Southpark Property")
located in Strongsville, Ohio. The Westfield Southpark Loan represents approximately 6.9% of the initial mortgage pool balance and approximately 8.3%
of the initial loan group 1 balance.

The Westfield Southpark Loan was originated on February 16, 2007, and has a principal balance as of the cut-off date of $150,000,000. The Westfield
Southpark Loan has a remaining term of 119 months and a scheduled maturity date of March 8, 2017. The Westfield Southpark Loan permits defeasance or yield maintenance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Westfield Southpark Loan is permitted on or after September 8, 2016 without penalty.

THE PROPERTY(1). The Westfield Southpark Loan is secured by a fee interest in a two-story 1.7 million square foot ("sf") enclosed Class B regional mall and expansion. The property is currently undergoing an approximately 256,000 sf expansion consisting of a Dick's Sporting Goods (75,000 sf), a 14-screen cinema
(50,000 sf) and approximately 131,000 sf of new shops and restaurants at a cost of approximately $63.5 million. Completion of the expansion is anticipated in
May 2007. The mall is anchored by Dillard's, JCPenney, Sears and Macy's, all of which are not part of the collateral securing the Westfield Southpark Loan. The collateral for the Westfield Southpark Loan includes Dick's Sporting Goods, the theater and 472,739 sf of in-line mall shop space.

The mall is located in the southwest quadrant of the intersection of
Interstate-71 ("I-71") and Royalton Road (State Route 82) in Strongsville, OH, a
southern suburb of Cleveland. The property is located 1/2 mile west of I-71 providing access into the Cleveland CBD to the north, and to the Columbus and
Cincinnati MSAs to the south. The majority of recent commercial development activity within Strongsville has taken place along Royalton Road, which is improved with several neighborhood and community shopping centers, as well as the subject. The Westfield Southpark Property was acquired by Westfield in early
2002 from The Richard Jacobs Group.

The following table presents certain information relating to the major tenants at the Westfield Southpark Property:

------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION
                                                   ------------------
                                                             CREDIT RATINGS     SQUARE    % OF    BASE RENT     LEASE
TENANT                                PARENT COMPANY       (FITCH/MOODY'S)(1)    FEET      GLA       PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Cleveland Clinic (Ground lease)                                                 123,140   13.9%      $ 4.20   11/30/2028
Kohls (Ground lease)                         Kohl's Corp                 A/A3    86,506    9.8         2.82    1/31/2017
Dick's Sporting Goods                                                            75,000    8.5        10.67    1/31/2022
Cinemark                                                                         50,000    5.6        20.00    6/30/2022
Office Maxx (Ground lease)              Office Maxx Inc.               NR/Ba3    28,014    3.2         4.87    8/31/2017
H & M (Ground lease)                                                             21,057    2.4        24.23    1/31/2018
Red Lobster                       Darden Restaurants Inc            BBB+/Baa1     8,445    1.0        15.46    3/31/2017
Abercrombie & Fitch                                                               9,318    1.1        30.00    1/31/2017
Express/Express Men                                                               8,000    0.9        35.00    1/31/2017
Gap                                          The Gap Inc              BB+/Ba1     5,531    0.6        26.00    1/31/2009
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                           415,011   46.8%      $ 9.74
------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

____________________
(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Westfield Southpark Property:

------------------------------------------------------------------------------------------------------------------------------
                                               LEASE EXPIRATION SCHEDULE(1),(2)
                                               --------------------------------

                                                                % OF     CUMULATIVE   CUMULATIVE     CUMULATIVE   CUMULATIVE %
            # OF LEASES  TOTAL SF  % OF TOTAL SF  BASE RENT   BASE RENT   TOTAL SF   % OF TOTAL SF   BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING    EXPIRING      EXPIRING    ROLLING    EXPIRING     EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

MTM               0             0       0.0%               0     0.0%            0        0.0%       $         0        0.0%
2007              2           250       0.0          103,500     0.6           250        0.0            103,500        0.6
2008             18        37,918       4.3        1,286,558     7.5        38,168        4.3          1,390,058        8.1
2009             15        48,393       5.5        1,213,125     7.0        86,561        9.8          2,603,183       15.1
2010             10        19,398       2.2          775,281     4.5       105,959       12.0          3,378,464       19.6
2011              5        10,397       1.2          286,170     1.7       116,356       13.1          3,664,634       21.2
2012             15        40,489       4.6        1,383,981     8.0       156,845       17.7          5,048,615       29.3
2013              7        25,966       2.9          600,682     3.5       182,811       20.6          5,649,297       32.8
2014              8        16,319       1.8          654,279     3.8       199,130       22.5          6,303,576       36.5
2015              3         7,063       0.8          283,662     1.6       206,193       23.3          6,587,238       38.2
2016              8        19,752       2.2          775,935     4.5       225,945       25.5          7,363,173       42.7
2017             46       255,780      28.9        5,403,315    31.3       481,725       54.3         12,766,488       74.0
Thereafter       16       310,677      35.0        4,480,554    26.0       792,402       89.4         17,247,042      100.0
Vacant          NAP        94,063      10.6                0     0.0       886,465      100.0         17,247,042      100.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL           153       886,465     100.0%      17,247,042     100%
------------------------------------------------------------------------------------------------------------------------------

THE MARKET(3). Westfield Southpark Property is located in Cuyahoga County approximately 15 miles southwest of the Cleveland CBD. The property benefits from its proximity to major roadways providing good regional and local accessibility, as well as the proliferation of secondary draws. The property's primary trade area is defined as a 7-10 mile radius and featured a 2005 population and average household income of 338,182 and $74,995, respectively, with 22.3% earning $100,000 or more. The trade area average household income level is above the Cleveland MSA ($62,950). The regions largest employment sectors are Education and Health Services (15.3%), Manufacturing (14.1%) and
Government (13.4%) with the largest three employers being Cleveland Clinic
Health System, University Hospitals Health System and Ford Motor Company.

The Westfield Southpark Property is considered the #2 mall in its trade area.
Primary competition includes: 1) Parmatown Mall, a regional mall located closest to the subject approximately nine miles northeast and anchored by JC Penney,
Macy's, Wal-Mart and Dick's. 2) Westfield -- Great Northern, a regional mall historically recognized as the dominant mall on the west side of Cleveland.
Other then the Plaza at Southpark, projected to be a 300,000 sf power center, no major retail development is anticipated in the near future.

THE BORROWER. The borrower, Southpark Mall LLC (the "Westfield Southpark
Borrower") is a single purpose entity majority owned and controlled by Westfield
America Limited Partnership ("WALP"), which is the operating partnership that owns and controls all of the Westfield properties located in the U.S. WALP is indirectly owned by Westfield Group, its Australian parent company
("Westfield").

One of the largest real estate firms in the world, Westfield is the result of the 2004 merger of Westfield Holdings, Westfield Trust, and Westfield America
Trust. The company's portfolio consists of more than 120 shopping centers in four countries, comprising more than 100 million sf of leasable space. The real estate conglomerate designs, develops, builds, and manages its retail properties, almost all of which bear the Westfield brand. It also manages real estate assets on behalf of other investors. Most of Westfield's properties are in the US.

PROPERTY MANAGEMENT. The property is managed by Westfield, LLC, an affiliate of
Westfield.

LOCKBOX. The Westfield Southpark Borrower has established a lender controlled lockbox account (the "Clearing Account") into which all proceeds from the
Westfield Southpark Property will be deposited by tenants during the term of the loan. Unless an event of default occurs, the Westfield Southpark Borrower will have access to these funds. Upon the occurrence of an event of default, and until lender determines that such default has been cured for one calendar quarter, all funds deposited into the Clearing Account will be transferred daily to a deposit account (the "Deposit Account") under the sole control of the lender. Funds in the Deposit Account shall be applied in accordance with the terms of the loan documents.

____________________

(1)   Includes ground lease tenants if any.

(2)   Information obtained from underwritten rent roll dated January, 2007.

(3)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

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--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to Westfield Southpark Loan:

--------------------------------------------------------------------------------
                               ESCROWS/RESERVES(1)
                               -------------------
TYPE:                                           INITIAL              MONTHLY
--------------------------------------------------------------------------------
Taxes                                                $0                   $0
Insurance                                            $0                   $0
Immediate Repairs                                    $0                   $0
Capital Expenditures                                 $0                   $0
Rollover Reserve                                     $0                   $0
--------------------------------------------------------------------------------

(1) No escrow collections will be required unless an event of default occurs or the Westfield Southpark Loan is transferred to a third party purchaser. In lieu of funding the reserves after an event of default, WALP may provide a guaranty or letter of credit reasonably satisfactory to lender for the amount that would have been held in reserve had Borrower been funding such amounts on a monthly basis.

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. The Westfield Southpark Borrower may release portions of vacant non-income producing property subject to the terms and conditions of the loan documents.

SUBSTITUTION PROVISIONS. None.

NOI GUARANTY. WALP, an affiliate of Westfield, provided a guaranty to lender in an amount up to $4,000,000 (the "Cap Amount"). The guaranteed obligations thereunder shall be reduced by one dollar for each one dollar increase in the initial net operating income ("NOI") and shall be terminated once the guaranteed obligations are reduced to zero (the "Termination Date").
Conversely, the guaranteed obligations shall increase up to the Cap Amount if
NOI were to subsequently decrease after a reduction in the guaranteed obligations at any time prior to the Termination Date. Lender will perform NOI tests on a quarterly basis and shall determine NOI in its reasonable discretion.

PARKING FACILITY GUARANTY. Certain anchor tenants located at the Westfield
Southpark Property have the right to expand their stores. Should this right be exercised, the resulting expansion may result in deficient parking ratios. The
Westfield Southpark Borrower is obligated to pay for the construction of any parking structures necessary to cure any deficiency. WALP has guaranteed this obligation up to maximum liability of $11 million.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

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--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

BLACKPOINT PUERTO RICO RETAIL PORTFOLIO

               [PHOTOS OF BLACKPOINT PUERTO RICO RETAIL PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           6
Location (City/State)                                       Various/Puerto Rico
Property Type                                                            Retail
Size (Square Feet)                                                      854,744
Percentage Physical Occupancy as of
     December 31, 2006                                                 81.7%(1)
Year Built                                                           Various(2)
Year Renovated                                                       Various(2)
Appraisal Value(2)                                                 $114,900,000
# of Tenants                                                                118
Average Rent Per Square Foot                                             $10.69
Underwritten Economic Occupancy                                           86.4%
Underwritten Revenues                                               $10,770,711
Underwritten Total Expenses                                          $3,238,409
Underwritten Net Operating Income
     (NOI)                                                           $7,532,302
Underwritten Net Cash Flow (NCF)                                     $7,263,917
11/30/06 (T-11 Ann.) NOI                                             $7,265,240
2005 NOI                                                             $6,941,409
2004 NOI                                                             $6,669,139
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               January 16, 2007
Cut-off Date Principal Balance(3)                                   $84,675,000
Cut-off Date Loan Balance Per
     Square Foot                                                            $99
Percentage of Initial Mortgage
     Pool Balance                                                          3.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.0390%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD
     (Months)                                                                60
Original Amortization Term
     (Months)                                                               NAP
Original Call Protection                      LO(12),GRTRofYMor3%(12),
                                              GRTR of YM or 1% (2), LESS of Def
                                              or GRTR of YM or 1% (30), O (4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(4)                                                 73.7%
LTV Ratio at Maturity or ARD(4)                                           73.7%
Underwritten DSCR on NOI(4)                                               1.45x
Underwritten DSCR on NCF(4)                                               1.40x
--------------------------------------------------------------------------------

(1)   Includes pending Office Depot lease at the Guaynabo-Los Jardines property.
      See "The Properties" below.

(2)   See "The Properties" below.

(3)   Represents a portion of a loan combination comprised of the mortgage loan and a $7,000,000 subordinate non-trust loan (the "Blackpoint Puerto Rico
      Retail Portfolio B-Note"). "If the Blackpoint Puerto Rico Retail Portfolio
      Properties maintain a DSCR (on an amortizing basis) of at least 1.35x
      (calculated on a trailing 12 month basis), the Blackpoint Puerto Rico
      Portfolio B-Note may be converted to a pari passu A Note. Such pari passu
      A Note will not be an asset of the trust fund. For further information, see "Description of the Mortgage Pool--The Loan Combinations--The
      Blackpoint Puerto Rico Retail Portfolio Loan Combination" in the offering prospectus.

(4)   Including the Blackpoint Puerto Rico Retail Portfolio B-Note, the Cut-Off
      Date LTV Ratio is 79.8%, the LTV Ratio at Maturity is 79.8%, the
      Underwritten DSCR on NOI is 1.24x and the Underwritten DSCR on NCF is
      1.20x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                [MAPS OF BLACKPOINT PUERTO RICO RETAIL PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Blackpoint Puerto Rico Retail Portfolio Loan")
is evidenced by a single promissory note secured by six first priority deeds of constitution of mortgage each encumbering the fee interest in six retail shopping centers, located within the greater San Juan, Puerto Rico area
(collectively, the "Blackpoint Puerto Rico Retail Portfolio Properties"). The
Blackpoint Puerto Rico Retail Portfolio Loan represents approximately 3.9% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance.

The Blackpoint Puerto Rico Retail Portfolio Loan was originated on January 16,
2007, and has a principal balance as of the cut-off date of $84,675,000. The
Blackpoint Puerto Rico Retail Portfolio Loan has a remaining term of 58 months and a scheduled maturity date of February 8, 2012. The Blackpoint Puerto Rico
Retail Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 125% of the allocated loan amount) beginning on a date that is two years after the creation of the securitization trust (such date, the "Defeasance Date"). In addition, the loan documents permit, from and after the March 8, 2008 payment date, the Blackpoint
Puerto Rico Portfolio Borrower to prepay in full, but not in part, the
Blackpoint Puerto Rico Portfolio Loan together with yield maintenance; provided that after the Defeasance Date, if the cost to defease the Blackpoint Puerto
Rico Retail Portfolio Loan would be less than the cost to prepay with yield maintenance, then the Blackpoint Puerto Rico Retail Portfolio Borrower will be required to defease the Blackpoint Puerto Rico Retail Portfolio Loan. Voluntary
prepayment of the Blackpoint Puerto Rico Retail Portfolio Loan is permitted on or after November 8, 2011, without penalty.

THE PROPERTIES. The Blackpoint Puerto Rico Retail Portfolio Loan is secured by the fee interest in six retail shopping centers, located within the greater San
Juan, Puerto Rico area, consisting in the aggregate of approximately 854,744 square feet, which is leased to approximately 118 tenants (excluding newly available leaseable space). Across the portfolio, only two tenants represent 5%
or greater of the total occupied square footage -- Almacenes Pitusa (12.2%) and
Grande Supermarket (9.2%). Three of the six properties are anchored by a supermarket, and three include a pharmacy and auto parts store. All of the
Blackpoint Puerto Rico Retail Portfolio properties are traditional neighborhood centers with tenants that sell necessity items.

Bayamon Oeste Shopping Center. The Bayamon Oeste Shopping Center has a total rentable area of approximately 306,152 square feet, of which approximately
239,216 square feet is rentable retail area. Additionally, there is 66,436 square feet of available lower level storage area which has never been marketed for lease. (The remaining 500 square feet comprises a security office). The property is situated on 20.31 acres. The property is anchored by a 70,000 square foot Pitusa supermarket which has operated at the property since 1983. Major tenants include an 18,265 square foot Advanced Auto Parts and a 12,000 square foot Farmacias El Amal drug store (second leading drugstore in Puerto Rico). The property was built in 1973; however, since 2002 over $5.3 million has been invested in capital improvements including a new roof in 2002. In 2004, the property's parking lot, curbs, striping, and lighting were replaced or upgraded.

Dorado Del Mar Shopping Center. The Dorado Del Mar Shopping Center has a total rentable area of approximately 138,364 square feet, and the property is situated on approximately 7.05 acres. The property is anchored by an approximately 40,601 square foot Grande Supermarket. Major tenants include a 14,985 square foot
Advanced Auto Parts, a 12,580 square foot Pitusa department store and a 10,650 square foot Farmacias Moscoso drug store. The property was built in 1973, and since 2002, over $1.5 million has been invested in capital improvements including new roof repairs in 2006.

San Lorenzo Shopping Center. The San Lorenzo Shopping Center has a total rentable area of approximately 147,813 square feet. The property is situated on approximately 14.56 acres and is anchored by an approximately 38,257 square foot
Grande Supermarket. Major tenants include an approximately 21,882 square foot
Pitusa department store as well as an approximately 20,000 square foot National
Lumber & Hardware store. The property was built in 1999, and since 2002, nearly
$855,000 has been invested in capital improvements including a new roof in 2005.

Guaynabo-Los Jardines Shopping Center. The Guaynabo-Los Jardines Shopping Center
has a total rentable area of approximately 124,284 square feet of which approximately 101,788 square feet is rentable retail area. Additionally, there is 21,214 square feet of available non-fronting, grade level space and 1,282 square feet of second floor space which has never been marketed for lease. The property is situated on approximately 5.88 acres and it is anticipated it will be anchored by an approximately 22,320 square foot Office Depot. At closing, the
Blackpoint Puerto Rico Portfolio Borrower reserved $494,250.48, which amount will be released when, among other things, Office Depot is in occupancy, open for business and paying rent and the property maintains an interest only debt service coverage ratio for three consecutive months. Major retail tenants include Radio Shack, which occupies a combined 16,745 square feet of retail, office and storage space, an approximately 8,660 square feet Santader Financial
Services branch and an approximately 7,020 square feet Farmacia El Amal, which has been at the property since 1982. The property was built in 1991, and since
2002, approximately $1.37 million has been invested into capital improvements including a new roof in 2005, parking lot work and renovations for the completion of office space.

Toa Baja-Los Dominicos Shopping Center (Levittown). The Toa Baja-Los Dominicos
Shopping Center has a total rentable area of approximately 79,574 square feet and is primarily a discount center. The property is situated on approximately
3.83 acres and is anchored by an approximately 24,789 square foot Todo, a $1 discount store. Major retail tenants include an approximately 6,600 square foot
Santander Financial Services branch, an approximately 5,709 square foot
Rent-A-Center and an approximately 4,600 square foot Me Salve clothing store.
The property was built in 1973, and since 2002, approximately $656,000 has been invested into capital improvements including a roof replacement in 2002.

Caguas Community Shopping Center. Caguas Community Shopping Center has a total rentable area of approximately 58,557 square feet, which includes 33,765 square feet of street level retail and approximately 24,792 square feet of mezzanine area that can be built-out and leased to office tenants. Situated

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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--------------------------------------------------------------------------------

on a site of approximately 2.1 acres, the property is the only shopping center in downtown Caguas with parking, with additional parking being made available with the recently constructed subterranean parking garage. While operating as an unanchored community shopping center, the property has the presence of an approximately 6,920 square foot Rent-A-Center. The property was built in 1950;
however, since 2002, approximately $3.66 million has been invested into capital improvements, of which $3.7 million was recently invested in the property for its redevelopment, which included a new facade, the redesign of the parking area and a new roof.

The following tables present certain information regarding the Blackpoint Puerto
Rico Retail Portfolio Loan Properties.

------------------------------------------------------------------------------------------------------------------------------------
                                             BLACKPOINT PUERTO RICO PORTFOLIO PROPERTIES
                                             -------------------------------------------

                                                                               % OF
                                     CUT-OFF DATE                             TOTAL
                                      ALLOCATED         YEAR        SQUARE    SQUARE                    PRIMARY          APPRAISED
PROPERTY                 LOCATION      BALANCE     BUILT/RENOVATED   FEET      FEET   OCCUPANCY         TENANT             VALUE
------------------------------------------------------------------------------------------------------------------------------------

Bayamon Oeste             Bayamon    $ 27,340,666     1973/2004     306,152    35.8%     74.8%   Almacenes Pitusa Inc.  $ 37,100,000
Dorado Del Mar            Dorado       16,654,961     1973/2004     138,364    16.2      98.4    El Grande Supermarket    22,600,000
San Lorenzo             San Lorenzo    12,085,901       1999        147,813    17.3      97.4    Grande Supermarket       16,400,000
Guaynabo-Los Jardines    Guaynabo      15,033,681       1991        124,284    14.5      74.9(1) Office Depot(1)          20,400,000
Toa Baja-Los Dominicos   Levittown      8,548,564     1973/1991      79,574     9.3      86.3    Todo a $1 (Pitusa)       11,600,000
Caguas Community          Caguas        5,011,227     1950/2006      58,557     6.9      47.6    Rent-a-Center             6,800,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               $ 84,675,000                   854,744   100.0%     81.7%                          $114,900,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes pending Office Depot lease. See footnote 3 under the table titled
      "Major Tenant Information."

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION(1)
                                                    ---------------------------

                                                                  CREDIT
                                                                  RATING                        BASE RENT
                                                                 (FITCH /    SQUARE             PER SQUARE  % OF TOTAL     LEASE
TENANT NAME                           PARENT COMPANY            MOODY'S)(2)   FEET    % OF GLA     FOOT     BASE RENT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Almacenes Pitusa Inc.                                                        104,462    12.2%     $ 5.80       8.1%     12/1/2010
Grande Supermarket                                                            78,858     9.2        6.91       7.3       8/1/2018
Advanced Auto Parts                                                           33,250     3.9        9.74       4.3       1/1/2008
Santander National Bank     Banco Santander Central Hispono SA    AA/Aa3      25,686     3.0       14.37       4.9      12/1/2008
Todo a $1 (Pitusa)                                                            24,789     2.9        6.50       2.2       4/1/2013
Office Depot(3)                                                               22,320     2.6       16.00       4.8       6/1/2017
National Lumber & Hardware                                                    20,000     2.3        5.00       1.3       7/1/2019
Farmacia El Amal                                                              19,020     2.2       10.00       2.5       1/1/2012
Radio Shack                                                      BB+/Baa3     18,574     2.2        9.64       2.4       1/1/2011(4)
Kentucky Fried Chicken                                                        17,951     2.1       13.56       3.3      12/1/2008
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                       364,910    42.7%     $ 8.43      41.2%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Blackpoint Puerto Rico Retail
      Portfolio Borrower's rent roll dated December 31, 2006.

(2)   Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)   Office Depot is not yet in occupancy and has not yet signed a lease.
      Office Depot signed a letter of intent with the Blackpoint Puerto Rico
      Retail Portfolio Borrower to rent the space for $357,120 per year for a term of ten years. At origination, the Blackpoint Puerto Rico Retail
      Portfolio Borrower deposited an amount equal to 12 months of anticipated rental payments from the Office Depot tenant.

(4)   Largest of the five Radio Shack leases (9,637 SF) rolls in 2011; 3,857 SF expire in 2008, 5,080 SF expire in 2012.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1),(2)
                                             ------------------------------

               NUMBER OF   SQUARE                         % OF BASE   CUMULATIVE   CUMULATIVE %  CUMULATIVE  CUMULATIVE %
                LEASES      FEET    % OF GLA  BASE RENT     RENT     SQUARE FEET      OF GLA      BASE RENT  OF BASE RENT
YEAR           EXPIRING   EXPIRING  EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING     EXPIRING
-------------------------------------------------------------------------------------------------------------------------

Vacant            NAP      156,013    18.3%   $        0      0.0%      156,013        18.3%     $        0       0.0%
MTM                 6        4,842     0.6        69,430      0.9       160,855        18.8          69,430       0.9
2007               10       23,524     2.8       311,231      4.2       184,379        21.6         380,661       5.1
2008               21       78,138     9.1       918,798     12.3       262,517        30.7       1,299,459      17.4
2009               27       65,810     7.7       849,410     11.4       328,327        38.4       2,148,869      28.8
2010               32      146,968    17.2     1,411,809     18.9       475,295        55.6       3,560,678      47.7
2011               36       83,680     9.8     1,075,520     14.4       558,975        65.4       4,636,198      62.1
2012               13       39,636     4.6       445,404      6.0       598,611        70.0       5,081,602      68.1
2013                4       41,258     4.8       319,892      4.3       639,869        74.9       5,401,494      72.3
2014                6       39,922     4.7       492,104      6.6       679,791        79.5       5,893,598      78.9
2015                2        6,484     0.8        94,153      1.3       686,275        80.3       5,987,751      80.2
2016                2        6,600     0.8        82,272      1.1       692,875        81.1       6,070,023      81.3
Thereafter(3)      10      161,869    18.9     1,396,609     18.7       854,744       100.0       7,466,632     100.0
-------------------------------------------------------------------------------------------------------------------------
TOTAL             169      854,744   100.0%   $7,466,632    100.0%      854,744       100.0%     $7,466,632     100.0%
-------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Blackpoint Puerto Rico Retail
      Portfolio Borrower's rent roll dated December 31, 2006.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(3)   Includes anticipated Office Depot space at the Guaynabo-Los Jardines property, as described in footnote 3 under the "Major Tenant Information"
      table above.

THE MARKET.(1) The Blackpoint Puerto Rico Portfolio Properties are located in the surrounding submarkets of San Juan, Puerto Rico. The San Juan metropolitan area is extremely dense with approximately 9,300 residents per square mile, ranking behind Washington D.C. in population density. The Puerto Rico population is currently 3.8 million people and is expected to increase by 300,000 people by
2010. Five of the six properties are located in suburban cities, or submarkets of San Juan. One property is located in an infill location outside of San Juan.

Bayamon Oeste Shopping Center. The property is located along State Road 2 in
Bayamon, Puerto Rico which is an inner suburb of San Juan. Bayamon is the second largest city in Puerto Rico with a population of 228,000 people. It is located less than 10 miles from San Juan's central business district ("CBD"). State Road
2 has a daily traffic count of approximately 100,000 cars per day. Across from the property is American University which has a population of 6,000 students.
Bayamon is home to nearly 300 businesses and there are several major industrial parks in the city.

Dorado Del Mar Shopping Center. The property is located in downtown Dorado,
Puerto Rico about 18 miles west of San Juan along the north coast of the island.
Dorado is well known for its tourism and affluence among its 34,000 residents.
Traditionally a tourist destination, Dorado is in the process of transitioning into a primary home community.

San Lorenzo Shopping Center. The property is located along P.R. 183 and P.R. 181 in San Lorenzo, Puerto Rico, which is approximately 20 miles south of San Juan.
San Lorenzo has a population of 41,000 people and is an area that is expected to continue to grow.

Los Jardines Shopping Center. The property is located along State Road 20 in
Guaynabo, Puerto Rico, which is approximately 8 miles south of San Juan, one of
San Juan's affluent residential communities. State Road 20 has traffic counts of approximately 73,000 vehicles per day. Guaynabo has 102,000 residents. In addition to its proximity to San Juan, the area is home to over three million square feet of office space including many Class A office buildings outside of the San Juan CBD core.

Los Dominicos Shopping Center. This property is located in downtown Toa Baja,
Puerto Rico, which is about 15 miles west of San Juan along the north coast of the island. Toa Baja's population is 97,000 and is located within close proximity to the DeDiego Expressway (P.R. 22), which is the main highway serving the northern area of Puerto Rico and leads directly into San Juan. Specifically, the center is located in the densely populated area commonly known as Levittown.
This area, like other Levittown's in the U.S., is a large scale residential housing development created by the New York based Levitt & Sons Development
Company. The area is home to many of the pharmaceutical companies operating on the island.

Caguas Community Shopping Center. The property is located in downtown Caguas, which is approximately 15 miles south of the San Juan CBD. The property is in close proximity to three main roadways that lead to San Juan including State
Road 52, the Las Americas Expressway and State Road 1.

_____________________

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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--------------------------------------------------------------------------------

Caguas is the third largest city in the San Juan area with approximately 142,000 residents. Caguas is approximately 20 minutes from San Juan and one-half hour from Ponce, which has a population of approximately 200,000 people and is considered the main commerce center in southern Puerto Rico. The property is the only retail center with on-site parking available in downtown Caguas.

THE BORROWERS. BPP Retail Properties LLC (the "Blackpoint Puerto Rico Retail
Portfolio Borrower") is a single purpose entity that is a Delaware limited liability company. The Blackpoint Puerto Rico Retail Portfolio Borrower is
indirectly wholly owned by BPP Retail Partners LLC. The indirect managing member of BPP Retail Partners LLC is Island Retail Class A LLC, which is indirectly owned by the Blackpoint principals, Mark Mashburn and Saul Scherl (the
"Blackpoint Principals").

The loan sponsor is Blackpoint Partners which was formed in 2006. The Blackpoint
Principals were formerly senior executives at Loeb Partners Realty (with ownership of an approximately 14 million square foot portfolio). Collectively, they were responsible for acquiring and asset managing properties.

According to Mark Mashburn he has over 25 years of real estate industry experience and has been involved in the acquisition and development of hotels, suburban office parks, medical office buildings, retail and multifamily projects throughout the United States. According to Saul Scherl, he is a real estate attorney with over 15 years of direct real estate experience.

PROPERTY MANAGEMENT. The property manager for the Blackpoint Puerto Rico Retail
Portfolio Loan is BPP Retail Management LLC, an affiliate of the Blackpoint
Puerto Rico Retail Portfolio Borrower.

LOCKBOX. The loan requires a hard lockbox and in-place cash management. Prior to an event of default, payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Blackpoint Puerto Rico Retail Portfolio Loan.

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------
TYPE:                                             INITIAL           MONTHLY
--------------------------------------------------------------------------------
Taxes                                            $   56,235         $56,235
Insurance                                        $   30,912         $30,912
TI/LC Reserve                                    $  500,000         $     0
Capital Expenditure Reserve                      $        0         $10,684
Deferred Maintenance                             $  500,000         $     0
Toa Baja Loan Holdback(1)                        $  285,000         $     0
Working Capital Reserve(2)                       $2,039,839         $     0
Deliquency Reserve(3)                            $   50,952         $     0
Office Depot Reserve(4)                          $  494,250         $     0
--------------------------------------------------------------------------------

(1)   Amounts in this reserve account may be released to the Blackpoint Puerto
      Rico Retail Portfolio Borrower upon it acquiring fee title under a recordable deed for a portion of the Toa Baja (Levittown) property known as Parcel C.

(2)   Reserve to be used for lender-approved capital expenditures, tenant improvements and leasing commissions. To the extent the property achieves a $7,650,000 underwritten net cash flow for three consecutive months, remaining funds in the reserve will be released to the Blackpoint Puerto
      Rico Retail Portfolio Borrower.

(3)   The reserve amount represents approximately two-times the amount of rent that is delinquent more than 60 days.

(4)   The reserve amount represents approximately one year's worth of rent and recoveries due under the Office Depot lease. The reserve will be released to the Blackpoint Puerto Rico Retail Portfolio Borrower once the tenant is in occupancy, open for business and paying rent and the Blackpoint Puerto
      Rico Retail Portfolio Property exhibits a 1.10x interest-only debt service coverage ratio for three consecutive months.

PERMITTED MEZZANINE DEBT. The loan documents permit the indirect parent of the
Blackpoint Puerto Rico Retail Portfolio Borrower to incur mezzanine debt from six months after the origination date, subject to, among other items, the following conditions: (i) the debt service coverage ratio is at least 1.10x, and the aggregate debt service coverage ratio is at least 1.05x, (ii) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to lender and (iii) the lender has received a confirmation from each of the rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the certificates.

RELEASE PROVISIONS. Individual Blackpoint Puerto Rico Retail Portfolio
Properties may be released from the lien of the related mortgage upon defeasance by the Blackpoint Puerto Rico Retail Portfolio Borrowers of a principal amount equal to the higher of (i) 125% of the allocated loan amount of the property to be defeased, and (ii) the amount that, after giving effect to such defeasance would result in a debt service coverage ratio of 1.15:1.

RELEASE OF PARCEL. Certain designated non-income producing outparcels may be released upon satisfaction of certain conditions, including among other things, payment of 75% of the greater of (i) the land value, as evidenced by an appraisal or (ii) the net sale proceeds in connection with a sale of the designated outparcel to an unaffiliated third-party purchaser, into the supplemental working capital reserve.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

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--------------------------------------------------------------------------------

INTERNATIONAL PLACE

                         [PHOTOS OF INTERNATIONAL PLACE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Arlington, VA
Property Type                                                            Office
Size (Square Feet)                                                      280,437
Percentage Physical Occupancy as of
     November 30, 2006                                                    97.3%
Year Built                                                                 1967
Year Renovated                                                             1991
Appraisal Value                                                    $103,000,000
# of Tenant Leases                                                           14
Average Rent Per Square Foot                                             $25.19
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                                $8,288,054
Underwritten Total Expenses                                          $2,962,423
Underwritten Net Operating Income (NOI)                              $5,325,631
Underwritten Net Cash Flow (NCF)                                     $4,928,419
2005 NOI                                                             $5,100,660
2004 NOI                                                             $5,950,885
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               January 19, 2007
Cut-off Date Principal Balance                                      $72,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $257
Percentage of Initial Mortgage Pool
     Balance                                                               3.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4045%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD
     (Months)                                                                60
Original Amortization Term (Months)                                         NAP
Original Call Protection                                         LO(11)GRTRofYM
                                                                  or1%(45),O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    69.9%
LTV Ratio at Maturity or ARD                                              69.9%
Underwritten DSCR on NOI                                                  1.35x
Underwritten DSCR on NCF                                                  1.25x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

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--------------------------------------------------------------------------------

                          [MAP OF INTERNATIONAL PLACE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "International Place Loan") is evidenced by two promissory notes secured by the same first priority mortgage encumbering an office building (the "International Place Property") located in Arlington,
Virginia. One of the promissory notes evidencing the International Place Loan
(the "International Place A-Note") has an initial principal balance of
$60,000,000 and the other promissory note evidencing the International Place
Loan (the "International Place B-Note") has an initial principal balance of
$12,000,000. The International Place Loan represents approximately 3.3% of the initial mortgage pool balance and approximately 4.0% of the initial loan group
1 balance.

The International Place Loan was originated on January 19, 2007, and has a principal balance as of the cut-off date of $72,000,000. The International Place
Loan has a remaining term of 58 months and a scheduled maturity date of February
8, 2012. The International Place Loan is prepayable subject to a prepayment penalty (except in the case of casualty or condemnation) equal to the greater of
1% and yield maintenance (calculated using a discount rate equal to the applicable U.S. Treasury Rate plus 25 basis points) on or after February 8,
2008. Voluntary prepayment of the International Place Loan is permitted on or after November 8, 2011 without penalty.

THE PROPERTY. The International Place Property is a 12-story, Class-B office building totaling 280,437 net rentable square feet, of which 19,909 sf is retail, and a 197 space below-grade parking garage, located at the northeast corner of Wilson Boulevard and North Lynn Street in Arlington, Virginia. The
International Place Property was developed in 1967, renovated in 1991 and underwent approximately $5 million (approximately $18 per square foot) of renovations since 2000 which included facade repair, elevator modernization, new fire/life safety system, HVAC upgrades, roof replacement and garage renovations.
The building features window lines on four sides offering views of the Potomac
River and the Jefferson Memorial. The property is located across the street from the Rosslyn Metro station offering access to two of the metro system's five rail lines serving central Washington D.C. and the outer suburbs.

The International Place Property is currently 97.3% occupied by 12 tenants consisting primarily of the United States Postal Service ("USPS") Office of the
Inspector General and USPS Marketing Department with the remaining space to a mix of retail and small office uses, such as Starbucks, Chipotle, Quizno's, Ritz
Camera, Tomo Sushi, and the County Board of Arlington.

The following table presents certain information relating to the major tenants at the International Place Property:

-----------------------------------------------------------------------------------------------------
                                      MAJOR TENANT INFORMATION
                                      ------------------------

                                                  CREDIT
                                                  RATINGS
                                                  (FITCH/    SQUARE             BASE RENT    LEASE
TENANT NAME                    PARENT COMPANY   MOODY'S)(1)   FEET    % OF GLA     PSF     EXPIRATION
-----------------------------------------------------------------------------------------------------

US Postal Service (Office of
  Inspector General)                                         135,726   48.4%     $ 23.92   12/31/2010
US Postal Service (Marketing)                                120,075   42.8%     $ 25.54   12/31/2008
Chipotle Mexican Grill, Inc.   McDonald's Corp     A/A2        3,000    1.1%     $ 38.50    3/31/2011
The County Board of Arlington                                  2,963    1.1%     $ 11.49    1/31/2009
-----------------------------------------------------------------------------------------------------
TOTAL                                                        261,764   93.3%     $ 24.69
-----------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the International Place Property:

---------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
                                             --------------------------

            NUMBER OF   SQUARE                         % OF BASE  CUMULATIVE   CUMULATIVE %  CUMULATIVE  CUMULATIVE %
             LEASES      FEET    % OF GLA   BASE RENT    RENT     SQUARE FEET     OF GLA      BASE RENT  OF BASE RENT
YEAR        EXPIRING   EXPIRING  EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------

MTM             1          800      0.3    $   22,964     0.3%          800         0.3%     $   22,964       0.3%
2007            2        3,288      1.2    $  126,447     1.8         4,088         1.5         149,411       2.2
2008            2      120,075     42.8    $3,066,126    44.6       124,163        44.3       3,215,537      46.8
2009            1        2,963      1.1    $   34,033     0.5       127,126        45.3       3,249,570      47.3
2010            4      139,294     49.7    $3,370,725    49.1       266,420        95.0       6,620,294      96.3
2011            4        6,375      2.3    $  251,515     3.7       272,795        97.3       6,871,809     100.0
2012            0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
2013            0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
2014            0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
2015            0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
2016            0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
2017            0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
Thereafter      0            0      0.0    $        0     0.0       272,795        97.3       6,871,809     100.0
Vacant         NAP       7,642      2.7    $        0     0.0       280,437       100.0       6,871,809     100.0
---------------------------------------------------------------------------------------------------------------------
TOTAL          14      280,437    100.0%    6,871,809    100%
---------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from International Place Borrower's rent roll dated
      November 30, 2006.

THE MARKET.(2) The International Place Property is located in the
Rosslyn/Courthouse submarket of the Suburban Virginia office market. The subject's submarket contains 57 buildings totaling 9.9 million square feet
("sf") of office space, representing 8.0% of the market's inventory. As of
Fourth Quarter 2006, the market vacancy rate was 10.3% versus the subject's submarket at 7.5%. Average market and submarket rents for the same period were
$29.57 and $34.01 psf, respectively. Average in-place rent at the International
Place Property of $25.19 is approximately below the submarket average.

New construction the Rosslyn/Courthouse submarket includes the Waterview development ("Waterveiw") expected to be completed in 2008. Located two blocks from the subject at the foot of the Key Bridge, Waterview is expected to consist of a 24-story office tower (611,946 sf) and a 29-story mixed-use tower featuring
185 luxury apartments and a 160-room boutique hotel. The office portion of the project has reportedly been 100% pre-leased.

The greater Washington D.C. economy has been growing since 2003 with employment growing by 2.3% in 2005, higher than the rate of the Top 100 MSAs and the third consecutive year of growth in excess of 2%. Professional and business services, the largest sector of the economy, have averaged 4.7% annual growth since 2003.

THE BORROWER. The Borrowing entity, International Place Property LLC (the
"International Place Borrower"), is a single purpose bankruptcy-remote entity structured as a Delaware limited liability company. The International Place
Borrower is controlled directly by Beacon Capital Strategic Partners IV,
L.P. ("Beacon Fund IV"). Beacon Fund IV is one of five funds sponsored by Beacon
Capital Partners, LLC ("Beacon").

Formed in January 1998 following the merger of Beacon Properties Corporation and
Equity Office Properties Trust, Beacon and its predecessor companies have significant real estate experience with an established reputation as a property owner, operator and developer of urban office and mixed-use projects across the
U.S. Under the leadership of CEO Alan Leventhal, a team of over thirty professionals implements the firm's investment strategy and manages the assets included in the company's investment portfolio. Since its establishment, Beacon has sponsored five investment vehicles representing over $4.5 billion of aggregate equity capital from various endowments, foundations and pension funds.
Beacon Fund IV, the largest office-focused private equity fund in the U.S. with
$2.0 billion of committed capital. Its investment strategy focuses on office properties located in a select number of primarily urban, target markets including Boston, Washington, D.C., New York, Los Angeles, San Francisco,
Denver, Seattle, Chicago, London and Paris.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The International Place Property will be managed by BCSP
IV Property Management LLC, an affiliate of Beacon.

LOCKBOX. Hard lockbox, with springing cash management upon either (i) an event of default or (ii) if either USPS lease is not extended for at least 75% of the space demised thereunder (or a lease(s) with one or more replacement tenant(s)
for at least 75% of the space covered by the applicable USPS lease is not entered into) at least 6 months prior to the applicable expiration date, either condition considered a "Trigger Event". Upon a Trigger Event, 100% of all excess cash flow after funding of any required reserves will be deposited into an interest bearing reserve account in the name of lender, and used (x) in the case of an event of default, at lender's option to pay down the International Place
Loan until the applicable event of default is cured (at which time any and all trapped cash shall be released to Borrower) or (y) in the case of clause (ii)
above, to pay for leasing costs and capital expenditures until at least 75% of the space covered by the applicable USPS lease is leased to a tenant(s) in occupancy and paying rent (at which time any and all trapped cash shall be released to Borrower).

ESCROWS. The following escrow/reserve accounts have been established with respect to the International Place Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                             INITIAL             MONTHLY
--------------------------------------------------------------------------------
Taxes                                                  $0                 (1)
Insurance                                              $0                 (1)
Immediate Repairs                                      $0                $ 0
Capital Expenditures                                   $0                 (2)
Unfunded Tenant Allowance                              $0                $ 0
Rollover Reserve                                       $0                 (3)
--------------------------------------------------------------------------------

(1)   During a Trigger Event, the International Place Borrower will be required to reserve, on a monthly basis, an amount equal to one-twelfth of (i) all annual tax bills and (ii) the annual insurance premium(s) for the property.

(2)   Upon an event of default, $0.20 psf per annum will be collected for capital expenditures.

(3)   Should a Trigger Event occur, approximately $800,000 would be collected between the Trigger Event date and expiration date of the applicable USPS lease. This is an estimate based upon expected revenues less expected operating expenses and scheduled debt service payments. If actual revenues and expenses differ from the expected amounts, the amount collected may be less.

ADDITIONAL DEBT: The loan documents permit the direct or indirect parents of the
International Place Borrower to incur mezzanine debt up to $7 million from and after April 1, 2007, subject to, among other items, the following conditions:
(i) the aggregate amount of the International Place Loan and the mezzanine loan
(as of the effective date of the mezzanine loan) will not exceed 80% of the fair market value of the International Place Property, (ii) the aggregate debt service coverage ratio is at least 1.25x and (iii) the mezzanine lender will have executed and delivered to lender an intercreditor agreement acceptable to lender.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

STEUART INDUSTRIAL PORTFOLIO

                    [PHOTOS OF STEUART INDUSTRIAL PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          10
Location (City/State)                                                Various(1)
Property Type                                                        Industrial
Size (Square Feet)                                                      984,265
Percentage Physical Occupancy as of
     February 26, 2007                                                    99.6%
Year Built                                                             Various1
Year Renovated                                                              NAP
Appraisal Value(2)                                                  $81,200,000
# of Tenants                                                                 32
Average Rent Per Square Foot                                              $6.50
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                                $6,225,403
Underwritten Total Expenses                                            $922,060
Underwritten Net Operating Income (NOI)                              $5,303,343
Underwritten Net Cash Flow (NCF)                                     $4,978,863
9/30/2006 (TTM) NOI                                                  $5,264,272
2005 NOI                                                             $5,124,888
2004 NOI                                                             $4,849,708
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                  March 1, 2007
Cut-off Date Principal Balance                                      $63,600,000
Cut-off Date Loan Balance Per Square
     Foot                                                                   $65
Percentage of Initial Mortgage Pool
     Balance                                                               2.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.7540%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD
     (Months)                                                               120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(25),Def(91),O(4)
Lockbox                                                                    None
Cut-off Date LTV Ratio                                                    78.3%
LTV Ratio at Maturity or ARD                                              78.3%
Underwritten DSCR on NOI                                                  1.43x
Underwritten DSCR on NCF                                                  1.34x
--------------------------------------------------------------------------------

(1)   See "The Properties" below.

(2)   Based on the aggregate appraised value. See "The Properties" below.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                     [MAPS OF STEUART INDUSTRIAL PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Steuart Industrial Portfolio Loan") is evidenced by a single promissory note secured by 2 first priority deeds of trust encumbering 10 Class B industrial warehouse properties, comprised of 16 buildings (collectively, the "Steuart Industrial Portfolio Properties") located in Woodbridge, Virginia (8 properties), Fredericksburg, Virginia (1 property)
and Upper Marlboro, Maryland (1 property). The Steuart Industrial Portfolio Loan represents approximately 2.9% of the initial mortgage pool balance and approximately 3.5% of the initial loan group 1 balance.

The Steuart Industrial Portfolio Loan was originated on March 1, 2007, and has a principal balance as of the cut-off date of $63,600,000. The Steuart Industrial
Portfolio Loan has a remaining term of 119 months and a scheduled maturity date of March 8, 2017. The Steuart Industrial Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with
United States Treasury obligations or other non-callable government securities
(and in the case of a partial defeasance, as described below under "Release
Provisions"). in each case beginning two years after the creation of the securitization trust. Voluntary prepayment of the Steuart Industrial Portfolio
Loan is permitted on or after December 8, 2016, without penalty.

THE PROPERTIES. The Steuart Industrial Portfolio Loan is secured by 10 Class B industrial warehouse properties (comprised of 16 buildings) totaling approximately 984,265 square feet. The Steuart Industrial Portfolio Properties are located within the Featherstone Industrial Park (eight properties) in
Woodbridge, Virginia; the Stafford Industrial Park (one property) in
Fredericksburg, Virginia; and Fallard Court (one property) in Marlboro,
Maryland.

Featherstone Industrial Park -- Woodbridge, VA. The portion of the Steuart
Industrial Portfolio Properties located within the Featherstone Industrial Park consists of eight industrial warehouse facilities totaling approximately 708,447 square feet (72.0% of the portfolio). The park is designated as a heavy industrial zone along the I-95 corridor, making it one of the only options for large industrial users in the area. The Featherstone Industrial Park was developed in the 1980's. The chart below details various characteristics applicable to the Steuart Industrial Portfolio Properties located within the
Featherstone Industrial Park. Typical product in the park consists of buildings with slab on grade foundations, and concrete (8' -- 10') and pre-engineered, insulated metal sidewalls.

-------------------------------------------------------------------------------------------------------------------------------
                                                           NUMBER
                                                             OF                    YEAR    CLEAR    DOCKS/
PROPERTY                      ADDRESS                     BUILDINGS       SF       BUILT  HEIGHT   DRIVE-INS  PARKING  % OFFICE
-------------------------------------------------------------------------------------------------------------------------------

American     15311-15381 Farm Creek Drive                    2          140,000    1987     26'       20        160      3.6%
Chase        15015 Farm Creek Drive                          1           83,333    1987     26'       32        113      5.8%
Foxfire      15025-15027, 15041-15061 Farm Creek Drive       2          116,704    1985     26'       14         76     15.6%
Enterprise   14850-14858 Farm Creek Drive                    1           37,001    1986   16'-24'     12         81     10.8%
Keystone     15481 Farm Creek Drive                          1          136,058    1989     26'       18         85      4.4%
Mespa        14920-14970 Farm Creek Drive                    4          106,140    1984   24'-26'     28         58      8.5%
Piedmont     14883-14887 Persistence Drive                   1           21,162    1988     18'        8         71      9.5%
Vaughn       15005 Farm Creek Drive                          1           68,049    1999     26'       16         93      9.3%
-------------------------------------------------------------------------------------------------------------------------------

Stafford Industrial Park -- Fredericksburg, VA. The portion of the Steuart
Industrial Portfolio Properties located within the Stafford Industrial Park consists of one 51,000 square foot industrial warehouse facility (5.2% of the portfolio). The Stafford Industrial Park was developed in 2004. It offers access immediately off of U.S. Route 17, one mile west of the I-95 Interchange. The chart below details various characteristics applicable to the Steuart Industrial
Portfolio Property located within the Stafford Industrial Park. The facade is built of concrete (8') and pre-engineered, insulated metal siding.

----------------------------------------------------------------------------------------------------
                                 NUMBER
                                   OF                 YEAR   CLEAR     DOCKS/
PROPERTY ADDRESS                BUILDINGS     SF     BUILT   HEIGHT   DRIVE-INS   PARKING   % OFFICE
----------------------------------------------------------------------------------------------------

Juliad 115 & 119 Juliad Court       2       51,000    2004    26'        18         168       13.6%
----------------------------------------------------------------------------------------------------

Fallard Court -- Upper Marlboro, MD. The portion of the Steuart Industrial
Portfolio Properties located within the Fallard Court Industrial Park consists of one 224,818 square foot industrial warehouse facility representing approximately 22.8% of the portfolio. The Fallard Court Industrial Park was developed in 1991. The property is approximately 2 miles from the Capital
Beltway and 15 miles from downtown Washington, D.C. and affords distribution access to points throughout the Washington/Baltimore region. The chart below details various characteristics applicable to the Steuart Industrial Portfolio
Property located within the Fallard Court Industrial Park. The facade is built of 10' concrete and pre-engineered metal siding.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                            NUMBER
                              OF                               CLEAR     DOCKS/
 PROPERTY                  BUILDINGS      SF      YEAR BUILT   HEIGHT   DRIVE-INS   PARKING   % OFFICE
------------------------------------------------------------------------------------------------------

 Andre
   9906 Fallard Court         1         224,818      1991       34'        26         137       8.3%
------------------------------------------------------------------------------------------------------

The following tables present certain information regarding the Steuart
Industrial Portfolio Loan Properties.

-------------------------------------------------------------------------------------------------------------------------------
                                            STEUART INDUSTRIAL PORTFOLIO PROPERTIES
                                            ---------------------------------------
                                                                        % OF
                                  CUT-OFF DATE     YEAR                TOTAL
                                   ALLOCATED      BUILT/     SQUARE    SQUARE                                       APPRAISED
 PROPERTY         LOCATION          BALANCE      RENOVATED    FEET      FEET    OCCUPANCY      PRIMARY TENANT         VALUE
-------------------------------------------------------------------------------------------------------------------------------

Foxfire      Woodbridge, VA       $  8,640,000     1985      116,704    11.9%      98.5%    Arven Moving &         $ 10,800,000
                                                                                            Storage System, Inc.

Mespa        Woodbridge, VA          7,200,000     1984      106,140    10.8      100.0     Bayshore                  9,000,000
                                                                                            Transportation
                                                                                            Systems, Inc.

Enterprise   Woodbridge, VA          2,720,000     1986       37,001     3.8      100.0     R&R Auto Body,            3,400,000
                                                                                            Inc.

Andre        Upper Marlboro, MD     11,600,000     1991      224,818    22.8      100.0     Victory Van              15,100,000
                                                                                            Corporation

Juliad       Fredericksburg, VA      3,600,000     2004       51,000     5.2      100.0     Trane, Inc.               4,500,000

Keystone     Woodbridge, VA          8,400,000     1989      136,058    13.8      100.0     Joe Moholland, Inc.      10,500,000

American     Woodbridge, VA          8,180,000     1987      140,000    14.2      100.0     Coleman American         11,100,000
                                                                                            Moving Services,
                                                                                            Inc.

Chase        Woodbridge, VA          6,400,000     1987       83,333     8.5      100.0     US Department of          8,200,000
                                                                                            Justice Federal
                                                                                            Bureau of
                                                                                            Investigation

Vaughn       Woodbridge, VA          5,120,000     1999       68,049     6.9       97.4     World of Wood, Inc.       6,400,000

Piedmont     Woodbridge, VA          1,740,000     1988       21,162     2.2      100.0     Discount Newsletter       2,200,000
                                                                                            Printing
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE            $ 63,600,000               984,265   100.0%      99.6%                           $ 81,200,000
-------------------------------------------------------------------------------------------------------------------------------

                                                  MAJOR TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              BASE RENT     % OF
                                                            CREDIT RATING     SQUARE   % OF   PER SQUARE    TOTAL       LEASE
TENANT NAME                              PARENT COMPANY   (FITCH/MOODY'S)(2)   FEET     GLA      FOOT     BASE RENT  EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Victory Van Corporation                                                       142,074  14.4%    $ 5.35      11.9%    12/31/2007
Coleman American Moving Services, Inc.                                        140,000  14.2       5.78      12.7      7/31/2013
Bayshore Transportation Systems, Inc.                                          85,849   8.7       6.90       9.3      7/31/2013
US Department of Justice                United States of
  Federal Bureau of Investigation           America            AAA / Aaa       83,333   8.5       6.84       9.0      6/30/2007
Murry's, Inc.                                                                  82,744   8.4       5.39       7.0      8/31/2008
Joe Moholland, Inc.                                                            70,568   7.2       6.48       7.2      7/31/2013
Modern Transportation Services, Inc                                            51,090   5.2       6.35       5.1      7/31/2013
Arven Moving & Storage System, Inc.                                            40,000   4.1       6.50       4.1     12/31/2009
World of Wood, Inc.                                                            35,510   3.6       7.47       4.2      8/31/2012
Suncoast Post-Tension, Inc.                                                    27,196   2.8       8.58       3.7     11/30/2009
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                        758,364  77.0%    $ 6.22      74.1%
-------------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

(1)   Based on information obtained from the Steuart Industrial Portfolio
      Borrower's rent roll dated February 26, 2007.

(2)   Credit Ratings are of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE(1),(2)
                                               ------------------------------

          NUMBER                                             % OF      CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
         OF LEASES   SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR     EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------

Vacant      NAP          3,539        0.4%    $        0      0.0%         3,539         0.4%     $        0       0.0%
2007         8         280,400       28.5      1,769,673     27.8        283,939        28.8       1,769,673       27.8
2008         4         103,994       10.6        605,776      9.5        387,933        39.4       2,375,449       37.3
2009        11         161,271       16.4      1,160,380     18.2        549,204        55.8       3,535,829       55.5
2010         2          15,635        1.6        120,744      1.9        564,839        57.4       3,656,573       57.4
2011         1          22,009        2.2        174,091      2.7        586,848        59.6       3,830,664       60.1
2012         1          35,510        3.6        265,134      4.2        622,358        63.2       4,095,798       64.3
2013         5         361,907       36.8      2,274,277     35.7        984,265       100.0       6,370,075      100.0
---------------------------------------------------------------------------------------------------------------------------
TOTAL       32         984,265      100.0%    $6,370,075    100.0%
---------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Steuart Industrial Portfolio
      Borrower's rent roll dated February 26, 2007.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The Steuart Industrial Portfolio Properties are located within the Featherstone Industrial Park (eight properties) located in Woodbridge,
Virginia, Stafford Industrial Park (one property) located in Fredericksburg,
Virginia and Fallard Court (one property) located in Marlboro, Maryland.

Featherstone Industrial Park. The Featherstone Industrial Park properties are located in the city of Woodbridge, 15 miles southwest of the Washington D.C.
Central Business District and within the Washington D.C. Metropolitan
Statistical Area ("MSA"). The submarket's proximity to the major interstates
I-95, I-495 and I-395 provide highway access to the Washington metropolitan region.

According to CBRE market statistics, the Woodbridge submarket comprises approximately 3.6 million square feet, or 2.4% of the MSA's total industrial inventory. Based on 2nd quarter of 2006 CBRE report, the Woodbridge submarket experienced positive absorption of 7,840 square feet for the year to date.
Market-wide vacancy is reported at 8.8% among all industrial property types. The
Woodbridge submarket has a vacancy rate of 1.71%. The vacancy rate within the submarket for warehouse industrial properties is lower at 0.18% with average asking rents at $11.86 per square foot on a triple net basis.

_____________________

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

The Woodbridge submarket has exhibited strong historical occupancies as follows:

            ---------------------------------------------------------
                              HISTORICAL OCCUPANCIES
                              ----------------------

                                       WOODBRIDGE WAREHOUSE SUBMARKET
            YEAR                               VACANCY RATES
            ---------------------------------------------------------
            2002                                   2.70%
            2003                                   0.60%
            2004                                   0.67%
            2005                                   0.57%
            2006                                   0.18%
            ---------------------------------------------------------

Stafford Industrial Park -- Fredericksburg, VA. The Stafford Industrial Park
property is located midway between Richmond, Virginia and Washington D.C. and within the Washington D.C. MSA. Stafford County is located along I-95, which offers an excellent transportation network providing proximity to major market areas such as Washington D.C., Baltimore, and Hampton Roads. Rental rates generally range from $6.50 to $13.13 per square foot on a triple net basis for warehouse space. The vacancy rate for rent comparable in the area is 5.9%.

Fallard Court -- Upper Marlboro, MD. The Fallard Court Industrial Park is
located approximately 15 miles east of the Washington D.C. Central Business
District. The park enjoys proximity to Interstate 95. According to 2nd quarter
CBRE, the Branch Avenue industrial submarket was experiencing a 1.37% vacancy rate. Over the past two years, occupancy levels at the Branch Avenue submarket have ranged from 97% to 99%.

THE BORROWERS. There are ten borrowers (collectively, the "Steuart Industrial
Portfolio Borrowers"), each of which is a single purpose entity, and nine of which are Virginia limited liability companies and one of which is a Maryland limited liability company. All of the entities are indirectly owned by Steuart
Investment Company, which is also the non-recourse carve out guarantor.

Steuart Investment Company ("SIC") is a family owned firm with a primary emphasis in real estate investment and development. SIC has been operating since
1904. It owns four commercial office properties in Maryland, Washington D.C. and
Northern Virginia totaling over 500,000 square feet. SIC also owns and operates five anchored shopping centers totaling over 600,000 square feet, all located in
Maryland and Virginia.

PROPERTY MANAGEMENT. The property manager for the Steuart Industrial Portfolio
Loan is Steuart Industrial Management, LLC., an affiliate of the Steuart
Industrial Portfolio Borrowers.

LOCKBOX. The Steuart Industrial Portfolio Loan documents do not require a lockbox.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Steuart Industrial Portfolio Loan.

    ------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------
    TYPE:                                         INITIAL         MONTHLY
    ------------------------------------------------------------------------
    Taxes                                         $168,781       $ 36,023
    Insurance                                     $ 20,554       $ 10,277
    TI/LC Reserve                                 $      0       $ 16,404(1)
    Capital Expenditure Reserve                   $      0       $  4,101(2)
    Deferred Maintenance                          $ 70,125       $      0
    ------------------------------------------------------------------------

(1)   Capped at $590,559.12

(2)   Capped at $147,639.60

PERMITTED MEZZANINE DEBT. The loan documents permit the direct or indirect parents of the Steuart Industrial Portfolio Borrowers to incur mezzanine debt from and after February 29, 2008, subject to, among other items, the following conditions: (i) the aggregate amount of the Steuart Industrial Portfolio Loan and the mezzanine loan (as of the effective date of the mezzanine loan) will not exceed 85% of the fair market value of the Steuart Industrial Portfolio
Property, (ii) the aggregate debt service coverage ratio is at least 1.07x and
(iii) the mezzanine lender will have executed and delivered to lender an intercreditor agreement acceptable to lender.

RELEASE PROVISIONS. Individual Steuart Industrial Portfolio Properties may be
released from the lien of the related mortgage upon defeasance by the Steuart
Industrial Portfolio Borrowers of a principal amount equal to the highest of the following amounts (a) (i) with respect to the American, Chase, Mespa and Andre individual properties, 100% of the allocated loan amount for the released property and (ii) with respect to all other Steuart Industrial Portfolio Loan
Properties, 110% of the allocated loan amount for the released property; (b) 80%
of the gross sales price for the released property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount that, after giving effect to the release, would result in a minimum debt service coverage ratio of 1.35x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

CONDOMINIUM. With respect to the Steuart Industrial Portfolio Properties known as Piedmont (located in Woodbridge, Virginia) and Andre (located in Upper
Marlboro, Maryland), the Steuart Industrial Portfolio Borrower's ownership interest in the related mortgaged property is a fee interest in a condominium unit that is part of a condominium regime consisting of 2 units (Piedmont) and 4 units (Andre). Common area expenses are assessed against each unit owner in accordance with their percentage interests and condominium association voting is based on the unit owner's percentage interest in the common elements (80.33% for the Woodbridge property and 36.17% for the Andre property). The related condominium association collects monthly assessments from unit owners for maintenance of the common elements and other common expenses (which includes premiums for insurance).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

MSKP RETAIL PORTFOLIO -- B

                 [PHOTOS OF MSKP RETAIL PORTFOLIO -- B OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                               Various, FL
Property Type                                                   Anchored Retail
Size (Square Feet)                                                      207,715
Percentage Physical Occupancy as of January 30, 2007                      92.4%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value                                                     $74,300,000
# of Tenant Leases                                                           62
Average Rent Per Square Foot                                             $22.24
Underwritten Weighted Average Occupancy                                   92.4%
Underwritten Revenues                                                $6,042,609
Underwritten Total Expenses                                          $1,939,749
Underwritten Net Operating Income (NOI)                              $4,102,860
Underwritten Net Cash Flow (NCF)                                     $3,978,231
Trailing 12 NOI (as of 12/31/2006)                                   $3,743,851

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                              February 16, 2007
Cut-off Date Principal Balance                                      $59,400,000
Cut-off Date Loan Balance Per SF/Unit                                      $286
Percentage of Initial Mortgage Pool Balance                                2.7%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.5339%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                                         NAP
Original Call Protection                                      LO(12),GRTRofYMor
                                                                    1%(45),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                 72.1%
LTV Ratio at Maturity or ARD(1)                                           72.1%
Underwritten DSCR on NOI(1)                                               1.36x
Underwritten DSCR on NCF(1)                                               1.32x
--------------------------------------------------------------------------------

1     Calculated based on the net loan amount of $53,600,000 as reduced by a
      $5.8 million holdback. Based on the full loan amount the Cut-off Date LTV
      Ratio is 79.9% and a Maturity Date LTV of 79.9% and the Underwritten DSCR
      on NOI is 1.23x and the Underwritten DSCR on NCF is 1.19x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                  [MAPS OF MSKP RETAIL PORTFOLIO -- B OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "MSKP B Loan") is evidenced by a single promissory note secured by a first mortgage encumbering two Class A shopping centers totaling 207,715 square feet (the "MSKP B Properties") located in
Florida. The MSKP B Loan represents approximately 2.7% of the initial mortgage pool balance and approximately 3.3% of the initial loan group 1 balance.

The MSKP B Loan was originated on February 16, 2007 and has a principal balance as of the cut-off date of $59,400,000. The MSKP B Loan has a remaining term of
59 months to its scheduled maturity date of March 8, 2012. The MSKP B Loan is interest only for its entire five year term. On or after the monthly payment date in April 2008, the MSKP B Loan permits prepayment subject to payment of a yield maintenance premium. The MSKP B Loan may be voluntarily prepaid without payment of a yield maintenance premium on or after January 8, 2012. The MSKP B
Properties are cross-collateralized and cross-defaulted with each other.

THE PROPERTIES(1). The MSKP B Properties consist of two anchored community shopping centers totaling 207,715 square feet ("sf").

      o     Plaza Del Mar -- Built in 1983 and renovated in 2000, Plaza Del Mar encompasses 102,715 sf and is 96.5% occupied by 38 predominately local tenants. The collateral consists of a two-building Class A shopping center located in Manalapan, Florida in the northeast section of Palm Beach County approximately five miles south of the
            Palm Beach Central Business District. The center is situated on a
            9.3 acre parcel at the corner of A1A and East Ocean Avenue, uniquely featuring frontage on the Intracoastal Waterway. The neighborhood is characterized by oceanfront development along State Highway A1A with the Ritz-Carlton Hotel located directly across from the subject.
            Other improvements are generally residential and commercial properties catering to both residents and tourists. Estimated 2006 population within one and three-mile rings was 3,524 and 55,433, respectively. Estimated average 2006 household income for the same area was $95,699 and $56,585, respectively. As is typical with the barrier islands throughout Florida, the narrow strip of land that is the barrier island tends to feature stronger demographics with property values and income levels declining on the mainland west of the property. Within one mile of the subject, 23.3% of households achieved annual incomes of at least $100,000 with 5.1% of households earning at least $500,000. According to REIS, the subject's Boynton
            Beach submarket achieved a 3rd quarter 2006 vacancy rate of 5.6% and average rent of $20.17 psf. The subject's competitive set consists of five centers averaging approximately 97% occupancy.

      o     Galt Ocean Marketplace -- Built in 1987, Galt Ocean Marketplace
            encompasses 105,000 sf anchored by Winn Dixie (41,485 sf), and currently 88.3% occupied by 26 primarily local tenants. The collateral consists of a three-building Class A shopping center located in Fort Lauderdale, Florida, specifically on the barrier island known as Fort Lauderdale Beach. National/regional tenants include McDonalds (ground lease), CVS (expected to take occupancy no later than 12/31/2007), Bank of America, and Dunkin Donuts. The 2005
            daily traffic count along N. Ocean Boulevard was 32,500. The center is situated on an 8.7 acre parcel featuring 1,642 feet of frontage on heavily traveled North Ocean Boulevard. This location is commonly referred to as the Galt Ocean Mile, recognized for the high-rise, ocean front condominium properties fronting the Atlantic Ocean.
            Estimated 2006 population within one and three-mile rings was 15,077 and 89,834, respectively. Estimated average 2006 household income for the same area was $88,654 and $72,665, respectively, with 26.7%
            of households within the one mile ring featuring annual incomes of at least $100,000. According to REIS, the subject's Fort Lauderdale submarket achieved a 3rd quarter 2006 vacancy rate of 4.4% and average rent of $18.84 psf. The subject's competitive set consists of five centers averaging approximately 86.8% occupancy.

_____________________

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

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--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             AS-IS       ALLOCATED
                                              YEAR BUILT/             % OF                   PRIMARY       APPRAISED        LOAN
PROPERTY NAME                CITY/STATE        RENOVATED     SIZE     TOTAL   OCCUPANCY      TENANT          VALUE         AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

Plaza Del Mar                  Manalapan/FL    1983/2000    102,715   49.4%      96.5%    Florida Stage   $39,300,000   $31,450,000
Galt Ocean Marketplace   Fort Lauderdale/FL      1987       105,000   50.6       88.3      Winn Dixie      35,000,000    27,950,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      207,715    100%      92.4%                    $74,300,000   $59,400,000
-----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the MSKP Retail Pool B Properties:

-------------------------------------------------------------------------------------------------------------------------
                                                          MSKP PORTFOLIO B
                                                      MAJOR TENANT INFORMATION
                                                      ------------------------

                                                       CREDIT RATINGS       SQUARE     % OF      BASE RENT       LEASE
TENANT                             PARENT COMPANY   (FITCH / MOODY'S)(1)     FEET      GLA          PSF       EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Winn Dixie                        Windstream Corp         BB+/Ba3           41,485    20.0%       $  7.00       8/26/2012
CVS                               CVS Corp                BBB/Baa2          11,643     5.6          38.00        6/1/2022
Florida Stage, Inc.                                                         10,759     5.2          15.22       9/30/2011
Evelyn & Arthur, Inc.                                                        9,268     4.5          29.26       8/31/2010
Village Market of Florida, Inc                                               9,127     4.4          22.00      12/31/2008
Wings                                                                        6,400     3.1          29.50       9/30/2011
Callaro's Prime Steak & Seafood                                              6,013     2.9          13.50      11/30/2008
Triana Institute for Plastic                                                 5,572     2.7          20.00      11/30/2012
Xpress Fitness Clubs, Inc.                                                   5,000     2.4          28.00       1/31/2011
Pehle's                                                                      4,660     2.2          20.16      12/31/2009
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                      109,927    52.9%       $ 18.05
-------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

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--------------------------------------------------------------------------------

The following table presents certain information relating to the combined lease rollover schedule for the MSKP B Properties:

----------------------------------------------------------------------------------------------------------------------
                                                      MSKP PORTFOLIO B
                                                 LEASE ROLLOVER SCHEDULE(1)
                                                 --------------------------
                                                                       % OF
             # OF LEASES   TOTAL SF   % OF TOTAL SF   BASE RENT      BASE RENT      CUMULATIVE        CUMULATIVE % OF
YEAR          EXPIRING     EXPIRING     EXPIRING       EXPIRING       ROLLING    TOTAL SF EXPIRING   TOTAL SF EXPIRING
----------------------------------------------------------------------------------------------------------------------

MTM                0              0        0.0%       $        0       0.0%                 0               0.0%
2007               1          2,028        1.0            54,762        1.3             2,028               1.0
2008              12         28,993       14.0           653,824       15.3            31,021              14.9
2009               9         16,401        7.9           393,542        9.2            47,422              22.8
2010              15         32,276       15.5           959,107       22.5            79,698              38.4
2011              13         37,778       18.2           891,515       20.9           117,476              56.6
2012               4         53,078       25.6           548,197       12.8           170,554              82.1
2013               3          5,531        2.7           188,536        4.4           176,085              84.8
2014               2          3,331        1.6            97,065        2.3           179,416              86.4
2015               0              0        0.0                 0        0.0           179,416              86.4
2016               0              0        0.0                 0        0.0           179,416              86.4
2017               1            810        0.4            38,204        0.9           180,226              86.8
Thereafter         2         11,644        5.6           442,434       10.4           191,870              92.4
Vacant           NAP         15,845        7.6                 0        0.0           207,715             100.0
----------------------------------------------------------------------------------------------------------------------
TOTAL             62        207,715      100.0%       $4,267,186      100.0%
----------------------------------------------------------------------------------------------------------------------

---------------------------------------
                  MSKP PORTFOLIO B
             LEASE ROLLOVER SCHEDULE(1)
             --------------------------

             CUMULATIVE    CUMULATIVE %
             BASE RENT       OF BASE
YEAR          EXPIRING    RENT EXPIRING
---------------------------------------

MTM          $        0         0.0%
2007             54,762         1.3
2008            708,586        16.6
2009          1,102,128        25.8
2010          2,061,236        48.3
2011          2,952,751        69.2
2012          3,500,948        82.0
2013          3,689,484        86.5
2014          3,786,548        88.7
2015          3,786,548        88.7
2016          3,786,548        88.7
2017          3,824,752        89.6
Thereafter    4,267,186       100.0
Vacant        4,267,186       100.0
---------------------------------------
TOTAL
---------------------------------------

(1)   Information based on the MSKP B Borrower's rent roll dated January 30,
      2007.

THE MARKET(1). The MSKP B Properties are situated at in-fill locations along commercial corridors within the ocean-front communities of Manalapan and Fort
Lauderdale, Florida. See "The Properties" section on for additional detail.

THE BORROWER(2). Two single purpose, bankruptcy remote entities (collectively,
"MSKP B Borrower") owned and controlled, directly or indirectly, by a joint venture partnership of Morgan Stanley Real Estate Fund V U.S., L.P. ("MSREF V")
and Kitson-Evergreen LLC ("Kitson") (MSREF V and Kitson, the "Sponsor").

MSREF V (50% JV partner) has over $1.75 billion of equity commitments and is the fifth in a series of funds dedicated to investing in real estate assets, commercial and residential developments, and publicly traded or privately held real estate companies and portfolios. MSREF V has already committed approximately 60% of its capital to these types of investments. MSREF V is controlled by Morgan Stanley Real Estate Americas, which leverages the relationships and franchise of Morgan Stanley and has professionals located around the world providing acquisition, finance and asset management services.
Morgan Stanley has acquired over $87.7 billion of real estate assets worldwide and currently manages an estimated $50.9 billion in real estate assets on behalf of its clients.

Kitson (25% JV partner) is a private company founded in 1992 specializing in master planned community development, including residential and commercial uses, primarily in the state of Florida. Kitson has five in-process master planned community developments, owns over 1.5 million square feet of commercial real estate, and owns and/or manages over 45 golf courses.

Evergreen (25% JV partner), a wholly-owned subsidiary of M3 Capital Partners
(previously dba Macquarie Capital Partners), was created in March 2005 to manage a real estate private equity fund, Evergreen Real Estate Partners (the "Fund").
The Fund is capitalized with equity commitments in excess of $1.0 billion and invests in the United States and Europe. The Fund targets long-term investments
(over ten year holds). The management team of Evergreen has access to the resources of M3 Capital Partners for the primary purpose of sourcing, executing, and managing investments on behalf of the Fund.

PROPERTY MANAGEMENT. The MSKP B Properties are managed by Woolbright
Development, Inc. ("Woolbright"). Boca Raton-based Woolbright is a private real estate investment firm that develops, builds, acquires, redevelops and manages shopping centers in Florida's major metropolitan markets. Since 1999, the company has developed and redeveloped more than 7.5 million sf of retail space in Florida and currently features a portfolio of approximately 28 shopping centers/developments. The payment of management fees is subordinate to the MSKP
B Loan.

LOCKBOX. Hard. After an Event of Default, monies in the Cash Management Account will be transferred to a lender controlled account and applied by lender in its sole discretion.

_____________________

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)   The two entities forming the MSKP B Borrower are MSKP Plaza Del Mar, LLC;
      MSKP Galt Ocean, LLC.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

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--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the MSKP B Loan:

            -----------------------------------------------------
                              ESCROWS/RESERVES
                              ----------------
            TYPE:                        INITIAL          MONTHLY
            -----------------------------------------------------
            Taxes                      $         0          $0
            Insurance                  $         0          $0
            Immediate Repairs          $   165,000(1)       $0
            Capital Expenditures       $         0          $0
            Rollover Reserve           $         0          $0
            Other                      $ 5,800,000(2)       $0
            -----------------------------------------------------

(1)   Equal to 110% of estimated environmental remediation costs as determined by engineer.

(2)   See "Loan Holdback" description below.

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. The loan documents permit the direct or indirect parents of the MSKP B Borrower to incur mezzanine debt subject to, among other items, the following conditions: (i) the aggregate loan-to-value ratio (taking into account the outstanding MSKP B Loan and the proposed mezzanine loan amount)
is equal to or less than 80%, (ii) the aggregate debt service coverage ratio
("DSCR") (taking into account the outstanding MSKP B Loan and the proposed mezzanine loan amount) is equal to or greater than DSCR at closing, (iii) lender is able to enter into an acceptable intercreditor agreement with the proposed mezzanine lender. If Borrower fully satisfies all requirements, MSKP B Borrower will not be required to obtain a rating agency no-downgrade letter in connection with any permitted mezzanine debt.

RELEASE PROVISIONS. None permitted.

SUSTITUTION PROVISIONS. None permitted.

LOAN HOLDBACK. The MSKP B Borrower has posted cash in the amount of $5,800,000 which shall be released when the Galt Ocean Marketplace property reaches a 90%
occupancy level and a 1.25x DSCR for three consecutive months. Should the tenant known as CVS be in occupancy and paying rent at Galt Ocean Marketplace, and the
DSCR greater than 1.19x for three consecutive months, lender shall release
$3.463 million to the MSKP B Borrower and the remainder shall be released upon achievement of a 1.25x DSCR and 90% occupancy at Galt Ocean Marketplace for three consecutive months.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

SPRING VALLEY MARKETPLACE

                      [PHOTOS OF SPRING VALLEY MARKETPLACE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                         Spring Valley, NY
Property Type                                                            Retail
Size (Square Feet)                                                      205,757
Percentage Physical Occupancy as of
  January 31, 2007                                                        98.9%
Year Built                                                                 1988
Year Renovated                                                             2006
Appraisal Value                                                     $59,000,000
# of Tenant Leases                                                           26
Average Rent Per Square Foot                                             $18.92
Underwritten Economic Occupancy                                           96.2%
Underwritten Revenues                                                $5,647,080
Underwritten Total Expenses                                          $1,862,443
Underwritten Net Operating Income (NOI)                              $3,784,637
Underwritten Net Cash Flow (NCF)                                     $3,639,201
2006 NOI                                                             $2,659,564
2005 NOI                                                             $2,424,557
2004 NOI                                                             $3,362,818
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               February 8, 2007
Cut-off Date Principal Balance                                      $46,800,000
Cut-off Date Loan Balance Per SF/Unit                                      $227
Percentage of Initial Mortgage Pool
  Balance                                                                  2.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6110%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           72
Original Term to Maturity/ARD
  (Months)                                                                  120
Original Amortization Term (Months)                                         420
Original Call Protection                                    LO(25),Def(92),O(3)
Lockbox                                                                    None
Cut-off Date LTV Ratio                                                    79.3%
LTV Ratio at Maturity or ARD                                              76.3%
Underwritten DSCR on NOI                                                  1.24x
Underwritten DSCR on NCF                                                  1.19x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

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--------------------------------------------------------------------------------

                        [MAP OF SPRING VALLEY MARKETLACE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Spring Valley Marketplace Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an anchored shopping center (the "Spring Valley Marketplace Property") located in Spring
Valley, New York. The Spring Valley Marketplace Loan represents approximately
2.2% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The Spring Valley Marketplace Loan was originated on February 8, 2007, and has a principal balance as of the cut-off date of $46,800,000. The Spring Valley
Marketplace Loan has a remaining term of 119 months and a scheduled maturity date of March 8, 2017. The Spring Valley Marketplace Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Spring Valley Marketplace Loan is permitted on or after January 8, 2017 without penalty.

THE PROPERTY. The Spring Valley Marketplace Property is located in Spring
Valley, Rockland County, New York, approximately 25 miles northwest of New York
City. The subject is situated on an 18.75 acre parcel located along Route 59, a heavily traveled commercial corridor containing the majority of retail uses. The
Spring Valley Marketplace Property was built in 1988 and renovated in 2006. The property is currently 98.9% occupied by 26 tenants, including six investment-grade rated tenants which account for 54.7% of the economic rent. The property is anchored by Christmas Tree Shops, Bed, Bath & Beyond, TJ Maxx and
Michaels. The remaining tenancy is diverse mix of businesses including Household
Finance, T-Mobile, BankNorth, State Farm Insurance, Sleepy's and David's Bridal,
among others. The subject is shadow-anchored by a Target store which shares a parking lot with the subject. Additional draws include two large regional malls, the Palisades Mall (the second largest mall in the NY Metro) and the Nanuet
Mall, both located within four miles of the subject.

The following table presents certain information relating to the major tenants at the Spring Valley Marketplace Property:

---------------------------------------------------------------------------------------------------------
                                        MAJOR TENANT INFORMATION
                                        ------------------------
                                              CREDIT RATINGS     SQUARE    % OF    BASE RENT     LEASE
       TENANT            PARENT COMPANY     (FITCH/MOODY'S)(1)    FEET      GLA       PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------

Christmas Tree Shops                                              49,744   24.2%    $ 18.00    7/31/2023
TJ Maxx                TJX Companies Inc.         NR/A3           36,011   17.5        7.91     2/1/2012
Bed Bath and Beyond                                               35,000   17.0       21.00    8/31/2016
Michael's                                                         23,545   11.4       16.83    2/28/2016
---------------------------------------------------------------------------------------------------------
TOTAL                                                            144,300   70.1%    $ 16.02
---------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Spring Valley Marketplace Property:

------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE(1)

               # OF                % OF TOTAL                    % OF    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES    TOTAL SF       SF       BASE RENT    BASE RENT    TOTAL SF    OF TOTAL SF    RASE RENT    OF BASE RENT
   YEAR      EXPIRING   EXPIRING    EXPIRING     EXPIRING     ROLLING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

MTM             0             0         0.0%             0      0.0%            0          0.0%      $        0        0.0%
2007            1         1,000         0.5%        40,150      1.0%        1,000          0.5%          40,150        1.0
2008            8        21,019        10.2%       513,822     13.3%       22,019         10.7%         553,972       14.4
2009            4         5,714         2.8%       171,415      4.5%       27,733         13.5%         725,387       18.8
2010            1         2,493         1.2%        76,485      2.0%       30,226         14.7%         801,872       20.8
2011            1         1,000         0.5%        24,882      0.6%       31,226         15.2%         826,754       21.5
2012            1        36,011        17.5%       284,667      7.4%       67,237         32.7%       1,111,421       28.9
2013            4        15,868         7.7%       402,700     10.5%       83,105         40.4%       1,514,121       39.3
2014            0             0         0.0%             0      0.0%       83,105         40.4%       1,514,121       39.3
2015            1         1,380         0.7%        41,400      1.1%       84,485         41.1%       1,555,521       40.4
2016            3        65,545        31.9%     1,299,270     33.8%      150,030         72.9%       2,854,791       74.2
2017            1         3,700         1.8%        99,009      2.6%      153,730         74.7%       2,953,800       76.7
Thereafter      1        49,744        24.2%       895,392     23.3%      203,474         98.9%       3,849,192      100.0
Vacant         NAP        2,283         1.1%             0      0.0%      205,757        100.0%       3,849,192      100.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL           26      205,757       100.0%     3,849,192      100%
------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(2) The Spring Valley Marketplace Property is located immediately off the interchange of Interstate-287 ("I-287") and Route 59, two major roadways in
Spring Valley, Rockland County, New York. Rockland County is part of the New
York City MSA with median household income in 2006 of $76,803. The area features a number of retail properties and offers access to the Palisades Parkway, New
York State Throughway and Interstate Highway 87 ("I-87"). The property is visible from I-87 and Route 59. The 2006 population within the three and five mile rings was 99,751 and 173,249, respectively. Estimated 2006 average household income for the same area was $85,192 and $98,220, respectively, with over 17% of households within a one-mile ring earning at least $150,000.

The subject's retail submarket and competitive set are 96.5% and 97.2% occupied, respectively. The subject's weighted-average rent of $18.89 per square foot
("psf") is below the weighted-average market rent of $21.31 psf. The retail market and submarket have maintained positive net absorption in recent years.

THE BORROWER. The borrowers are Spring Valley Marketplace LLC and JOL Owners
LLC, both single purpose Delaware limited liability companies, collectively the
"Spring Valley Marketplace Borrower".

The non-recourse carve-out guarantors are Rubin Pikus and Gary Kahn. Mr. Pikus has been involved in the New York metropolitan real estate market for the past
37 years and currently serves as the CEO of Long Island-based Milbrook
Properties, Ltd. which owns, operates and manages a portfolio of over 70 properties in the New York area. Gary Kahn has approximately 25 years of real estate experience and currently holds ownership interests in approximately 50 properties.

PROPERTY MANAGEMENT. The subject is managed by Milbrook Properties Ltd.
("Millbrook"), an affiliate of the Spring Valley Marketplace Borrower. In addition to the subject, Milbrook manages two other commercial retail centers in
Rockland County as well as 13 others in the New York City metro area. Milbrook
Properties is a full service property management company with in-house leasing, legal, and maintenance staff.

LOCKBOX. None.

_____________________

(1)   Information obtained from borrower's rent roll dated January 31, 2007.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       67

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--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to Spring Valley Market Place Loan:

                 -----------------------------------------------
                                 ESCROWS/RESERVES
                                 ----------------
                 TYPE:                     INITIAL      MONTHLY
                 -----------------------------------------------
                 Taxes                    $782,712      $93,227
                 Insurance                $      0      $     0
                 Immediate Repairs        $      0      $     0
                 Capital Expenditures     $      0      $     0
                 Rollover Reserve         $      0      $     0
                 -----------------------------------------------

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. No

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       69

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

DOUBLETREE NASHVILLE

                        [PHOTOS OF DOUBLETREE NASHVILLE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Nashville, TN
Property Type                                                       Hospitality
Size (Rooms)                                                                337
Percentage Physical Occupancy as of
  December 31, 2006                                                       73.7%
Year Built                                                                 1979
Year Renovated                                                             2004
Appraisal Value(1)                                                  $59,300,000
Underwritten Economic Occupancy                                           75.0%
Underwritten Revenues                                               $16,611,256
Underwritten Total Expenses                                         $12,024,443
Underwritten Net Operating Income
  (NOI)                                                              $4,586,813
Underwritten Net Cash Flow (NCF)                                     $3,922,363
2006 NOI                                                             $3,814,325
2005 NOI                                                             $1,754,897
2004 NOI                                                             $1,323,758
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               February 7, 2007
Cut-off Date Principal Balance                                      $42,100,000
Cut-off Date Loan Balance Per Room                                     $124,926
Percentage of Initial Mortgage Pool
  Balance                                                                  1.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.0300%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD
  (Months)                                                                   60
Original Amortization Term (Months)                                         NAP
Original Call Protection                           LO(5), GRTR of YM or 1%(21),
                                              LESSofDefor GRTR of YM or 1%(21),
                                                     LESS of Defor YM(11), O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                 71.0%
LTV Ratio at Maturity or ARD(1)                                           71.0%
Underwritten DSCR on NOI                                                  1.78x
Underwritten DSCR on NCF                                                  1.52x
--------------------------------------------------------------------------------

(1)   Based on stabilized appraised value as of December 31, 2008. The Cut-Off
      Date LTV Ratio and LTV Ratio at Maturity are 83.7%, based on "as is"
      appraised value of $50,300,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       70

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--------------------------------------------------------------------------------

                          [MAP OF DOUBLETREE NASHVILLE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       71

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Doubletree Nashville Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering a full service hotel located in Nashville, Tennessee (the "Doubletree Nashville
Property"). The Doubletree Nashville Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Doubletree Nashville Loan was originated on February 7, 2007, and has a principal balance as of the cut-off date of $42,100,000. The Doubletree
Nashville Loan has a remaining term of 58 months and a scheduled maturity date of February 8, 2012. The loan documents permit, from and after the sixth payment date after loan origination, the Doubletree Nashville Borrower to prepay in full, but not in part, the Doubletree Nashville Loan together with yield maintenance; provided that after the date that is two years after the creation of the securitization trust, if the cost to defease the Doubletree Nashville
Loan would be less than the cost to prepay with yield maintenance, then the
Doubletree Nashville Borrower may, at its option, defease the Doubletree
Nashville Loan. Voluntary prepayment of the Doubletree Nashville Loan is permitted on or after January 8, 2012, without penalty.

THE PROPERTY. The Doubletree Nashville Property is a 337-room, Class B, full service hotel located at 315 4th Avenue North, Nashville, Tennessee. The hotel is located in downtown Nashville and is within walking distance to various corporate, government, and leisure demand generators. The hotel is located three blocks southeast of the State Capitol Building and approximately eight miles west of the Nashville International Airport. The Doubletree Nashville Property
is comprised of 118 rooms with king beds, 190 rooms with two double beds, 22 junior suites with two double beds or one king bed, and 7 suites. The hotel is also improved with approximately 29,034 square feet of meeting space (including a 10,000 square foot ballroom), restaurants, indoor pool, fitness center and a business center. There are three elevators that provide guests access to all floors.

The Doubletree Nashville Property has access to 204 parking spaces (102 spaces consist of a fee simple interest and 102 spaces are shared through a parking easement with the adjacent Bank of America office building). An independent parking operator manages the entire parking garage and the profits are shared between the owners of the Doubletree Nashville Property and the office building.

Recently the previous owner spent approximately $9.2 million in capital renovations. Over the next 12 months, the Doubletree Nashville Borrower is planning to renovate the Doubletree Nashville Property in order to further improve the hotel's position. The sponsor has budgeted approximately $4.26 million in capital expenditures, of which nearly one-half will be allocated to renovating guestrooms.

The following tables present certain information regarding the Doubletree
Nashville Loan Property.

--------------------------------------------------------------------------------
                            OPERATIONAL STATISTICS(1)
                            -------------------------
                                   2005       2006      APPRAISAL(2)      UW
--------------------------------------------------------------------------------
Average Daily Rate (ADR)         $ 94.37    $ 110.26      $ 137.53     $ 120.00
Occupancy %                        64.57%      73.68%        76.00%       75.00%
RevPAR                           $ 60.93    $  81.24      $ 104.52     $  90.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PENETRATION INDICES(3)
                             ----------------------
PROPERTY NAME                    ADR INDEX     OCCUPANCY INDEX     REVPAR INDEX
--------------------------------------------------------------------------------
Doubletree Nashville               84.5%           102.2%             86.2%
--------------------------------------------------------------------------------

(1)   Based on the Doubletree Nashville Borrower's financial statements dated
      December 31, 2006.

(2)   Based on appraiser's stabilized values dated December 31, 2008.

(3)   Penetration Indices based on STR Report dated March 12, 2007 for local comparables hotels.

THE MARKET(1). The Doubletree Nashville Property is located at the northwest intersection of 4th Avenue and Union Street and is within the Central Business
District of Nashville. The downtown area is developed primarily with office buildings, entertainment facilities, and retail/restaurants. The hotel is within three blocks of the State Capitol Building, the Davidson County Courthouse, and
the 1,900-seat Schermerhorn Symphony (a $120 million center located four blocks south of the subject). Additionally, the Nashville Convention Center, which hosts over 300 events annually, is four blocks away from the Doubletree
Nashville Property. The hotel is also approximately eight miles west of the
Nashville International Airport. Leisure demand is also driven by the Country
Music Hall of Fame, the Gaylord Entertainment Center (an all purpose venue that serves as the home of the NHL's Nashville Predators) and the Louisiana Pacific
Field (home of the NFL's Tennessee Titans), all of which are within walking distance to the Doubletree Nashville Property.

THE BORROWER. AEW/Wright Nashville Owner LLC, a single purpose Delaware limited liability company (the "Doubletree Nashville Borrower"). The Doubletree
Nashville Borrower is indirectly owned by AEW Partners V, L.P. (90% ownership interest and managing member) and TN/DC Hotel Partners, LP (10% ownership interest and minority member), an entity comprised of employees of Wright
Investment Properties, Inc. The non-recourse carve out guarantor is AEW Partners
V, L.P. AEW Partners V, L.P. is a real estate opportunity fund that invests in distressed and under-managed assets, markets with evolving demographic trends, capital-constrained sectors and special situations in North America.

_____________________

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       72

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--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property manager with respect to the hotel portion of the Doubletree Nahsville Property is Hospitality Management Advisors, Inc., a
related entity of Wright Investment Properties, Inc. Founded in 1982, Wright
Investment Properties, Inc. is a privately-held hotel owner and third-party manager located in Tennessee with experience in the management and development of hotel properties. Currently, the company manages more than 20 hotels in nine states with brand affiliations including Courtyard by Marriott, Residence Inn by
Marriott, Hilton, and Holiday Inn. Towne Park, LTD is the manager with respect to the parking garage.

LOCKBOX. The Doubletree Nashville Loan requires a hard lockbox and springing cash management. The Doubletree Nashville Loan documents require the Doubletree
Nashville Borrower to (i) cause all revenue (including credit card receivables)
to be deposited into the lockbox account and (ii) direct the tenants to pay their rent directly to the lockbox account. The Doubletree Nashville Loan documents require that prior to an event of default all payments will be transferred to an account designated by the Doubletree Nashville Borrower.
Following an event of default all payments in collection account are to be transferred to an account controlled by the lender.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Doubletree Nashville Loan.

    -----------------------------------------------------------------------
                                   ESCROWS / RESERVES
                                   ------------------
    TYPE:                                        INITIAL        MONTHLY
    -----------------------------------------------------------------------
    Taxes                                        $     0        $ 36,935
    Insurance                                    $56,986        $  8,689
    Capital Expenditure / FF&E                   $     0(1)     $      0(2)
    -----------------------------------------------------------------------

(1)   See "Capital Renovation Letter of Credit" below.

(2)   4% of gross revenues for the preceding calendar month beginning February
      2, 2009.

CAPITAL RENOVATION LETTER OF CREDIT. The Doubletree Nashville Borrower provided a $4,261,087 letter of credit, which will serve as additional collateral for the completion of the capital renovation. The letter of credit may be partially reduced no more frequently than one time per month subject to, among other things (i) completion of the partial work in accordance with the capital renovation budget and (ii) the Doubletree Nashville Borrower provides evidence that it has paid for such partial work. In the event the Doubletree Nashville
Borrower completes the required capital renovation plan and there is an excess balance under the letter of credit, the Doubletree Nashville Borrower will be required to fund (either in cash or letter of credit) into the FF&E reserve the lesser of (x) the excess balance under the letter of credit and (y) $650,000.
Thereafter, any excess balance under the letter of credit will be returned to the Doubletree Nashville Borrower.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       73

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--------------------------------------------------------------------------------

5200 WEST CENTURY

                          [PHOTOS OF 5200 WEST CENTURY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                           Los Angeles, CA
Property Type                                                            Office
Size (Square Feet)                                                      322,093
Percentage Physical Occupancy as of
  January 1, 2007                                                         92.8%
Year Built                                                                 1982
Year Renovated                                                        1997-2000
Appraisal Value                                                     $54,500,000
# of Tenant Leases                                                           38
Average Rent Per Square Foot                                             $19.14
Underwritten Economic Occupancy                                           92.8%
Underwritten Revenues                                                $5,972,314
Underwritten Total Expenses                                          $2,487,819
Underwritten Net Operating Income
  (NOI)                                                              $3,484,495
Underwritten Net Cash Flow (NCF)                                     $3,213,807
Trailing 12 NOI (as of 11/30/2006)                                   $2,874,954
2005 NOI                                                             $2,668,639
2004 NOI                                                             $3,924,044
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                              December 28, 2006
Cut-off Date Principal Balance                                      $40,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $124
Percentage of Initial Mortgage Pool
  Balance                                                                  1.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.5940%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD
  (Months)                                                                  120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(27),Def(90),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    73.4%
LTV Ratio at Maturity or ARD                                              73.4%
Underwritten DSCR on NOI                                                  1.53x
Underwritten DSCR on NCF                                                  1.41x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       74

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

                           [MAP OF 5200 WEST CENTURY]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       75

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "5200 West Century Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a Class A office building (the "5200 West Century Property") located in Los Angeles, California.
The 5200 West Century Loan represents approximately 1.8% of the initial mortgage pool balance and approximately 2.2% of the initial loan group 1 balance.

The 5200 West Century Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $40,000,000. The 5200 West Century
Loan has a remaining term of 117 months and a scheduled maturity date of January
8, 2017. The 5200 West Century Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the 5200 West Century Loan is permitted on or after November 8,
2016 without penalty.

THE PROPERTY. The 5200 West Century Property consists of a 10-story multiple tenant office building containing 322,093 square feet ("sf") of net rentable area ("NRA") located in Los Angeles, California. The collateral for the 5200
West Century Loan also includes an adjacent seven-story parking garage containing 945 spaces. The property is situated on 2.51 acres at the southwest corner of Century Boulevard and La Cienega Boulevard approximately 12 miles from downtown Los Angeles and one block east of the Los Angeles International Airport
("LAX"). The 5200 West Century Property was developed in 1982 and renovated in
2000. Renovations costs totaled nearly $5.9 million and included, among other things, corridor upgrades, HVAC upgrades, lighting retrofit, lobby/courtyard upgrades and roof replacement.

The 5200 West Century Property is currently 92.8% occupied by 31 tenants. Four tenants occupy over 10% of the NRA, with no other single tenant comprising more than 4% of the NRA.

The following table presents certain information relating to the major tenants at the 5200 West Century Property:

----------------------------------------------------------------------------------------------------
                                         TENANT INFORMATION
                                         ------------------

                                            CREDIT
                           PARENT          RATINGS          SQUARE    % OF    BASE RENT     LEASE
         TENANT            COMPANY   (FITCH / MOODY'S)(1)    FEET      GLA      PSF       EXPIRATION
----------------------------------------------------------------------------------------------------

Expeditors International                                     64,334   20.0%    $ 16.80     9/30/2009
J-M Manufacturing                                            54,850   17.0%      25.20    12/31/2021
County of Los Angeles                                        50,147   15.6%      19.80     3/31/2009
Landmark Education, LLC                                      35,621   11.1%      18.64     2/29/2012
----------------------------------------------------------------------------------------------------
TOTAL                                                       204,952   63.6%    $ 20.10
----------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 5200 West Century Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE(2)

               # OF                  % OF                    % OF                          CUMULATIVE %   CUMULATIVE    CUMULATIVE
              LEASES    TOTAL SF   TOTAL SF   BASE RENT    BASE RENT      CUMULATIVE       OF TOTAL SF    BASE RENT    OF BASE RENT
YEAR         EXPIRING   EXPIRING   EXPIRING    EXPIRING     ROLLING    TOTAL SF EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

MTM             2         2,966       0.9%        52,777      0.9%            2,966             0.9%      $   52,777        0.9%
2007            8        21,439       6.7        379,762      6.6            24,405             7.6          432,539        7.6
2008            8        18,410       5.7        310,223      5.4            42,815            13.3          742,762       13.0
2009            4       120,955      37.6      2,174,878     38.0           163,770            50.8        2,917,640       51.0
2010            4        12,684       3.9        223,559      3.9           176,454            54.8        3,141,199       54.9
2011            6        31,036       9.6        517,346      9.0           207,490            64.4        3,658,545       63.9
2012            2        35,621      11.1        663,804     11.6           243,111            75.5        4,322,349       75.6
2013            0             0       0.0              0      0.0           243,111            75.5        4,322,349       75.6
2014            0             0       0.0              0      0.0           243,111            75.5        4,322,349       75.6
2015            0             0       0.0              0      0.0           243,111            75.5        4,322,349       75.6
2016            0             0       0.0              0      0.0           243,111            75.5        4,322,349       75.6
2017            0             0       0.0              0      0.0           243,111            75.5        4,322,349       75.6
Thereafter      4        55,761      17.3      1,398,618     24.4           298,872            92.8        5,720,967      100.0
Vacant         NAP       23,221       7.2              0      0.0           322,093           100.0        5,720,967      100.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL           38      322,093     100.0%    $5,720,967      100%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from the 5200 West Century Borrower's rent roll dated
      January 1, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       76

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6
--------------------------------------------------------------------------------

THE MARKET.(1) The 5200 West Century Property is located in the LAX / EI Segunds submarket of Los Angeles which contains approximately 117 building totaling 15.4 million sf. As of December 2006, the submarket reported a vacancy rate of 17.4%
with an average rent of $25.15 psf. Given the property's location proximity to
LAX, the subject's micro-market is further defined as the LAX/Century Boulevard office corridor.

The LAX/Century Boulevard office corridor contains 14 office buildings
(including the 5200 West Century Property) totaling approximately 3.5 million
sf. Total Class A, Class B and Class C Vacancy rate is approximately 28%.
Buildings considered Class A, have an estimated vacancy rate of approximately
10%. The appraiser considers the 5200 West Century Property superior to competitive properties and as such concluded a vacancy and collection loss rate of 10%. Comparable properties reflect rental rates between $14.64 and $18.24 psf.

THE BORROWER. The Borrowing entity, 5200 West Century Fee LLC (the "5200 West
Century Borrower"), is a single purpose bankruptcy-remote entity structured as a
Delaware limited liability company. The sponsor of the 5200 West Century Loan is
Walter Wang. Mr. Wang is the President and owner of J-M Manufacturing ("JMM"), a
PVC pipe manufacturer with 14 plants in the US and over $1 billion in reported annual sales. JMM will be headquartered in the 5200 West Century Property under a 15-year lease.

PROPERTY MANAGEMENT. The 5200 West Century Property will be managed by Jones
Lang LaSalle Americas, Inc. Jones Lang LaSalle is recognized as an industry leader in property and corporate facility management services, with a portfolio of over 1.0 billion sf worldwide.

LOCKBOX. Hard lockbox, with springing cash management upon an event of default.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 5200 West Century Loan:

    -------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------
    TYPE:                           INITIAL                           MONTHLY
    -------------------------------------------------------------------------
    Taxes                          $   74,273                         $18,568
    Insurance                      $    8,912                         $ 8,912
    Immediate Repairs              $   21,250                         $     0
    Capital Expenditures           $        0                         $ 6,710
    Unfunded Tenant Allowance(1)   $2,274,714                         $     0

    Rollover Reserve(2)            $1,000,000    $20,000 (capped at $100,000)
    -------------------------------------------------------------------------

(1)   Associated with unfunded tenant build-out costs associated with the J-M
      Manufacturing space.

(2)   Held in the form of a letter of credit.

ADDITIONAL DEBT: None.

PERMITTED MEZZANINE DEBT. None.

_____________________

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, Credit Suisse Securities (USA)
LLC, and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters")
for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       77

                                    ANNEX D

                             FORM OF TRUSTEE REPORT

                                      D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
135 S. LaSalle Street, Suite 1625                                                                    Next Payment:       14-May-07
Chicago, IL 60603                                                                                    Record Date:        30-Mar-07
USA

Administrator:                                      ABN AMRO ACCT:                              Analyst:

Tim Cutsinger 312.904.6342                REPORTING PACKAGE TABLE OF CONTENTS                   Patrick Gong 714.259.6253
tim.cutsinger@abnamro.com                                                                       patrick.gong@abnamro.com

------------------------------   ------------------------------------------------------------  -------------------------------------
Issue Id:             MLCFC076                                                      Page(s)
                                                                                    -------

                                 Statements to Certificateholders                   Page 2     Closing Date:             11-Apr-2007
Monthly Data File                Cash Reconciliation Summary                        Page 3
Name:   MLCFC076_200704_3.ZIP    Bond Interest Reconciliation                       Page 4     First Payment Date:       14-May-2007
------------------------------   Bond Interest Reconciliation                       Page 5
                                 Bond Principal Reconciliation                      Page 6     Rated Final Payment Date:
                                 Shortfall Summary Report                           Page 7
                                 Asset-Backed Facts ~ 15 Month Loan Status Summary  Page 8     Determination Date:       9-Apr-2007
                                 Asset-Backed Facts ~ 15 Month Loan Payoff/Loss
                                   Summary                                          Page 9     -------------------------------------
                                 Mortgage Loan Characteristics                      Page 10           Trust Collection Period
                                 Delinquent Loan Detail                             Page 11    -------------------------------------
                                 Loan Level Detail                                  Page 12             3/9/2007 - 4/9/2007
                                 Realized Loss Detail                               Page 13    -------------------------------------
                                 Collateral Realized Loss                           Page 14
                                 Appraisal Reduction Detail                         Page 15
                                 Material Breaches Detail                           Page 16
                                 Historical Collateral Prepayment                   Page 17
                                 Specially Serviced (Part I) - Loan Detail          Page 18
                                 Specially Serviced (Part II) - Servicer Comments   Page 19
                                 Summary of Loan Maturity Extensions                Page 20
                                 Rating Information                                 Page 21
                                 Other Related Information                          Page 22
                                 ------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   777 PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                          Depositor: Merrill Lynch Mortgage Investors, Inc.

                             Master Servicer: Wachovia Bank, N.A./Wells Fargo Bank, National Association

                                    Rating Agency: Moody's Investors Service, Inc./Fitch Ratings

                                                Special Servicer: LNR Partners, Inc.

                 Underwriter: Countrywide Securities Corporation/Merrill Lynch, Pierce, Fenner & Smith Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                                --------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                --------------------------------------------------------------------

                                 LaSalle Web Site                                  www.etrustee.net

                                 LaSalle Factor Line                                   800.246.5761
                                --------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6               Statement Date:        13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:          13-Apr-07
                                                         SERIES 2007-6                            Prior Payment:               N/A
                                                                                                  Next Payment:          14-May-07
                                                                                                  Record Date:           30-Mar-07

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL       NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS    AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT        RATE

 CUSIP                                                                                                                  Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                ---------------------------------
                                                                  Total P&I Payment
                                                                ---------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                     CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------

Current Scheduled Interest                                                 0.00
Less Deferred Interest                                                     0.00
Less PPIS Reducing Scheduled Int                                           0.00
Plus Gross Advance Interest                                                0.00
Less ASER Interest Adv Reduction                                           0.00
Less Other Interest Not Advanced                                           0.00
Less Other Adjustment                                                      0.00
--------------------------------------------------------------------------------
Total                                                                      0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                       0.00
Yield Maintenance Penalties                                                0.00
Other Interest Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total                                                                      0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                  0.00
Less Fee Strips Paid by Servicer                                           0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                     0.00
Workout Fees                                                               0.00
Liquidation Fees                                                           0.00
Interest Due Serv on Advances                                              0.00
Non Recoverable Advances                                                   0.00
Misc. Fees & Expenses                                                      0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                          0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total Interest Due Trust                                                   0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                0.00
Fee Strips                                                                 0.00
Misc. Fees                                                                 0.00
Interest Reserve Withholding                                               0.00
Plus Interest Reserve Deposit                                              0.00
--------------------------------------------------------------------------------
Total                                                                      0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total Interest Due Certs                                                   0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
--------------------------------------------------------------------------------
Current Scheduled Principal                                                0.00
Advanced Scheduled Principal                                               0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                        0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                               0.00
Prepayments in Full                                                        0.00
Liquidation Proceeds                                                       0.00
Repurchase Proceeds                                                        0.00
Other Principal Proceeds                                                   0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                0.00
--------------------------------------------------------------------------------
Remittance Principal                                                       0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                   0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                   0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                         Balance         Count
--------------------------------------------------------------------------------

Beginning Pool                                               0.00             0
Scheduled Principal                                          0.00             0
Unscheduled Principal                                        0.00             0
Deferred Interest                                            0.00
Liquidations                                                 0.00             0
Repurchases                                                  0.00             0
--------------------------------------------------------------------------------
Ending Pool                                                  0.00             0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                        Amount
--------------------------------------------------------------------------------

Prior Outstanding                                                          0.00
Plus Current Period                                                        0.00
Less Recovered                                                             0.00
Less Non Recovered                                                         0.00
Ending Outstanding                                                         0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                     0.00
Plus Fees Advanced for PPIS                                                0.00
Less Reduction for PPIS                                                    0.00
Plus Delinquent Servicing Fees                                             0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                       0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                        0.00
Yield Maintenance                                                          0.00
Other Interest                                                             0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                 0.00
Reduced by PPIE                                                            0.00
Reduced by Shortfalls in Fees                                              0.00
Reduced by Other Amounts                                                   0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                           0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                       0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                     Principal        Interest
--------------------------------------------------------------------------------
Prior Outstanding                                          0.00            0.00
Plus Current Period                                        0.00            0.00
Less Recovered                                             0.00            0.00
Less Non Recovered                                         0.00            0.00
Ending Outstanding                                         0.00            0.00
--------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

----------------------------------------------------------------------------------------------------------
              Accrual        Opening    Pass-Through     Accrued      Total       Total      Distributable
Class                        Balance        Rate       Certificate  Interest     Interest     Certificate
                                                        Interest    Additions   Deductions     Interest
         ----------------
         Method      Days
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                                        --------------------------------------------------

-----------------------------------------------------------------------
          Interest    Current     Remaining             Credit
Class     Payment     Period     Outstanding           Support
           Amount    Shortfall    Interest
                     Recovery     Shorfalls    ------------------------
                                               Original     Current (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------

        ------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

-----------------------------------------------------------------------------------------------------
                                                               Additions
          Prior      Current      -------------------------------------------------------------------
Class    Interest    Interest       Prior      InteresAccrual   Prepayment     Yield        Other
         Due Date    Due Date     Interest      Dueon Prior      Premiums   Maintenance    Interest
                                  Shortfall      Shortfall                               Proceeds (1)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------

--------------------------------------------------------------------------
                  Deductions
Class    ------------------------------------    Distributable    Interest
         Allocable   Deferred &     Interest      Certificate     Payment
           PPIS      Accretion    Loss Expense     Interest        Amount
                      Interest
--------------------------------------------------------------------------

--------------------------------------------------------------------------

         -----------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                    BOND PRINCIPAL RECONCILIATION

---------------------------------------------------------------------------------------------------------
                                                                                   Accreted Principal
                                                                               --------------------------
                                                          Int
                             Basic         Extra       Shortfall      Pool        Extra        Pledged
           Beginning       Principal     Principal     Res Fund       Loss      Principal    Certificate
Class    Class Balance    Payment Amt   Payment Amt     Release    Allocation  Payment Amt   Def Interest
---------------------------------------------------------------------------------------------------------

                                                                                                    0.00

-------------------------------------------------------------------------------------------------------
                                                                                                  0.00
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                   Interest
           Prior      Cumulative                  Accrued on     Rated       Credit Support
           Losses        Pool         Ending      Pool Losses    Final     ---------------------
Class    Reimbursed      Loss      Class Balance   Cls A - M    Maturity   Original   Current(4)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

(1) Extra Principal Amounts: the lessor of (i) the excess, if any, of the overcollateralization Target Amount over the
Overcollateralization Amount.

                                                                                                                        PAGE 6 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds                      0.00

Special Servicing Fees                                                     0.00

Workout Fees                                                               0.00

Liquidation Fees                                                           0.00

Legal Fees                                                                 0.00

Misc. Fees & Expenses Paid by/to Servicer                                  0.00

Interest Paid to Servicer on Outstanding Advances                          0.00

ASER Interest Advance Reduction                                            0.00

Interest Not Advanced (Current Period)                                     0.00

Recoup of Prior Advances by Servicer                                       0.00

Servicing Fees Paid Servicer on Loans Not Advanced                         0.00

Misc. Fees & Expenses Paid by Trust                                        0.00

Shortfall Due to Rate Modification                                         0.00

Other Interest Loss                                                        0.00
                                                                    -----------
Total Shortfall Allocated to the Bonds                                     0.00
                                                                    ===========
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------

Other Interest Proceeds Due the Bonds                                      0.00

Prepayment Interest Excess Due the Bonds                                   0.00

Interest Income                                                            0.00

Yield Maintenance Penalties Due the Bonds                                  0.00

Prepayment Penalties Due the Bonds                                         0.00

Recovered ASER Interest Due the Bonds                                      0.00

Recovered Interest Due the Bonds                                           0.00

ARD Excess Interest                                                        0.00
                                                                    -----------
Total Excess Allocated to the Bonds                                        0.00
                                                                    ===========
--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
       --------------------------------------------------------------------
       Total Excess Allocated to the Bonds                             0.00

       Less Total Shortfall Allocated to the Bonds                     0.00
                                                                -----------
       Total Interest Adjustment to the Bonds                          0.00
                                                                ===========

                                                                                                                        PAGE 7 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-------------  --------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
               --------------------------------------------------------------------------------------------
                Delinq 1 Month     Delinq 2 Months    Delinq 3+ Months       Foreclosure          REO
Distribution
   Date         #      Balance     #       Balance    #        Balance     #      Balance     #     Balance
-------------  --------------------------------------------------------------------------------------------

-------------  --------------------------------------------------------------------------------------------

-------------  -----------------------------------------------------------------
                                  Special Event Categories (1)
               -----------------------------------------------------------------
                    Modifications       Specially Serviced          Bankruptcy
Distribution
   Date           #         Balance     #          Balance       #       Balance
-------------  -----------------------------------------------------------------

-------------  -----------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 8 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

-------------  --------------------------------------------------------------------------------------
                   Ending Pool (1)        Payoffs (2)          Penalties       Appraisal Reduct. (2)
Distribution
   Date            #       Balance      #      Balance       #      Amount       #         Balance
-------------  --------------------------------------------------------------------------------------

-------------  --------------------------------------------------------------------------------------

                   Liquidations (2)    Realized Losses (2)   Remaining Term     Curr Weighted Avg.
Distribution
   Date            #       Balance       #        Amount      Life               Coupon     Remit
-------------  --------------------------------------------------------------------------------------

-------------  --------------------------------------------------------------------------------------

                                                                                                                        PAGE 9 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                    MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------------
 Current Scheduled    # of    Scheduled      % of          Weighted Average
      Balance         Loans    Balance      Balance    -------------------------
                                                       Term   Coupon   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         0           0        0.00%
--------------------------------------------------------------------------------
Average Schedule Balance             0
Maximum Schedule Balance
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------------
 Fully Amortizing     # of    Scheduled      % of          Weighted Average
  Mortgage Loans      Loans    Balance      Balance    -------------------------
                                                       Term   Coupon   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         0           0        0.00%
--------------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------------
 Current Mortgage     # of    Scheduled      % of          Weighted Average
   Interest Rate      Loans    Balance      Balance    -------------------------
                                                       Term   Coupon   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         0           0        0.00%
--------------------------------------------------------------------------------

Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------------
     Balloon          # of    Scheduled      % of          Weighted Average
  Mortgage Loans      Loans    Balance      Balance    -------------------------
                                                       Term   Coupon   PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  0            0            0.00%
--------------------------------------------------------------------------------

                                                                                                                       PAGE 10 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                 Paid                  Outstanding    Out. Property   Loan Status      Special
   Disclosure    Thru    Current P&I       P&I         Protection      Code (1)        Servicer     Foreclosure   Bankruptcy    REO
    Control #    Date      Advance      Advances**      Advances                    Transfer Date       Date         Date       Date
------------------------------------------------------------------------------------------------------------------------------------

 TOTAL

------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON   9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 11 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                          LOAN LEVEL DETAIL

--------------------------------------------------------------------------------------------
                                                    Operating               Ending
Disclosure            Property   Maturity    PFY    Statement     Geo.     Principal    Note
Control #     Group     Type       Date      DSCR     Date      Location    Balance     Rate
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                                      Loan
Disclosure    Scheduled   Prepayment    Prepayment   Status
Control #        P&I        Amount         Date     Code (1)
-------------------------------------------------------------

-------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. In Grace Period         1. Delinquent 1 month      3. Delinquent 3+ months           5. Non Performing     9. REO
                                                                                                        Matured Ballon

             B. Late Payment but < 1    2. Delinquent 2 months     4. Performing Matured  Balloon    7. Foreclosure
             month delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 12 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07
                                                           ABN AMRO ACCT:
                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                            Beginning            Gross Proceeds   Aggregate        Net       Net Proceeds
         Disclosure  Appraisal  Appraisal   Scheduled    Gross      as a % of    Liquidation   Liquidation    as a % of     Realized
Period   Control #     Date       Value      Balance   Proceeds  Sched. Balance   Expenses *    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 13 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                Beginning                                                                     Interest (Shortages)/
                              Balance of the      Aggregate        Prior Realized      Amounts Covered by       Excesses applied
                                 Loan at        Realized Loss     Loss Applied to    Overcollateralization        to Realized
  Prospectus ID     Period     Liquidation         on Loans         Certificates        and other Credit            Losses

                                                                         A                     B                       C
====================================================================================================================================

CUMULATIVE

                                                Additional                                                        (Recoveries)/
                        Modification          (Recoveries)/                                  Recoveries of        Realized Loss
                   Adjustments/Appraisal   Expenses applied to    Current Realized Loss     Realized Losses        Applied to
  Prospectus ID     Reduction Adjustment     Realized Losses    Applied to Certificates*     paid as Cash     Certificate Interest

                              D                      E
====================================================================================================================================

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal + E instead E Aggregate Realized Loss on Loans -
B - C - D + E of A - C - D + E

Description of Fields
---------------------

          A              Prior Realized Loss Applied to Certificates

          B              Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C              Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized
                         Loss

          D              Adjustments that are based on principal haircut or future interest foregone due to modification

          E              Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       Page 14 of 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

-------------------------  ---------------------------------------------  ----------------------------------
                                                                                             Remaining Term
  Disclosure    Appraisal   Scheduled      AR      Current P&I   ASER     Note    Maturity   ---------------
   Control#     Red. Date    Balance     Amount      Advance              Rate       Date     Life
-------------------------  ---------------------------------------------  ----------------------------------

                ---------  ---------------------------------------------

-------------------------  ---------------------------------------------  ----------------------------------

-------------   -----------------------  ------   ----------------
  Disclosure    Property    Geographic               Appraisal
   Control#      Type        Location     DSCR     Value     Date
-------------   -----------------------  ------   ----------------

-------------   -----------------------  ------   ----------------

                                                                                                                       PAGE 15 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

-------------------------------------------------   --------------------------------------------------------------------------------
                   Ending          Material
 Disclosure       Principal         Breach                            Material Breach and Material Document Defect
 Control #         Balance           Date                                             Description
-------------------------------------------------   --------------------------------------------------------------------------------

-------------------------------------------------   --------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                                                                       PAGE 16 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

---------------------  -----------------------------------------------  ------------------------  ----------------------------------
Disclosure    Payoff       Initial                 Payoff     Penalty    Prepayment    Maturity        Property           Geographic
Control #     Period       Balance      Type       Amount     Amount        Date         Date            Type              Location
---------------------  -----------------------------------------------  ------------------------  ----------------------------------

---------------------  -----------------------------------------------  ------------------------  ----------------------------------
                                                  --------------------
                                     CURRENT

                                     CUMULATIVE
                                                  --------------------

                                                                                                                       PAGE 17 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

---------------------------   -------------   ---------------------  ------------------------------------------------
                                  Loan               Balance                                            Remaining
Disclosure     Servicing         Status       ---------------------                                ------------------
Control #      Xfer Date         Code(1)      Schedule     Actual     Note Rate   Maturity Date     Life
---------------------------   -------------   ---------------------  ------------------------------------------------

               ------------                   ---------------------

---------------------------   -------------   ---------------------  ------------------------------------------------

------------------------------------   -----------------------------------------
      Property           Geo.                                           NOI
        Type           Location              NOI          DSCR          Date
------------------------------------   -----------------------------------------

------------------------------------   -----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in Grace Period   1. P&I Adv -          3. P&I Adv - delinquent 3+ months    5. Non Performing Mat.  9. REO
                                           delinquent 1 month                                         Balloon

            B. P&I Adv - < one             2. P&I Adv -          4. Mat. Balloon/Assumed P&I          7. Foreclosure
            month delinq                   delinquent 2 months
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 18 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
  Disclosure                  Resolution
  Control #                    Strategy                                              Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

             LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                Number of Loans:                                                                                    0
                Stated Principal Balance outstanding:                                                            0.00
                Weighted Average Extension Period:                                                                  0

             LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                Number of Loans:                                                                                    0
                Stated Principal Balance outstanding:                                                            0.00
                Weighted Average Extension Period:                                                                  0

             LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                Number of Loans:                                                                                    0
                Cutoff Principal Balance:                                                                        0.00
                Weighted Average Extension Period:                                                                  0

             LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                Number of Loans:                                                                                    0
                Cutoff Principal Balance:                                                                        0.00
                Weighted Average Extension Period:                                                                  0

             LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                Number of Loans:                                                                                    0
                Cutoff Principal Balance:                                                                        0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

--------------------------  ---------------------------------------------------   --------------------------------------------------
                                             ORIGINAL RATINGS                                RATING CHANGE/CHANGE DATE(1)

  CLASS         CUSIP            FITCH            MOODY'S             S&P             FITCH             MOODY'S             S&P
--------------------------  ---------------------------------------------------   --------------------------------------------------

--------------------------  ---------------------------------------------------   --------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)   Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 21 OF 22

[LOGO] LASALLE BANK                         ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6                  Statement Date:     13-Apr-07
       ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       13-Apr-07
                                                         SERIES 2007-6                               Prior Payment:            N/A
                                                                                                     Next Payment:       14-May-07
                                                                                                     Record Date:        30-Mar-07

                                                           ABN AMRO ACCT:
                                                               LEGEND

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                                                                       PAGE 22 OF 22

                                     ANNEX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2007-6, Commercial Mortgage Pass-Through Certificates, Series
2007-6, class A-1, class A-2, class A-3, class A-4, class A-1A, class AM, class
AJ, class B, class C and class D, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       E-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement

                                       E-2

date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       E-3

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form):

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations;

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary; and

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form):

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account;

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners; and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

            5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain

                                       E-4

circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

--------------------------------------------------------------------------------
       THE OFFERED CERTIFICATES:               ASSETS OF THE ISSUING ENTITY:

The offered certificates will be          The assets of each issuing entity will
issuable in series. The issuing entity    include--
for each series of offered certificates
will be a statutory or common law trust   o     mortgage loans secured by first
created at our direction. Each series           and/or junior liens on, or
of offered certificates will--                  security interests in, various
                                                interests in commercial and
o     have its own series designation,          multifamily real properties,
      and
                                          o     mortgage-backed securities that
o     consist of one or more classes            directly or indirectly evidence
      with various payment                      interests in, or are directly or
      characteristics.                          indirectly secured by, those
                                                types of mortgage loans, or
The offered certificates will represent
interests only in the issuing entity.     o     some combination of those types
The offered certificates will not               of mortgage loans and
represent interests in or obligations           mortgage-backed securities.
of the depositor, any of the sponsors
or any of our or their respective         The assets of the issuing entity may
affiliates.                               also include cash, permitted
                                          investments, letters of credit, surety
                                          bonds, insurance policies, guarantees,
                                          reserve funds, guaranteed investment
                                          contracts, interest rate exchange
                                          agreements, interest rate cap or floor
                                          agreements or currency exchange
                                          agreements.

--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------
      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN
THIS PROSPECTUS PRIOR TO INVESTING.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 The date of this prospectus is March 19, 2007.

                                       TABLE OF CONTENTS

                                        2

                                        3

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                        4

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.............................   We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 4 World Financial Center,
                                             10th Floor, 250 Vesey Street, New York, New York 10080. Our main telephone number is 212-449-1000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See "THE DEPOSITOR."

THE SPONSOR...............................   Unless we state otherwise in the related prospectus supplement, Merrill
                                             Lynch Mortgage Lending, Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates. If and to the extent that there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES......................   The issuing entity with respect to each series of offered certificates will be a statutory or common law trust created at our direction. Each issuing entity will own and hold assets of the type described under "THE TRUST
                                             FUND" and be the entity in whose name the subject offered certificates are issued.

THE ORIGINATORS...........................   Some or all of the mortgage loans backing a series of offered certificates may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of our
                                             other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See "THE
                                             TRUST FUND--Mortgage Loans--Originators." We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators --apart from a sponsor and/or its affiliates-- that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..............   The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through

                                       -5-

                                             certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each series of offered certificates will evidence interests only in the issuing entity. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "RATING."

THE OFFERED CERTIFICATES
  MAY BE ISSUED WITH OTHER CERTIFICATES...   We may not publicly offer all the mortgage pass-through certificates evidencing interests in an issuing entity established by us. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United
                                             States or to deliver some to the applicable seller as partial consideration for the mortgage assets that such seller is contributing to the subject securitization transaction. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under
                                             "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                             o     the issuance of each series of offered certificates,

                                             o     the creation of and transfer of assets to the issuing entity, and

                                             o     the servicing and administration of those assets.

                                             The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                       -6-

                                             If the assets of any issuing entity include mortgage loans, the parties to the applicable governing document(s) will also include--

                                             o     one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                             o     one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including performing work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                             The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts. Notwithstanding the reference to the duties of a special servicer above, we will not transfer to an issuing entity any mortgage loan that is more than 90 days delinquent or in foreclosure or any foreclosure property. However, any mortgage loan that we transfer to an issuing entity may subsequently become non-performing or the related mortgaged real property may subsequently become foreclosure property.

                                             If the assets of any issuing entity include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                             Compensation arrangements for a trustee, master servicer, special servicer or manager for any issuing entity may vary from securitization transaction to securitization transaction.

                                             In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See "DESCRIPTION OF THE GOVERNING DOCUMENTS."

                                             Any servicer, master servicer or special servicer for any issuing entity may perform any or all of its servicing duties under the applicable governing document(s) through one or more primary servicers or sub-servicers. In the related prospectus supplement, we will identify any such primary servicer or sub-servicer that, at

                                       -7-

                                             the time of initial issuance of the subject offered certificates, is (a)
                                             affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage asset pool, by balance.

CHARACTERISTICS OF THE MORTGAGE ASSETS....   The assets of any issuing entity will, in general, include mortgage loans.
                                             Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                             o     rental or cooperatively-owned buildings with multiple dwelling units;

                                             o     retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                             o     office buildings;

                                             o     hospitality properties;

                                             o     casino properties;

                                             o     health care-related facilities;

                                             o     industrial facilities;

                                             o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                             o     restaurants, taverns and other establishments involved in the food and beverage industry;

                                             o     manufactured housing communities, mobile home parks and recreational vehicle parks;

                                             o     recreational and resort properties;

                                             o     arenas and stadiums;

                                             o     churches and other religious facilities;

                                             o     parking lots and garages;

                                             o     mixed use properties;

                                       -8-

                                             o     other income-producing properties; and/or

                                             o     unimproved land.

                                             The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                             o     may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                             o     may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                             o     may provide for no accrual of interest;

                                             o     may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                             o     may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                             o     may permit the negative amortization or deferral of accrued interest;

                                             o     may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                             o     may permit defeasance and the release of real property collateral in connection with that defeasance;

                                             o     may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                             o     may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                             Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties

                                       -9-

                                             located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                             We, the depositor, do not originate mortgage loans. However, some or all of the mortgage loans held by an issuing entity may be originated by our affiliates.

                                             Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.
                                             Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

                                             The assets of any issuing entity may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not transfer a mortgage-backed security to any issuing entity unless--

                                             o     the security has been registered under the Securities Act of 1933, as amended, or

                                             o     we would be free to publicly resell the security without
                                                   registration.

                                             In addition to the asset classes described above in this "--Characteristics of the Mortgage Assets" subsection, we may transfer to an issuing entity loans secured by equipment or inventory related to the real property collateral securing a mortgage loan held by that issuing entity, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

                                             We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                             Assets held by an issuing entity will also include: (a) cash, including in the form of initial deposits and collections on the related mortgage loans, mortgage-backed securities and instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and currency exchange agreements; (b)
                                             bank accounts; (c) permitted investments; and (d) following

                                      -10-

                                             foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

                                             See "THE TRUST FUND--Mortgage Loans" and "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS................   We will generally acquire the mortgage assets to be securitized from
                                             Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

                                             If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of an issuing entity various representations and warranties, or may be obligated to deliver to an issuing entity various documents, in either case relating to some or all of the mortgage assets transferred to that issuing entity. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) from the subject issuing entity or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

                                             In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular issuing entity will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the

                                      -11-

                                             related series of certificates, as described in the related prospectus supplement.

                                             If the subject securitization transaction involves a prefunding feature, then we will indicate in the related prospectus supplement, among other things:

                                             o     the term or duration of the prefunding period, which may not extend beyond one year from the date of initial issuance of the related offered certificates;

                                             o     the amount of proceeds to be deposited in the applicable prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;
                                                   and

                                             o     any limitation on the ability to add pool assets.

                                             If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related issuing entity particular mortgage assets underlying a series of certificates in exchange for:

                                             o     cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                             o     other mortgage loans or mortgage-backed securities that--

                                                   1.    conform to the description of mortgage assets in this
                                                         prospectus, and

                                                   2.    satisfy the criteria set forth in the related prospectus
                                                         supplement.

                                             For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

                                             In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or

                                      -12-

                                             mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

                                             Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our securitizations may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the related issuing entity a delinquent or defaulted mortgage asset.

                                             See also "--Optional or Mandatory Redemption or Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..............................   An offered certificate may entitle the holder to receive:

                                             o     a stated principal amount, which will be represented by its principal balance, if any;

                                             o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
                                                   pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

                                             o     specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

                                             o     payments of principal, with disproportionate, nominal or no payments of interest;

                                             o     payments of interest, with disproportionate, nominal or no payments of principal;

                                             o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

                                             o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                      -13-

                                             o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

                                             o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                   1.    faster and, in some cases, substantially faster, or

                                                   2.    slower and, in some cases, substantially slower,

                                                   than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed securities;

                                             o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

                                             o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

                                             o     payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities, such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                             o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

                                             o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

                                             Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the

                                      -14-

                                             same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                             A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                             Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

                                             We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See "DESCRIPTION OF THE CERTIFICATES."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED CERTIFICATES...   Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related underlying mortgage loans or mortgage-backed securities through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include overcollateralization or a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

                                             The assets of an issuing entity with respect to any series of offered certificates may also include any of the following agreements:

                                      -15-

                                             o     guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                             o     interest rate exchange agreements or interest rate cap or floor agreements; or

                                             o     currency exchange agreements.

                                             We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

                                             See "RISK FACTORS," "THE TRUST FUND" and "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...........................   If the assets of an issuing entity for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                             o     delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                             o     property protection expenses,

                                             o     other servicing expenses, or

                                             o     any other items specified in the related prospectus supplement.

                                             Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                             "DESCRIPTION OF THE GOVERNING DOCUMENTS--Advances."

                                             If the assets of an issuing entity for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

                                      -16-

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.................   We will describe in the related prospectus supplement any circumstances involving an optional or mandatory redemption of offered certificates or an optional or mandatory termination of the related issuing entity. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                             o     all the mortgage assets held by any particular issuing entity, thereby resulting in a termination of that issuing entity, or

                                             o     that portion of the mortgage assets held by any particular issuing entity as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                             See "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX CONSEQUENCES...........   Any class of offered certificates will constitute or evidence ownership of:

                                             o     regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                   Revenue Code of 1986; or

                                             o     interests in a grantor trust under Subpart E of Part I of Subchapter
                                                   J of the Internal Revenue Code of 1986.

                                             See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS......................   If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..........................   If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary
                                             Mortgage Market Enhancement Act of 1984, as amended. See "LEGAL
                                             INVESTMENT."

                                      -17-

                                  RISK FACTORS

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

                                      -18-

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a

                                      -19-

result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

                                      -20-

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original

                                      -21-

investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.
Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant geographic area;

                                      -22-

      o     changes in rental rates in the relevant geographic area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

      In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

                                      -23-

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the location, age, functionality, design and construction quality of the subject property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

      o     retroactive changes in building codes and other applicable laws;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

                                      -24-

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

      Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

                                      -25-

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults or any other inability to collect rental payments;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o     a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the

                                      -26-

property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

                                      -27-

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

                                      -28-

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No

                                      -29-

Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     local factory or other large employer closings;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the existence or construction of competing or alternative
            residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

                                      -30-

      o     in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o     the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

                                      -31-

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

                                      -32-

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

      o     the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o     the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

                                      -33-

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

      o     tenants' sales;

      o     tenant mix;

      o     whether the property is in a desirable location;

      o     the physical condition and amenities of the building in relation to competing buildings;

      o     whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

                                      -34-

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

                                      -35-

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o     the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

                                      -36-

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

      o     the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
            parking and the building's compatibility with current business wiring requirements;

      o     whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o     the location of the property with respect to the central business district or population centers;

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

                                      -37-

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

                                      -38-

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation, if any;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism;

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o     changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality

                                      -39-

properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

                                      -40-

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health care-related properties include:

      o     hospitals;

      o     medical offices;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

                                      -41-

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

      In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     disruptions in payments;

      o     reimbursement policies;

      o     audits, which may result in recoupment of payments made or withholding of payments due;

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

      o     patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

      o     shortages in staffing, increases in labor costs and labor disputes.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in

                                      -42-

a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

      The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

      The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

      Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state
Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

      Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are

                                      -43-

incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o     location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

                                      -44-

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

                                      -45-

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

                                      -46-

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent

                                      -47-

generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance, condition and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -48-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether are not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

                                      -49-

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are

                                      -50-

special purpose properties that are not readily convertible to alternative uses.
This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

                                      -51-

      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                      -52-

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

                                      -53-

      Each of these appraisal methods presents analytical difficulties. For example--

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -54-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -55-

      The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

      Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have

                                      -56-

been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial condition, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common

                                      -57-

borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

                                      -58-

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,
            or

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.

                                      -59-

Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978--

      o     to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o     to deliver to potential residents or purchasers a United States
            Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

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            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

                                      -61-

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

      Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The

                                      -62-

underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

                                      -63-

      o     mold,

      o     vermin, and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

      Some mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by

                                      -64-

one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

      LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT
WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee

                                      -65-

and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a

                                      -66-

material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

                                      -67-

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

      o     a foreign person under the Internal Revenue Code of 1986, or

      o     a U.S. person that is classified as a partnership under the Internal
            Revenue Code of 1986, unless all of its beneficial owners are U.S.
            persons, or

      o     a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

      See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party

                                      -68-

with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

                                      -69-

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                 THE TRUST FUND

ISSUING ENTITIES

      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the

                                      -70-

laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing
Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

      We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o     rental or cooperatively-owned buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

                                      -71-

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

                                      -72-

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

                                      -73-

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or

                                      -74-

similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With Respect to Certain Mortgage Loans Included
in Our Trusts, the Mortgaged Property or Properties that Secure the Subject
Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans
That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest maturity date for the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

                                      -75-

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      o     more general information in the related prospectus supplement, and

      o     specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

      Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

      Method and Criteria by Which Mortgage Loans are Selected for Inclusion in
a Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

      Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

                                      -76-

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      o     mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o     will be exempt from the registration requirements of the Securities
            Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

      o     may otherwise be resold by us publicly without registration under the Securities Act.

      We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

      o     the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

      o     the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

      o     the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
            Act.

      Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

      o     the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

      o     the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

                                      -77-

      If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and

                                      -78-

warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

      o     the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

      o     triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

      o     when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

      o     the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

      o     which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

      o     any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

      o     if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

                                      -79-

      o     the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

      o     a statement of whether, and if so, how investors will be notified of changes to the asset pool.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

      o     cash that would be applied to pay down the principal balances of certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1.    conform to the description of mortgage assets in this
                  prospectus, and

            2.    satisfy the criteria set forth in the related prospectus
                  supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

      In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

      Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

      The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description

                                      -80-

of those Permitted Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     the subordination of one or more other classes of certificates of the same series;

      o     overcollateralization;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

      See "DESCRIPTION OF CREDIT SUPPORT".

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o     currency exchange agreements.

      An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only

                                      -81-

interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

      An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

      An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

      A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

      Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

      MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

      MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a

                                      -82-

small number of FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

      MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

      MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

      In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

      In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

                                      -83-

      o     file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

      General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

      Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more
--depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any

                                      -84-

multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses, capital
            expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

                                      -85-

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

                                      -86-

      Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:

                                      -87-

legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            MLML to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

                                      -88-

      We were organized, among other things, for the purposes of:

      o     issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

      o     selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
            agreements, evidencing those interests with pass-through
            certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
            agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

      o     acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

      o     doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

      We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

      o     to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

      o     to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

      o     to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

                                      -89-

      o     to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

      Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates, and

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

                                      -90-

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o     be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o     payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

                                      -91-

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

                                      -92-

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month

                                      -93-

thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -94-

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

                                      -95-

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in

                                      -96-

this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

                                      -97-

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

                                      -98-

      o     negotiating modifications;

      o     responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any

                                      -99-

other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

      Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our

                                      -100-

trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

PRIMARY SERVICERS AND SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

                                      -101-

            remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                                      -102-

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the related Governing
            Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                      -103-

      o     incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o     incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates

                                      -104-

will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2.    to correct, modify or supplement any provision in the Governing
            Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

      3.    to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4.    to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
            Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5.    to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that
            Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      6.    to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
            Document;

      7.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

      8.    to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      9.    to otherwise modify or delete existing provisions of the Governing
            Document.

      However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

                                      -105-

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

                                      -106-

DUTIES OF THE TRUSTEE

      The trustee for each series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

                                      -107-

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      In general, if--

      o     at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

      o     if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o     if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing
            Document after receipt of written notice by the trustee of such failure, or

      o     if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of

                                      -108-

the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance, if any;

      o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
            pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

                                      -109-

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are
                  received on the related underlying mortgage loans or
                  mortgage-backed securities;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying

                                      -110-

mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the frequency of distributions and the periodic distribution date for that series,

      o     the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

      o     the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

                                      -111-

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

      o     the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o     any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

      o     any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o     how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the
            transaction accounts or account activity; and

      o     an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

      Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o     a rate based on the interest rate for a particular related mortgage asset;

      o     a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from

                                      -112-

            mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

      o     a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o     a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o     a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o     a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered
            certificates;

      o     a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o     the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o     a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

                                      -113-

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

      o     equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

                                      -114-

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the

                                      -115-

related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

      o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
            Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
            containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o     Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of
            2002.

                                      -116-

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

      On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                      -117-

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii)
            to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

      If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets

                                      -118-

underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream. DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                      -119-

      It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that

                                      -120-

maintains the beneficial owner's account for that purpose. In turn, the
Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                      -121-

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o     we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

                                      -122-

      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

      o     the subordination of one or more other classes of certificates of the same series;

      o     overcollateralization, whether in the form of mortgage assets or otherwise;

      o     the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

                                      -123-

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related

                                      -124-

prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware

                                      -125-

that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

                                      -126-

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse

                                      -127-

to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                      -128-

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

                                      -129-

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

      In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

                                      -130-

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation

                                      -131-

before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.
Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).
Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

                                      -132-

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

                                      -133-

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

                                      -134-

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

                                      -135-

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under

                                      -136-

common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

                                      -137-

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

                                      -138-

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

      In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money

                                      -139-

laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act
(commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o     its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o     the lender was, at the time of execution of the mortgage,
            "reasonably without cause to believe" that the property was subject to forfeiture.

      However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

      o     banks,

      o     insurance companies,

      o     foreign investors,

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

      o     holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

      Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

      This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                      -140-

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under Sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                      -141-

REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
            the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                      -142-

      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                      -143-

      Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of Section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The
Treasury Department has issued regulations under Sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

                                      -144-

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

                                      -145-

unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

                                      -146-

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                      -147-

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                      -148-

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                      -149-

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those

                                      -150-

certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under Section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These

                                      -151-

daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.
Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

                                      -152-

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

                                      -153-

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o     increased by amounts included in the income of the holder of that
            REMIC residual certificate, and

                                      -154-

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                      -155-

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero,

                                      -156-

by any REIT taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax
            liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to

                                      -157-

a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test"
or a "formula test" provided under the REMIC Regulations. A transfer to an
"eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.
In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest,

      o     the present value of the expected future distributions on the interest, and

      o     the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

                                      -158-

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

      o     3% of the excess, if any, of such taxpayer's adjusted gross income,
            or

      o     80% of the amount of itemized deductions otherwise allowable for such tax year.

                                      -159-

      Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

                                      -160-

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction

                                      -161-

generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other Permitted Investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance

                                      -162-

may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

                                      -163-

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

                                      -164-

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

                                      -165-

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

      o     fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury

                                      -166-

Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

                                      -167-

            2.    the sum of:

      o     normal administration fees, and

      o     interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
            but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
            and

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
            856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                      -168-

      o     The grantor trust strip certificates will be "obligation[s]
            (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the
            Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and
2007, and one-third of the above amount for taxable years beginning in 2008 and
2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

                                      -169-

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

                                      -170-

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Grantor Trusts--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

                                      -171-

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

                                      -172-

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                      -173-

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

                                      -174-

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip

                                      -175-

certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -176-

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

                                      -177-

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held

                                      -178-

through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

      ERISA imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections

                                      -179-

401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of
Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1.    those with discretionary authority or control over the assets of the entity,

      2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3.    those who are affiliates of the persons described in the preceding clauses 1. and 2.

                                      -180-

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of the Plan, or

      o     provides investment advice with respect to the assets of the Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

                                      -181-

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

      It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
            Pierce, Fenner & Smith Incorporated or any person affiliated with
            Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section

                                      -182-

401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

      If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                      -183-

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                                      -184-

      o     federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as
Type IV securities, for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to
12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered

                                      -185-

certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the

                                      -186-

related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                      -187-

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      o     Thacher Proffitt & Wood LLP;

      o     Sidley Austin LLP;

      o     Latham & Watkins LLP; or

      o     Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

                                      -188-

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -189-

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "DRA" means the Deficit Reduction Act of 2006.

      "DTC" means The Depository Trust Company.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

                                      -190-

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Exchange Act" means the Exchange Act of 1934, as amended.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

                                      -191-

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

                                      -192-

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

      "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

      "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

                                      -193-

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -194-

The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLCFC
2007-6.xls." The spreadsheet file "MLCFC 2007-6.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this offering prospectus and on Annexes A-1, A-2 and B to this offering prospectus. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. The attached CD-ROM also contains copies of the complaints in connection with certain legal proceedings with respect to the mortgage loan identified on Annex A-1 to this offering prospectus as "Peter
Cooper Village and Stuyvesant Town." The files "Peter Cooper and Stuyvesant Town
Tenant Complaint 1.pdf" and "Peter Cooper and Stuyvesant Town Tenant Complaint
2.pdf" are Adobe Acrobat(2) files. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

_____________________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

(2)   Adobe Acrobat is a registered trademark of Adobe Systems Incorporated.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 $2,012,625,000

                                 (Approximate)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-6
                               as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-6

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          as Sponsors and Loan Sellers

                           ------------------------
                              OFFERING PROSPECTUS
                           ------------------------
                              MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                                 CREDIT SUISSE

                                 MORGAN STANLEY

                                 MARCH 19, 2007

--------------------------------------------------------------------------------

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------X Index No.

AMY L. ROBERTS, THOMAS I. SHAMY, and          : Date of Filing With
DAVID AND ANNMARIE HUNTER, on behalf of           Clerk of the Court:
themselves and all others similarly situated, :

                           Plaintiffs,        : SUMMONS

                   -against-                  : Plaintiff designates New York
                                                County as the place of trial.
TISHMAN SPEYER PROPERTIES,L.P., PCV ST        :
OWNER LP, METROPOLITAN LIFE INSURANCE
COMPANY, PCV/ST LLC, METROPOLITAN             : The basis for such venue is the
INSURANCE AND ANNUITY COMPANY, and              residences of defendants and the
METROPOLITAN TOWER LIFE INSURANCE               location of the real property
COMPANY,                                      : whose use or enjoyment would be
                                                affected by the judgment
                                                demanded.
                           Defendants.        :

----------------------------------------------X

TO THE ABOVE NAMED DEFENDANTS

YOU ARE HEREBY SUMMONED to answer the Complaint in this action and to serve a copy of your answer, or, if the Complaint is not served with this Summons, to serve a notice of appearance, on the Plaintiff within 20 days after service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons, is not personally delivered to you within the State of Now York); and in the case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the
Complaint.

Dated: New York, New York
       January 22, 2007

                                        WOLF HALDENSTEIN ADLER FREEMAN
                                          & HERZ LLP
                                        Attorneys for the Plaintiffs

                                        By: /s/ Michael E. Fleiss
                                            ---------------------------------
                                            Michael E. Fleiss
                                        270 Madison Avenue
                                        New York, New York 10016
                                        212/545-4600

                                       -1-

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------X

AMY L. ROBERTS, THOMAS I. SHAMY, and          :
DAVID AND ANNMARIE HUNTER, on behalf of
themselves and all others similarly situated, :
                                                Index No.
                           Plaintiffs,        :

                  -against-                   :

TISHMAN SPEYER PROPERTIES, L.P., PCV ST       :
OWNER LP, METROPOLITAN LIFE INSURANCE
COMPANY, PCV/ST LLC, METROPOLITAN             : CLASS ACTION
INSURANCE AND ANNUITY COMPANY, and              COMPLAINT
METROPOLITAN TOWER LIFE INSURANCE             :
COMPANY,

                           Defendants.

----------------------------------------------X

          Amy L. Roberts, Thomas I. Shamy, and David and Annmarie Hunter
(collectively, "Plaintiffs"), on behalf of themselves and all others similarly situated (the "Class"), by their attorneys Wolf Haldenstein Adler Freeman & Herz
LLP, as and for their complaint against defendants Tishman Speyer Properties,
L.P. ("Tishman Speyer"), PCV ST OWNER LP, Metropolitan Life Insurance Company
("Met Life"), PCV/ST LLC, Metropolitan Insurance and Annuity Company ("Met
Insurance"), and Metropolitan Tower Life Insurance Company ("Met Tower")
(collectively, "Defendants"), respectfully set forth and allege as follows:

A.   INTRODUCTION

          1. This is a class action brought on behalf of thousands of current and former tenants of Stuyvesant Town and Peter Cooper Village who have been and continue to be

                                       -1-

wrongfully charged market rate rents for their rental units, although they were and are legally entitled to pay considerably lower rent stabilized rents.

          2. Stuyvesant Town and Peter Cooper Village constitute New York City's largest apartment complex, covering approximately 80 acres -- a full ten city blocks along First Avenue between 14th Street and 23rd Street -- and consisting of 110 apartment buildings containing approximately 11,200 units with at least
20,000 residents.

          3. Defendants, the owners of this large complex, have been receiving real estate tax benefits under New York City's J-51 property tax abatement/exemption program for approximately the past 15 years. Applicable state and local law requires that, during the period in which an owner receives such real estate tax benefits, all of the units shall remain subject to rent stabilization. Yet beginning in or about 2001 or 2002, and continuing through the present time, the owners of Stuyvesant Town and Peter Cooper Village have, upon information and belief, improperly and unlawfully charged thousands of tenants market rents, even as those owners have collected tens of millions of dollars of tax benefits under the J-51 program.

          4. As a result, while tenants at Stuyvesant Town and Peter Cooper
Village have been "priced out" of their apartments in patent violation of the law and forced to leave the complex when they were denied rent stabilized rents, and while other tenants at Stuyvesant Town and Peter Cooper Village have unlawfully been required to pay unregulated rents far higher than the rent stabilized rents which they were supposed to be charged, Defendants have benefited and enriched themselves -- both by illegally charging and collecting such market rate rents from thousands of tenants and at the same time by wrongfully pocketing nearly $25 million in New York City tax benefits that are expressly conditioned on maintaining the apartments as rent stabilized.

                                       -2-

          5. Plaintiffs, for themselves and as representatives of the other members of the Class, therefore seek money damages (including, where applicable, treble damages) and attorneys' fees for the rent overcharges imposed and collected by Defendants. Plaintiffs, for themselves and as representatives of the other members of the Class, also seek a judicial declaration that the units in Stuyvesant Town and Peter Cooper Village remain subject to rent stabilization and will continue to be rent stabilized until the last applicable J-51 tax benefits period for Stuyvesant Town and Peter Cooper Village has expired (upon information and belief, in or about 2017 or 2018) and Defendants thereafter comply with all appropriate legal requirements to deregulate the units.

B.   THE PARTIES

          6. Plaintiff Amy L. Roberts is a residential tenant residing in
Apartment 6H at 530 East 20th Street in the County, City, and State of New York,
which is part of the Stuyvesant Town/Peter Cooper Village complex.

          7. Plaintiff Thomas I. Shamy resides in the County, City, and State of
New York and was, until December 3l, 2006, a residential tenant residing in
Apartment 3F at 449 East 14th Street in the County, City, and State of New York,
which is part of the Stuyvesant Town/Peter Cooper Village complex.

          8. Plaintiffs David and Annmarie Hunter are residential tenants residing in Apartment 9F at 526 East 20th Street in the County, City, and State
of New York, which is part of the Stuyvesant Town/Peter Cooper Village complex.

          9. The plaintiff Class, on whose behalf this action is brought, consists of all persons who are or were tenants of Stuyvesant Town and Peter
Cooper Village and who were charged and/or continue to be charged rents for their rental units at market rates or at other rates

                                       -3-

that exceed rent stabilization levels for any period during which Defendants, the owners of these complexes, were receiving real estate tax benefits under New
York City's J-51 program. The members of the Class have been damaged and will continue to suffer damage as a result of the acts of Defendants set forth herein.

          10. Upon information and belief, Tishman Speyer is, and at all times relevant hereto was, a New York limited partnership with its principal place of business in the County, City, and State of New York. Tishman Speyer holds itself out to be "one of the leading owners, developers, fund managers and operators of real estate in the world, having managed a portfolio of assets since its inception of more than 77 million square feet in major metropolitan across the
United States, Europe, Latin America and Asia."

          11. Upon information and belief, PCV ST OWNER LP is, and at all times relevant hereto was, a Delaware limited partnership with its principal place of business in the County, City, and State of New York.

          12. PCV ST OWNER LP is, upon information and belief, the current owner of Stuyvesant Town and Peter Cooper Village by virtue of its acquisition of the complex on or about November 17, 2006 for approximately $5.4 billion.

          13. PCV ST OWNER LP is, upon information and belief, an affiliate of
Tishman Speyer.

          14. Upon information and belief, Tishman Speyer is the general partner of PCV ST OWNER LP.

          15. Upon information and belief, Met Life is, and at all times relevant hereto was, a New York corporation with its principal place of business in the County, City, and State

                                       -4-

of New York. From in or about 1989 until in or about 2001, it was the owner of
Stuyvesant Town and Peter Cooper Village.

          16. Upon information and belief, PCV/ST LLC is, and at all times relevant hereto was, a New York limited liability company with its principal place of business in the County, City, and State of New York. From in or about
2001 until in or about 2002, it was the owner of Stuyvesant Town and Peter
Cooper Village.

          17. Upon information and belief, Met Insurance is, and at all times relevant hereto was, a Delaware corporation with its principal place of business in the County, City, and State of New York. From in or about 2002 until in or about 2004, it was the owner of Stuyvesant Town and Peter Cooper Village.

          18. Upon information and belief, Met Tower is, and at all times relevant hereto was, a Delaware corporation with its principal place of business in the County, City, and State of New York. Met Tower is, upon information and belief, the successor by merger to Met Insurance, and until on or about
November 17, 2006 was the owner of Stuyvesant Town and Peter Cooper Village.

C.   FACTS COMMON TO ALL CLAIMS

          19. Upon information and belief, on or about June 1, 1943, Met Life and Stuyvesant Town Corporation entered into an agreement with the City of New
York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as
Stuyvesant Town. The agreement was made pursuant to the provisions of the
Redevelopment Companies Law, which was subsequently incorporated into Article V of the Private Housing Finance Law.

                                       -5-

          20. Pursuant to the aforedescribed agreement, Stuyvesant Town
Corporation (as the redevelopment company and owner of the Stuyvesant Town complex) received a real estate tax exemption for a period of twenty-five (25)
years.

          21. In or about late 1952, Stuyvesant Town Corporation entered into a further agreement with Met Life and the City of New York, pursuant to which
Stuyvesant Town Corporation assigned to Met Life all of its rights under the existing agreement with New York City. Met Life thus received the benefit of the remainder of the twenty-five (25) year real estate tax exemption for Stuyvesant
Town.

          22. Upon information and belief, in or about the late 1940s, Met Life entered into an agreement with the City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Peter Cooper Village.

          23. The said agreement was made pursuant to the provisions of the
Redevelopment Companies Law and, upon information and belief, provided Met Life, as the redevelopment company and owner of Peter Cooper Village, with a real estate tax exemption for a period of twenty-five (25) years.

          24. In or about 1974, New York State enacted an amendment to the
Redevelopment Companies Law which provided, in relevant part, that upon the expiration of the twenty-five (25) year tax exemption granted to redevelopment projects, the real property taxes payable on such projects would be phased in over a ten (10) year period, at the end of which time such projects would be fully taxable.

                                       -6-

          25. In connection with the aforedescribed real property tax phase-in, the rents for tenants residing in Stuyvesant Town and Peter Cooper Village became subject to the New York Rent Stabilization Law.

          26. Since approximately 1974, then, Stuyvesant Town and Peter Cooper
Village have been subject to the Rent Stabilization Law.

          27. New York City enacted the "J-51" program to encourage the renovation of residential properties in the City of New York by providing partial property tax exemption and abatement benefits for a period of time to buildings undertaking rehabilitation work.

          28. Beginning in or about 1992, Met Life, as owner and on behalf of
Stuyvesant Town and Peter Cooper Village, began applying for property tax benefits under New York City's J-51 program for rehabilitation work to the buildings in the complex.

          29. Upon information and belief, from 1992 through the present, the owners of Stuyvesant Town and Peter Cooper Village have applied for and received from New York City approximately $24.5 million in real estate tax relief under the J-51 program.

          30. Upon information and belief, the most recent J-51 real estate tax benefits for Stuyvesant Town and Peter Cooper Village are scheduled to expire in or about 2017 or 2018.

          31. As a condition to receiving J-51 tax benefits for residential buildings, the units in the tax lot which is receiving tax benefits under the
J-51 program are required by law to be subject to the Rent Stabilization Law during the period in which tax benefits are being received. Thus, in order for the landlord to receive tax relief for rehabilitation work to existing buildings under the J-51 program, the units in the premises receiving such benefits must be rent stabilized for the period during which the premises receives J-51 tax benefits, and until they may thereafter be properly deregulated.

                                       -7-

          32. New York City's Rent Stabilization Law provides that rent stabilization applies to dwelling units receiving J-51 benefits until at least the end of the tax benefits period.

          33. New York City's Rent Stabilization Law also provides that if a dwelling unit would be subject to rent stabilization in the absence of J-51 benefits, the end of the J-51 benefits period does not eliminate rent stabilization as to that unit.

          34. According to Section 26-504(c) of the New York City
Administrative Code, which is part of the Rent Stabilization Law, rent stabilization

          shall apply to: Dwelling units in a building or structure
          receiving the benefits of section 11-243 [J-51].... Upon the expiration or termination for any reason of the benefits of section
          11-243 or section 11-244 of the code or article eighteen of the private housing finance law any such dwelling unit shall be subject to this chapter until the occurrence of the first vacancy of such unit after such benefits are no longer being received or if each lease and renewal thereof for such unit for the tenant in residence at the time of the expiration of the tax benefit period has included a notice in at least twelve point type informing such tenant that the unit shall become subject to deregulation upon the expiration of such tax benefit period and states the approximate date on which such tax benefit period is scheduled to expire, such dwelling unit shall be deregulated as of the end of the tax benefit period; provided, however, that if such dwelling unit would have been subject to this chapter or the emergency tenant protection act of the nineteen seventy-four in the absence of this subdivision, such dwelling unit shall, upon the expiration of such benefits, continue to be subject to this chapter or the emergency tenant protection act of nineteen seventy-four to the same extent and in the same manner as if this subdivision had never applied thereto.

(Emphasis added.)

          35. The Rent Stabilization Law further provides that high income decontrol of units (i.e., decontrol of rent stabilized units renting for $2,000 or more per month and in which the residents have combined income of $175,000 or more) and high rent vacancy decontrol of units (i.e. decontrol of rent stabilized units with a rent of $2,000 or more per month at the time

                                       -8-

that the tenant vacates) will remove such units from rent stabilization, but that neither high income decontrol nor high rent vacancy decontrol applies to housing accommodations which are subject to the Rent Stabilization Law by virtue of receiving J-51 real estate tax benefits.

          36. The New York City Department of Housing Preservation and
Development, which is responsible for the administration of New York City's J-51 program, prohibits a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 program for those apartments.

          37. The rules and regulations of the Department of Housing
Preservation and Development concerning the J-51 program provide:

          Deregulation of units: (i) With respect to a dwelling unit in any building receiving benefits under the [J-51] Act, (A) such unit shall remain subject to rent regulation until the occurrence of the first vacancy after tax benefits are no longer being received for the building at which time the unit shall be deregulated, unless the unit is otherwise subject to rent regulation...

(Emphasis added.)

          38. The New York State Division of Housing and Community Renewal,
which is responsible for the administration of rent stabilization in New York
City, also bars a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 program for those apartments.

          39. Following the passage of New York Local Law 4 in 1994, which enacted amendments to the Rent Stabilization Law concerning high income decontrol, the Division of Housing and Community Renewal issued an Operational
Bulletin stating that

          these deregulation provisions shall not apply to housing
          accommodations which are subject to rent regulation by virtue of receiving tax benefits pursuant to Sections four twenty one-a or four eighty nine of the Real Property Tax Law [the state enabling statute for J-51] until the expiration of the tax abatement period.

                                       -9-

          40. Thus, applicable law, as confirmed by rules and regulations of the
New York City and New York State agencies charged with and responsible for administration of the J-51 program and rent stabilization in the City of New
York, provides that, for at least the period during which a tax lot receives tax benefits under the J-51 program, the units are and remain subject to rent stabilization and may not be deregulated.

          41. Defendants were, at all relevant times, fully aware that
Stuyvesant Town and Peter Cooper Village received J-51 tax benefits and that, by law, the receipt of such tax benefits requires Stuyvesant Town and Peter Cooper
Village to remain subject to rent stabilization during the benefits period and until proper deregulation occurs thereafter.

          42. Nonetheless, during the period in which Defendants were receiving tax benefits under the J-51 program for Stuyvesant Town and Peter Cooper
Village, they caused, upon information and belief, more than one-quarter of the complex's apartments units -- a total of approximately 3,000 apartments at
Stuyvesant Town and Peter Cooper Village -- to be deregulated.

          43. Upon the aforedescribed deregulation and at all times thereafter,
Defendants have charged market rate rents or rents at rates otherwise far in excess of rent stabilization rent levels for such apartments.

D.   CLASS ACTION ALLEGATIONS

          44. This action is brought and may properly be maintained as a class action under the provisions of Article 9 of the CPLR

          45. The Class, as defined above, is so numerous that joinder of all members of the Class, whether otherwise required or permitted, is impracticable.

                                      -10-

          46. There are questions of law and fact common to the Class which predominate over any questions affecting only individual members of the Class. A principal common question of law is whether Defendants wrongfully charged market rents to tenants of Stuyvesant Town and Peter Cooper Village while at the same time taking advantage of and receiving J-51 tax benefits for the complex. This question impacts all Class members.

          47. Plaintiffs' claims are typical of the claims of the other members of the Class. Plaintiffs and all members of the Class have been similarly charged market rents during the period in which Defendants received tax benefits under the J-51 program.

          48. Plaintiffs have no interests antagonistic to the interests of the other members of the Class. There is no conflict between Plaintiffs and any other members of the Class with respect to this action or the claims for relief herein.

          49. Plaintiffs are committed to the vigorous prosecution of this action and have retained competent legal counsel experienced in real estate, landlord/tenant, and class action litigation matters for that purpose.

          50. Plaintiffs are adequate representatives of the Class and, together with their attorneys, are able to, and will fairly and adequately, protect the interests of the Class and its members.

          51. In addition, a class action is superior to other available methods for the fair, just, and efficient adjudication of the claims asserted herein.
Joinder of all members of the Class is impracticable and, for financial and other reasons, it would be impractical for individual members of the Class to pursue separate claims. Moreover, prosecution of separate actions by individual members of the Class would create the risk of varying and inconsistent adjudications, and would unduly burden the courts.

                                      -11-

          52. Plaintiffs anticipate no difficulty in the management of this litigation as a class action, and management of this litigation as a class action will present few problems for this Court.

                              FIRST CAUSE OF ACTION

          53. Plaintiffs, on behalf of themselves and all others similarly situated, repeat and reallege each and every allegation contained in paragraphs
1 through 52 of this Complaint.

          54. At all times relevant hereto, the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class were and continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants received J-51 real estate tax benefits
(which, upon information and belief, will continue to run through 2017 or 2018), and until such time as said apartments may thereafter properly be deregulated.

          55. Defendants have nonetheless charged Plaintiffs and the other members of the Class, and required Plaintiffs and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter
Cooper Village.

          56. Defendants have thus overcharged Plaintiffs and the other members of the Class in an amount equal to the difference between their monthly rents and security deposits and their appropriate regulated (i.e., rent stabilized)
rents had their apartments at Stuyvesant Town and Peter Cooper Village not been deregulated.

          57. At all relevant times, the aforedescribed rent overcharges by
Defendants were willful.

                                      -12-

          58. As a result of Defendants' aforedescribed rent overcharges,
Plaintiffs and the other members of the Class have been damaged, and are entitled to an award of money damages against Defendants in the amount of such rent overcharges for the four (4) years immediately prior to the commencement of this action, in an amount to be determined at trial but in no event less than, upon information and belief, $215,000,000.

          59. In addition, as a result of Defendants' aforedescribed rent overcharges, Plaintiffs and the other members of the Class have been damaged, and are entitled to an award of treble damages against Defendants in the amount of three times such rent overcharges for the two (2) years immediately prior to the commencement of this action, in an amount to be determined at trial but in no event less than, upon information and belief, $320,000,000.

          60. Alternatively, in the event Plaintiffs and the other members of the Class do not recover treble damages against Defendants, Plaintiffs and the other members of the Class are entitled to an award of interest on the aforedescribed rent overcharges for the four (4) years immediately prior to the commencement of this action, with such interest accruing from the date of the first overcharge.

          61. Plaintiffs and the other members of the Class also demand reimbursement of any rent overcharges that they may pay during the pendency of this action, together with an award of treble damages against Defendants in the amount of three times any such rent overcharges that they may pay during the pendency of this action.

          62. In addition, Plaintiffs and the other members of the Class are entitled to recover their reasonable attorneys' fees (including costs and disbursements) herein from Defendants.

                                      -13-

                             SECOND CAUSE OF ACTION

          63. Plaintiffs, on behalf of themselves and all others similarly situated, repeat and reallege each and every allegation contained in paragraphs
1 through 62 of this Complaint.

          64. Defendants contend that, despite continuing to receive real estate tax benefits under the J-51 program, the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class are no longer subject, and are no longer required by applicable law to be subject, to rent stabilization.

          65. Defendants have therefore caused, upon information and belief, more than one-quarter of the apartments in Stuyvesant Town and Peter Cooper
Village to be deregulated during the period in which Defendants have been receiving such J-51 benefits, and have charged rent to Plaintiffs and the other members of the Class at market rates or rates otherwise far in excess of rent stabilization rent levels -- actions that are consistent only with the position that, despite Defendants' continued receipt of real estate tax benefits under the J-51 program, the Stuyvesant Town and Peter Cooper Village apartments of
Plaintiffs and the other members of the Class are no longer subject, and are no longer required by applicable law to be subject, to rent stabilization.

          66. Justiciable and live controversies therefore exist between
Plaintiffs and the other members of the Class, on the one hand, and Defendants on the other hand, concerning whether the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class continue to be subject to rent stabilization, whether Defendants are required to continue to charge rent to Plaintiffs and the other members of the Class at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and whether the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and

                                      -14-

the other members of the Class will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive
J-51 real estate tax benefits and until such time as said apartments may thereafter properly be deregulated.

          67. Plaintiffs and the other members of the Class have no adequate remedy at law so far as a declaration of the current and continuing rent stabilized status of their apartments at Stuyvesant Town and Peter Cooper
Village is concerned.

          68. Plaintiffs and the other members of the Class are therefore entitled to Judgment declaring that their Stuyvesant Town and Peter Cooper
Village apartments continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for
Stuyvesant Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated.

          WHEREFORE, Plaintiffs, on behalf of themselves and the other members of the Class, respectfully request Judgment against Defendants as follows:

               (1) On the First Cause of Action, awarding Plaintiffs and the other members of the Class money damages against Defendants, in an amount to be determined at trial but in no event less than $215,000,000; together with treble damages in an amount to be determined at trial but in no event less than
$320,000,000 or, alternatively, interest; and awarding reasonable attorneys'
fees (including costs and disbursements);

               (2) On the Second Cause of Action, declaring that the Stuyvesant
Town and Peter Cooper Village apartments of Plaintiffs and the other members of the Class continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period

                                      -15-

during which Defendants receive J-51 real estate tax benefits for Stuyvesant
Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated;

               (3) Awarding Plaintiffs and the other members of the Class attorneys' fees against Defendants, pursuant to CPLR Rule 909; and

               (4) Awarding Plaintiffs and the other members of the Class such other and further relief, including the costs and disbursements of this action, as this Court finds just and proper.

Dated: New York, New York
       January 22, 2007

                                           WOLF HALDENSTEIN ADLER FREEMAN
                                             & HERZ LLP
                                           Attorneys for the Plaintiffs

                                           By: /s/ Michael E. Fleiss
                                               ---------------------------------
                                               Michael E. Fleiss
                                           270 Madison Avenue
                                           New York, Now York 10016
                                           212/545-4600

                                      -16-

SUPREME COURT OF THE STATE OF NEW YORK                                     INDEX
COUNTY OF NEW YORK                                                          No.

--------------------------------------------------------------------------------

AMY L. ROBERTS, THOMAS I. SHAMY, and DAVID AND ANNMARIE HUNTER,
on behalf of themselves and all others similarly situated,

                                                      Plaintiffs,

                                    -against-

TISHMAN SPEYER PROPERTIES, L.P., PCV ST OWNER LP,
METROPOLITAN LIFE INSURANCE COMPANY, PCV/ST LLC,
METROPOLITAN INSURANCE AND ANNUITY COMPANY, and
METROPOLITAN TOWER LIFE INSURANCE COMPANY,

                                                      Defendants.

--------------------------------------------------------------------------------

                       SUMMONS AND CLASS ACTION COMPLAINT

--------------------------------------------------------------------------------

                   WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

                ATTORNEYS FOR PLAINTIFF

                               270 MADISON AVENUE
                               NEW YORK, NY 10016
                                  212-545-4600

--------------------------------------------------------------------------------

TO:                                           Service of a copy of the within
                                              is hereby admitted.

                                              Dated: _________________  20______

                                              __________________________________

Attorney(s) for
--------------------------------------------------------------------------------

PLEASE TAKE NOTICE:

[_] NOTICE OF ENTRY

that the within is a (certified) true copy of an ______________________________
duly entered in the office of the clerk of the within named court on
_____________ 20__

[_] NOTICE OF SETTLEMENT

that an ___________________________________, of which the within is a true copy, will presented for settlement to the Hon. ______________, one of the judges of the within named Court, at __________________________________________________ on
_______________________ 20__, at ________ M.

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------------------

                                                :
MARGARET CARROLL, On Behalf of Herself and All  :
Others Similarly Situated                       :   Index No.:
                                                :
                           Plaintiff,           :
                                                :   SUMMONS
                  - against -                   :
                                                :   Plaintiff designates New
TISHMAN SPEYER PROPERTIES, L.P., PCV ST         :   York County as the place of
OWNER LP, METROPOLITAN LIFE INSURANCE           :   trial.
COMPANY, PCV/ST LLC, METROPOLITAN               :
INSURANCE AND ANNUITY COMPANY, and              :   The basis for such venue is
METROPOLITAN TOWER LIFE INSURANCE               :   the residences of defendants
COMPANY,                                        :   and the location of the real
                                                :   property whose use or
                                                :   enjoyment would be affected
                                                :   by the judgment demanded.
                           Defendants.          :

------------------------------------------------

TO THE ABOVE NAMED DEFENDANTS

YOU ARE HEREBY SUMMONED to answer the Complaint in this action and to serve a copy of your answer, or, if the Complaint is not served with this Summons, to serve a notice of appearance, on the Plaintiff within 20 days after service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons, is not personally delivered to you within the State of New York); and in the case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the
Complaint.

Dated: New York, New York
       February 14, 2007

                                        BERNSTEIN LIEBHARD & LIFSHITZ, LLP

                                        /s/ Gregory M. Egleston
                                        ----------------------------------------
                                        Robert J. Berg
                                        Ronald A. Aranoff
                                        Gregory M. Egleston
                                        10 East 40th Street
                                        New York, NY 10016
                                        Tel: ###-##-####

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------------------
                                                :
MARGARET CARROLL, On Behalf of Herself and All  :
Others Similarly Situated                       :   Index No.:
                                                :
                           Plaintiff,           :
                                                :
                   -against-                    :
                                                :
TISHMAN SPEYER PROPERTIES, L.P., PCV ST         :
OWNER LP, METROPOLITAN LIFE INSURANCE           :
COMPANY, PCV/ST LLC, METROPOLITAN               :
INSURANCE AND ANNUITY COMPANY, and              :
METROPOLITAN TOWER LIFE INSURANCE               :
COMPANY,                                        :
                                                :
                           Defendants.          :

------------------------------------------------

                             CLASS ACTION COMPLAINT

     Plaintiff Margaret Carroll, on behalf of herself and all others similarly situated, by her attorneys, as and for her Complaint against defendants Tishman
Speyer Properties, L.P. ("Tishman Speyer"), PCV ST OWNER LP, Metropolitan Life
Insurance Company ("Met Life"), PCV/ST LLC, Metropolitan Insurance and Annuity
Company ("Met Insurance"), and Metropolitan Tower Life Insurance Company ("Met
Tower") (collectively, the "Defendants"), alleges as follows:

     1. This is a class action brought on behalf of thousands of current and former tenants of Stuyvesant Town and Peter Cooper Village who have been and continue to be wrongfully charged market rate rents for their rental units, although they were and are legally entitled to pay considerably lower rents under the applicable New York rent stabilization laws.

     2. Stuyvesant Town and Peter Cooper Village cover approximately 80 acres --
a full ten city blocks along First Avenue between 14th Street and 23rd Street --
and consist of 110 apartment buildings containing approximately 11,200 units with at least 20,000 residents.

     3. The New York City Rent Stabilization Law ("RSL") is the fundamental statute establishing Rent Stabilization regulation in New York City, and through the Rent Stabilization Code ("RSC"), is administered by the New York State
Division of Housing and Community Renewal ("DHCR"). The system was enacted in
1969 when rents were rising sharply in many post-war buildings. The system has been extended and amended frequently, and now about 1 million apartments in the
City are covered by rent stabilization. Rent stabilized tenants are protected from sharp increases in rent and have the right to renew their leases. The Rent
Guidelines Board sets the allowable percentage increase for renewal leases each year.

     4. Defendants, the owners of this large apartment complex, have been receiving real estate tax benefits under the N.Y.C. Administrative Code Section
J-51 property tax abatement/exemption program for approximately the past 15 years. Applicable state and local law requires that, during the period in which an owner receives such real estate tax benefits, all of the until shall remain subject to rent stabilization. Yet beginning in or about 2001 or 2002, and continuing through the present time, the owners of Stuyvesant Town and Peter
Cooper Village have improperly and unlawfully charged thousands of tenants market rents, as opposed to the legally mandated rent stabilized rents, even as those owners have collected tens of millions of dollars of tax benefits under the J-51 program.

     5. As a result, while certain tenants at Stuyvesant Town and Peter Cooper
Village have been "priced out" of their apartments in patent violation of the law and forced to leave the complex when they were illegally denied rent stabilized rents, and while other tenants at Stuyvesant Town and Peter Cooper
Village have unlawfully been required to pay unregulated rents far higher than the rent stabilized rents which they were supposed to be charged, Defendants have benefited and enriched themselves. Defendants have illegally charged and collected market rate rents from thousands of tenants and, at the same time, wrongfully pocketed

                                        2

nearly $25 million in New York City tax benefits that are expressly conditioned on maintaining the apartments as rent stabilized.

     6. Plaintiff, for herself and as a representative of the other members of the Class, therefore seek money damages and attorneys' fees for the rent overcharges imposed and collected by Defendants. Plaintiff, for herself and as a representative of the other members of the Class, also seeks a judicial declaration that the units in Stuyvesant Town and Peter Cooper Village remain subject to rent stabilization and will continue to be rent stabilized until the last applicable J-51 tax benefits period for Stuyvesant Town and Peter Cooper
Village has expired (in or about 2017 or 2018) and Defendants thereafter comply with all appropriate legal requirements to deregulate the units.

                                   THE PARTIES

     7. Plaintiff Margaret Carroll is a residential tenant residing in Apartment
3D at 523 East 23rd Street in the County, City, and State of New York, which is part of the Stuyvesant Town and Peter Cooper Village complex.

     8. The Plaintiff Class, on whose behalf this action is brought, consists of all persons who are or were tenants of Stuyvesant Town and Peter Cooper Village and who were charged and/or continue to be charged rears for their rent-stabilized rental units that exceed the rents authorized by the rent stabilization laws. The members of the Class have been damaged and will continue to suffer damage as a result of the acts of Defendants set forth herein.

     9. Defendant Tishman Speyer is, and at all times relevant hereto was, a
New York limited partnership with its principal place of business in the
County, City, and State of New York. Tishman Speyer purports to be "one of the leading owners, developers, fund managers and operators of real estate in the world, having managed a portfolio of assets since its inception of

                                        3

more than 77 million square feet in major metropolitan across the United States,
Europe, Latin America and Asia."

     10. Defendant PCV ST OWNER LP is, and at all times relevant hereto was, a
Delaware limited partnership with its principal place of business in the County,
City, and State of New York. PCV ST OWNER LP is the current owner of Stuyvesant
Town and Peter Cooper Village by virtue of its acquisition of the complex on or about November 17, 2006 for approximately $5.4 billion. PCV ST OWNER LP is an affiliate of Tishman Speyer. Tishman Speyer is the general partner of PCV ST
OWNER LP.

     11. Defendant Met Life is, and at all times relevant hereto was, a New York corporation with its principal place of business in the County, City, and State of New York. From in or about 1989 until in or about 2001, it was the owner of
Stuyvesant Town and Peter Cooper Village.

     12. Defendant PCV/ST LLC is, and at all times relevant hereto was, a New
York limited liability company with its principal place of business in the
Country, City, and State of New York. From in or about 2001 until in or about
2002, it was the owner of Stuyvesant Town and Peter Cooper Village.

     13. Defendant Met Insurance is, and at all times relevant hereto was, a
Delaware corporation with its principal place of business in the County, City, and State of New York. From in or about 2002 until in or about 2004, it was the owner of Stuyvesant Town and Peter Cooper Village.

     14. Defendant Met Tower is, and at all times relevant hereto was, a
Delaware corporation with its principal place of business in the County, City, and State of New York. Met Tower is the successor by merger to Met Insurance, and until on or about November 17, 2006 was the owner of Stuyvesant Town and
Peter Cooper Village.

                                        4

                            CLASS ACTION ALLEGATIONS

     15. This action is brought and may properly be maintained as a class action under the provisions of Article 9 of the CPLR

     16. The Class is so numerous that joinder of all members of the Class, whether otherwise requited or permitted, is impracticable. The Class is defined as follows:

          All current and former tenants of Stuyvesant Town and Peter
          Cooper Village who have been and continue to be charged
          rents for their rental units that exceed the rents allowable under New York's rent stabilization laws and regulations.

     17. There are questions of law and fact common to the Class which predominate over any questions affecting only individual members of the Class. A principal common question of law is whether Defendants wrongfully charged market rents to tenants of Stuyvesant Town and Peter Cooper Village that exceed the rents allowable under New York's rent stabilization laws and regulations, while at the same time taking advantage of and receiving J-51 tax benefits for the complex. This question impacts all Class members.

     18. Plaintiff's claims are typical of the claims of the other members of the Class, Plaintiff and all members of the Class have been similarly charged excessive rents by Defendants.

     19. Plaintiff has no interests antagonistic to the interests of the other members of the Class. There is no conflict between Plaintiff and any other members of the Class with respect to this action or the claims for relief herein.

     20. Plaintiff is committed to the vigorous prosecution of this action and has retained competent legal counsel experienced in class action litigation matters for that purpose.

     21. Plaintiff is an adequate representative of the Class and, together with her attorneys, is able to, and will fairly and adequately, protect the interests of the Class and its members.

                                        5

     22. In addition, a class action is superior to other available methods for the fair, just, and efficient adjudication of the claims asserted herein.
Joinder of all members of the Class is impracticable and, for financial and other reasons, it would be impractical for individual members of the Class to pursue separate claims. Moreover, prosecution of separate actions by individual members of the Class would create the risk of varying and inconsistent adjudications, and would unduly burden the courts.

     23. Plaintiff anticipates no difficulty in the management of this litigation as a class action, and management of this litigation as a class action will present few problems for this Court.

                                    THE FACTS

     24. On or about June 1, 1943, Met Life and Stuyvesant Town Corporation entered into an agreement with the City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Stuyvesant Town. The agreement was made pursuant to the provisions of the Redevelopment Companies
Law, which was subsequently incorporated into Article V of the Private
Housing Finance Law (the "Agreement").

     25. Pursuant to the Agreement, Stuyvesant Town Corporation (as the
redevelopment company and owner of the Stuyvesant Town complex) received a real estate tax exemption for a period of twenty-five (25) years.

     26. In or about late 1952, Stuyvesant Town Corporation entered into a further agreement with Met Life and the City of New York, pursuant to which
Stuyvesant Town Corporation assigned to Met Life all of its rights under the existing agreement with New York City. Met Life thus received the benefit of the remainder of the twenty-five (25) year real estate tax exemption for
Stuyvesant Town.

                                        6

     27. In or about the late 1940s, Met Life entered into an agreement with the
City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Peter Cooper Village (the "Met Life Agreement").

     28. The Met Life Agreement was made pursuant to the provisions of the
Redevelopment Companies Law and, provided Met Life, as the redevelopment company and owner of Peter Cooper Village, with a real estate tax exemption for a period of twenty-five (25) years.

     29. In or about 1974, New York State enacted an amendment to the
Redevelopment Companies Law which provided, in relevant part, that upon the expiration of the twenty-five (25) year tax exemption granted to redevelopment projects, the real property taxes payable on such projects would be phased in over a ten (10) year period, at the end of which time such projects would be fully taxable.

     30. In connection with this real property tax phase-in, the rents for tenants residing in Stuyvesant Town and Peter Cooper Village became subject to the New York Rent Stabilization Law.

     31. Since approximately 1974, Stuyvesant Town and Peter Cooper Village have been subject to the Rent Stabilization Law.

                                THE J-51 PROGRAM

     32. New York City enacted the "J-51" program (the "J-51 Program") to encourage the renovation a residential properties in the City of New York by providing partial property tax exemption and abatement benefits for a period of time to buildings undertaking rehabilitation work. The J-51 program provides real estate tax benefits to owners of residential real property

                                        7

who perform rehabilitation work on their properties. The J-51 Program also grants tax benefits to owners of non-residential buildings who convert their buildings to residential use.

     33. The J-51 Program was originally enacted in 1955 to encourage landlords to upgrade cold water flats by installing heat and hot water systems, and has since been expanded to provide benefits for most major capital improvements, certain repairs, and conversions of buildings to residential use.

     34. The J-51 Program grants two distinct benefits: a tax exemption and a tax abatement. The tax exemption benefit temporarily exempts property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The tax abatement reduces existing taxes by a percentage of the cost of the work performed.

     35. Beginning in or about 1992, Met Life, as owner and on behalf of
Stuyvesant Town and Peter Cooper Village, began applying for property tax benefits under New York City's J-51 Program for rehabilitation work to the buildings in the complex.

     36. From 1992 through the present, the owners of Stuyvesant Town and Peter
Cooper Village have applied for and received from New York City approximately
$24.5 million in real estate tax relief under the J-51 Program.

     37. The most recent J-51 real estate tax benefits for Stuyvesant Town and
Peter Cooper Village are scheduled to expire in or about 2017 or 2018.

     38. As a condition to receiving J-51 tax benefits for residential buildings, the units in the tax lot which is receiving tax benefits under the
J-51 program are required by law to be subject to the Rent Stabilization Law during the period in which tax benefits are being received. Thus, in order for the landlord to receive tax relief for rehabilitation work to existing buildings under the J-51 Program, the units in the premises receiving such benefits must be rent stabilized

                                        8

for the period during which the premises receives J-51 tax benefits, and until they may thereafter be properly deregulated.

     39. Further, as stated in the Division of Tax Programs and Policy Tax
Incentive Programs Unit J-51 Guidebook:

          A rental unit which receives J-51 exemption and/or abatement benefits must be registered with the Division of Housing and Community Renewal
          (DHCR) and SUBJECTED TO RENT STABILIZATION FOR THE FULL TERM OF THE
          J-51 BENEFITS, REGARDLESS OF WHETHER THE RENTAL UNIT WOULD OTHERWISE
          HAVE BEEN SUBJECT TO THE RENT STABILIZATION LAW.

(Emphasis added) (a copy of the Division of Tax Programs and Policy Tax
Incentive Programs Unit J-51 Guidebook is attached hereto as Exhibit A).

     40. New York City's Rent Stabilization Law provides that rent stabilization applies to dwelling units receiving J-51 benefits until at least the end of the tax benefits period.

     41. New York City's Rent Stabilization Law also provides that if a dwelling unit would be subject to rent stabilization in the absence of J-51 benefits, the end of the J-51 benefits period does not eliminate rent stabilization as to that unit.

     42. According to Section 26-504(c) of the New York City Administrative
Code, which is part of the Rent Stabilization Law, rent stabilization shall apply to: DWELLING UNITS IN A BUILDING OR STRUCTURE RECEIVING
          THE BENEFITS OF SECTION 11-243 [J-51]. . . . Upon the expiration or termination for any reason of the benefits of section 11-243 or section l1-244 of the code or article eighteen of the private housing finance law any such dwelling unit shall be subject to this chapter until the occurrence of the first vacancy of such unit after such benefits are no longer being received or if each lease and renewal thereof for such unit for the tenant in residence at the time of the expiration of the tax benefit period has included a notice in at least twelve point type informing such tenant that the unit shall become subject to deregulation upon the expiration of such tax benefit period and states the approximate date on which such tax benefit period is scheduled to expire, such dwelling unit shall be deregulated as of the end of the tax benefit period; provided, however, that if such dwelling unit would have been subject to this chapter or the emergency tenant protection act of the nineteen

                                        9

          seventy-four in the absence of this subdivision, such dwelling unit shall, upon the expiration of such benefits, continue to be subject to this chapter or the emergency tenant protection act of nineteen seventy-four to the same extent and in the same manner as if this subdivision had never applied thereto.

(Emphasis added.)

     43. The Rent Stabilization Law further provides that high income decontrol of units (i.e., decontrol of rent stabilized units renting for $2,000 or more per month and in which the residents have combined income of $175,000 or more)
and high rent vacancy decontrol of units (i.e., decontrol of rent stabilized units with a rent of $2,000 or more per month at the time that the tenant vacates) will remove such units from rent stabilization, but that neither high income decontrol nor high rent vacancy decontrol applies to housing accommodations which are subject to the Rent Stabilization Law by virtue of receiving J-51 real estate tax benefits.

     44. The New York City Department of Housing Preservation and Development,
which is responsible for the administration of New York City's J-51 Program, prohibits a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 Program for those apartments.

     45. The rules and regulations of the Department of Housing Preservation and
Development concerning the J-51 program provide:

          Deregulation of units: (i) With respect to a dwelling unit in any building receiving benefits under the [J-51] Act, (A) SUCH UNIT SHALL
          REMAIN SUBJECT TO RENT REGULATION UNTIL THE OCCURRENCE OF THE FIRST
          VACANCY AFTER TAX BENEFITS ARE NO LONGER BEING RECEIVED FOR THE
          BUILDING AT WHICH TIME THE UNIT SHALL BE DEREGULATED, UNLESS THE UNIT
          IS OTHERWISE SUBJECT TO RENT REGULATION ...

(Emphasis added.)

     46. The New York State Division of Housing and Community Renewal, which is responsible for the administration of rent stabilization in New York City, also bars a landlord

                                       10

from deregulating apartments during the time that it is receiving tax benefits under the J-51 Program for those apartments.

     47. Following the passage of New York Local Law 4 in 1994, which enacted amendments to the Rent Stabilization Law concerning high income decontrol, the
Division of Housing and Community Renewal issued an Operational Bulletin stating that

          these deregulation provisions shall not apply to housing
          accommodations which are subject to rent regulation by
          virtue of receiving tax benefits pursuant to Sections four twenty one-a or four eighty nine of the Real Property Tax
          Law [the state enabling statute for J-51] until the
          expiration of the tax abatement period.

     48. Thus, applicable law, as confirmed by rules and regulations of the New
York City and New York State agencies charged with and responsible for administration of the J-51 Program and rent stabilization in the City of New
York, provides that, for at least the period during which a tax lot receives tax benefits under the J-51 program, the units are and remain subject to rent stabilization and may not be deregulated.

     49. Defendants were, at all relevant times, fully aware that Stuyvesant
Town and Peter Cooper Village received J-5l tax benefits and that, by law, the receipt of such tax benefits requires Stuyvesant Town and Peter Cooper Village to remain subject to rent stabilization daring the benefits period and until proper deregulation occurs thereafter.

     50. Nonetheless, during the period in which Defendants were receiving tax benefits under the J-51 Program for Stuyvesant Town and Peter Cooper Village,
they caused more than one-quarter of the complex's apartments units -- a total of approximately 3,000 apartments at Stuyvesant Town and Peter Cooper Village --
to be deregulated.

     51. Upon the aforementioned deregulation and a all times thereafter,
Defendants have charged market rate rents or rents at rates otherwise far in excess of rent stabilization rent levels for such apartments.

                                       11

                              FIRST CAUSE OF ACTION

                VIOLATION OF THE NEW YORK CITY RENT STABILIZATION
       LAW AND SECTION 26-504(C) OF THE NEW YORK CITY ADMINISTRATIVE CODE

     52. Plaintiff hereby incorporates by reference the allegations contained above.

     53. In violation of the New York City Rent Stabilization Law and Section
26-504(c) of the New York City Administrative Code, Defendant used and employed unconscionable practices, deception, fraud, misrepresentations, and/or the knowing concealment, suppression, and/or omission of material facts with the intent that others rely thereon (or, in the case of an omission, with the belief that the parties were ignorant of the true facts), in connection with overcharge of rents at Stuyvesant Town and Peter Cooper Village.

     54. Defendants have charged Plaintiff and the other members of the Class, and required Plaintiff and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter Cooper Village.

     55. Defendants have overcharged Plaintiff and the other members of the
Class in an amount equal to the difference between their monthly rents and security deposits and their appropriate regulated (i.e., rent stabilized) rents had their apartments at Stuyvesant Town and Peter Cooper Village not been deregulated.

     56. At all relevant times, the rent overcharges by Defendants were willful.

     57. As a result of Defendants' rent overcharges, Plaintiff and the other members of the Class have been damaged, and are entitled to an award of money damages against Defendants in the amount of such rent overcharges for the four
(4) year immediately prior to the commencement of this action, in an amount to be determined at trial.

     58. Alternatively, in the event Plaintiff and the other members of the
Class do not recover damages against Defendants, Plaintiff and the other members of the Class are entitled to

                                       12

an award of interest on the rent overcharges for the four (4) years immediately prior to the commencement of this action, with such interest accruing from the date of the fist overcharge.

     59. Plaintiff and the other members of the Class also demand reimbursement of any rent overcharges that they may pay during the pendency of this action.

     60. In addition, Plaintiff and the other members of the Class are entitled to recover their reasonable attorneys' fees (including costs and disbursements)
herein from Defendants.

     61. By virtue of the foregoing, Plaintiff and the Class members have been damaged.

                               SECOND CAUSE ACTION

            (Violation of New York General Business Law Section 349)

     62. Plaintiff hereby incorporates by reference the allegations contained above.

     63. Defendants enjoy a disparity of bargaining power over their tenants.
Defendants engage in conduct (described above) that is consumer-oriented and has a broad impact on consumers at large.

     64. In violation of New York General Business Law Section 349, Defendants
engaged in deceptive acts and practices and false advertising in the conduct of their business, trade, and commerce and in connection with overcharge of rents at Stuyvesant Town and Peter Cooper Village. By virtue of the foregoing,
Plaintiff and the members of the Class have been damaged.

     65. Defendants' practices of charging Plaintiff and the Class market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town mad Peter Cooper Village is unfair, objectively unreasonable and unduly excessive, constitute deceptive acts or practices in the conduct of a business, trade or commerce and in the furnishing of a service in this state.

                                       13

     66. As a result of Defendants' deceptive acts or practices described above,
Plaintiff and the Class have been injured.

                              THIRD CAUSE OF ACTION

                                UNJUST ENRICHMENT

     67. Plaintiff hereby incorporates by reference the allegations contained above.

     68. As a direct and proximate result of the acts described above,
Defendants have charged Plaintiff and the other members of the Class, and required Plaintiff and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter Cooper Village.

     69. As a result of the foregoing, Defendants have been unjustly enriched at
Plaintiff's and Class members expense.

     70. Further, Defendants have caused more than one-quarter of the apartments in Stuyvesant Town and Peter Cooper Village to be deregulated during the period in which Defendants have been receiving such J-51 benefits, and have charged rent to Plaintiff and the other members of the Class at market rates or rates otherwise far in excess of rent stabilization rent levels -- actions that are consistent only with the position that, despite Defendants' continued receipt of real estate tax benefits under the J-51 Program, the Stuyvesant Town and Peter
Cooper Village apartments of Plaintiff and the other members of the Class are no forager subject, and are no longer required by applicable law to be subject, to rent stabilization.

                             FOURTH CAUSE OF ACTION

                              DECLARATORY JUDGMENT

     71. Plaintiff hereby incorporates by reference the allegations contained above.

     72. Justiciable and live controversies therefore exist between Plaintiff and the other members of the Class, on the one hand, and Defendants on the other hand, concerning whether

                                       14

the Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the Class continue to be subject to rent stabilization, whether
Defendants are required to continue to charge rent to Plaintiff and the other members of the Class at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and whether the
Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the Class will continue to be subject to the provisions of the Rent
Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits and until such time as said apartments may thereafter properly be deregulated.

     73. Plaintiff and the other members of the Class have no adequate remedy at law so far as a declaration of the current and continuing rent stabilized status of their apartments at Stuyvesant Town and Peter Cooper Village is concerned.

     74. Plaintiff and the other members of the Class are therefore entitled to
Judgment declaring that their Stuyvesant Town and Peter Cooper Village apartments continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for
Stuyvesant Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated.

     WHEREFORE, Plaintiff, on behalf of herself and the other members of the
Class, respectfully requests judgment against Defendants as follows:

          (A) On the First Cause of Action, awarding Plaintiff and the other members of the Class money damages against Defendants, in an amount to be determined at trial, including interest and awarding reasonable attorneys' fees
(including costs and disbursements);

                                       15

          (B) On the Second Cause of Action, declaring that the Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the
Class continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to than at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for Stuyvesant
Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated;

          (C) Awarding Plaintiff and the other members of the Class attorneys'
fees against Defendants, pursuant to CPLR Rule 909; and

          (D) Awarding Plaintiff and the other members of the Class such other and further relief, including the costs and disbursements of this action, as this Court finds just and proper.

                               JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated: New York, New York
       February 14, 2007

                                        BERNSTEIN LIEBHARD & LIFSHITZ, LLP

                                        /s/ Gregory M. Egleston
                                        ----------------------------------------
                                        Robert J. Berg
                                        Ronald J. Aranoff
                                        Gregory M. Egleston
                                        10 East 40th Street
                                        New York, New York 10016
                                        Tel: (212) 779-1414

                                       16

================================ NOTICE OF ENTRY ===============================

PLEASE take notice that the within is a (certified) true copy of a duly entered in the office of the clerk of the within named court on

Dated,

                                  Yours, etc.
                               BERNSTEIN LIEBHARD
                                & LIFSHITZ, LLP

Attorneys for

                         Office and Post Office Address
                              10 East 40th Street
                            NEW YORK, NEW YORK 10016

To

Attorney(s) for

============================= NOTICE OF SETTLEMENT =============================

PLEASE take notice that an order

of which the within is a true copy will be presented for settlement to the Hon.

one of the judges of the within named Court, at

on
at                                      M.
Dated,

                                  Yours, etc.
                               BERNSTEIN LIEBHARD
                                & LIFSHITZ, LLP

Attorneys for

                            Office and Post Address
                              10 East 40th Street
                            NEW YORK, NEW YORK 10016

To

Attorney(s) for

Index No.                                    Year

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

================================================================================

MARGARET CARROLL, On Behalf of Herself and All Others Similarly Situated

                                             Plaintiff,

                                   - Against -

TISHMAN SPEYER PROPERTIES, L.P., PCV ST OWNER LP,
METROPOLITAN LIFE INSURANCE COMPANY, PCV/ST LLC,
METROPOLITAN INSURANCE AND ANNUITY COMPANY, and
METROPOLITAN TOWER LIFE INSURANCE
COMPANY,

                                                                     Defendants.

================================================================================

                                   COMPLAINT

================================================================================

Signature (Rule 130-1.1-a)

----------------------------------------
Print name beneath Robert J. Berg, Esq.

================================================================================

                               BERNSTEIN LIEBHARD
                                 & LIFSHITZ, LLP

Attorneys for                  Plaintiff

                    Office and Post Office Address, Telephone
                               10 East 40th Street
                            NEW YORK, NEW YORK 10016
                                 (212) 779-1414

================================================================================

To

Attorney(s) for Defendants

================================================================================

Service of a copy of the within is hereby admitted.

Dated
      ____________________________________

Attorney(s) for

================================================================================